Food Matters

Potash Corporation of Saskatchewan Inc.

PotashCorp
Helping Nature Provide

Annual and Special Meeting May 15, 2014

Potash Corporation of Saskatchewan Inc.

February 20, 2014

Dear Shareholder:

The Board and management are pleased to invite you to join us at the Company’s twenty-fifth annual general meeting, which will be held at 10:30 a.m. (Central Standard Time) on May 15, 2014 in the Grand Salon of TCU Place, 35 — 22nd Street East, Saskatoon, Saskatchewan, Canada.

The Annual and Special Meeting is your opportunity to hear first-hand about our performance and plans for the future and also to consider and vote on a number of important matters. We hope that you can join us in person. We will also webcast the meeting on our website at www.potashcorp.com.

The accompanying Management Proxy Circular describes the business to be conducted at the meeting and provides information on PotashCorp’s approach to executive compensation and governance practices. We value your views and encourage you to read the Management Proxy Circular in advance of the meeting. At the meeting members of management and our Board of Directors will be present and you will have the opportunity to meet with them and ask questions.

Your participation in voting at the Meeting is important to us. You can vote by attending in person, or alternatively by telephone, via the Internet or by completing and returning the enclosed proxy or voting information form. Please refer to the “General Voting Information” and “Voting Instructions” sections of the accompanying Management Proxy Circular for further information.

The Board and management look forward to your participation at the meeting and we thank you for your continued support.

Sincerely,

D. J. HOWE Board Chair	W. J. DOYLE President and Chief Executive Officer

Suite 500, 122 — 1st Avenue South, Saskatoon, Saskatchewan Canada S7K 7G3

Notice of Annual and Special Meeting of Shareholders

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (such meeting and any adjournments and postponements thereof referred to as the “Meeting”) of shareholders of Potash Corporation of Saskatchewan Inc. (“PotashCorp” or the “Corporation”), a corporation organized under the laws of Canada, will be held on:

May 15, 2014

10:30 a.m. (Central Standard Time)

Grand Salon, TCU Place

35 — 22nd Street East

Saskatoon, Saskatchewan, Canada

for the following purposes:

1.	to receive the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2013 and the report of the auditors thereon;

2.	to elect the Board of Directors for 2014;

3.	to appoint auditors for 2014;

4.	to consider and, if deemed appropriate, adopt, with or without variation, a resolution (the full text of which is reproduced in Appendix B to the accompanying Management Proxy Circular) authorizing the Corporation to implement a new performance option plan, which is attached as Appendix C to the accompanying Management Proxy Circular;

5.	to consider and approve, on an advisory basis, a resolution accepting the Corporation’s approach to executive compensation; and

6.	to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

This Notice of Annual and Special Meeting of Shareholders and Management Proxy Circular are available on the Corporation’s website (www.potashcorp.com).

Shareholders who are unable to attend the Meeting are encouraged to complete, sign and return the enclosed proxy form. To be valid, proxies must be received by our transfer agent, CST Trust Company, at its Toronto office no later than 10:30 a.m. (Central Standard Time) on May 14, 2014, or if the Meeting is adjourned or postponed, at least 24 hours (excluding weekends and holidays) before the Meeting resumes.

DATED at Saskatoon, Saskatchewan this 20th day of February, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

JOSEPH A. PODWIKA

Secretary

POTASH CORPORATION OF SASKATCHEWAN INC.

SUITE 500, 122 — 1st AVENUE SOUTH, SASKATOON, SK CANADA S7K 7G3

’14 MANAGEMENT PROXY CIRCULAR

What’s Inside

General Information
General Voting Information	1
Voting Instructions	3
Business of the Meeting	5
Board of Directors	6
Appointment of Auditors and Report of Audit Committee	24
Corporate Governance	28
Compensation	34
Adoption of 2014 Performance Option Plan	72
Ownership of Shares	76
Directors’ and Officers’ Liability Insurance	76
2015 Shareholder Proposals	77
Directors’ Approval	77

Appendices
Appendix A — Disclosure of Corporate Governance Practices	A-1
Appendix B — Resolution of Shareholders — 2014 Performance Option Plan	B-1
Appendix C — 2014 Performance Option Plan	C-1
Appendix D — Board of Directors Charter	D-1
Appendix E — Audit Committee Charter	E-1
Appendix F — Compensation Committee Responsibilities and Procedures	F-1
Appendix G — Additional Survey Participants	G-1

General Information

Management of the Corporation provides this Management Proxy Circular to solicit proxies for the Annual and Special Meeting on May 15, 2014 (such meeting and any adjournments and postponements thereof the “Meeting”).

Common Shares Outstanding

As at February 20, 2014, 852,517,231 common shares in the capital of the Corporation (the “Shares”) were outstanding. The Shares trade under the symbol “POT” on the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange (“NYSE”).

Record Date and Entitlement to Vote

Each shareholder of record at the close of business on March 17, 2014 (the “Record Date”) is entitled to vote at the Meeting the Shares registered in his or her name on that date. Each Share carries the right to one vote on each matter voted on at the Meeting.

Holders of 10% or More Shares

To the knowledge of the Corporation’s directors and officers, no person or company owns or exercises control or direction over more than 10% of the outstanding Shares.

Additional Information

Financial information relating to the Corporation is contained in its comparative financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for the fiscal year ended December 31, 2013.

Additional information relating to the Corporation that is not contained in this Management Proxy Circular, including the Corporation’s financial information as well as its most recent Form 10-K together with any document incorporated by reference therein, is available on SEDAR at www.sedar.com or EDGAR at www.sec.gov. Copies may be obtained, free of charge, upon request from the Corporate Secretary, Potash Corporation of Saskatchewan Inc., Suite 500, 122 — 1st Avenue South, Saskatoon, Saskatchewan, Canada, S7K 7G3.

Currency

Unless otherwise specified, all dollar amounts are expressed in United States dollars.

Date of Information

Except as otherwise stated, the information contained in this Management Proxy Circular is given as of February 20, 2014.

General Voting Information

Proxy Solicitation

Management of the Corporation is soliciting proxies of all Registered and Beneficial (Non-Registered) Shareholders (“Beneficial Shareholders”) primarily by mail and electronic means, supplemented by telephone or other contact by employees of the Corporation (who will receive no additional compensation), and all such costs will be borne by the Corporation. The services of CST Phoenix Advisors (the “Proxy Solicitation Agent”), have been retained by the Corporation for the solicitation of proxies in Canada and in the United States and are estimated to cost $25,000.

This Management Proxy Circular and related proxy materials are being sent to both Registered and Beneficial Shareholders. The Corporation does not send proxy-related materials directly to Beneficial Shareholders and is not relying on the notice-and-access provisions of securities laws for delivery to either Registered or Beneficial Shareholders. The Corporation will deliver proxy-related materials to nominees, custodians and fiduciaries, and they will be asked to promptly forward them to Beneficial Shareholders. If you are a Beneficial Shareholder, your nominee should send you a voting instruction form or proxy form along with this Management Proxy Circular. The Corporation has elected to pay for the delivery of our proxy-related materials to objecting Beneficial Shareholders.

If you have any questions about the information contained in this Management Proxy Circular or require assistance in voting your Shares, please contact the Proxy Solicitation Agent toll-free in North America at 1-800-835-0437 or by email at inquiries@phoenixadvisorscst.com.

Voting

If you hold Shares as of the Record Date you may vote on four items:

(1)	the election of nominees to the Corporation’s Board of Directors (the “Board”);

(2)	the appointment of auditors;

(3)	a resolution authorizing the Corporation to implement a new performance option plan (the “2014 Performance Option Plan”); and

(4)	an advisory vote on the Corporation’s approach to executive compensation.

The Board and management recommend that you vote FOR items (1), (2), (3) and (4).

All matters to be considered at the Meeting will each be determined by a majority of votes cast at the Meeting by proxy or in person. In the event of equal votes, the Meeting chair is entitled to a second or casting vote.

Quorum

Quorum for any meeting of shareholders is one or more persons present and holding or representing by proxy not less than 5% of the total number of outstanding Shares.

Proxy Voting

The persons named in the proxy form must vote or withhold from voting your Shares in accordance with your instructions on the proxy form. Signing the proxy form gives authority to Mr. Dallas J. Howe, Mr. William J. Doyle, Mr. Wayne R. Brownlee or Mr. Joseph A. Podwika, each of whom is either a director or officer of the Corporation, to vote your Shares at the Meeting in accordance with your voting instructions.

In the absence of such instructions, however, your Shares will be voted as follows:

(1)	FOR the election to the Board, each of the nominees listed on the proxy form;

(2)	FOR the appointment of Deloitte LLP as auditors of the Corporation until the close of the next annual meeting;

(3)	FOR the resolution authorizing the Corporation to implement the 2014 Performance Option Plan;

(4)	FOR the advisory resolution accepting the Corporation’s approach to executive compensation; and

(5)	FOR management’s proposals generally.

A proxy must be in writing and must be executed by you or by an attorney duly authorized in writing, or, if the shareholder is a corporation or other legal entity, by an officer or attorney duly authorized. A proxy may also be completed over the telephone or over the Internet. To be valid your proxy must be received by our transfer agent, CST Trust Company, at its Toronto office no later than 10:30 a.m. (CST) on May 14, 2014. Please see “Voting Instructions” on page 3 for further information.

Amendments and Other Matters

The persons named in the proxy form have discretionary authority with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters that properly come before the Meeting.

As of the date of this Management Proxy Circular, our management knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters properly come before the Meeting, the persons named in the proxy form will vote on them in accordance with their best judgment.

1	PotashCorp 2014 Management Proxy Circular

Transfer Agent

You can contact CST Trust Company, the Corporation’s transfer agent as follows:

By Telephone:

1-800-387-0825 (toll-free within Canada and the United States)

or

1-416-682-3860 (from any country other than Canada and the United States)

By Fax:

1-514-985-8843 (all countries)

By Mail:

P.O. Box 700

Station B

Montreal, Quebec, Canada H3B 3K3

Through the Internet:

www.canstockta.com

PotashCorp 2014 Management Proxy Circular	2

Voting Instructions

REGISTERED SHAREHOLDER VOTING

You are a Registered Shareholder if your Shares are held in your name and you have a share certificate. The enclosed proxy form indicates whether you are a Registered Shareholder.

Voting Options

In person at the meeting; or
By proxy:
By Telephone or Fax; or
By Mail; or
On the Internet.

See below for details on each option.

Voting in Person

If you wish to vote in person at the Meeting, do not complete or return the proxy form. Please register with the transfer agent when you arrive at the Meeting.

Voting by Proxy

Registered Shareholders have four options to vote by proxy:

(a)	By Telephone (only available to Registered Shareholders resident in Canada or the United States):

Call 1-888-489-5760 from a touch-tone phone and follow the instructions. You will need the control number located on the enclosed proxy form. You do not need to return your proxy form.

(b)	By Fax:

Complete, date and sign the enclosed proxy form and return it by fax to 1-866-781-3111 (toll-free within Canada and the United States) or 1-416-368-2502 (from any country other than Canada or the United States).

(c)	By Mail

Complete, date and sign the enclosed proxy form and return it in the envelope provided.

(d)	On the Internet

Go to www.cstvotemyproxy.com and follow the instructions on screen. You will need the control number located on the enclosed proxy form. You do not need to return your proxy form.

At any time, CST Trust Company may cease to provide telephone and Internet voting, in which case Registered Shareholders can elect to vote by mail or by fax, as described above.

The persons already named in the enclosed proxy are either directors or officers of the Corporation. Please see “General Voting

Information — Proxy Voting” on page 1. You have the right to appoint some other person of your choice, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to do so, please strike out those four printed names appearing on the proxy form, and insert the name of your chosen proxyholder in the space provided on the proxy form.

If you decide to vote by telephone or on the Internet, you cannot appoint a person to vote your Shares other than our directors or officers whose printed names appear on the proxy form.

It is important to ensure that any other person you appoint is attending the Meeting and is aware that his or her appointment has been made to vote your Shares.

Deadlines for Voting

(a)	Attending the Meeting — If you are planning to attend the Meeting and wish to vote your Shares in person at the Meeting, your vote will be taken and counted at the Meeting.

(b)	Using the Proxy Form — If you are voting using the proxy form, your proxy form should be received at the Toronto office of CST Trust Company by mail or fax no later than 10:30 a.m. (CST) on Wednesday, May 14, 2014, or, if the Meeting is adjourned or postponed, at least 24 hours (excluding weekends and holidays) before the Meeting resumes.

(c)	Telephone or Internet — If you are voting your proxy by telephone or on the Internet, your vote should be received by CST Trust Company no later than 10:30 a.m. (CST) on Wednesday, May 14, 2014.

Revoking Your Proxy

As a Registered Shareholder who has voted by proxy, you may revoke it by timely voting again in any manner (telephone, fax, mail or Internet), or by depositing an instrument in writing (which includes another proxy form with a later date) executed by you or by your attorney authorized in writing with our Corporate Secretary at Suite 500, 122 — 1st Avenue South, Saskatoon, Saskatchewan, Canada, S7K 7G3, at any time up to and including the last business day preceding the date of the Meeting (or any adjournment or postponement, if the Meeting is adjourned or postponed), or by depositing it with the Chairman of the Meeting before the Meeting starts or any adjournment or postponement continues. A Registered Shareholder may also revoke a proxy in any other manner permitted by law. In addition, participation in person in a vote by ballot at the Meeting will automatically revoke any proxy previously given by you in respect of business covered by that vote.

3	PotashCorp 2014 Management Proxy Circular

BENEFICIAL SHAREHOLDER VOTING

You are a Beneficial Shareholder if your Shares are held in a nominee’s name such as a bank, trust company, securities broker or other nominee.Typically, the proxy form or voting instruction form sent or to be sent by your nominee indicates whether you are a Beneficial Shareholder.

Voting Options

In person at the meeting; or
By voting instructions.

See below for details on each option.

Voting in Person

If you wish to vote in person at the Meeting, insert your own name in the space provided on the request for voting instructions or proxy form to appoint yourself as proxyholder and follow the instructions of your nominee.

Beneficial Shareholders who instruct their nominee to appoint themselves as proxyholders should, at the Meeting, present themselves to a representative of the transfer agent at the table identified as “Beneficial Shareholders”. Do not otherwise complete the form sent to you as your vote will be taken and counted at the Meeting.

Voting Instructions

Your nominee is required to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive, or will have already received, a request for voting instructions or a proxy form for the number of Shares held by you.

Each nominee has its own procedures, which you should carefully follow to ensure that your Shares are voted at the Meeting. These procedures generally allow voting in person or by proxy

(telephone, fax, mail or on the Internet). Beneficial Shareholders should contact their nominee for instructions in this regard.

Whether or not you attend the Meeting, you can appoint someone else to attend and vote as your proxyholder. To do this, please follow the procedures of your nominee carefully. The persons already named in the proxy form are either directors or officers of the Corporation. Please see “General Voting Information — Proxy Voting” on page 1.

It is important to ensure that any other person you appoint is either attending the Meeting in person or returning a proxy reflecting your instructions and is aware that his or her appointment has been made to vote your Shares.

Deadline for Voting

(a)	Attending the Meeting — If you are planning to attend the Meeting and wish to vote your Shares in person at the Meeting, your vote will be taken and counted at the Meeting.

(b)	Voting Instructions — Every nominee has its own procedures which you should carefully follow to ensure that your Shares are voted at the Meeting.

If voting by voting instructions, your nominee must receive your voting instructions in sufficient time for your nominee to act on it. For your vote to count, it must be received by CST Trust Company at its Toronto office no later than 10:30 a.m. (CST) on May 14, 2014, or, if the Meeting is adjourned or postponed, at least 24 hours (excluding weekends and holidays) before the Meeting resumes.

Revoking Voting Instructions

To revoke your voting instructions, follow the procedures provided by your nominee.

PotashCorp 2014 Management Proxy Circular	4

Business of the Meeting

Financial Statements

The Consolidated Financial Statements for the fiscal year ended December 31, 2013 are included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulatory authorities.

Nominees for Election to the Board of Directors

The 13 nominees proposed for election as directors of the Corporation are listed on page 6. All nominees have established their eligibility and willingness to serve as directors. Directors will hold office until the next annual meeting of shareholders of the Corporation or until their successors are elected or appointed.

Unless otherwise instructed, the persons designated in the form of proxy intend to vote for the election of the nominees listed on page 6. If, for any reason, at the time of the Meeting any of the nominees are unable to serve, it is intended that the persons designated in the form of proxy will vote in their discretion for a substitute nominee or nominees.

Appointment of Auditors

At the Meeting, shareholders will be asked to vote to reappoint the firm of Deloitte LLP, the present auditors of the Corporation, as auditors of the Corporation to hold office until the next annual meeting of shareholders of the Corporation.

Unless otherwise instructed, the persons designated in the form of proxy intend to vote to reappoint Deloitte LLP as auditors of the Corporation.

Adoption of the 2014 Performance Option Plan

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, adopt, with or without variation, a resolution (the full text of which is reproduced as Appendix B to this Management Proxy Circular) authorizing the Corporation to implement the 2014 Performance Option Plan, which is attached as Appendix C to this Management Proxy Circular.

Unless otherwise instructed, the persons designated in the form of proxy intend to vote for the resolution to approve the 2014 Performance Option Plan.

Advisory Vote on Executive Compensation

The Board has spent considerable time and effort defining and implementing its executive compensation program and believes that its program achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining world-class talent. At the 2013 Annual Meeting, PotashCorp’s approach to executive compensation was approved by 97.47% of the Shares voted on the advisory say on pay resolution.

For further information regarding the Corporation’s approach to executive compensation and its shareholder outreach program, please see the “Corporate Governance” and “Compensation” sections of this Management Proxy Circular beginning on pages 28 and 34, respectively.

As this is an advisory vote, the results will not be binding upon the Board. However, the Board will take the results of the advisory vote into account, as appropriate, when considering future executive compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on executive compensation related matters. In the event that a significant number of shareholders oppose the resolution, the Board will consult with shareholders to understand their concerns and will review the Corporation’s approach to executive compensation in the context of these concerns.

The Board proposes that you indicate your support for the Corporation’s approach to executive compensation disclosed in this Management Proxy Circular by voting in favor of the following advisory resolution:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in the Corporation’s Management Proxy Circular delivered in advance of the 2014 Annual and Special Meeting of Shareholders”.

Unless otherwise instructed, the persons designated in the form of proxy intend to vote for the advisory resolution.

5	PotashCorp 2014 Management Proxy Circular

Board of Directors

Nominees

The 13 directors being nominated for election in 2014 are:

Christopher M. Burley	Alice D. Laberge
Donald G. Chynoweth	Consuelo E. Madere*
William J. Doyle	Keith G. Martell
John W. Estey	Jeffrey J. McCaig
Gerald W. Grandey	Mary Mogford
C. Steven Hoffman	Elena Viyella de Paliza
Dallas J. Howe

*	New director nominee

The Corporate Governance and Nominating (“CG&N”) Committee is of the view that these director nominees represent an appropriate mix of expertise and qualities required for the Board. See pages 8 through 13 for information on each director nominee’s professional experience, background and qualifications and page 30 for information regarding the diverse skill set of the Board.

Independent Board

The Board has determined that all director nominees, except for Mr. Doyle and Ms. Viyella de Paliza, are independent. See pages 15 and 16 for more details.

Meeting Attendance

Directors attended 99.56% of Board and committee meetings in 2013. See pages 17 and 18 for details.

Retirement and Succession

Pursuant to the PotashCorp Governance Principles, directors should not generally stand for re-election after reaching the age of seventy years.

Details regarding the Corporation’s retirement policy and its on-going Board nomination processes, succession planning and renewal are set out on page 14 under “Retirement Policy” and page 29 under “Corporate Governance — Nomination Processes, Succession Planning and Board Renewal”.

Director Compensation

We establish director compensation after considering the advice of independent consultants, with a view to establishing compensation at the median of the Comparative Compensation Information (as defined under “Compensation — Compensation Discussion and Analysis” beginning on page 39). See pages 19 through 23 for more details.

Total fees and retainers earned by all Board members in 2013 were $3,405,806.

“At-Risk” Investment

In accordance with our share ownership requirements, by the time a director has served on the Board for five years, he or she must own Shares and/or Deferred Share Units (“DSUs”) with a value at least five times the annual retainer paid to directors. One-half of this ownership threshold is required to be achieved within 2 1/2 years.

All director nominees are currently in compliance with the applicable ownership requirements of the Corporation.

See pages 22 and 23 for details.

PotashCorp 2014 Management Proxy Circular	6

Nominees for Election to the Board of Directors

The articles of the Corporation provide that the Board shall consist of a minimum of six directors and a maximum of twenty directors, with the actual number to be determined from time to time by the Board. The Board has determined that, at the present time, the appropriate number of directors is 13.

Proxies solicited, unless otherwise specified, will be voted for the following proposed nominees (or for substitute nominees in the event of contingencies not known at present) who will, subject to the bylaws of the Corporation and applicable corporate law, hold office until the next annual meeting of shareholders or until their successors are elected or appointed in accordance with the bylaws of the Corporation or applicable corporate law.

Majority Voting Policy

In an uncontested election, any director nominee who fails to receive votes in favor of his or her election representing a majority of the shares voted and withheld for the election of the director will tender his or her resignation for consideration by the CG&N Committee. Except in extenuating circumstances, it is expected that the CG&N Committee will recommend to the Board that the resignation be accepted and effective within a period of ninety days and that the action taken by the Board be publicly disclosed. To the extent possible, the CG&N Committee and Board members who act on the resignation shall be directors who have themselves received a majority of votes cast.

The following biographies, and information set forth on pages 8 through 14, highlight the specific experience, attributes and qualifications of each nominee for director that led to the Board’s conclusion that the person should serve as a director of the Corporation. Specifically, the following table states their names and ages, all other positions and offices they have held with the Corporation, their present principal occupation or employment, their business experience over the last five years (including, where applicable, current and past directorships of public companies over the last five years), the period during which they have served as directors, their principal areas of expertise and their independence status. Also disclosed below is each nominee’s current security holdings and their value of at-risk holdings as at February 20, 2014, the percentage of votes voted in favor of their election at last year’s meeting and their overall Board and committee meeting attendance in 2013.

For further detailed information on director independence, attendance, at-risk holdings and compensation, please see the tables and narratives following this table.

7	PotashCorp 2014 Management Proxy Circular

Christopher M. Burley Age: 52 Calgary, Alberta, Canada Director since 2009 Independent(1)	Mr. Burley is a Corporate Director and former Managing Director and Vice Chairman, Energy of Merrill Lynch Canada Inc., an investment banking firm. A graduate of the Institute of Corporate Directors’ Education Program, he has 23 years of experience in the investment banking industry. He is a member of the board of directors of Parallel Energy Trust and the United Way of Calgary.
Principal Areas of Expertise/Experience:	Board Committee Membership:
Finance Investment Banking Governance	Audit CG&N
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Audit: 7/7 Corporate Governance & Nominating: 4/4	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: Parallel Energy Trust	Past Boards: n/a
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 30,000 DSU Ownership: 7,084 Stock Options: None	Value of At-Risk Holdings: $1,247,163
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 99.44%

Donald G. Chynoweth Age: 53 Calgary, Alberta, Canada Director since 2012 Independent(1)	Mr. Chynoweth is Senior Vice President of SNC Lavalin O&M, one of the world’s leading engineering and construction groups. He is a graduate of the University of Saskatchewan, with more than 30 years of management experience in business, politics, investment and business development. He is a graduate of the Institute of Corporate Directors’ Education Program and is a member of the board of directors of AltaLink, L.P., a subsidiary of SNC Lavalin Inc.
Principal Areas of Expertise/Experience: Global/International Commerce Security Public Policy	Board Committee Membership: Audit Safety, Health and Environment
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Audit: 7/7 Safety, Health and Environment: 4/4	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: AltaLink, L.P.	Past Boards: n/a
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 7,000 DSU Ownership: 4,427 Stock Options: None	Value of At-Risk Holdings: $384,290
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 99.33%

PotashCorp 2014 Management Proxy Circular	8

William J. Doyle Age: 63 Saskatoon, Saskatchewan, Canada Director since 1989 Non-Independent(1)	Mr. Doyle is President and Chief Executive Officer of the Corporation (“CEO”). He joined PotashCorp as President of PCS Sales in 1987, after a career with International Minerals and Chemical Corporation. He is Chairman of Canpotex Limited, The Fertilizer Institute and International Plant Nutrition Institute, and previously served as the President of the International Fertilizer Industry Association. He is also a member of the Canadian Council of Chief Executives and the C.D. Howe Institute. Mr. Doyle is a graduate of Georgetown University in Washington, DC and is vice chair of its Board of Directors as well as a director of the Executives’ Club of Chicago and the Big Shoulders Fund.
Principal Areas of Expertise/Experience: Fertilizer/Mining/Chemical Industry Global Agriculture/International Commerce Global Senior Executive Management	Board Committee Membership: None
2013 Board & Committee Meeting Attendance(2):
Board: 9/9	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: n/a	Past Boards: n/a
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 2,929,421 DSU Ownership: 0 Stock Options: 5,889,250	Value of At-Risk Holdings: $98,516,429
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 99.30%

John W. Estey Age: 63 Glenview, Illinois, USA Director since 2003 Independent(1)	Mr. Estey is Executive Chairman of S&C Electric Company, a global provider of equipment and services for electric power systems. He is a member of the Board of Governors of the National Electrical Manufacturers Association, a director of the Executives’ Club of Chicago and Southwire Company and Chair of the Board of Trustees of the Adler Planetarium & Astronomy Museum.
Principal Areas of Expertise/Experience: Global/International Commerce Business Management Compensation Safety/Environmental	Board Committee Membership: Compensation (chair) CG&N
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Compensation: 5/5 Corporate Governance & Nominating: 4/4	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: n/a	Past Boards: n/a
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 3,000 DSU Ownership: 79,118 Stock Options: None	Value of At-Risk Holdings: $2,761,647
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 99.25%

9	PotashCorp 2014 Management Proxy Circular

Gerald W. Grandey Age: 67 Saskatoon, Saskatchewan, Canada Director since 2011 Independent(1)	Mr. Grandey was formerly Chief Executive Officer of Cameco Corporation, a Saskatoon-based uranium provider. He is a director of Canadian Oil Sands Limited, Rare Element Resources Ltd. and Sandspring Resources Ltd. Mr. Grandey is Chairman Emeritus on the board of directors of the World Nuclear Association. He also serves on the Dean’s Advisory Council of the University of Saskatchewan’s Edwards School of Business, the Board of Governors of the Colorado School of Mines Foundation and the board of directors of the Institute of Corporate Directors. Mr. Grandey is a former director of Centerra Gold Inc., Bruce Power and Inmet Mining Corporation.
Principal Areas of Expertise/Experience: Mining Industry Global/International Commerce Global Senior Executive Management	Board Committee Membership: Compensation Safety, Health and Environment
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Compensation: 5/5 Safety, Health and Environment: 4/4	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: Canadian Oil Sands Limited Sandspring Resources Ltd. Rare Element Resources Ltd.	Past Boards: Cameco Corporation Centerra Gold Inc. Inmet Mining Corporation
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 5,500 DSU Ownership: 11,785 Stock Options: None	Value of At-Risk Holdings: $581,312
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 99.44%

C. Steven Hoffman Age: 65 Lincolnshire, Illinois, USA Director since 2008 Independent(1)	Mr. Hoffman is a former senior executive of IMC Global Inc. With over 23 years of global fertilizer sales and marketing management experience, he retired as Senior Vice President and President, Sales and Marketing of IMC Global upon completion of the IMC Global and Cargill Fertilizer merger, which created the Mosaic Company. He is a former Chairman and President of the Phosphate Chemicals Export Association, Inc. and a former Chairman of Canpotex Limited.
Principal Areas of Expertise/Experience: Fertilizer/Mining/Chemical Industry Global Agriculture/International Commerce Business Management	Board Committee Membership: Safety, Health and Environment (chair) Compensation
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Safety, Health and Environment: 4/4 Compensation: 5/5	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: n/a	Past Boards: n/a
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 6,600 DSU Ownership: 26,004 Stock Options: None	Value of At-Risk Holdings: $1,096,495
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 99.43%

PotashCorp 2014 Management Proxy Circular	10

Dallas J. Howe Age: 69 Calgary, Alberta, Canada Director since 1991 Independent(1)	Mr. Howe is owner and Chief Executive Officer of DSTC Ltd., a technology investment company. He is a director of Advanced Data Systems Ltd., the C.D. Howe Institute and the Global Food Security Institute at the University of Saskatchewan and a Fellow of the Institute of Corporate Directors. A director when PotashCorp was a Crown corporation from 1982 to 1989, he joined the Corporation’s Board in 1991 and was elected Chair in 2003. He previously served as a director of Viterra Inc.
Principal Areas of Expertise/Experience: Agriculture e-Commerce/Technology Governance	Board Committee Membership: Board Chair CG&N
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Corporate Governance & Nominating: 4/4	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: n/a	Past Boards: Viterra Inc.
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 327,645 DSU Ownership: 117,306 Stock Options: None	Value of At-Risk Holdings: $14,963,715
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 96.40%

Alice D. Laberge Age: 57 Vancouver, British Columbia, Canada Director since 2003 Independent(1)	Ms. Laberge is a Corporate Director and the former President, Chief Executive Officer and Chief Financial Officer of Fincentric Corporation, a global provider of software solutions to financial institutions. She was previously Senior Vice President and Chief Financial Officer of MacMillan Bloedel Limited. She is a director of the Royal Bank of Canada, Russel Metals Inc., Delta Hotels Limited and Silverbirch Management Ltd. and has served as a director of Catalyst Paper Corporation and St. Paul’s Hospital Foundation in Vancouver. She is also a member of the Board of Governors of the University of British Columbia.
Principal Areas of Expertise/Experience: e-Commerce/Technology Finance Accounting	Board Committee Membership: Audit (chair) CG&N
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Audit: 7/7 Corporate Governance & Nominating: 4/4	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: Royal Bank of Canada Russel Metals Inc.	Past Boards: n/a
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 17,000 DSU Ownership: 59,526 Stock Options: None	Value of At-Risk Holdings: $2,573,578
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 99.34%

11	PotashCorp 2014 Management Proxy Circular

Consuelo E. Madere Age: 53 Destin, Florida, USA Independent(1)	Ms. Madere is a former executive officer of Monsanto Company, a leading global provider of agricultural products. Ms. Madere has over 30 years of domestic and global experience, spanning manufacturing, strategy, technology, business development, profit & loss responsibility and general management, and she retired from Monsanto Company as Vice President, Global Vegetables and Asia Commercial. Ms. Madere serves on the Strategic Planning Committee of the Hispanic Association on Corporate Responsibility and the Dean’s Advisory Council of the Louisiana State University Honors College. Ms. Madere received her Masters of Business Administration from the University of Iowa, and her Bachelor of Science degree in Chemical Engineering from Louisiana State University. She has also been certified by the National Association of Corporate Directors as a Governance Fellow, and in 2013 attended the Stanford Director’s College.
Principal Areas of Expertise/Experience: Global Agriculture Global/International Commerce Global Senior Executive Management	Board Committee Membership: n/a
2013 Board & Committee Meeting Attendance(2):
n/a
Other Public Board Memberships — Present & Past Five Years:
Present Boards: n/a	Past Boards: n/a
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 0 DSU Ownership: 0 Stock Options: None	Value of At-Risk Holdings: $0
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: n/a

Keith G. Martell Age: 51 Saskatoon, Saskatchewan, Canada Director since 2007 Independent(1)	Mr. Martell is Chairman and Chief Executive Officer of First Nations Bank of Canada, a Canadian chartered bank primarily focused on providing financial services to the Aboriginal marketplace in Canada. He is a chartered accountant, formerly with KPMG LLP. He is a director of the Canadian Chamber of Commerce and serves on the Dean’s Advisory Council of the University of Saskatchewan’s Edwards School of Business. He is a former director of the Public Sector Pension Investment Board of Canada, The North West Company Inc. and the Saskatoon Friendship Inn, and a former trustee of the North West Company Fund. He is also a trustee of Primrose Lake Trust.
Principal Areas of Expertise/Experience: Finance/Accounting First Nations Business Management	Board Committee Membership: Audit Compensation
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Audit: 7/7 Compensation: 5/5	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: n/a	Past Boards: The North West Company Inc. North West Company Fund
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 3,800 DSU Ownership: 21,672 Stock Options: None	Value of At-Risk Holdings: $856,655
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 99.30%

PotashCorp 2014 Management Proxy Circular	12

Jeffrey J. McCaig Age: 62 Calgary, Alberta, Canada Director since 2001 Independent(1)	Mr. McCaig is Chairman and Chief Executive Officer of the Trimac Group of Companies, a North American provider of bulk trucking and third-party logistics services. Prior to that, he practiced law, specializing in corporate financing and securities. He is Chairman and director of Bantrel Co., an engineering, procurement and construction company, a director of Orbus Pharma Inc.(4) and a director and co-owner of the Calgary Flames Hockey Club. Mr. McCaig is a former director of The Standard Life Assurance Company of Canada.
Principal Areas of Expertise/Experience: Transportation Industry Legal Business Management	Board Committee Membership: Compensation Safety, Health and Environment
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Compensation: 5/5 Safety, Health and Environment: 4/4	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: Trimac Transportation Ltd. Orbus Pharma Inc.	Past Boards: Trimac Income Fund
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 252,000 DSU Ownership: 105,598 Stock Options: None	Value of At-Risk Holdings: $12,026,049
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 98.92%

Mary Mogford Age: 69 Newcastle, Ontario, Canada Director since 2001 Independent(1)	Ms. Mogford is a Corporate Director and a former Ontario Deputy Minister of Finance and Deputy Minister of Natural Resources. She is currently a director of Nordion Inc. and an honorary member of the boards of the Hospital For Sick Children and Trent University. She is a Fellow of the Institute of Corporate Directors and an accredited director under the ICD/Rotman School of Business Directors’ Education Program. She has also previously served as a director of Falconbridge, Sears Canada and nine other public companies.
Principal Areas of Expertise/Experience: Finance Public Policy Governance	Board Committee Membership: CG&N (chair) Compensation
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Corporate Governance & Nominating: 4/4 Compensation: 5/5	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: Nordion Inc.	Past Boards: n/a
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 67,193 DSU Ownership: 87,883 Stock Options: None	Value of At-Risk Holdings: $5,215,214
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 99.32%

13	PotashCorp 2014 Management Proxy Circular

Elena Viyella de Paliza Age: 59 Dominican Republic Director since 2003 Non-Independent(1)	Ms. Viyella de Paliza is President of Inter-Quimica, S.A., a chemicals importer and distributor, Monte Rio Power Corp. and Jaraba Import, S.A., a subsidiary of Monte Rio Power Corp. She is a member of the board of the Inter-American Dialogue, EDUCA (Action for Education) and Universidad APEC. She was formerly the President of Indescorp, S.A.
Principal Areas of Expertise/Experience: Fertilizer Industry Finance/Business Management Global/International Commerce	Board Committee Membership: Safety, Health and Environment
2013 Board & Committee Meeting Attendance(2):
Board: 9/9 Safety, Health and Environment: 4/4	Total Board & Committee Attendance: 100%
Other Public Board Memberships — Present & Past Five Years:
Present Boards: n/a	Past Boards: n/a
Ownership and Value of At-Risk Holdings(3):
As at February 20, 2014 Share Ownership: 57,000 DSU Ownership: 47,486 Stock Options: None	Value of At-Risk Holdings: $3,513,888
Ownership Guideline Compliance: Yes	2013 Annual Meeting Votes in Favor: 90.38%

(1)	See “Director Independence and Other Relationships” on page 15 and “Director Independence” on pages 15 and 16.

(2)	See “Board Meetings and Attendance of Directors” on pages 17 and 18 for additional detail.

(3)	See “’At-Risk’ Investment and Year Over Year Changes” on pages 22 and 23 for additional detail.

(4)	Mr. McCaig is a director of Orbus Pharma Inc. (“Orbus”). On or about May 17, 2010, Orbus commenced proposal proceedings pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada) by filing a notice of intention to make a proposal. A proposal was submitted and approved by the creditors of Orbus on September 28, 2010 and approved by the court on October 18, 2010. The proposal was implemented in accordance with the terms and conditions approved by the creditors of Orbus and the court. During 2010, securities regulators for the Provinces of Alberta, British Columbia, Manitoba, Ontario and Quebec issued cease trading orders in relation to the securities of Orbus for the failure by Orbus to timely file financial statements as well as related continuous disclosure documents. Such cease trade orders continue to be in effect.

Board Tenure

As at February 20, 2014, the Corporation’s average Board tenure is 10.8 years. Following the Meeting, should all director nominees be elected, the average Board tenure will be 10.0 years.

Retirement Policy

Pursuant to the PotashCorp Governance Principles, directors should not generally stand for re-election after reaching the age of seventy years.

Ms. Mogford will be seventy as of the Meeting date; however, the Board has determined that it is appropriate for Ms. Mogford to serve for up to an additional year to accommodate the Board’s succession planning.

Pursuant to the PotashCorp Governance Principles, the full text of which is available on the Corporation’s website, www.potashcorp.com, the CEO must also resign from the Board immediately upon retirement or otherwise resigning as CEO. Also, the PotashCorp Governance Principles state that a director should offer to resign in the event of a change in principal job responsibilities or in the event of any other significant change in his or her circumstances, including one where continued service on the Board might bring the Corporation into disrepute. For greater certainty, a determination by the Board that a director is no longer independent shall be considered a significant change in such director’s circumstances. The CG&N Committee will consider the change in circumstance and recommend to the Board whether the resignation should be accepted.

PotashCorp 2014 Management Proxy Circular	14

Director Independence and Other Relationships

Committees (Number of Members)
	Audit(1) (5)	Compensation(1) (6)	CG&N(1) (5)	SH&E(2) (6)
Management Director — Not Independent
William J. Doyle
Outside Director — Not Independent
Elena Viyella de Paliza (family business relationship)				Ö
Outside Director — Independent
Christopher M. Burley	Ö		Ö
Donald G. Chynoweth	Ö			Ö
Daniel Clauw(3)	Ö			Ö
John W. Estey		Chair	Ö
Gerald W. Grandey		Ö		Ö
C. Steven Hoffman		Ö		Chair
Dallas J. Howe (Board Chair)			Ö
Alice D. Laberge(4)	Chair		Ö
Keith G. Martell(4)	Ö	Ö
Jeffrey J. McCaig		Ö		Ö
Mary Mogford		Ö	Chair

(1)	All members are independent. All Audit Committee and Compensation Committee members are independent under additional regulatory requirements applicable to them. The CG&N Committee Charter, the Compensation Committee Charter and the Audit Committee Charter each require that each member of the respective committee be independent.

(2)	A majority of the Safety, Health and Environment (“SH&E”) Committee members are independent.

(3)	Mr. Clauw resigned from the Board effective February 4, 2014.

(4)	Audit Committee financial expert under the rules of the SEC.

Director Independence

The Board has determined that all of the directors of the Corporation, and proposed nominees, with the exception of Mr. Doyle and Ms. Paliza, are independent within the meaning of the PotashCorp Governance Principles, National Instrument 58-101 “Disclosure of Corporate Governance Practices” (“NI 58-101”), applicable rules of the SEC and the NYSE rules. Mr. Clauw, who resigned from the Board effective February 4, 2014, was also determined to be independent.

For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Corporation, either directly or indirectly (e.g., as a partner, shareholder or officer of an organization that has a relationship with the Corporation). Pursuant to the PotashCorp Governance Principles and the PotashCorp Core Values and Code of Conduct, directors and executive officers of the Corporation inform the Board as to their relationships with the Corporation and provide other pertinent information pursuant to questionnaires that they complete, sign and certify on an annual basis. The Board reviews such relationships under applicable director independence standards and in connection with the related person transaction disclosure requirements of Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”).

As permitted by the NYSE rules, the Board has adopted categorical standards (the “Categorical Standards”) to assist it in making determinations of director independence. These standards are set out in the PotashCorp Governance Principles and are outlined in

Schedule A to Appendix A of this Management Proxy Circular under “Independence Standards”.

Mr. Doyle is the CEO and is therefore not independent. Mr. Doyle is also a director of Canpotex Limited. The Corporation had sales of approximately $1,253 million to Canpotex Limited in 2013.

Two of Ms. Paliza’s brothers are executive officers of Fertilizantes Santo Domingo, C. por A (“Fersan”), a fertilizer bulk blender and distributor of agrichemicals based in the Dominican Republic, which is a customer of the Corporation. In 2013, receipts and payments in the amount of approximately USD 32 million were transacted between the Corporation and Fersan, which exceeded 2% of Fersan’s gross revenues in 2013. The transactions between the Corporation and Fersan in 2012 and 2011 also exceeded 2% of Fersan’s gross revenues in such years. Although a former employee of Fersan, Ms. Paliza has no direct or indirect interest in transactions between the Corporation and Fersan, and all such transactions are completed on normal trade terms. Even though she does not meet the aforementioned independence standards, Ms. Paliza provides a valuable contribution to the Board through her industry knowledge and experience and international business perspective. Her presence on the Board has not played any role in the Corporation’s decision to transact business with Fersan. The Corporation has made this decision on the basis of the best interests of the Corporation.

In determining the independence of its other directors, the Board evaluated business and other relationships that each director had with the Corporation. In doing so, it determined as immaterial (i) any relationships falling below the thresholds set forth in paragraph (c) of our Categorical Standards and not otherwise required to be disclosed pursuant to Item 404(a) of Regulation S-K

15	PotashCorp 2014 Management Proxy Circular

under the Exchange Act, including certain relationships of Mr. Chynoweth, Mr. Estey and Mr. McCaig; (ii) any relationships falling below the transaction thresholds or otherwise falling outside the scope of paragraph (d) of our Categorical Standards, including certain relationships of Mr. Howe, Mr. Estey and Mr. Martell; and (iii) any business relationship between the Corporation and an entity as to which the director in question has no relationship other than as a director thereof, including certain directorships of Ms. Laberge.

Board Interlocks

In addition to the independence requirements, the Corporation has established an additional requirement that there shall be no more than two board interlocks at any given time. A board interlock occurs when two of the corporation’s directors also serve together on the board of another for-profit company. As of the date of this Management Proxy Circular, there are no board interlocks among the Board members.

Limitations on Other Board Service

The PotashCorp Governance Principles also contain limitations on the number of other directorships that directors and the CEO of the Corporation may hold. Directors who are employed as CEOs, or in other senior executive positions on a full-time basis, should not serve on more than two boards of public companies in addition to the Corporation’s Board. Other directors should not serve on more than three boards of public companies in addition to the Corporation’s Board. The CEO of the Corporation should not serve on the board of more than two other public companies and should not serve on the board of any other company where the CEO of that other company serves on the Corporation’s Board. In all cases, prior to accepting an appointment to the board of any company, the CEO of the Corporation must review and discuss the appointment with the Board Chair of the Corporation and obtain Board approval.

Board, Committee & Director Assessment

Pursuant to the PotashCorp Governance Principles, the Board has adopted a six-part effectiveness evaluation program for the Board, each Committee and each individual director, which is outlined in Appendix A under “Other Board Committees — Board Assessments” and summarized in the following table.

Review (Frequency)	By	Action	Outcome[1]
Full Board (Annual)	All Members of the Board

•   Board members complete a detailed questionnaire which: (a) provides for quantitative ratings in key areas and (b) seeks subjective comment in each of those areas.

•    Responses are reviewed by the Chair of the CG&N Committee.

•    The Board also reviews and considers any proposed changes to the Board Charter.

•   A summary report is prepared by the Chair of the CG&N Committee and provided to the Board Chair, the CG&N Committee and the CEO.

•   The summary report is reported to the full Board by the CG&N Committee Chair.

•    Matters requiring follow-up are identified and action plans are developed and monitored on a go-forward basis by the CG&N Committee.

Full Board (Periodically)	Management

•   Members of senior management who regularly interact with the Board and/or its Committees are surveyed to solicit their input and perspective on the operation of the Board and how the Board might improve its effectiveness.

•    Survey includes a questionnaire and one-on-one interviews between the management respondents and the Chair of the CG&N Committee.

• Results are reported by the Chair of the CG&N Committee to the full Board.
Board Chair (Annual)	All Members of the Board

•   Board members assess and comment on the Board Chair’s discharge of his duties. The CEO provides specific input from his perspective, as CEO, regarding the Board Chair’s effectiveness.

•    Individual responses are received by the Chair of the CG&N Committee.

• A summary report is prepared by the Chair of the CG&N Committee and provided to the Board Chair and the full Board.
Board Committees (Annual)	All Members of each Committee

•   Members of each Committee complete a detailed questionnaire to evaluate how well their respective Committee is operating and to make suggestions for improvement.

•    The Chair of the CG&N Committee receives responses and reviews them with the appropriate Committee Chair.

•    The Board reviews and considers any proposed changes to the Committee Charters.

•   A summary report is prepared and provided to the Board Chair, the Chair of the CG&N Committee, the appropriate Committee and the CEO. The summary report for each Committee is then reported to the full Board by the appropriate Committee Chair.

•    The Committee Chair is expected to follow-up on any matters raised in the assessment and take action, as appropriate.

PotashCorp 2014 Management Proxy Circular	16

Review (Frequency)	By	Action	Outcome[1]
Committee Chair (Annual)	All Members of each Committee

•   Members of each Committee assess and comment on their respective Committee Chair’s discharge of his or her duties.

•   Responses are received by the Chair of the CG&N Committee and the Committee Chair under review.

• A summary report is provided to the appropriate Committee and to the full Board. • The Board reviews and considers any proposed changes to the Committee Chair position descriptions.
Individual Directors (Annual)	Each Director

•   Each director formally meets with the Board Chair (and if desired, the Chair of the CG&N Committee) to engage in a full and frank discussion of any and all issues either wishes to raise, with a focus on maximizing each director’s contribution to the Board and his or her respective Committees.

•    Each director is expected to be prepared to discuss how the directors, individually and collectively, can operate more effectively.

•   The Board Chair employs a checklist, discussing both short- and long-term goals, and establishes action items for each director to enhance his or her personal contributions to the Board and to overall Board effectiveness.

•    The Board Chair shares peer feedback with each director as appropriate and reviews progress and action taken.

•    The Board Chair discusses the results of the individual evaluations with the Chair of the CG&N Committee and reports summary findings to the full Board.

[1]	Attribution of comments to specific individuals is generally only made if authorized by the individual.

Board Meetings and Attendance of Directors

Under the Corporation’s Board of Directors Charter, attached as Appendix D to this Management Proxy Circular, the Board’s principal duties include overseeing and approving the Corporation’s business strategy and strategic planning process as well as approving policies, procedures and systems for implementing strategy and managing risk. The Board normally schedules eight meetings a year, including a meeting where risk management is reviewed and a meeting where corporate strategy is reviewed. Special meetings of the Board are convened as appropriate.

The following items represent the significant activities and priorities for the Board in 2013:

•

Overseeing and approving the Corporation’s business strategy and strategic planning process, including a two-day meeting focused on the topic. The Board has adopted a strategic planning process and approves, on an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the business. In doing so, it has the responsibility to ensure congruence between shareholder expectations, company plans and management performance.

•

Significant dedication to a review and assessment of the Corporation’s succession planning process. The Board held meetings with the CEO and others to discuss succession plans for the positions of CEO and other senior executive officers. The Board regularly interacts with the senior management team and periodically attends company events to build relationships with the people who represent the Corporation’s future.

•	Overseeing the Corporation’s rigorous risk management process, including a two-day meeting focused on the topic.

•	Visiting company facilities, including a meeting at the Corporation’s New Brunswick facility.

•	Obtaining ongoing director education as highlighted on page 32.

The following table provides a summary of attendance at Board and Committee meetings held during fiscal 2013.

Type of Meeting Held	Number of Meetings
Board of Directors	9
Audit Committee (“AUD”)	7
Compensation Committee (“COMP”)	5
Corporate Governance and Nominating Committee (“CG&N”)	4
Safety, Health and Environment Committee (“SHE”)	4

17	PotashCorp 2014 Management Proxy Circular

Director	Board meetings attended		Committee meetings attended		Total Board/Committee meetings attended
Christopher M. Burley	9 of 9	100%	7 of 7 AUD	100%	20 of 20	100%
			4 of 4 CG&N	100%
Donald G. Chynoweth	9 of 9	100%	7 of 7 AUD	100%	20 of 20	100%
			4 of 4 SHE
Daniel Clauw(1)	8 of 9	89%	7 of 7 AUD	100%	19 of 20	95%
			4 of 4 SHE	100%
William J. Doyle(2)	9 of 9	100%			9 of 9	100%
John W. Estey	9 of 9	100%	4 of 4 CG&N	100%	18 of 18	100%
			5 of 5 COMP (Chair)	100%
Gerald W. Grandey	9 of 9	100%	5 of 5 COMP	100%	18 of 18	100%
			4 of 4 SHE	100%
C. Steven Hoffman	9 of 9	100%	5 of 5 COMP	100%	18 of 18	100%
			4 of 4 SHE (Chair)	100%
Dallas J. Howe(2)	9 of 9	100%	4 of 4 CG&N	100%	13 of 13	100%
Alice D. Laberge	9 of 9	100%	7 of 7 AUD (Chair)	100%	20 of 20	100%
			4 of 4 CG&N	100%
Keith G. Martell	9 of 9	100%	7 of 7 AUD	100%	21 of 21	100%
			5 of 5 COMP	100%
Jeffrey J. McCaig	9 of 9	100%	5 of 5 COMP	100%	18 of 18	100%
			4 of 4 SHE	100%
Mary Mogford	9 of 9	100%	4 of 4 CG&N (Chair)	100%	18 of 18	100%
			5 of 5 COMP	100%
Elena Viyella de Paliza	9 of 9	100%	4 of 4 SHE	100%	13 of 13	100%
Aggregate Attendance	116 of 117	99%	35 of 35 AUD	100%	225 of 226	99%
			20 of 20 CG&N	100%
			30 of 30 COMP	100%
			24 of 24 SHE	100%

(1)	Mr. Clauw resigned from the Board effective February 4, 2014.

(2)	In addition to the committees of which he is a member, Mr. Howe, as Board Chair, regularly attends other committee meetings as well. Mr. Howe attended all but one of the committee meetings held in 2013. At the invitation of applicable committees, Mr. Doyle attended all or a portion of many of the committee meetings held in 2013, including all of the Compensation and CG&N committee meetings. In an effort to provide directors with a more complete understanding of the issues facing the Corporation and in line with the Corporation’s core values, directors are encouraged to attend committee meetings of which they are not a member.

Pursuant to the PotashCorp Governance Principles, the Board has adopted a policy of meeting in executive session, without management present, at each meeting of the Board. In practice, two such sessions occur at each meeting of the Board; one prior to the business of the meeting and one at the conclusion of the meeting. The Board has also adopted a policy of meeting in executive session, with only independent directors present, at each meeting of the Board. The presiding director at these executive sessions is Dallas J. Howe, the Board Chair, or, in his absence, a director selected by majority vote of those directors present. Sessions are of no fixed duration and participating directors are encouraged to raise and discuss any issues of concern. Each Committee of the Board also meets in executive session, without management present, at each meeting of the respective Committee. Directors are expected to attend each Annual Meeting of Shareholders of the Corporation. Each director nominee was present at the Corporation’s 2013 Annual Meeting of Shareholders.

PotashCorp 2014 Management Proxy Circular	18

Director Compensation

2013 Director Compensation Package

We establish director compensation after considering the advice of independent consultants Towers Watson, with a view to establishing compensation at the median of the Comparator Group (see “Compensation — Compensation Discussion and Analysis — Compensation Principles” on page 40). Only non-employee directors (the “outside directors”) are compensated for service on the Board. The following table displays the compensation structure for 2013 for all outside directors.

Item or Service	Fee(1)
Board Chair retainer	$400,000	(1)
Director retainer	$200,000	(1)
Committee Chair retainers
Audit Committee	$20,000
Compensation Committee	$20,000
CG&N Committee	$15,000
SH&E Committee	$15,000
Non-Chair Committee member retainer	$5,000
Travel fee (per day)	$500
Per diem for Committee meeting	$1,500	(2)

(1)	Reflects annual retainer effective July 1, 2013, when the annual retainer for outside directors was increased by $15,000 from $185,000 and the annual retainer for the Board Chair was increased by $30,000 from $370,000, after considering the recommendations of Towers Watson.

(2)	Each outside director who was a member of a Board Committee, other than the Board Chair, received a per diem fee of $1,500 for committee meetings he or she attended, provided such meetings were not held the same day as a Board meeting.

As described below, each outside director can defer, in the form of DSUs, up to 100% of the annual retainer payable to him or her in respect of serving as a director, which would otherwise be payable in cash. Due to the economic challenges faced in 2013, including the operating changes and workforce reductions we announced in December 2013, the Board determined not to grant any increase in director compensation for 2014.

Stock-Based Compensation

Effective November 20, 2001, we adopted the Deferred Share Unit Plan (the “DSU Plan”), which allows outside directors to defer, in the form of DSUs, up to 100% of the annual retainer payable to him or her in respect of serving as a director that would otherwise be payable in cash. Each DSU has an initial value equal to the market value of a Share at the time of deferral. The DSU Plan is intended to enhance our ability to attract and retain highly qualified individuals to serve as directors and to promote a greater alignment of interests between such directors and our shareholders. The DSU Plan also provides for discretionary grants of DSUs, which the Board discontinued on January 24, 2007 in connection with an increase to the annual retainer.

Each DSU is credited to the account of an individual director and is fully vested at the time of grant, but is distributed only when the outside director has ceased to be a member of the Board, provided that the director is neither our employee nor an employee of any of our subsidiaries. In accordance with elections made pursuant to the terms of the DSU Plan, the director will receive, within a specified period following retirement, a cash payment equal to his or her DSUs multiplied by the applicable Share price at the date of valuation (reduced by the amount of applicable withholding taxes). While the Compensation Committee, with Board approval, has the discretion to distribute Shares in lieu of cash, the Compensation Committee and Board have determined that all distributions pursuant to the DSU Plan will be made in cash. DSUs earn dividends in the form of additional DSUs at the same rate as dividends are paid on Shares.

The number of DSUs credited to the director’s account with respect to director retainer fees that the director elects to allocate to the DSU Plan is determined as of the last trading day of each calendar quarter and is equal to the quotient obtained by dividing (a) the aggregate amount of retainer fees allocated to the DSU Plan for the relevant calendar quarter by (b) the market value of a Share on such last trading day (determined on the basis of the closing price on the TSX for participants resident in Canada and on the basis of the closing price on the NYSE for all other participants).

In 2013, the following outside directors elected to receive all or a portion of 2013 director retainer fees in the form of DSUs: Mr. Burley, Mr. Chynoweth, Mr. Estey, Mr. Grandey, Mr. Hoffman, Ms. Laberge, Mr. Martell and Mr. McCaig.

The outside directors were not granted any stock options in 2013 and have not been granted any stock options since the Board’s decision in 2003 to discontinue stock option grants to outside directors.

Share Ownership Requirements

The Board believes that the economic interests of directors should be aligned with those of shareholders. By the time a director has served on the Board for five years, he or she must own Shares and/or DSUs with a value equal to at least five times the annual retainer paid to directors with at least one-half of such ownership requirement to be satisfied by the time a director has served on the Board for two and one-half years. The Board may make exceptions to these standards in particular circumstances.

If a director’s Share ownership falls below the minimum guidelines due to a decline in the Share price, such director will have three years to restore compliance. For purposes of determining compliance during this three-year period, the director’s Shares will be valued at the higher of cost or market value.

As of February 20, 2014, all of our directors were in compliance with the applicable requirements described above.

19	PotashCorp 2014 Management Proxy Circular

Other Benefits

Directors participate in our Group Life Insurance coverage (Cdn$50,000), Accidental Death and Dismemberment coverage (Cdn$100,000), Business Travel Accidental coverage (Cdn$1,000,000) and Supplemental Business Travel Medical coverage (Cdn$1,000,000). The amounts set forth in parenthesis with respect to each benefit indicates the per calendar year coverage for each director.

The following table sets forth the compensation earned by our outside directors during fiscal 2013 as prescribed in accordance with Item 402(k) of Regulation S-K. The table in footnote (2) below sets forth further details, including the amount of each outside director’s 2013 annual retainer and committee meeting and other fees received in the form of cash and DSUs.

2013 Non-Employee Director Compensation(1)

(see explanatory notes)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(6)	Total ($)
Christopher M. Burley	165,875	57,466	—	—	—	139	223,480
Donald G. Chynoweth	115,750	104,158	—	—	—	139	220,047
Daniel Clauw(7)	222,000	—	—	—	—	453	222,453
John W. Estey	117,250	197,620	—	—	—	453	315,323
Gerald W. Grandey	8,500	211,559	—	—	—	139	220,198
C. Steven Hoffman	9,500	238,117	—	—	—	453	248,070
Dallas J. Howe	385,000	129,692	—	—	—	139	514,831
Alice D. Laberge	155,875	140,447	—	—	—	139	296,461
Keith G. Martell	164,375	73,594	—	—	—	139	238,108
Jeffrey J. McCaig	9,500	315,275	—	—	—	139	324,914
Mary Mogford	222,000	97,162	—	—	—	139	319,301
Elena Viyella de Paliza	207,500	54,667	—	—	—	453	262,620

(1)	Those amounts that were paid in Canadian dollars have been converted to United States dollars using the average exchange rate for the month prior to the date of payment.

(2)	Stock Award amounts set forth above include the amount of annual retainer deferred into DSUs plus dividend amounts on DSUs. The following table sets forth each outside director’s annual retainer, meeting and other fees for fiscal year 2013 that were earned or paid in the form of cash or deferred in the form of DSUs.

Remuneration of Directors

For the Fiscal Year Ended December 31, 2013

	Annual Retainer		Committee Meeting and Other Fees ($)	Total Remuneration ($)	Percentage of Total Remuneration in DSUs (%)
Name	Cash ($)	DSUs ($)
Christopher M. Burley	151,875	50,625	14,000	216,500	23.38
Donald G. Chynoweth	101,250	101,250	14,500	217,000	46.66
Daniel Clauw	202,500	—	19,500	222,000	—
John W. Estey	108,750	108,750	8,500	226,000	48.12
Gerald W. Grandey	—	202,500	8,500	211,000	95.97
C. Steven Hoffman	—	212,500	9,800	222,000	95.72
Dallas J. Howe	385,000	—	—	385,000	—
Alice D. Laberge	141,375	76,125	14,500	232,000	32.81
Keith G. Martell	151,875	50,625	12,500	215,000	23.55
Jeffrey J. McCaig	—	202,500	9,500	212,000	95.52
Mary Mogford	212,500	—	9,500	222,000	—
Elena Viyella de Paliza	197,500	—	10,000	207,500	—
Total	1,652,625	1,004,875	130,500	2,788,000	36.04

PotashCorp 2014 Management Proxy Circular	20

(3)	Reports the grant date fair value, as calculated in accordance with Financial Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), for DSUs received in 2013 pursuant to the DSU Plan.

The grant date fair value of each grant of DSUs received by each outside director in 2013 was as follows:

Name	February 7, 2013 (Dividend)	March 31, 2013 (Deferred Fees)	May 2, 2013 (Dividend)	June 30, 2013 (Deferred Fees)	August 2, 2013 (Dividend)	September 30, 2013 (Deferred Fees)	November 5, 2013 (Dividend)	December 31, 2013 (Deferred Fees)
Christopher M. Burley	$1,151	$12,188	$1,572	$12,188	$1,968	$13,125	$2,149	$13,125
	(27.35 units)	(308.44 units)	(37.63 units)	(309.82 units)	(68.09 units)	(424.15 units)	(65.49 units)	(393.23 units)

Donald G. Chynoweth	$306	$24,375	$564	$24,375	$871	$26,250	$1,167	$26,250
	(7.26 units)	(616.89 units)	(13.51 units)	(619.64 units)	(30.14 units)	(848.30 units)	(35.58 units)	(786.45 units)

Daniel Clauw	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—

John W. Estey	$15,247	$26,250	$20,618	$26,250	$26,187	$28,125	$26,818	$28,125
	(362.25 units)	(668.79 units)	(493.62 units)	(688.43 units)	(905.80 units)	(899.14 units)	(817.38 units)	(853.31 units)

Gerald W. Grandey	$1,212	$48,750	$1,905	$48,750	$2,665	$52,500	$3,277	$52,500
	(28.80 units)	(1,233.78 units)	(45.60 units)	(1,239.29 units)	(92.19 units)	(1,696.59 units)	(99.86 units)	(1,572.90 units)

C. Steven Hoffman	$3,971	$51,250	$5,686	$51,250	$7,626	$55,000	$8,334	$55,000
	(94.34 units)	(1,305.73 units)	(136.14 units)	(1,344.09 units)	(263.79 units)	(1,758.31 units)	(254.01 units)	(1,668.69 units)

Dallas J. Howe	$24,040	—	$31,057	—	$36,909	—	$37,686	—
	(571.15 units)	—	(743.52 units)	—	(1,276.68 units)	—	(1,148.62 units)	—

Alice D. Laberge	$11,747	$18,375	$15,303	$18,375	$18,338	$19,688	$18,933	$19,688
	(279.08 units)	(465.04 units)	(366.36 units)	(467.12 units)	(634.31 units)	(636.22 units)	(577.04 units)	(589.84 units)

Keith G. Martell	$4,141	$12,188	$5,434	$12,188	$6,558	$13,125	$6,835	$13,125
	(98.38 units)	(308.44 units)	(130.09 units)	(309.82 units)	(226.85 units)	(424.15 units)	(208.33 units)	(393.23 units)

Jeffrey J. McCaig	$20,437	$48,750	$26,741	$48,750	$32,182	$52,500	$33,415	$52,500
	(485.56 units)	(1,233.78 units)	(640.21 units)	(1,239.29 units)	(1,113.18 units)	(1,696.59 units)	(1,018.45 units)	(1,572.90 units)

Mary Mogford	$18,010	—	$23,267	—	$27,651	—	$28,234	—
	(427.89 units)	—	(557.02 units)	—	(956.46 units)	—	(860.52 units)	—

Elena Viyella de Paliza	$9,536	—	$12,778	—	$16,079	—	$16,274	—
	(226.55 units)	—	(305.90 units)	—	(556.17 units)	—	(496.00 units)	—

(4)	As of December 31, 2013, the total number of DSUs held by each outside director was as follows: Mr. Burley, 7,023.69; Mr. Chynoweth, 4,388.80; Mr. Clauw, 0; Mr. Estey, 78,294.65; Mr. Grandey, 11,683.79; Mr. Hoffman, 25,733.87; Mr. Howe, 116,293.59; Ms. Laberge, 59,012.33; Mr. Martell, 21,485.82; Mr. McCaig, 104,687.14; Ms. Mogford, 87,124.48 and Ms. Viyella de Paliza, 46,992.22.

(5)	As of December 31, 2013, none of the outside directors held outstanding options.

(6)	Reports the cost of tax gross-ups for taxable benefits and life insurance premiums paid for the benefit of each director.

(7)	Mr. Clauw resigned from the Board effective February 4, 2014.

21	PotashCorp 2014 Management Proxy Circular

“At-Risk” Investment and Year Over Year Changes

The following table provides ownership information as at February 20, 2014 and February 19, 2013, respectively.

	Director Since	Year	Common Shares (#)	DSUs (#)(1)	Common Shares and DSUs (#)	Total At-Risk Value of Common Shares and DSUs ($)(2)	Value of Common Shares/DSUs Needed to Meet 2014 Ownership Guideline ($)	Ownership Guideline Compliance(3)(4)	Equity at Risk Multiple of 2013 Annual Retainer	Shares Deemed to be Beneficially Owned (#)(5)(6)
Christopher M. Burley	2009	2014	30,000	7,084	37,084	1,247,163	1,050,000	YES	5.9	30,000
		2013	30,000	5,416	35,416	1,470,153				30,000
		Change	—	+1,668	+1,668					—
Donald G. Chynoweth	2012	2014	7,000	4,427	11,427	384,290	1,050,000	YES	1.8	7,000
		2013	—	1,438	1,438	59,703				—
		Change	+7,000	+2,989	+9,989					+7,000
William J. Doyle(7)	1989	2014	2,929,421	—	2,929,421	98,516,429	n/a	n/a	n/a	8,307,871
		2013	2,267,936	—	2,267,936	94,142,017				8,658,994
		Change	+661,486	n/a	+661,486					-351,123
John W. Estey	2003	2014	3,000	79,118	82,118	2,761,647	1,125,000	YES	12.3	3,000
		2013	3,000	72,968	75,968	3,153,439				3,000
		Change	—	+6,150	+6,150					—
Gerald W. Grandey	2011	2014	5,500	11,785	17,285	581,312	1,050,000	YES	2.8	5,500
		2013	2,500	5,703	8,203	340,530				2,500
		Change	+3,000	+6,082	+9,082					+3,000
C. Steven Hoffman	2008	2014	6,600	26,004	32,604	1,096,495	1,100,000	YES	5.0	6,600
		2013	6,600	19,003	25,603	1,062,785				6,600
		Change	—	+7,001	+7,001					—
Dallas J. Howe	1991	2014	327,645	117,306	444,951	14,963,715	2,000,000	YES	37.4	327,645
		2013	327,645	113,124	440,769	18,296,353				327,645
		Change	—	+4,182	+4,182					—
Alice D. Laberge	2003	2014	17,000	59,526	76,526	2,573,578	1,125,000	YES	11.4	17,000
		2013	17,000	55,276	72,276	3,000,193				17,000
		Change	—	+4,250	+4,250					—
Consuelo E. Madere		2014	—	n/a	—	—	1,000,000	YES	—	—
		2013	n/a	n/a	n/a	n/a		(to be satisfied by May 15, 2019)		n/a
		Change	n/a	n/a	n/a					n/a
Keith G. Martell	2007	2014	3,800	21,672	25,472	856,655	1,050,000	YES	4.1	3,800
		2013	2,800	19,484	22,284	925,046				2,800
		Change	+1,000	+2,188	+3,188					+1,000
Jeffrey J. McCaig(8)	2001	2014	252,000	105,598	357,598	12,026,049	1,050,000	YES	57.3	252,000
		2013	252,000	96,172	348,172	14,452,650				252,000
		Change	—	+9,426	+9,426					—
Mary Mogford	2001	2014	67,193	87,883	155,076	5,215,214	1,100,000	YES	23.7	67,193
		2013	67,173	84,750	151,923	6,306,343				67,173
		Change	+20	+3,133	+3,153					+20
Elena Viyella de Paliza	2003	2014	57,000	47,486	104,486	3,513,888	1,025,000	YES	17.1	57,000
		2013	57,000	45,634	102,634	4,260,343				57,000
		Change	—	+1,852	+1,852					—
Total		2014	3,706,159	567,889	4,274,048	143,736,435				9,084,609
		2013	3,033,653	518,968	3,552,621	147,469,555				9,424,712
		Change	+672,506	+48,921	+721,427					-340,103

PotashCorp 2014 Management Proxy Circular	22

(1)	DSUs do not carry any voting rights. The number of DSUs held by each director has been rounded down to the nearest whole number.

(2)	Based on the closing price per Share on the NYSE of $41.51 on February 19, 2013 and $33.63 on February 20, 2014.

(3)

By the time a director has served on the Board for 5 years, he or she must own Shares and/or DSUs with a value at least five times the annual retainer paid to directors. One-half of this ownership threshold is required to be achieved within 2 1/2 years. If a director’s Share ownership falls below the minimum requirements due to a decline in the Share price, such director will have three years to restore compliance. For purposes of determining compliance during the three-year period, the director’s Shares will be valued at the higher of cost or market value.

(4)	Mr. Chynoweth has until May 17, 2017 to satisfy his ownership requirement, Mr. Grandey has until September 9, 2016 and, assuming she is elected, Ms. Madere will have until May 15, 2019. Mr. Martell and Mr. Hoffman had achieved the requisite ownership requirement within 5 years of joining the Board; however, due to a decline in the Share price after February 19, 2013 they are currently below the minimum requirement and, as such, have three years to restore compliance. For purposes of determining compliance during this three-year period, their Shares will be valued at the higher of cost or market value.

(5)	For 2014, the number of Shares indicated above as deemed to be beneficially owned by the nominated directors includes Shares purchasable by such directors within 60 days of February 20, 2014 through the exercise of options granted by the Corporation, as follows: Mr. Doyle 5,378,450 Shares. No stock options have been granted to the Corporation’s non-employee directors since November 2002 and none are outstanding.

For 2013, the number of Shares indicated above as deemed to be beneficially owned by the nominated directors included Shares purchasable by such directors within 60 days of February 19, 2013 through the exercise of options granted by the Corporation, as follows: Mr. Doyle 6,391,058 Shares. No stock options have been granted to the Corporation’s non-employee directors since November 2002 and none are outstanding.

(6)	No Shares beneficially owned by any of the directors are pledged as security.

(7)	Includes 59,694 Shares held in the William & Kathy Doyle Foundation; 864,675 Shares held in the WJ Doyle Revocable Trust; 692,184 Shares held in the Doyle Family LLC (Mr. Doyle controls these Shares and has a beneficial interest in a majority of the interests of the LLC; however, the remaining interests of the LLC are beneficially owned by members of Mr. Doyle’s immediate family); 82,877 Shares held in the Doyle Family Stock Trust II; 42,439 Shares held in the DFG Trust; 100,000 Shares held in the DFG Trust III; 646,842 Shares held in Doyle Investments LLC (Mr. Doyle controls these Shares; however the majority of the interests of the LLC are beneficially owned by members of Mr. Doyle’s immediate family); 191,018 Shares held in the DFP Trust, 195,878 Shares held in the DFP Trust II and 53,814 Shares held in the DFST IV Trust.

(8)	Includes 97,046 Shares held in The Jeffrey & Marilyn McCaig Family Foundation.

23	PotashCorp 2014 Management Proxy Circular

Appointment of Auditors and Report of Audit Committee

PotashCorp strongly values the importance of accurate and transparent financial disclosure and effective internal controls over financial reporting. To that end, PotashCorp is continually working to maintain sound accounting practices, internal controls and risk management practices. PotashCorp’s standing Audit Committee actively assists the Board in fulfilling its oversight responsibilities to ensure (i) the integrity of PotashCorp’s financial statements, (ii) PotashCorp’s compliance with legal and regulatory requirements, (iii) the qualification and independence of PotashCorp’s independent auditors and (iv) the effective performance of PotashCorp’s independent auditors. Under the Audit Committee Charter adopted by the Board, the Audit Committee has responsibility for the oversight of PotashCorp’s financial reporting and audit processes and related internal controls on behalf of the Board.

Letter from and Report of the Audit Committee

To Our Fellow Shareholders:

A. Laberge, Chair	C. Burley	D. Chynoweth	K. Martell

During 2013, we met seven times. At these meetings, we met with senior members of PotashCorp’s financial management team. Additionally, we had multiple private sessions with various members of the executive team, including PotashCorp’s Chief Financial Officer, Vice President Internal Audit, General Counsel and their designees. At these meetings, we had candid discussions regarding PotashCorp’s financial disclosures, financial and risk management and other legal, accounting, auditing and internal control matters.

Deloitte LLP, PotashCorp’s independent auditor, reports directly to us, and we have the sole authority to appoint, oversee, evaluate and discharge the independent auditors and to approve fees paid for their services. At our meetings, we candidly discuss PotashCorp’s financial reporting with Deloitte LLP, often without management present. We review with Deloitte LLP the results of its audits as well as its review of PotashCorp’s internal control over financial reporting and the overall quality of PotashCorp’s financial reporting. We believe that these candid discussions with those involved in the company’s financial reporting assist us in overseeing the functioning of PotashCorp’s financial reporting.

In 2013, PotashCorp was honored by three Awards of Excellence from the Chartered Professional Accountants of Canada in the categories of Financial Reporting, Corporate Reporting in Mining and Electronic Disclosure.

Audit Committee Charter

At least annually, we review PotashCorp’s Disclosure Controls and Procedures, our Committee Charter and the PotashCorp Core Values and Code of Conduct. This review gives us an opportunity to analyze our responsibilities under these documents and to ensure that the documents comply with current regulatory requirements. Both the Audit Committee Charter and the PotashCorp Core Values and Code of Conduct are available on PotashCorp’s website, www.potashcorp.com. The Audit Committee Charter is also attached as Appendix E to this Management Proxy Circular.

PotashCorp 2014 Management Proxy Circular	24

Report of Audit Committee

In overseeing the audit process, we received the independent auditor’s written disclosures and a letter dated February 20, 2014, as required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), describing all relationships between the auditors and PotashCorp that might bear on the auditors’ independence and the auditors’ judgment that they are, in fact, independent. We discussed with the independent auditors their independence and their written disclosures. We also reviewed the organizational structure, procedure and practices that support the objectivity of the internal audit department and reviewed the Internal Audit Department Charter. We reviewed with both the independent and the internal auditors their audit plans and scope, as well as the identification of audit risks.

We also discussed, with and without management present, the results of the independent auditor examination required by applicable standards and the results of the internal audit examinations, including the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the PCAOB, as amended from time to time.

In our meetings with financial management, internal audit and the independent auditors, we reviewed the unaudited interim financial statements and interim earnings releases and approved the unaudited interim financial statements for the applicable quarter. We also reviewed and approved the quarterly Management’s Discussion and Analysis. We reviewed and discussed with management and the independent auditors, the Management’s Discussion and Analysis and the audited financial statements of PotashCorp as at and for the fiscal year ended December 31, 2013, including the quality and acceptability of PotashCorp’s financial reporting practices and the completeness and clarity of the related financial disclosures. Management is responsible for the preparation of PotashCorp’s financial statements and the independent auditors are responsible for auditing those financial statements.

We reviewed the processes involved in evaluating PotashCorp’s internal control environment, and we also oversaw and monitored the 2013 compliance process related to the certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

Based on review and discussions with management and the independent auditors discussed above, we recommended to the Board that the audited consolidated financial statements and Management’s Discussion and Analysis be included in PotashCorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC and Canadian securities regulatory authorities. The Audit Committee also recommended the reappointment of the independent auditors.

Risk Management

PotashCorp faces many risks including financial, regulatory, operational, compliance, accounting and reputational risks. The Board oversees the risk management process to ensure the program is appropriate and regularly reviewed and evaluated.
While management is responsible for the day-to-day management of risk, the Board’s responsibilities include approving adequate policies, procedures and systems to implement PotashCorp’s strategy and manage risk. The Board satisfies this duty through its committees, each of which focuses primarily on risks related to its area of oversight. For additional information regarding risk management, see “Global Risk Perspective” beginning on page 24 of our 2013 Annual Integrated Report.

In particular, the Audit Committee monitors PotashCorp’s risk management process quarterly, focusing primarily on financial and regulatory compliance risk. We also have oversight responsibility for PotashCorp’s compliance with legal and regulatory requirements. We receive regular reports of PotashCorp’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year, an overview of the corporate ethics and compliance training program and quantitative and qualitative accounts of compliance matters that have been reported to PotashCorp. In addition to ensuring that there are mechanisms for the anonymous submission of ethics and compliance reports generally, we have established specific procedures for:

•	the receipt, retention and treatment of complaints received by PotashCorp regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of PotashCorp of concerns regarding questionable accounting or auditing matters.

In 2013, we received presentations in the areas of enterprise asset management, pension funding and investment performance and developments in auditor regulation. For additional information regarding the Corporation’s risk management activities, see “Global Risk Perspective” in our 2013 Annual Integrated Report.

Conclusion

We are proud of PotashCorp’s financial reporting processes and procedures and continue to work hard to accurately disclose financial information and maintain effective internal controls on financial reporting.

By the Audit Committee:

Alice D. Laberge (Chair)

Christopher M. Burley

Donald G. Chynoweth

Keith G. Martell

25	PotashCorp 2014 Management Proxy Circular

Audit Committee Membership

The Board has determined that the following directors, each of whom served as members of the Audit Committee during the year ended December 31, 2013, are or were independent according to the Board’s independence standards as set out in the PotashCorp Governance Principles (which is available on PotashCorp’s website, www.potashcorp.com), National Instrument 52-110 “Audit Committees” (“NI 52-110”), applicable rules of the SEC and the NYSE rules. See also “Board of Directors — Director Independence and Other Relationships” and “Board of Directors — Director Independence” on pages 15 and 16, respectively. Mr. Clauw resigned from the Board effective February 4, 2014.

Alice D. Laberge (Chair)

Christopher M. Burley

Donald G. Chynoweth

Daniel Clauw

Keith G. Martell

The Board has determined that Mr. Burley, Ms. Laberge and Mr. Martell each qualify as an “audit committee financial expert” under SEC rules, and all members of the Audit Committee have the requisite accounting and/or related financial management expertise required under NYSE rules. In addition, the Board has determined that each member of the Audit Committee is “financially literate” within the meaning of and required by NI 52-110.

Education and Experience of Audit Committee Members

The following is a brief description of the qualifications, education and experience for each current member of the Audit Committee that are relevant to the performance of his or her responsibilities as a member of the Audit Committee.

Ms. Laberge has acquired significant financial experience and exposure to accounting and financial issues as a Corporate Director, the former President, Chief Executive Officer and Chief Financial Officer of Fincentric Corporation, Chief Financial Officer of MacMillan Bloedel Limited and a director and audit committee member of various public companies. In her positions with previous companies, she was actively involved in assessing the performance of the companies’ auditors. Ms. Laberge completed her Masters of Business Administration at the University of British Columbia.

As a Corporate Director and former Managing Director and Vice Chairman, Energy of Merrill Lynch Canada Inc., and with 23 years experience in the investment banking industry, Mr. Burley has gained significant experience relevant to the performance of his responsibilities as an Audit Committee member and as an audit committee member of Parallel Energy Trust. Mr. Burley is also the former Managing Director and Chief Financial Officer of Smith Barney Canada Inc., where his duties included direct supervisory experience of accounting personnel and responsibility for the firm’s Canadian regulatory filings and compliance. Mr. Burley completed his Masters of Business Administration at the University of Western Ontario.

Mr. Chynoweth has gained financial experience through his 26 years in operational management, including a significant understanding of audit review processes. Mr. Chynoweth is Senior Vice President of SNC Lavalin O&M and sits on the board of AltaLink, L.P. Mr. Chynoweth received a Bachelor of Commerce degree from the University of Saskatchewan and has completed the Director’s Education Program with the Institute of Corporate Directors.

Mr. Martell has acquired significant financial experience as Chairman and Chief Executive Officer of First Nations Bank of Canada, as a former director of the Public Sector Pension Investment Board of Canada (where he was the Chair of the Audit Committee), and The North West Company Inc. and as a past trustee of The North West Company Fund. Mr. Martell is a chartered accountant and practiced for ten years with KPMG LLP. He received his Bachelor of Commerce degree from the University of Saskatchewan.

Appointment of Our Auditors

Appointment of Auditors

The Board, on recommendation from the Audit Committee, recommends the re-appointment of Deloitte LLP as auditors. Deloitte LLP (or its predecessors) have been PotashCorp’s auditors since PotashCorp’s initial public offering in 1989. Deloitte LLP, as the independent auditors, report directly to the Audit Committee. The Audit Committee oversees the work and reviews the performance of the independent auditors and makes recommendations to the Board regarding the appointment or discharge of the independent auditors.

Proxies solicited hereby will be voted to reappoint the firm of Deloitte LLP, the present auditors, as PotashCorp’s auditors until the next annual meeting of shareholders, unless the shareholder signing such proxy specifies otherwise.

A representative of Deloitte LLP is expected to attend the Meeting. At that time, the representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

PotashCorp 2014 Management Proxy Circular	26

Pre-Approval Policy for External Auditor Services

Subject to applicable law, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditors. The Audit Committee has adopted procedures for the pre-approval of engagements for services of its external auditors.

The Audit Committee’s policy requires pre-approval of all audit and non-audit services provided by the external auditor. The policy identifies three categories of external auditor services and the pre-approval procedures applicable to each category, as follows:

(1)	Audit and audit-related services — these are identified in the annual Audit Service Plan presented by the external auditor and require annual approval. The Audit Committee monitors the audit services engagement at least quarterly.

(2)	Pre-approved list of non-audit services — non-audit services which are reasonably likely to occur have been identified and receive general pre-approval of the Audit Committee, and as such do not require specific pre-approvals. The term of any general pre-approval is 12 months from approval unless otherwise specified. The Audit Committee annually reviews and pre-approves the services on this list.

(3)	Other proposed services — all proposed services not categorized above are brought forward on a case-by-case basis and specifically pre-approved by the Chair of the Audit Committee, to whom pre-approval authority has been delegated.

Auditor’s Fees

For the years ended December 31, 2013 and December 31, 2012, Deloitte LLP received the following fees:

	Year Ended December 31,
	2013	2012
Audit Fees	$2,823,166	$3,124,769
Audit-Related Fees	255,018	289,574
Tax Fees	167,066	256,039
All Other Fees	290,080	—

Audit Fees

Deloitte LLP billed PotashCorp $2,823,166 and $3,124,769 for 2013 and 2012, respectively, for the following audit services (i) audit of the annual consolidated financial statements of PotashCorp for the fiscal years ended December 31, 2013 and 2012; (ii) review of the interim financial statements of PotashCorp included in quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2013 and 2012; (iii) audits of individual statutory financial statements; (iv) the provision of consent letters; and (v) the provision of comfort letters.

Audit-Related Fees

Deloitte LLP billed PotashCorp $255,018 and $289,574 for 2013 and 2012, respectively, for the following services (i) accounting consultations regarding financial accounting and reporting standards; (ii) employee benefit plan audits; and (iii) verification letters issued for certain of the Company’s environmental liabilities.

Tax Fees

Deloitte LLP billed PotashCorp $167,066 and $256,039 for 2013 and 2012, respectively, for the following services (i) tax compliance; (ii) tax planning; and (iii) tax advice, including minimizing tax exposure or liability.

Other Fees

Deloitte LLP billed PotashCorp $290,080 and $NIL for 2013 and 2012, respectively, for services related to the preliminary evaluation of software applications.

All fees paid to the independent auditors for 2013 were approved in accordance with the pre-approval policy.

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Corporate Governance

PotashCorp, its Board and its management are committed to the highest standards of corporate governance and transparency. The Corporation has a standing Corporate Governance and Nominating Committee. The CG&N Committee Charter is available on the Corporation’s website at www.potashcorp.com.

The Board, through the CG&N Committee, continually evaluates and enhances the Corporation’s corporate governance practices by monitoring Canadian and U.S. regulatory developments and the transparency of public company disclosure.

PotashCorp’s corporate governance practices placed second out of 232 companies in The Globe and Mail’s 2013 Board Games.

Letter from and Report of the Corporate Governance & Nominating Committee

To Our Fellow Shareholders:

M. Mogford, Chair	C. Burley	J. Estey	D. Howe	A. Laberge

We are pleased to report that PotashCorp continues to be recognized by external third parties for leadership in corporate governance and shareholder engagement. We are proud of the Corporation’s achievements to date, some of which are outlined below; however, we continue to strive to be at the forefront of best governance practices. While monitoring external trends and commentary, we continuously review matters and are guided by doing the right thing for our company and shareholders. Our governance practices, the role of the CG&N Committee and some of our current areas of focus are described in more detail below.

Statement of Corporate Governance Practices

In Canada, we comply with corporate governance rules of the Canadian securities regulatory authorities in all of the provinces and disclose our corporate governance practices in accordance with NI 58-101 in reference to the benchmarks set out in National Policy 58-201 “Corporate Governance Guidelines”.

In the United States, we comply with the provisions of the Sarbanes-Oxley Act, the rules adopted by the SEC, including rules adopted pursuant to the Sarbanes-Oxley Act as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as the governance rules of the NYSE, in each case as applicable to a foreign private issuer. There are no significant differences between the Corporation’s corporate governance practices and those required of U.S. domestic issuers under the NYSE rules.

A core responsibility of the CG&N Committee is to oversee the Corporation’s compliance with these regulatory requirements. Details of the Corporation’s corporate governance practices are described in Appendix A to this Management Proxy Circular.

Furthermore, in accordance with the requirements of NI 58-101, the text of the Corporation’s Board of Directors Charter is attached as Appendix D to this Management Proxy Circular.

To assist with compliance and the achievement of best corporate governance practices, the Board has adopted the PotashCorp Governance Principles and PotashCorp Core Values and Code of Conduct which can be found together with other governance related documents, on the Corporation’s website, www.potashcorp.com, and are available in print to any shareholder who requests a copy.

The Board exercises its duties directly and through its Committees. The Board has four standing committees: the Audit Committee, the CG&N Committee, the Compensation Committee and the Safety, Health and Environment Committee. The report of the Compensation Committee is contained in the section “Compensation”, beginning on page 34 and the report of the Audit Committee can be found in the section “Appointment of Auditors and Report of Audit Committee”, beginning on page 24 of this Management Proxy Circular. The Safety, Health and Environment Committee is responsible for the review and

PotashCorp 2014 Management Proxy Circular	28

recommendation of policies, management systems and performance objectives for the safety, health and environmental matters that affect the Corporation. The Safety, Health and Environment Committee Charter and the 2013 Annual Integrated Report, which outline the Corporation’s activities and achievements in the areas of safety, health and the environment, are both available on our website at www.potashcorp.com.

Role of the CG&N Committee and Governance Procedures

As part of PotashCorp’s commitment to establishing best corporate governance practices, the CG&N Committee actively assists the Board throughout the year by, among other things: (i) continually evaluating and enhancing the Corporation’s corporate governance practices; (ii) overseeing the Corporation’s compliance with regulatory requirements; (iii) facilitating the director nomination process, including the recruitment and recommendation of director candidates; (iv) managing the annual review of Board and Committee performance; (v) implementing a comprehensive program of director orientation and on-going education; and (vi) pursuing an innovative outreach strategy for shareholder and stakeholder engagement.

During 2013, our Committee met four times. In connection with the CG&N Committee’s responsibility for developing and implementing best Board governance practices and in overseeing compliance with current and emerging governance requirements and trends, the Chair of the CG&N Committee works closely with the Corporate Secretary, the Associate General Counsel and the Vice President of Investor and Public Relations to ensure the CG&N Committee stays aware of developments and trends in best governance practices in North America and internationally. A checklist of regulatory requirements applicable to the Corporation is also maintained and reviewed on a frequent basis.

2013 Governance Activities

For the fourth consecutive year, PotashCorp’s advisory say on pay (“Say on Pay”) vote was overwhelmingly supported by our shareholders with the approval of over 97% of those shareholders present at last year’s annual meeting in person or by proxy. PotashCorp continued to review its shareholder outreach practices with a view to enhancing opportunities for constructive dialogue and engagement with shareholders.

During 2013, the CG&N Committee continued to review the Board “needs matrix” and director succession plan, including preparations for the expected retirement of certain directors over the next few years. Additionally, at each meeting of the CG&N Committee during the course of 2013, the Corporate Secretary and Associate General Counsel made presentations to the Committee regarding certain governance topics of relevance, including board diversity and diversity in senior management. In addition to its usual annual review of takeover preparedness, the Board participated in a simulation regarding shareholder activism. Lastly, the Committee continued its twice yearly process for continuing review of the Corporation’s “Pledge to Saskatchewan”, which was introduced in 2010.

External Recognition

Recent recognition from external third parties includes:

•	The Globe and Mail — 2nd place in the 2013 Board Games (a review of corporate governance practices in Canada).

•	CICA — Award of Excellence for Financial Reporting and Corporate Reporting in Mining (2013, 2012 and 2011) and in the category of Electronic Disclosure.

Nomination Processes, Succession Planning and Board Renewal

A core responsibility of the CG&N Committee is to identify prospective Board members, consistent with Board-approved criteria, and to recommend such individuals to the Board for nomination for election to the Board at each annual meeting of shareholders or to fill vacancies on the Board and address related matters.

For the CG&N Committee to recommend an individual for Board membership, candidates are assessed on their individual qualifications, diversity, experience and expertise and must exhibit the highest degree of integrity, professionalism, values and independent judgment. The CG&N Committee and the Board do not adhere to any quotas in determining Board membership, however, the Board’s formal Processes for Director Succession and Recruitment expressly encourages the promotion of diversity. As a result, while the emphasis on filling board vacancies is on finding the best qualified candidates given the needs and circumstances of the Board, a nominee’s diversity of gender, race, nationality or other attributes may be considered favorably in his or her assessment.

The CG&N Committee believes that the Board should be comprised of directors with a broad range of experience and expertise and utilizes a skills matrix to identify those areas which are necessary for the Board to carry out its mandate effectively. The following table reflects the diverse skill set of the Board and identifies the specific experience and expertise brought by each individual director.

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On an ongoing basis, the CG&N Committee asks incumbent directors and senior management to suggest individuals to be considered as prospective Board nominees. The CG&N Committee identifies the mix of expertise and qualities required for the Board. The Chair of the CG&N Committee, in consultation with the CG&N Committee, the Board Chair and the CEO, maintain an evergreen list of potential candidates and their biographical information. When it becomes apparent that a vacancy on the Board will arise, either from mandatory or elective retirement or otherwise, the CG&N Committee reviews the list of potential candidates against the skill set of incumbent Board members and the range of experience and expertise necessary for the Board. In completing this analysis, the CG&N Committee utilizes the above skills matrix. Those who have the requisite qualifications and meet the Corporation’s standards are ranked by the CG&N Committee in order of preference and are contacted to determine their interest in serving on the Board. The CG&N Committee may also engage the services of a search firm to assist in the identification of director candidates.

Prior to joining the Board, new directors are informed of the degree of energy and commitment the Corporation expects of its directors.

In accordance with section 137 of the Canada Business Corporations Act (the “CBCA”), shareholders holding in the aggregate not less than 5% of the Corporation’s outstanding Shares may submit a formal proposal for individuals to be nominated for election as directors. Shareholders wishing to make such a formal proposal should refer to the relevant provisions of the CBCA for a description of the procedures to be followed. For additional information regarding shareholder proposal, see “2015 Shareholder Proposals” on page 77.

Shareholders who do not meet the threshold criteria for making, or otherwise choose not to make, a formal proposal may at any time suggest nominees for election to the Board. Names of and supporting information regarding such nominees should be submitted to: Corporate Secretary, Potash Corporation of Saskatchewan Inc., Suite 500, 122 — 1st Avenue South, Saskatoon, Saskatchewan, Canada, S7K 7G3.

PotashCorp 2014 Management Proxy Circular	30

In an uncontested election, any director nominee who fails to receive votes in favor of his or her election representing a majority of the shares voted and withheld for the election of the director shall tender his or her resignation for consideration by the CG&N Committee. Except in extenuating circumstances, it is expected that the CG&N Committee will recommend to the Board that the resignation be accepted and become effective within 90 days and that the action taken by the Board be publicly disclosed. To the extent possible, the CG&N Committee and Board members who act on the resignation shall be directors who have themselves received a majority of votes cast.

2014 Nomination Activities

For this year’s Meeting Consuelo E. Madere has been nominated for election as a director. The nomination of Ms. Madere is consistent with the CG&N Committee’s mandate of developing a diverse, talented, experienced and high-functioning Board.

Board, Committee and Individual Director Assessments

The CG&N Committee oversees with the Board Chair and management the review of the performance of the Board, its Committees and individual directors. This assessment process is described in greater detail in the table on pages 16 and 17 and in Appendix A under “Other Board Committees — Board Assessments”.

Director Orientation and Continuing Education

The Board has adopted a New Director Orientation Policy. The orientation program is tailored to the skills, experience, education, knowledge and needs of each new director and consists of a combination of written materials, one-on-one meetings with senior management, site visits and other briefings and training as appropriate. The New Director Orientation Policy is described in greater detail in Appendix A under “Orientation and Continuing Education — Orientation”.

The Board also recognizes the importance of continuing education for directors. This process is described in greater detail in Appendix A under “Orientation and Continuing Education — Orientation”.

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2013 Director Education Activities

During 2013, the Board, its Committees and individual directors participated in presentations and received educational information and/or materials on a variety of matters and topics, including those set out in the table below.

	Topic	Presented/ Hosted By	Attended By
2013
January 10	Reputations at Risk, The Role of the Board	Institute of Corporate Directors (“ICD”) Toronto Chapter	Gerald Grandey
January 29	Aboriginal Initiatives Update	Management	All Directors
February 7	Boardroom Financial Essentials	ICD Calgary	Donald Chynoweth
February 21	Board’s Role in Talent Management	ICD Webinar	Mary Mogford
February 26	Enhancing Audit Committee Effectiveness; Role of the Audit Committee	ICD Webinar	Gerald Grandey
March 21	Leading Through Adversity	Edwards School of Business	Gerald Grandey (speaker)
April 9	Trends in Corporate Board Governance and Director Compensation in Canada: A Review of 2012	Patrick O’Callaghan and Korn/Ferry	Mary Mogford (panel participant)
April 9	Improving the Board Composition Planning and Director Selection Process		Mary Mogford (panel member)
April 26	Why Corporations Fail	Berle Corporate Governance Colloquium	Mary Mogford
May 6	ICD.D Written and Oral Examinations	ICD Calgary	Donald Chynoweth
May 14	Aboriginal Cultural and Historical Overview Orientation Session	Management	C. Steven Hoffman
May 22	ICD National Conference Shareholder Activism: Short vs. Long-Termism	ICD	Donald Chynoweth Gerald Grandey Mary Mogford Dallas Howe Chris Burley
June 17	Enterprise Risk Oversight	ICD Calgary	Donald Chynoweth
July 23	M&A Update and Activism Simulation	Management, Stikeman Elliott & Joele Frank Associates	All Directors
September	CEO Transition	Deloitte LLP	Dallas Howe
September 11	New Brunswick Plant Tour	Management	All Directors
September 18	Avoiding Catastrophic Risk	ICD Calgary	Donald Chynoweth
September 19-20	Global Business Issues (International Trade with Russia and China, Board Governance Issues)	Global Business Forum	Donald Chynoweth

	Topic	Presented/ Hosted By	Attended By
October	Investment Canada Act	CD Howe	Dallas Howe
October 22	Shareholder Activism and Shareholder Communication	ICD Calgary	Donald Chynoweth
October 30	Discussion of Executive Compensation Trends	US governance experts from the John L. Weinberg Centre for Corporate Governance	Mary Mogford

Educational reading materials on matters of significance to the Corporation and the industries in which we operate are periodically included in the materials provided to directors in advance of meetings. Directors are also canvassed for suggestions on educational presentations and reports, and may request that presentations be made by management or external advisors on issues of particular interest. Information and updates on industry matters, relevant global and country specific developments and broad economic trends are provided to directors on a daily basis through media updates.

Shareholder Outreach

Reaching out to stakeholders and listening to their opinions is a core value of PotashCorp. The Board values and is continually seeking new opportunities to engage in constructive dialogue with shareholders and other stakeholders on a wide range of topics including compensation, sustainability, safety, health and the environment and other important governance matters.

The Corporation carries out its shareholder outreach program through a variety of vehicles. In addition, we utilize our website as part of our shareholder outreach program, including the live streaming of our 2013 Annual Meeting of Shareholders. The website also includes the annual investor survey. We also continued our program of investor conferences and meetings. Listening carefully to the views of our shareholders and others is crucial in understanding our investors’ concerns and sentiment. In addition to the foregoing, investors are provided the opportunity to contact our Investor Relations department by letter, e-mail or phone on a continuing basis.

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In 2013, PotashCorp continued to use Twitter to engage with a broader group of stakeholders on topics including news and updates on financial reporting and general corporate information, recruitment and career opportunities at PotashCorp and local Saskatchewan project and community investment news.

As part of its long-established process for engagement beyond the Meeting, the Board invites shareholders and stakeholders to communicate with its members, including the Board Chair or non-management directors specifically, by directing communications by email to directors@potashcorp.com or by mail to:

PotashCorp Board of Directors

c/o Corporate Secretary

Suite 500, 122-1st Avenue South

Saskatoon, Saskatchewan

Canada S7K 7G3

Matters relating to the Corporation’s accounting, internal accounting controls or auditing matters are referred to the Audit Committee. Other matters are referred to the Board Chair. Additionally, to facilitate communications between the Corporation’s shareholders and the Board, it is a PotashCorp policy that both directors standing for re-election and new director nominees are expected to attend the Meeting. In 2013, all such directors and nominees were in attendance.

Independence

Each of the five directors who currently comprise the CG&N Committee is independent according to the Board’s independence standards as set out in the PotashCorp Governance Principles (which is available on the Corporation’s website), NI 58-101 and applicable SEC and NYSE rules. See also “Board of Directors — Director Independence and Other Relationships” and “Board of Directors — Director Independence” on pages 15 and 16.

Conclusion

PotashCorp is dedicated to the pursuit of the best governance practices and ensuring optimal board membership and performance through our nomination and Board renewal processes. We also remain committed to ongoing director education and to constructive and innovative engagement with our shareholders and stakeholders.

By the CG&N Committee:

Mary Mogford (Chair)

Christopher M. Burley

John W. Estey

Dallas J. Howe

Alice D. Laberge

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Compensation

Executive compensation continues to be a focal point for investors and an important responsibility of PotashCorp. Our overarching goal in setting executive compensation is to link our executive pay with our performance. Even as disclosure obligations have become more comprehensive, PotashCorp believes that transparent and concise disclosure of all facets of our executive compensation program greatly benefits our shareholders and our compensation program as a whole. In order to make our compensation disclosure understandable, we focus on the highlights of our program in the following “Letter from and Report of the Compensation Committee”. A more detailed discussion is contained in the “Compensation Discussion and Analysis” (“CD&A”) disclosure that follows the letter and begins on page 39. We encourage you to read this letter and the CD&A, and we welcome your feedback on our compensation program and disclosure.

Letter from and Report of the Compensation Committee

To Our Fellow Shareholders:

J. Estey, Chair	G. Grandey	S. Hoffman	K. Martell	J. McCaig	M. Mogford

Our Responsibilities

The primary purpose of the Compensation Committee, referred to as the “Committee” throughout this “Compensation” section, is to carry out the Board’s overall responsibility for executive compensation. Together, we are committed to getting compensation right, both for our shareholders and for PotashCorp’s long-term success. We employ an independent compensation consultant, Towers Watson, that provides the Committee with input on the philosophy and competitiveness of the design of certain elements of our compensation program. Towers Watson does not provide services to management without the prior approval of the Committee Chair. Under the Committee’s Charter, we are responsible for all compensation issues relating to our directors and executive officers, we provide oversight of the management development and succession planning process and we have a broad role in overseeing PotashCorp’s human capital, including compensation and benefits. For a discussion of the responsibilities and procedures of the Committee, the approval process for the compensation of our CEO and other Named Executive Officers (as defined below) and the Committee’s 2013 Annual Work Plan, which summarizes the actions taken and matters reviewed by the Committee during 2013, see Appendix F to this Management Proxy Circular.

The Committee is, at present, composed of six directors: John W. Estey (Chair), Gerald W. Grandey, C. Steven Hoffman, Keith G. Martell, Jeffrey J. McCaig and Mary Mogford, each of whom the

Board determined has the knowledge and experience to effectively perform his or her responsibilities. The members of the Committee have expertise in, among other areas, general business management and finance, and four of the members are current or former principal executive officers. The Committee held five meetings in 2013 and met in executive session without management present at each of these meetings.

The Committee has reviewed and discussed the CD&A with management and, based on this review and discussion, recommends that the CD&A be included in this Management Proxy Circular and in our annual report on Form 10-K for the year ended December 31, 2013. In addition, the Committee believes that our executive compensation practices are aligned with the Canadian Coalition for Good Governance Principles of Executive Compensation.

Our Executive Compensation Philosophy

We believe our executive compensation plan is simple and clear, so as to be easily communicated to and understood by participants, shareholders and other interested parties.

Our executive compensation plan is designed to:

•	motivate our executives’ actions to be aligned with the long-term interests of our shareholders and other stakeholders;

PotashCorp 2014 Management Proxy Circular	34

•	create an “ownership mentality” in our management team;

•	provide an appropriate level of value sharing between our shareholders and executives; and

•	incent and reward performance in line with our corporate goals and shareholder experience.

Our executive compensation plan components have different time horizons, as do our corporate goals, and components are complementary, not overlapping in metrics or objectives.

The majority of pay is at-risk based on individual and company performance with the at-risk portions designed to pay in proportion to performance. No reward will be given for performance short of the threshold.

Our executive compensation plan is designed to be competitive with other executive employment opportunities and is regularly monitored for competitiveness. Total direct cash compensation is targeted at the median of comparable companies, with above-median compensation tied to above-median performance and below-median compensation tied to below-median performance.

We believe our executive compensation plan is affordable and reasonable for PotashCorp to provide, with metrics, targets and maximum payouts that are designed for affordability and reasonableness in absolute terms and relative to the plans of the Comparator Group.

We test the outcomes of our compensation packages to measure their reasonableness and our success in aligning pay with performance. The tests apply to all elements of compensation including pensions and perquisites.

Our executive compensation program will not encourage executives to take unapproved or inappropriate risks or engage in other improper behavior.

Our Executive Compensation Package

There are six primary components of our executive compensation package. Our compensation design begins with base salary, which is typically set at the median of our Comparative Compensation Information, as defined in the CD&A. In order to align pay with performance, the majority of our executives’ pay is at-risk. For example, in 2013, our CEO’s at-risk pay was targeted at 86% and our NEO at-risk pay was targeted at 75%. The following table contains a brief summary of the components of our executive compensation package and how they meet the above criteria.

Category	Component	Design
Base Salaries		• The only fixed component of total direct compensation • Typically set annually and at the median of Comparative Compensation Information
At-Risk Compensation	Short-Term Incentive Plan (“STIP”)

•    Annual cash bonus — one-year performance period

•    Payout is based on achieving a Board-established cash flow return metric and achievement of certain safety, environmental and operational targets

•    No payout for achieving less than 50% of the cash flow target; maximum payout is capped at two times target regardless of cash-flow return achieved. Individual payouts are subject to adjustment (±30%) based on individual performance as well as PotashCorp performance in relation to safety

Medium-Term Incentive Plan (“MTIP”)

•    Three-year performance period (the MTIP began on January 1, 2012 and will end on December 31, 2014)

•   One-half of payout is based on corporate total shareholder return (“TSR”) and the other half is based on TSR relative to the DAX Ag Index (as defined in the CD&A on page 40)

•   No payout if minimum performance objectives are not achieved; maximum payout for each component is capped at 150% of target

•    Maximum price escalation is capped at four times the starting price over the three years for the MTIP

Performance Option Plan (“POP”)

•    Option vesting is based on the amount by which our cash flow return on investment exceeds the weighted average cost of capital over a three-year performance period

•    Value of options is based on Share price appreciation, if any, over the ten-year option period

•    The POP is submitted to shareholders every year, with options granted following the annual meeting of shareholders if approved by shareholders

Retirement Plans		• Same base plan for all salaried employees • Supplemental plans designed to deliver average benefits based on Comparative Compensation Information
Severance

•    Change-in-control payments generally require a “double trigger” of change-in-control and qualifying termination of employment

•   Only two legacy change-in-control contracts, as discussed in further detail in the CD&A, under “Post-Retirement and Termination Compensation — Change-in-Control Agreements” on page 46.

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Executive Compensation Aligned With PotashCorp’s Goals

At PotashCorp, we believe that accountability adds value. To that end, we annually set targets that reflect the interests of our shareholders and then measure our performance and issue an Annual Integrated Report, discussing actual performance against these goals. Our compensation plans help drive achievement of our goals in the following ways:

Goal 1: Create superior long-term shareholder value.

•	At-risk incentive compensation plans include short-, medium- and long-term cycles and are based on TSR, share appreciation or a related measure.

Goal 2: Be the supplier of choice to the markets we serve.

•

The STIP is based on Board-approved annual goals for sales, productivity, profitability and safety. The only way to achieve target or higher STIP payments is to meet those goals, which, in turn, require meeting the needs of customers throughout the year.

Goal 3: Build strong relationships with and improve the socioeconomic well-being of our communities.

•

PotashCorp has a policy of investing 1% of consolidated income before income taxes (on a five-year rolling average) in the communities in which we work and other philanthropic programs. We actively encourage all employees, particularly executives, to participate in philanthropic programs in our communities, and we offer significant gift-matching opportunities for our employees. To make this investment in our communities, it is important to sustain earnings on a consistent basis.

Goal 4: Attract and retain talented, motivated and productive employees who are committed to our long-term goals.

•

Target compensation for executives is competitive with the industry average. Executives are motivated to achieve strong results through opportunities to earn above target compensation based on company and individual performance. We believe the long-term performance of PotashCorp has been strong and the compensation plans have appropriately rewarded that performance.

•	Employees are also motivated to be promoted into roles where they are eligible for larger compensation targets.

Goal 5: Achieve no harm to people and no damage to the environment.

•

At our plant locations, one-half of the annual STIP payout depends on performance in relation to local metrics, a significant portion of which relates to safety and environmental performance. At corporate offices, five percent of the annual STIP payout depends on PotashCorp’s overall safety performance. As a result, employees are strongly motivated to achieve the local safety and environmental goals to earn target or higher STIP payments. Safety performance is also a key metric in our STIP awards made to all employees, including our Named Executive Officers.

Managing Risk

Risk management begins with an active Board and management team engaged in analyzing the many risks PotashCorp faces and working with PotashCorp leaders to manage those risks. Compensation programs can help mitigate risk-taking, but risks cannot be managed solely by remote control through these programs. We believe that, among other factors, the following elements of our compensation programs, which are described in greater detail in the CD&A, help to discourage inappropriate risk-taking:

•

a balanced mix of six main compensation components: base salary, short-term incentives, performance units issued under the MTIP, performance stock options issued as long-term incentives under the POP, retirement benefits and severance benefits;

•	a significant percentage of compensation made in the form of medium- and long-term awards, which have thresholds that must be achieved before any award may vest;

•	PotashCorp goals that reflect a balanced mix of quantitative and qualitative performance measures, including safety metrics, to avoid excessive weight on any single performance measure;

•	caps on the compensation payments, even in the case of extraordinary performance;

•	detrimental activity clawback provisions in the MTIP and POP;

•	the PotashCorp Policy on Recoupment of Unearned Compensation;

•	rigorous Share ownership requirements;

•	the annual review and vote by our shareholders to approve our POP;

•	a prohibition on executive officers, directors and certain other PotashCorp employees entering into hedging transactions involving our Shares (including stock options and other stock awards);

•	a prohibition on executive officers and directors pledging our Shares; and

•	periodic evaluation and testing by the Committee of variable compensation plan metrics.

See “Compensation Discussion and Analysis – Elements of Executive Compensation: Overview” beginning on page 40.

In December 2013, Towers Watson analyzed our programs from a risk management perspective and concluded that our plans were

PotashCorp 2014 Management Proxy Circular	36

not reasonably likely to have a material adverse effect on PotashCorp. As part of its risk assessment, Towers Watson considered the elements discussed above, such as our Policy on Recoupment of Unearned Compensation, our Share ownership requirements and the significant percentage of compensation provided in the form of medium- and long-term awards, all of which align incentives with appropriate risk-taking. The Committee agreed with the conclusions of Towers Watson and determined that PotashCorp’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on PotashCorp. For additional information regarding risk management, see “Global Risk Perspective” beginning on page 24 of our 2013 Annual Integrated Report.

Ownership Mentality

Our executive compensation programs are designed to align the interests of our management with those of our shareholders. Each executive has a Share ownership minimum (excluding unexercised options under the POP and performance units under the MTIP) that needs to be maintained, and all executives currently satisfy the applicable minimum ownership requirements. In addition, the MTIP and POP pay awards based on Share price performance over extended periods and, upon retirement, awards under the POP continue to vest in accordance with their original vesting schedule. As a result, our executives retain an economic interest in our ongoing performance for up to three years following retirement.

Value Sharing Between Shareholders and Executives

As can be seen from the design of our plans, one of our key principles is that our executive compensation plan should provide an appropriate level of value sharing between our shareholders and executives, with payouts to executives in proportion to our shareholders’ return. In addition, it is important that compensation be affordable to PotashCorp. To measure affordability, Towers Watson measures the Realizable Pay (as described below under “Test the Outcomes”) earned by our five most-highly compensated officers as a percentage of PotashCorp’s net income. This percentage over the three years ended December 31, 2012 was the lowest among our Comparator Group at just 0.4%.

Test the Outcomes

Pay-for-performance starts with plan design. Even though the individual components of our pay programs are designed to align pay with performance, we believe that it is important to regularly measure how successful we have been in achieving this objective.

For this purpose, PotashCorp’s performance is measured as the composite of TSR growth, earnings per Share growth and cash flow per Share growth over the prior three years.

PotashCorp’s performance is compared to that of the Comparator Group to determine a performance percentile rank. The pay used in the analysis is the pay realized or realizable (“Realizable Pay”) over that same three-year period, with Realizable Pay being the sum of salary, actual STIP payouts, actual MTIP payouts over that three-year period and the most recent year-end in-the-money value of equity-based awards granted during that three-year period. Realizable Pay is compared to that of the Comparator Group, measured on the same basis, to determine a Realizable Pay percentile rank.

The composite company percentile rank is then compared to the Realizable Pay percentile rank to determine correlation. Our objective is to have the result fall within an alignment zone that is no more than one standard deviation away from complete alignment of Realizable Pay and PotashCorp’s performance.

Although PotashCorp’s absolute TSR declined during the three-year period ended December 31, 2012, the performance was superior to that of the Comparator Group. This decrease, coupled with an executive compensation program that is more heavily weighted towards stock options (which are more sensitive to stock price volatility) than that of the other members of the Comparator Group, resulted in the decrease in the Realizable Pay percentile for our Named Executive Officers over the three-year period ended 2012.

The results of the Realizable Pay analysis conducted by Towers Watson are shown as follows:

CEO Performance and Pay

One of our important annual responsibilities is the assessment of Mr. Doyle’s performance and setting his compensation. In January 2013, based on assessment of his work in 2012, we awarded Mr. Doyle a 3.0% base salary increase to $1,256,600, and a bonus of $800,000, 65.6% relative to target. The detailed assessment of Mr. Doyle’s performance in 2013 relative to his goals is set forth in the CD&A beginning on page 50. Based on that assessment and due to the economic challenges faced in 2013, including the operating changes and workforce reductions we announced in December 2013, the Committee recommended, and the

37	PotashCorp 2014 Management Proxy Circular

independent members of the Board approved, no increase for 2014 in Mr. Doyle’s current base salary of $1,256,600 and awarded Mr. Doyle a short-term incentive bonus for 2013 of $800,000, 63.7% relative to target and unchanged from 2012, despite a higher adjusted cash flow return ratio (“ACFR”), as defined in the STIP, and better safety performance in 2013.

Highlights of Recent Compensation Plan Updates

Recently, in addition to the prohibition on hedging already in effect with respect to our executive officers, directors and certain other PotashCorp employees, we added a policy prohibiting executive officers and directors from pledging our Shares.

Shareholder Engagement

Listening to our shareholders is one of our core values. In fact, shareholder input was sought and used in the design of the POP. From the outset of the POP in 2005, we have given shareholders an annual binding vote on this plan, which is one of the most significant components of our pay package. The binding vote is done on an annual basis and, at the end of each year, any Shares underlying ungranted options are no longer available for issuance. The POP has received considerable shareholder support every year under this annual binding vote.

Since 2010, building on our status as one of the first companies in North America to adopt an advisory “Say on Pay” vote, we have implemented some new features on our website as part of our shareholder outreach program, including the live streaming of our 2013 Annual Meeting of Shareholders and a shareholder survey that helps users understand the key elements of our executive compensation program as well as provide feedback on its effectiveness. In 2013, our “Say on Pay” resolution received overwhelming shareholder support with over 97% affirmative votes. The Committee greatly values and carefully considers shareholder feedback on our executive compensation programs.

In this regard, the Board and Committee value the feedback from the “Say on Pay” vote. After considering the results of the 2013 vote, the Board and Committee worked to continue the design and implementation of compensation programs that promote the creation of shareholder value and further our executive compensation philosophy in a challenging economic environment.

Succession Planning

One major responsibility of the Committee is to oversee PotashCorp’s management succession planning. Twice each year, we review our progress, examine any gaps in succession plans and discuss ways to improve succession planning. Once each year, we meet with our CEO to discuss succession plans for our CEO and other senior executive officers. We have paid particular attention in recent years to our executives who will be reaching retirement age in the near future. In addition, the Board regularly interacts with PotashCorp’s senior management team. Also, each year the

Board has social events at which we are able to meet a large number of PotashCorp’s management employees and build relationships with the people who represent the future of PotashCorp. As a result of this active succession planning process, in 2013, approximately 79% of senior staff openings were filled by qualified internal candidates who were trained and developed for the promotions they received.

Directors

After considering the recommendations of Towers Watson, the Board increased the annual retainer for 2013 by $15,000 to $200,000 for outside directors and by $30,000 to $400,000 for the Board Chair. This increase took effect in July 2013 and places the total compensation for outside directors at the median of the Comparative Compensation Information. Much like our executive officers, directors must attain specific Share ownership levels, which result in each of our directors holding a significant at-risk investment. For additional information on director compensation, see “Board of Directors — Director Compensation” beginning on page 19.

Independence

The Board has determined that each of the directors who served as a member of the Committee during the year ended December 31, 2013 was independent according to the Board’s independence standards as set out in the PotashCorp Governance Principles (which are available on our website, www.potashcorp.com), NI 58-101, the applicable rules of the SEC and the NYSE corporate governance rules. In addition, as required by Rule 10C-1 of the Exchange Act and adopted by the NYSE in 2013, the Board has determined, based on an evaluation of all relevant factors, that none of the members of the Committee has a relationship to PotashCorp that interferes with that director’s ability to be independent from PotashCorp management in connection with his or her duties as a member of the Committee. Such factors include any compensation paid by PotashCorp to the director (including any consulting, advisory or other compensatory fee paid by PotashCorp to such director) and affiliations of the director with PotashCorp, its subsidiaries or an affiliate of any of its subsidiaries. For additional information regarding director independence, see “Board of Directors — Director Independence and Other Relationships” and “Board of Directors — Director Independence” on pages 15 and 16, respectively, of this Management Proxy Circular.

Compensation Committee Interlocks and Insider Participation

During 2013, none of the members of the Committee served, or has at any time served, as an officer or employee of PotashCorp or any of its subsidiaries. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a

PotashCorp 2014 Management Proxy Circular	38

member of the Board or the Committee. Accordingly, the Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Furthermore, no two directors serve together on both the PotashCorp Board and any other for-profit company board or any committee thereof.

Conclusion

We are committed to PotashCorp’s success and believe that our executive compensation philosophy and package supports our business strategies and promotes superior shareholder value. Through our program, we have been able to attract, retain and motivate successful executive officers. We hope that this summary of our philosophy and approach to executive compensation has helped you see why we believe our program is right for our shareholders and for PotashCorp’s long-term success. We encourage you to read the CD&A, which follows this letter, for additional details on our executive compensation. As always, we invite you to provide any input you may have regarding our executive compensation philosophy and package through our shareholder outreach program discussed above.

By the Compensation Committee:

John W. Estey (Chair)

Gerald W. Grandey

C. Steven Hoffman

Keith G. Martell

Jeffrey J. McCaig

Mary Mogford

February 20, 2014

Compensation Discussion and Analysis

This CD&A discusses the structure, policies, principles and elements of our executive compensation program, as well as the process related to and individuals involved in our executive compensation decisions. A table of contents for the CD&A is set forth below:

Compensation Structure and Policies

We design executive compensation policies, as described below, to attract, motivate and retain qualified executives. Our “Named Executive Officers” are those individuals who served as our CEO and Chief Financial Officer, as well as those other individuals included in the Summary Compensation Table and the related compensation tables beginning on page 58. Detailed information about the compensation awarded to our Named Executive Officers in 2011, 2012 and 2013 can be found in such tables.

We believe that the most effective compensation program is one that is competitive within the marketplace, rewards the achievement of specific annual, long-term and strategic goals set by PotashCorp and aligns the interests of executives with shareholders by rewarding performance above established goals designed to increase shareholder value. To accomplish these goals, most of our executive compensation is variable and fluctuates based on individual and corporate performance. To align variable compensation with shareholder interests, we link the amount of variable compensation to TSR and internal performance measures historically linked with TSR. In addition, we have adopted the PotashCorp Policy on Recoupment of Unearned Compensation, pursuant to which, in the event of certain acts of misconduct by an executive officer, the Board can require reimbursement by that executive officer of his or her incentive compensation, as described below under “Policy on Recoupment of Unearned Compensation” on page 47. Furthermore, both the MTIP and

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the POP contain detrimental activity clawback provisions, described in greater detail on pages 44 through 46 under “Incentive Plan Compensation — Medium-Term Incentive Plan” and “Incentive Plan Compensation — Long-Term Incentives (Performance Option Plan)”, respectively.

See the discussion under “Managing Risk” in the immediately preceding “Letter from and Report of the Compensation Committee” for a summary of the analysis of the risks associated with our compensation policies generally.

Compensation Principles

•

To emphasize performance-based compensation, for each position studied, we maintain total cash compensation levels (salary and annual short-term incentive targets) that do not materially differ from the median (50th percentile) of the relevant group of comparable companies.

•

We determine competitive and median levels of compensation with the assistance of Towers Watson, which prepares analyses of external competitive compensation. Such analyses typically consist of (1) a group of publicly traded U.S. and Canadian companies with similar industry characteristics, revenues and market capitalization (the “Comparator Group”) and/or (2) additional executive compensation surveys of U.S.-based companies with similar industry and revenue size (the “Additional Surveys”). We refer to the Comparator Group and the Additional Surveys collectively as the “Comparative Compensation Information”. See the discussion under “Compensation Consultants and Comparator Group” beginning on page 47.

•

We target compensation at the median of comparable companies and provide the opportunity to achieve compensation above the median through medium- and long-term incentive plans (performance units and stock options), with above-median compensation tied to above-median performance and below-median compensation tied to below-median performance. We design these plans, including our performance-based option plans, with measures (such as TSR and internal performance measures historically linked with TSR) that require PotashCorp’s performance to be above the median, relative to peer companies from the DAXglobal Agribusiness Index (the “DAX Ag Index”), to deliver total compensation above the median. Since 2009, we have used the DAX Ag Index as a benchmark for determining relative performance. We believe the companies that make up the DAX Ag Index, which includes many of our direct competitors, provide a good source for measuring the performance of the agribusiness sector and the global nature of our business.

•	We establish the overall value of retirement and healthcare benefits at approximately the median of comparable companies.

Elements of Executive Compensation: Overview

Our executive compensation consists of six main elements: base salary; short-term incentives; performance units issued under the MTIP, which measures a performance period of three years; performance stock options issued as long-term incentives under the POP; retirement benefits and severance benefits.

We combine these elements, particularly base salary and the short-, medium- and long-term incentives, to provide a total compensation package designed to attract highly qualified individuals and provide strong incentives to align efforts and motivate executives to deliver company performance that creates sustained shareholder value. The total value of each compensation package is weighted towards the variable incentive components. In particular, medium- and long-term incentive targets comprised about 60% and short-term incentive targets comprised about 15% of total potential compensation value in 2013. The total value of our CEO’s compensation package is weighted even more heavily towards medium- and long-term incentive compensation.

The following charts set forth the relative weight of 2013 compensation attributable to base salary, short-term incentive targets and medium- and long-term incentive targets for our CEO and our Named Executive Officers.

PotashCorp 2014 Management Proxy Circular	40

More detail on each element and its purpose within the total executive compensation program is described in the following table and below in this report.

Current Compensation	Form	Eligibility	Performance Period

Base salary

•    For executive officers, we typically set base salary targets at the median of the Comparative Compensation Information, adjusted to reflect individual performance and internal pay equity.

	Cash	All salaried employees	Annual

Short-term incentives • We base STIP awards on achievement of predetermined financial targets and other goals for corporate and/or operating group performance, which include safety performance.	Cash	All executives and most salaried staff and union and non-union hourly employees	1 year

Medium-term incentives

•    Units are issued using a formula based on a price equal to the average closing Share price for the last thirty trading days immediately preceding the beginning of the three-year MTIP performance period.

•    Each award under the MTIP generally vests and is paid out at the end of the three-year performance period. One-half of the units vest based on our TSR, and one-half of the units vest based on our TSR relative to the TSR of the DAX Ag Index.

	Cash-Settled Performance Share Units	All executives and senior management (approximately 80 individuals as of December 31, 2013)	3 years

Long-term incentives

•    Options granted under our POP vest based on the amount by which our cash flow return on investment exceeds the weighted average cost of capital during the three-year performance period.

•    The value of options is based on Share price appreciation, if any, over the 10-year option period.

	Performance Options	All executives, senior management and other selected managers (approximately 289 individuals as of December 31, 2013)	3 year vesting 10 year option term

Post-Retirement and Termination Compensation	Form	Eligibility	Measurement Period

Retirement benefits Canadian Pension Plan • Benefits are based on the participant’s required contributions (up to 5.5% of earnings) and equivalent matching contributions by PotashCorp.	Cash	All Canadian salaried staff and certain union and non-union hourly employees	Pensionable service period

Canadian Supplemental Plan

•    Benefits are based on 1.5% of the average of the participant’s three highest consecutive years’ earnings multiplied by years of pensionable service, minus the benefit payable due to employer contributions under the Canadian Pension Plan. Certain senior executives’ benefits and all benefits for accrued service prior to January 1, 2011 are calculated differently.

	Cash	Selected senior executives (35 individuals as of December 31, 2013)	Pensionable service period to a maximum of 35 years

U.S. Pension Plan

•    Benefits are based on 1.5% of the participant’s final average compensation, which is calculated using the highest paid 60 consecutive months of service out of the last 120 months, multiplied by years of service accrued after December 31, 1998. A participant with service accrued prior to January 1, 1999 under previous plans will have a portion of his or her benefit calculated pursuant to such plans.

	Cash	All U.S. salaried and non-union hourly employees	Pensionable service period to a maximum of 35 years

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Post-Retirement and Termination Compensation	Form	Eligibility	Measurement Period

U.S. Supplemental Plan

•    Benefits are intended to provide participants with the same aggregate benefits they would have received under the U.S. Pension Plan had there been no legal limitations on those benefits. Separate limits on includable compensation apply to benefits earned under this plan.

	Cash	Eligible U.S. salaried and non-union hourly employees	Pensionable service period to a maximum of 35 years

Severance benefits

General severance benefits

•    Two weeks of salary for each complete year of service, subject to a minimum of four weeks and a maximum of 52 weeks, are generally awarded in connection with termination without cause.

	Cash	All salaried employees	Upon qualifying termination of employment

Change-in-control severance benefits • Under two legacy change-in-control contracts, benefits are awarded in connection with involuntary termination within two years of a change-in-control.	Cash, Insurance and Other Benefits	Selected senior executives (two individuals as of December 31, 2013)	Upon qualifying termination of employment

In addition to the above elements of compensation, certain U.S. employees participate in our 401(k) plans (the “401(k) Plans”), and certain Canadian employees participate in our savings plan (the “Savings Plan”). Pursuant to the 401(k) Plans and the Savings Plan, we make company contributions for the benefit of participants. For information about the amount of company contributions made for the benefit of Named Executive Officers pursuant to such plans, see “Executive Compensation — Summary Compensation Table” beginning on page 58. We do not have non-qualified deferred compensation plans or arrangements pursuant to which our Named Executive Officers may elect to defer current compensation. Where appropriate, we design our compensation arrangements to provide relief from Section 162(m) of the Internal Revenue Code.

Salary

Purpose:    A necessary component of compensation to retain qualified employees.

We have established a system of tiered salary levels for senior executives (vice president and above). We assign senior executive positions to an appropriate salary tier that reflects the position’s internal value to PotashCorp and equitable considerations based on comparisons to salaries for relevant positions in the Comparative Compensation Information. Within the assigned salary tier, the Committee typically establishes salary guidelines at levels that approximate the median (the 50th percentile) of the Comparative Compensation Information. Individual executive salaries for executives that report directly to our CEO are recommended by our CEO and subject to approval by our CEO and the Committee. Our CEO’s salary is subject to approval by the Committee and the Board. Our executives, including our Named Executive Officers, are generally eligible for only one salary increase per year.

Due to the economic challenges faced in 2013, including the operating changes and workforce reductions that we announced in December 2013, our Named Executive Officers received no increase to their base salaries for 2014.

Incentive Plan Compensation

We design our incentive plans with performance periods of varying durations in order to provide incentives based on corporate performance goals over varied time horizons. We provide executives with annual incentives through the STIP, three-year incentives through the MTIP and ten-year incentives through the POP.

For short-term incentives, under the STIP, we annually set corporate and operating group financial and operating goals. The MTIP incorporates absolute and relative TSR targets over a three-year period. The performance periods under the MTIP do not overlap. As a result, awards, if earned, are generally paid out once every three years, at the end of the three-year period. Under the POP, our long-term incentive program, we grant performance stock options, which we refer to as performance options because the plan includes a performance target required for vesting of the options in addition to the inherent requirement of stock appreciation for the vested options to have value. Vesting is determined at the end of a three-year period based upon a target for cash flow return on investment compared to the weighted average cost of capital. The option term is generally ten years from the date of grant.

As a general matter, our executive officers are also prohibited from entering into hedging transactions involving our Shares (including stock options and other stock awards), pledging our Shares and otherwise shorting our Shares. We believe that, in the aggregate, the range of performance periods in our incentive plans creates a strong alignment between the interests of our executive officers and shareholders.

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The Committee analyzes our incentive plans based on actual and potential performance scenarios to ensure that the value of the incentive awards granted to our Named Executive Officers is appropriately linked to our performance. For a summary of how our incentive plans are designed to align with performance, see the table on page 35 in the preceding “Letter from and Report of the Compensation Committee”.

In 2013, at the request of the Committee, Towers Watson conducted a study of the relationship of our Named Executive Officers’ pay to PotashCorp’s performance. For purposes of the study, pay included base salary, the payout value or, if not yet paid, the 2012 year-end value of incentive awards granted during the measurement period and the aggregate annual change in the value of stock options during the measurement period. PotashCorp’s performance was measured based on TSR growth, growth in earnings per Share and growth in cash flow per Share during the measurement period. The study concluded that, during the three years ended each of December 31, 2010 and December 31, 2011, the pay of our Named Executive Officers was aligned with PotashCorp’s performance relative to the Comparative Compensation Information. While PotashCorp’s absolute TSR performance during the three-year period ended December 31, 2012 was superior to that of the Comparative Compensation Information, its absolute TSR performance decreased over the same period. This decrease, coupled with an executive compensation program that is more heavily weighted towards options (which are more sensitive to stock price volatility) than that of the other members of the Comparator Group, resulted in the decrease in Realizable Pay for our Named Executive Officers over the three-year period ended December 31, 2012.

With the exception of the three-year period ended December 31, 2012, we believe the results of the Towers Watson studies conducted each year since 2007 demonstrate an alignment between our Named Executive Officers’ compensation and PotashCorp’s performance.

Short-Term Incentive Plan

Purpose:    To develop strong corporate management by providing annual financial incentives to achieve corporate success; to attract, retain, motivate and reward productive employees who support corporate and operational goals.

Our STIP provides for incentive awards based on an individual’s performance and responsibilities and PotashCorp’s financial and operational results. The plan provides incentives to individuals during a near-term performance period, which we set at one year, and focuses on successful fulfillment of short-term corporate and operational goals.

We assign participants an incentive award target, expressed as a percentage of salary. We typically establish targets at the median of the Comparative Compensation Information. A portion of this target for all employees is based on our safety performance. Achievement of the target is determined by our Adjusted Cash Flow Return (“ACFR”). We believe that cash flow is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. The use of cash flow return as a performance measure under our STIP further supports the alignment between our Named Executive Officers’ compensation and PotashCorp’s performance.

	Threshold	Target	Maximum
Adjusted Cash Flow Return Ratio	0.50	1.00	1.50
Payout as a % of Target	50%	100%	200%

Linear interpolation between Threshold to Target and Target to Maximum; no payout below 50% ACFR

For senior executives, including our Named Executive Officers, unadjusted incentive awards can range from 0% to 200% of salary, depending upon an executive’s responsibilities, our safety performance and actual cash flow return above the minimum threshold return as compared to the target return. Because the value of the awards under the STIP is capped at a specified percentage of participants’ salaries, the Committee can more readily stress-test executive officer compensation and analyze the effect of significant upturns or downturns in PotashCorp’s performance. Individual incentive awards are also subject to adjustment (±30%) based on the executive’s individual performance, as well as PotashCorp’s performance in relation to safety, provided that total adjusted awards approximate total awards at the mid-point. Under the terms of the plan, if our cash flow return is less than 50% of the target set by the Board for that year, we generally make no payments in respect of the cash flow component of the award. The safety component of the award accounts for 5% of the total award for corporate employees, including the Named Executive Officers.

We generally set cash flow return targets that are challenging to achieve. In 2011, our cash flow return was above target, resulting in payouts at 128.74% of target. In 2012, our cash flow return was below target, resulting in ACFR at 81.92% of target.

In 2013, our cash flow return was below target, resulting in ACFR at 82.36% of target. Additionally, our safety performance component for the Named Executive Officers had a target total site recordable injury rate of 1.25. We achieved a total site recordable injury rate of 1.09, a new PotashCorp record and 18% lower than 2012, and there were no life-altering injuries in 2013. Payouts for the safety performance component were at 200% of target. With these results, 2013 STIP payouts for each Named Executive Officer were budgeted at 88.24% overall. However, due to the economic challenges faced in 2013, including the operating changes and workforce reductions that we announced in

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December 2013, the bonus payments for Named Executive Officers were maintained at the same level as 2012, despite a higher ACFR and better safety performance in 2013. For information regarding each Named Executive Officer’s 2011, 2012 and 2013 STIP awards, see “Executive Compensation — Summary Compensation Table” beginning on page 58.

The following table sets forth our performance under the STIP for each of the last three years:

	2013	2012	2011
Cash Flow Return Target	18.85%	24.06%	23.23%
Actual Cash Flow Return(1)	15.53%	19.71%	26.56%
Adjusted Cash Flow Return Ratio(2)	0.8236	0.8192	1.1437

(1)	For a description of how cash flow return is calculated under the STIP, see “Executive Compensation — Summary Compensation Table — Non-Equity Incentive Plan Compensation” beginning on page 60.

(2)	Due to rounding, dividing actual cash flow return by the cash flow return target may not result in the exact ACFR ratio.

The STIP includes a change-in-control provision whereby STIP participants receive a lump sum payment for the pro rata portion of the year that elapsed through the date of a change-in-control, at the greater of target or actual performance through the end of the month in which the change-in-control occurs.

Medium-Term Incentive Plan

Purpose:    To align the interests of our executive officers and shareholders; to reward executive officers and key employees for superior performance over a three-year performance period and for their continued contributions to our success.

Our MTIP aligns the interests of our executives and key employees with those of our shareholders by linking the vesting of awards to TSR over a three-year performance period. The current MTIP performance period began January 1, 2012 and ends December 31, 2014. TSR measures the capital appreciation in our Shares, including dividends paid during the performance period, and thereby simulates the actual investment performance of our Shares.

Under the MTIP, we award participants a number of units based on the participant’s salary at the later of the beginning of the performance period or the date of initial participation in the plan (multiplied by a factor of up to three to reflect the number of years such participant would participate in the plan), a target award percentage and the average Share price over the thirty trading days immediately preceding the performance period.

One-half of the MTIP units vest based on increases in our TSR. The remaining one-half of the units vest based on the extent to which our TSR matches or exceeds the TSR of the DAX Ag Index.

MTIP participants generally are required to continue in a qualifying position throughout the performance period as a condition to vesting. However, if a participant’s employment terminates before the end of the performance period due to the participant’s retirement, disability or death, or we terminate a participant’s employment without just cause, the participant is entitled to a cash payment in settlement of a pro rata number of units, with vesting based on the achievement of performance objectives as of the date of termination. A participant who resigns or whose employment is terminated for just cause forfeits all rights to any units granted under the plan. In addition, under the terms of the MTIP, no dividends accrue or are otherwise payable to holders of units. However, dividends are taken into account in determining the final Share price under the MTIP at the time of settlement of the MTIP awards.

We settle vested units in cash based on the average Share price over the last thirty trading days of the applicable performance period. The price used to determine the cash payout may not exceed a predetermined percentage of the market value of a Share as of the beginning of the performance period. Because the value of the units granted under the MTIP are capped (400%), the Committee can readily stress-test executive officer compensation and analyze the effect of significant upturns or downturns in PotashCorp’s performance.

Depending on the achievement of the performance objectives, 0% to 150% of the units granted under the MTIP will vest. Achievement of the target performance objectives — a TSR of 50% and a TSR that is 130% of the DAX Ag Index — will entitle a participant to 100% of the units awarded under the MTIP. Between 100% and 150% of the units will vest if actual performance exceeds target performance. The maximum 150% of the units would vest based on a TSR of 75% or more and a TSR that was 145% of the DAX Ag Index performance. No units would vest if the minimum performance objectives — a TSR of 5% and a TSR that matches the DAX Ag Index performance — are not achieved. Results between these thresholds are mathematically interpolated.

Under the MTIP, the price used to determine the cash payout cannot exceed 400% of the initial Share price for purposes of the MTIP, which was $41.49 per Share.

Awards made under the MTIP contain a detrimental activity clawback provision. The detrimental activity clawback provision permits the Committee to withhold any amounts otherwise payable to the participant or to require the participant to repay certain amounts to PotashCorp in the event that the participant has engaged in a detrimental activity (including competitive activities, solicitation of our employees or disclosure of our confidential information).

MTIP participants are entitled to receive a lump sum payment for the pro rata portion of the performance period that elapsed through the date of a change-in-control, at the greater of target or actual performance through the date of the change-in-control.

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Long-Term Incentives (Performance Option Plan)

Purpose:    To align the interests of our executive officers and shareholders; to provide incentives to executive officers and key employees to promote long-term shareholder interests.

We provide our executives with long-term incentives through our POP. Our POP awards options to senior executives and other key employees for superior performance over a three-year performance period. Options vest based on metrics with a demonstrated relationship to total shareholder return. The options have a ten-year term from the date of grant, providing incentives to our executives to promote long-term shareholder value and interests.

The POP is submitted to shareholders every year, with options granted following the annual meeting of shareholders if approved by shareholders. The number of options that the Board grants annually is that number of options intended to result in the appropriate total compensation for each management level, as determined by PotashCorp’s performance and by reference to the Comparative Compensation Information. Shares underlying options not granted are no longer available for issuance after the end of the calendar year in which the POP is approved by shareholders.

In order to deliver a level of total compensation that is consistent with the level of corporate performance achieved, data on compensation provided by the Comparative Compensation Information is typically analyzed on an annual basis to determine the 25th, 50th and 75th percentile compensation levels for our management positions. We link these compensation study results and the vesting schedule to determine option grant levels that will deliver the appropriate compensation for the performance delivered. We strive to set the target value of each Named Executive Officer’s option grant at a level that, including such Named Executive Officer’s other compensation, will deliver compensation relative to our performance as measured against the Comparative Compensation Information.

On May 16, 2013, our shareholders approved the 2013 POP under which we could award, after February 19, 2013 and before January 1, 2014, options for the issuance of up to 3,000,000 Shares pursuant to the exercise of options to eligible officers and employees. As of February 20, 2014, options to acquire 1,922,100 Shares, or approximately 0.22% of the total outstanding Shares (assuming the exercise of all such options), were issued and outstanding under the 2013 POP. Shares underlying options not granted under the 2013 POP became ineligible for issuance after December 31, 2013.

For 2014, we are requesting shareholder approval of 3,500,000 Shares to be available for issuance pursuant to the exercise of options granted under the provisions of the 2014 Performance Option Plan. We expect that this amount is sufficient for one annual grant to be made after the Meeting and before January 1, 2015.

Under the POP, the exercise price of an option may not be less than the quoted market closing price of our Shares on the last trading day immediately preceding the date of grant. Option vesting is determined by achieving corporate performance goals that historically have correlated with our TSR and the relative performance of our TSR to the TSR of the DAX Ag Index and is based on average annual cash flow return on investment (“CFROI”) compared to weighted average cost of capital (“WACC”). We measure performance over a three-year period. A vesting schedule determines the percentage of options vested at the end of the three-year period and ties the level of total compensation to our performance. No options vest if the three-year average CFROI-to-WACC comparison (“CFROI-WACC”) is 0% or less, and maximum vesting requires the three-year average CFROI-WACC to be 2.5% or greater. Each option granted under our POPs has a maximum term equal to ten years from the date of grant.

In connection with the development of our first POP in 2005, the Committee worked with Aon Hewitt (formerly Hewitt Associates) to use ten-year historical data to analyze the correlation between CFROI minus our WACC and our TSR performance relative to the performance of the U.S. Basic Materials Index (the “DJUSBMI”) performance. Having established a strong correlation between our CFROI-WACC and TSR performance levels relative to the performance of the DJUSBMI, the Committee and Aon Hewitt developed a schedule based upon our CFROI-WACC levels to vest appropriate amounts of Shares at different performance levels. Consultants at Towers Watson also reviewed and confirmed this methodology.

In connection with our transition to the DAX Ag Index as a peer index, Towers Watson reviewed our existing POP vesting schedule against the performance of the DAX Ag Index. In particular, Towers Watson analyzed the historical CFROI and WACC of the companies that comprise the DAX Ag Index to determine the expected performance range of the DAX Ag Index. The results of Towers Watson’s review confirmed that our POP vesting schedule is appropriate and requires above-median performance to deliver above-median compensation. Moreover, no options vest if CFROI-WACC is negative during the applicable performance period.

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The following table sets forth the percentage of stock options granted under the 2009 POP, the 2010 POP and the 2011 POP that vested for the three-year performance periods ended December 31, 2011, December 31, 2012 and December 31, 2013, respectively.

	2011 POP	2010 POP	2009 POP
CFROI-WACC to Achieve Maximum Vesting	2.50	2.50	2.50
Actual CFROI-WACC(1)	11.12	12.28	9.63
Actual Vesting Percentage	100%	100%	100%

(1)	Actual CFROI-WACC reflects the average of the annual CFROI-WACC for the three years during the applicable performance period. For a description of how CFROI-WACC is calculated and for the full POP vesting schedule, see “Executive Compensation — Grants of Plan-Based Awards — Option Awards” beginning on page 62.

During the three-year performance periods ended each of December 31, 2011, December 31, 2012 and December 31, 2013, we achieved performance sufficient to vest 100% of the stock options granted under each of the 2009 POP, 2010 POP and 2011 POP, respectively. The 100% vesting of stock options reflected our exceptional performance relative to target during each performance period. The Committee believes that 100% vesting under our POP requires superior performance during the applicable performance period and believes that our POP vesting schedule appropriately links vesting of stock options to our performance relative to our peers.

Awards made under the POP contain a detrimental activity clawback provision. The detrimental activity clawback provision permits the Committee to withhold any amounts otherwise payable to the participant or to require the participant to repay certain amounts to PotashCorp in the event that the participant has engaged in a detrimental activity (including competitive activities, solicitation of our employees or disclosure of our confidential information).

See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End — Outstanding Stock Options” on page 64 for information on the number of outstanding stock options under each of our existing stock option plans.

Post-Retirement and Termination Compensation

Retirement Benefits

Purpose:    To supplement the income of our employees after their retirement.

We provide post-retirement benefits to employees generally, and we typically do not consider an employee’s past compensation in determining eligibility for post-retirement benefits. For a description of our pension plans, see “Executive Compensation — Pension Benefits” beginning on page 64. For information about the amount of company contributions made for the benefit of Named Executive Officers pursuant to our post-retirement benefit plans, see “Executive Compensation — Summary Compensation

Table” beginning on page 58. We do not grant extra years of credited service under our pension plans, except as discussed under “Change-in-Control Agreements” below and otherwise as appropriate in exceptional circumstances.

As calculated in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”), for financial statement reporting purposes, the following table sets forth our total balance sheet liability under the Canadian Supplemental Plan and the U.S. Supplemental Plan for all current and former executive officers and other covered employees as of December 31, 2013 and December 31, 2012.

	December 31, 2013	December 31, 2012
Total Supplemental Plan Liability	$77.6 million	$77.8 million

General Severance Benefits

Purpose:    To provide appropriate benefits that reflect the potential difficulty in obtaining comparable employment in a short period of time; to provide for a complete separation between the terminated employee and PotashCorp.

Our current severance policy for termination without cause, which is generally applicable to salaried employees including our Named Executive Officers, is to provide notice of impending termination, or payment of salary in lieu of notice, equivalent to two weeks for each complete year of service (subject to a minimum of four weeks and a maximum of 52 weeks). Such policy is superseded by specific termination provisions contained in any applicable written agreement and may be subject to adjustment. Payment of severance benefits is discretionary, except as may be required by law.

Change-in-Control Agreements

Purpose:    Historical agreements with certain senior executives.

Effective December 30, 1994, we and, where applicable, PCS Sales (USA), Inc. (“PCS Sales”), entered into change-in-control agreements with certain senior executives, including Mr. Doyle and Mr. Brownlee. At that time, it was thought that such arrangements with senior executives were appropriate. Subsequently, we have not entered into new change-in-control agreements. However, on December 31, 2010, we entered into an amendment with Mr. Doyle to remove the golden parachute excise tax “gross-up” provision of his change-in-control agreement and to make certain other technical changes in order to comply with Section 409A of the Internal Revenue Code. The initial term of each 1994 change-in-control agreement was through December 31, 1997. The term of each agreement has automatically renewed for successive one-year periods since December 31, 1997 and continues to be subject to automatic renewal for successive one-year terms until the employee reaches age 65 or unless either party gives notice of termination.

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Benefits pursuant to the change-in-control agreements require both a change-in-control and an involuntary termination of the executive’s employment within two years following a change-in-control. Termination includes ceasing to be employed for any reason, including constructive dismissal, except by reason of death, disability, resignation or voluntary retirement, or dismissal for dishonest or willful misconduct. The severance benefit entitlements upon termination of employment following a change-in-control are:

•	a lump-sum payment of three times the executive’s current base salary and average bonus for the last three years;

•	a lump-sum payment of the pro rata target bonus for the year in which the termination occurs;

•	immediate vesting and cash out of a pro rata portion of the current performance period’s MTIP awards;

•	a credit of three additional years of service under the Canadian Supplemental Plan;

•

a three-year continuation of medical, disability and group term life insurance, provided that these benefits terminate upon obtaining similar coverage from a new employer or upon commencement of retiree benefits; and

•	financial or outplacement counseling to a maximum of Cdn$10,000.

Each change-in-control agreement further provides that all outstanding unvested options granted to the executive become exercisable upon the occurrence of a change-in-control. In the event no public market for the Shares exists, we (or PCS Sales, as the case may be) will compensate the executive for the value of his options based on a Share value approved by our Shareholders upon a change-in-control, or, if no such value has been approved, the market value of the Shares when last publicly traded.

For additional information about the above change-in-control agreements, including the definitions of change-in-control and termination of employment, see the Forms of Agreement dated December 30, 1994, filed as Exhibit 10(p) to our annual report on Form 10-K for the year ended December 31, 1995.

Policy on Recoupment of Unearned Compensation

The Board has approved the PotashCorp Policy on Recoupment of Unearned Compensation. Under this policy, if the Board learns of misconduct by an executive that contributed to a restatement of PotashCorp’s financial statements, the Board can take action it deems necessary to remedy the misconduct. In particular, the Board can require reimbursement of incentive compensation or effect the cancellation of unvested performance option awards if (1) the amount of the compensation was based on achievement of financial results that were subsequently restated, (2) the executive engaged in misconduct that contributed to the need for the restatement and (3) the executive’s compensation would have been a lesser amount if the financial results had been properly reported.

Compensation Consultants and Comparator Group

To gather information about competitive compensation practices, the Committee relies on the input and recommendations of independent compensation consultants and data provided by broad-based executive compensation surveys. The Committee obtains the advice and recommendations of its independent compensation consultants as the Committee deems appropriate. Although this information is an important tool in the Committee’s processes, the decisions made by the Committee are solely the responsibility of the Committee and reflect other factors and considerations, discussed earlier in this CD&A.

In 2005, the Committee engaged Towers Watson as executive compensation consultants. Towers Watson reports to the Chair of the Committee and provides input to the Committee on the philosophy and competitiveness of the design and award values for certain of our executive and director compensation programs. Towers Watson also assists in the evaluation of compensation arrangements associated with certain strategic opportunities. In its role as executive compensation consultants, in 2013, Towers Watson attended Committee meetings at which executive compensation matters were discussed. In 2013, the Committee reviewed the independence of Towers Watson’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisers. Following their review, the Committee concluded that Towers Watson has no conflicts of interest, and provides the Committee with objective and independent executive compensation advisory services. In accordance with our adherence to the best practice of retaining independent executive compensation consultants, any work other than executive compensation consulting services performed for us by Towers Watson must be approved in advance by the Chair of the Committee. The following table sets forth the fees we paid to Towers Watson in 2012 and 2013.

	Year ended December 31, 2013	Year ended December 31, 2012
Fees attributable to executive and director compensation consulting services(1)	$300,420	$278,677
Fees attributable to other services(2)	$110,000	$110,000

(1)	Includes $28,974 and $39,956 for 2013 and 2012, respectively, attributable to compensation consulting services for executives, other than the Named Executive Officers, requested by management and approved by the Committee, including calculation of stock and option award grant date fair value amounts in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation”.

(2)	Amounts reflect payments to an affiliate of Towers Watson in 2013 and 2012 for certain other services, including prescription drug benefit plan design and advice. These services were discussed with, and approved by, the Committee in advance of retaining this affiliate of Towers Watson.

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The Committee uses executive compensation analyses prepared by Towers Watson and other independent compensation consultants. Such analyses typically consist of (1) the Comparator Group, which includes a group of 19 publicly traded U.S. and Canadian companies, selected on the basis of a number of factors, including similar industry characteristics, revenues and market capitalization, and/or (2) the Additional Surveys, which are composed of executive compensation surveys of U.S.-based companies with similar industry and revenue size gathered by three compensation consulting services.

The 17 companies included in the Comparator Group in 2012 were:

Agrium Inc. Air Products and Chemicals, Inc. Arch Coal Inc. Ashland Inc. Barrick Gold Corporation Cameco Corporation CF Industries Holdings, Inc. Eastman Chemical Company Ecolab Inc.	Goldcorp Inc. Monsanto Company The Mosaic Company Newmont Mining Corporation Peabody Energy Corporation PPG Industries, Inc. Praxair, Inc. Teck Resources Limited

We periodically review our Comparator Group to ensure that the companies included in the group share similar industry characteristics, revenues and market capitalization. In 2013, we reviewed our Comparator Group and made minor changes to the list of companies used for comparison. Two companies, Celanese Corporation and Kinross Gold Corporation, were added to the Comparator Group in 2013. These two additional companies were not included in the executive compensation analyses prepared in connection with the Committee’s 2013 executive compensation decisions, but were used in the preparation of the pay for performance and director compensation analyses reviewed by the Committee at its July 2013 meeting.

For 2013, the three Additional Surveys were (1) the TWDS 2012 Survey Report on Top Management Compensation, (2) the Mercer 2013 US Executive Compensation Survey and (3) the TWDS 2013 US CDB General Industry Executive Compensation Database. For a list of the companies included in each of the Additional Surveys, see Appendix G to this Management Proxy Circular.

Executive Share Ownership Requirements

We strongly support Share ownership by our executives. In November 2004, we introduced minimum shareholding guidelines to be met by November 2009 for the then-current executive officer group. Any individual promoted or appointed into a position subject to these guidelines has a five-year period from the date of promotion or appointment within which to meet the Share ownership requirements. The Share ownership requirements reflect the value of Shares held and can be met through direct or beneficial ownership of Shares, including Shares held through our qualified defined contribution savings plans. Options and performance units (under the MTIP) are not included in the definition of Share ownership for purposes of the guidelines.

Each officer, including each Named Executive Officer, has a Share ownership guideline, and compliance with these Share ownership requirements is reviewed at Committee meetings. If an officer’s Share ownership falls below the minimum guidelines due to a decline in the Share price, such officer will have three years to restore compliance. For purposes of determining compliance during this three-year period, the officer’s Shares will be valued at the higher of cost or market value.

The ownership requirements are as follows:

Title	Share Ownership Guideline
Chief Executive Officer	5 times base salary
Chief Financial Officer, Chief Operating Officer, Senior Vice Presidents and Division Presidents	3 times base salary
Designated Senior Vice Presidents and Vice Presidents	1 times base salary

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As of February 20, 2014, each of our Named Executive Officers was in compliance with the applicable Share ownership requirements. The table below sets forth, for each Named Executive Officer, the number and value of Shares held, the value of Shares required to meet the ownership requirements and the value of Shares held as a multiple of the Named Executive Officer’s base salary.

Named Executive Officer	Number of Shares Held	Value of Shares Held	Value Required to Meet Guidelines	Value Held as Multiple of Salary
William J. Doyle(1)	2,929,421	$98,516,429	$6,283,000	78.40x
Wayne R. Brownlee	712,095	$23,947,743	$1,765,008	40.70x
G. David Delaney	126,618	$4,258,157	$1,723,413	7.41x
Stephen F. Dowdle	65,379	$2,198,700	$1,306,848	5.05x
Joseph A. Podwika(2)	35,200	$1,183,773	$1,304,838	2.72x

(1)	Includes 59,694 Shares held in the William & Kathy Doyle Foundation, 864,675 Shares held in the WJ Doyle Revocable Trust, 692,184 Shares held in the Doyle Family LLC (Mr. Doyle controls these Shares and has a beneficial interest in a majority of the interests of the LLC. The remaining interests of the LLC are beneficially owned by members of Mr. Doyle’s immediate family), 82,877 Shares held in the Doyle Family Stock Trust II, 42,439 Shares held in the DFG Trust,100,000 Shares held in the DFG Trust III, 646,842 Shares held in Doyle Investments LLC (Mr. Doyle controls these Shares; however the majority of the interests of the LLC are beneficially owned by members of Mr. Doyle’s immediate family), 191,018 Shares held in the DFP Trust, 195,878 Shares held in the DFP Trust II and 53,814 Shares held in the DFST IV Trust.

(2)	Mr. Podwika had achieved the requisite ownership requirement within five years of his appointment; however, due to a decline in the Share price after October, 2013, he is currently below the minimum requirement and, as such, has three years from that date to restore compliance.

Chief Executive Officer Compensation

The Committee annually reviews our CEO’s salary, any awards under our STIP and MTIP and any grant of options under our option plans and makes its recommendations to the Board. With the assistance of Towers Watson, the Committee analyzes the relationship between PotashCorp’s performance and our CEO’s annual earnings. Our CEO’s annual salary is determined primarily on the basis of his individual performance and PotashCorp’s performance. While no mathematical weighting formula is used, the Committee considers all factors that it deems relevant, including our financial results, our TSR and performance relative to similar companies within our industry, survey compensation data obtained from our compensation consultants, the duties and responsibilities of our CEO, our CEO’s individual performance relative to written goals established at the beginning of each year, current compensation levels and the effect of significant upturns or downturns in our performance. Awards pursuant to the STIP, MTIP and under the option plans are made in accordance with the plans as outlined above. If minimum targets set under the STIP and MTIP and option plans are not met, our CEO does not receive compensation pursuant to those plans.

With the assistance of Towers Watson, the Committee also references the compensation of CEOs in the Comparative Compensation Information. The comparison of our CEO’s compensation to the compensation of CEOs in the Comparative Compensation Information incorporates many factors, including the relative sales and market capitalization of the companies, their profitability and shareholder return history, the duties of the CEO and any other extenuating or special circumstances. In general, we set our CEO’s cash compensation at the median of that range.

In January 2014, the Committee and the independent members of the Board reviewed all of the factors mentioned above, including individual and PotashCorp’s performance, for the purpose of determining Mr. Doyle’s 2014 compensation. Mr. Doyle’s 2013 performance goals and achievements were considered by the Committee and the independent members of the Board in determining his 2014 base salary and his 2013 short-term incentive bonus award.

Although the Committee and the independent members of the Board did not utilize any specific weighting in analyzing Mr. Doyle’s 2013 performance goals, generally, 10 performance goals were fully achieved, 3 performance goals were partially achieved and 1 performance goal was not achieved.

Due to the economic challenges faced in 2013, including the operating changes and workforce reductions that we announced in December 2013, and based on the above-noted factors and the information set forth in the table below, including Mr. Doyle’s overall performance, the Committee recommended, and the independent members of the Board approved, no increase for 2014 in Mr. Doyle’s current base salary of $1,256,600 and awarded Mr. Doyle a short-term incentive bonus for 2013 of $800,000, 63.7% relative to target and unchanged from 2012, despite a higher ACFR and better safety performance in 2013.

More specific information on Mr. Doyle’s individual performance goals and achievements (and their relationship to our corporate goals) is provided in the following table.

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  Achieved         Partially Achieved         Did Not Achieve

CORPORATE GOAL: Maximize long-term shareholder value.
2013 Individual Performance Goal	Level of Achievement	Discussion of 2013 Performance

1.        Continue to drive the “Potash first” strategy by actively staying on top of all global opportunities while at the same time being open to strategic alternatives for our various businesses. This work should consider the industry environment for the next five years and beyond.

• We continued to actively pursue global potash opportunities and strategic developments in all three nutrients. We kept the Board informed and engaged regarding these opportunities and developments.

2. Meet the budget approved for 2013 including Earnings per Share of $2.97 and Cash Flow per Share of $4.13.		• Actual 2013 Earnings per Share was $2.04. • Actual 2013 Cash Flow per Share was $3.35.[1]

3. Outperform the Comparator Group and the DAX Ag Index.

•     In 2013, our common stock outperformed the average of the Comparator Group, but underperformed compared to the DAX Ag Index. Our annual total shareholder return of -16.1% compared to a Comparator Group average of -18.4% and a DAX Ag Index total shareholder return of approximately 6.4%.

4. Grow the revenue base and bottom line for PotashCorp through strategic use of capital.

•     In 2013, we continued to progress on capital projects, with the majority of our expenditures dedicated to our potash capacity expansions. We remain on schedule to achieve our goal of completing these expansion projects by 2015.

•     The expansion and continued operation of the first phase of our regional distribution center in Hammond, Indiana — an investment that allows us to bypass US transit bottlenecks — has provided additional efficiencies in potash distribution.

•    The Board approved the expansion of our Lima nitrogen facility, which we expect to grow nitrogen volumes and margins and provide the Aurora facility with ammonia on a cost-effective basis.

•     We continued to execute on opportunities to increase our nitrogen capacity. In February 2013, our Geismar ammonia plant came online, and the debottlenecking project in Augusta is providing us with additional volumes. The Board also approved a Trinidad energy efficiency project in 2013.

•    We conducted an analysis of options to improve profitability at our Geismar facility.

5. Manage major capital projects to achieve on-time and on-budget completion with the planned production ramp-up and output levels.

•     In 2013, we implemented new controls to improve project management. On a company-wide level, we established the Expansion Project Steering Committee, created a more open monthly internal reporting process, hired a new Expansion Program Controller, instituted a more rigorous variation management process and engaged in engineering design reviews and project scope reviews for the purpose of improving contractor performance.

•     We also implemented various site-specific initiatives, including refinements to our annual capital planning process, building robust five-year sustaining capital plans at each site and certain safety performance, productivity and underground work management initiatives.

[1]	We define cash flow per Share as follows: (cash flow provided by operating activities - changes in non-cash operating working capital) / weighted average number of diluted common Shares outstanding for the year.

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CORPORATE GOAL: Maximize long-term shareholder value.
2013 Individual Performance Goal	Level of Achievement	Discussion of 2013 Performance

6.         Meet a cost reduction target of $20 million off controllable costs versus the 2013 budget including: Potash $549 million, Phosphate $585 million, and Nitrogen $366 million (combination of non-gas fixed and variable costs).

•     We initiated several major cost control and site optimization initiatives in each nutrient that are expected to have a positive effect on future earnings, including:

1.         Operational changes and workforce reduction;

2.         Various operational excellence and capital management/readiness initiatives in nitrogen and phosphate; and

3.         Procurement savings initiatives (including a shift in operating models from fully decentralized to center-led) to capture savings from business unit and corporate-wide volume consolidation, vendor consolidation and goods/services standardization opportunities.

7. Lead management’s effort to make sure it does its part in the pursuit of the best possible corporate governance for PotashCorp.

•     Mr. Doyle personally engaged numerous stakeholders, including shareholders, the analyst community, political leaders, community leaders, media and employees, in personal meetings and conference calls.

•     In 2013, Mr. Doyle approved the addition of internal governance resources to proactively mitigate against business and compliance risks. This initiative included the establishment of a separate enterprise risk management group headed by a Vice President-level executive who reports directly to the CEO. PotashCorp also added a seasoned compliance professional to aid in the administration of PotashCorp’s corporate compliance program and to help maintain and build a culture of ethics and integrity, and a records management and data governance expert to lead PotashCorp’s efforts to ensure the security, accuracy, accessibility, consistency, completeness and cost-effectiveness of our information management systems.

•     Our commitment to excellence in corporate governance was recognized by external evaluators. In 2013, we received high marks from external evaluators of corporate governance, finishing second among 232 companies in The Globe and Mail’s corporate governance rankings. The Chartered Professional Accountants of Canada awarded PotashCorp the Award of Excellence in the categories of Financial Reporting, Corporate Reporting in Mining and Electronic Disclosure.

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CORPORATE GOAL: Be the supplier of choice to the markets we serve.
2013 Individual Performance Goal	Level of Achievement	Discussion of 2013 Performance

1. Outperform competitors on quality and service as measured by customer surveys.

•     We monitored satisfaction through our 2013 Customer Advisory Council Survey, where our sales representatives received the highest scores among our competitors in service areas such as representative product knowledge, communication, customer service and knowledge of our customers’ businesses. When asked “On a scale of 1 to 10 (10 being the most positive), what is your opinion of PotashCorp’s Fertilizer, Feed, Industrial Nitrogen Groups?” our groups scored 8.4, 8.8, and 8.5 respectively.

•    In potash, less than 4,000 tonnes of product sold experienced complaints, with total potash sales of 8.1 million tonnes.

2. Find new ways to make it easier for our customers to do business with us.

•     In 2013, we launched our new website for customers and growers, www.potashcorp-eKonomics.com. We believe the launch of our website was well received, and we have been active in ensuring our customers know how to use the tools on the website.

•     In 2013 we continued to improve our transportation network in order to better serve our customers. With the completion of the first phase of our Hammond Regional Distribution Center, our domestic potash net rail cycle time through the Chicago corridor during the second half of 2013 continued to improve compared to both the first half of 2013 and the comparable 2011 benchmark period. In the fourth quarter of 2013, we recorded the lowest average net cycle time of any quarter during the previous three years, 16% better than the same period in 2011. This improvement helped offset higher first quarter 2013 cycle times related to severe winter weather in the Canadian prairies, and lowered our performance for the full year to 5% below the comparable period of 2011.

•    We continue to invest time in training our employees to better serve our customers. We have reorganized our Fertilizer Sales managers and assigned two new field representatives to provide better service. We recently incorporated our International Sales support group into Customer Service in order to provide a more consistent customer service experience to all of our customers.

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CORPORATE GOAL: Build strong relationships with and improve the socioeconomic well-being of our communities.
2013 Individual Performance Goal	Level of Achievement	Discussion of 2013 Performance

1. Provide leadership for PotashCorp within the investment community, within our industry and in the communities in which our people work and reside.

•     In November 2013, prior to our announced operating changes and workforce reduction, we conducted our annual investor surveys. These surveys reflect investor concerns surrounding the potash market, including new potash supply and increased competition. On a scale of 1 to 10 (with 10 being “excellent”), we received an overall rating of 7.1, which included assessment of management’s accessibility, responsiveness, communication, strategic capability, execution, credibility and adaptability to enhance long-term shareholder value.

•    We continued our commitment to meet with our largest shareholders in their offices at least once per year and have completed 100% of these meetings for those shareholders who wish to meet with management. In 2013, we held 435 shareholder meetings, down slightly from 2012 levels and participated in seven investor conferences.

•     In 2013, we continued to conduct “Live Virtual Meetings” with management to enhance outreach with the investment community in a progressive and economical manner. The audience participating in these meetings has increased significantly, with nearly 1,500 investors viewing our three sessions in 2013.

•     In the fall of 2013, we surveyed community leaders in five of our operating communities (Saskatoon and the surrounding area, New Brunswick, Trinidad, Geismar and Cincinnati). We asked participants to rate our company on a scale of one to five (five being the highest) in areas related to the perception of our community involvement, business practices and economic issues. Our average score was 4.2 out of 5.0, exceeding our target of 4.0. A broader community survey of the general public conducted in the summer of 2013 showed that 70% of Saskatchewan residents had a favorable opinion of PotashCorp.

•     Mr. Doyle continued to serve on the boards of key industry groups, including serving as Chairman of the Nutrients for Life Foundation, and as a member of the boards of International Fertilizer Industry Association, The Fertilizer Institute, Canpotex and International Plant Nutrition Institute. In addition, Mr. Doyle delivered numerous presentations at industry and community events.

•     Mr. Doyle is a member of the Canadian Council of Chief Executives and the C.D. Howe Institute.

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CORPORATE GOAL: Build strong relationships with and improve the socioeconomic well-being of our communities.
2013 Individual Performance Goal	Level of Achievement	Discussion of 2013 Performance

2. Meet or exceed both the letter and spirit of our commitment in fulfilling the Pledge to Saskatchewan.

•     Under Mr. Doyle’s leadership, we continued to fulfill the Pledge to Saskatchewan. As part of the Pledge we achieved several key objectives:

1.         Strong and Vital Employer
While market conditions mean that employment levels will decline in 2014, we remain one of the largest private sector employers in the province with approximately 2,200 employees post-reduction.

2.         Canpotex and Profit Maximization Strategies
We continued to be a strong advocate and supporter of Canpotex and managed our business to ensure long-term profitability.

3.         Strong Aboriginal Workforce
We continued to increase opportunities for Aboriginal workers and suppliers. In 2013, approximately 9% of new hires were voluntarily self-identified Aboriginal applicants, and 14% of these applicants were interviewed. Our Aboriginal employment outreach initiatives in 2013 included career fairs, community presentations, trade shows and conferences.

4.         Community Investments
In 2013, our total corporate community investment met our goal to invest 1% of consolidated income before income taxes (on a five year rolling average), resulting in contributions of approximately $31 million. Contributions to Saskatchewan represented approximately 61% (or $19.2 million) of total contributions, exceeding the Saskatchewan-related share of our overall gross margins.

5.         Local Spending
In 2013, we estimate that 61% of Saskatchewan potash production purchasing was done with suppliers resident in Saskatchewan, exceeding our goal.

6.         Expansion Projects
All Saskatchewan expansion projects — totalling over $6 billion — have been completed or are in progress.

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CORPORATE GOAL: Attract and retain talented, motivated and productive employees who are committed to our long-term goals.
2013 Individual Performance Goal	Level of Achievement	Discussion of 2013 Performance

1. Show measurable success in leadership development and succession planning for our employees.

•     We hired a new Manager of Organizational Development, a global role based in Saskatoon. The primary focus of this role will be enhanced strategic leadership development and succession planning.

•     We revised our 7 Leadership Core Competencies, narrowing them to 6 Leadership Core Competencies. We also drafted detailed behavioral descriptors and are currently assessing our overall strategy to enhance or develop employee leadership skills encompassing all competency areas.

•    With 79% of senior staff-level positions filled with internal candidates, we exceeded our goal of 75%. Several executive-level vacancies were filled with well-qualified employees identified through our succession planning process.

•     In 2013, approximately 566 PotashCorp staff participated in formal leadership development training sessions, including the University of Saskatchewan Effective Leadership training and the University of Florida Emerging Leader program. Additionally, there were two common programs offered to support further development of our Leadership Core Competencies: Managing Things, Leading People and Safe Leader.

•     Our annual succession planning process for senior level staff (approximately 300 employees) was completed, and a summary of the process was reviewed by the Compensation Committee.

•     We made continued progress towards complete alignment of safety leadership and overall leadership skills, and continued to work within the Training and Capability Building Work Stream of the 5-Year Safety Plan. Training leaders from potash, nitrogen and phosphate sites met to align common core training for all employees. We are currently working on developing leadership skills to support a PotashCorp-wide safety standard to facilitate effective safety conversations and hazard identification between leaders and their teams.

•    Strategic development is underway for a common employee engagement survey that is to be implemented globally in 2014. This work included aligning the engagement questions to each Leadership Core Competency to ensure appropriate assessment of employee satisfaction with their leader’s skill in each competency. Survey questions will also align with best practices in safety engagement and will be calibrated to an external database.

•     We continued to work to create a better, more consistent exit assessment process to determine gaps that might be leading to voluntary employee departures.

•     PotashCorp was recognized as an employer of choice in Canada and the US, was named by The Globe and Mail as one of Canada’s Top 100 Employers, one of Canada’s Top Employers for Young People, and one of Saskatchewan’s Top Employers. PotashCorp was also named a Best Employer in Ohio.

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CORPORATE GOAL: Achieve no harm to people and no damage to the environment.
2013 Individual Performance Goal	Level of Achievement	Discussion of 2013 Performance

1. Meet measurable safety index targets, with the emphasis on reducing serious injuries so PotashCorp can achieve its goal of providing the safest work environment for its employees.

•    We met our goal of achieving zero life-altering injuries at our sites.

•   We continue to emphasize personalization of safety at all levels in our organization. Our total recordable injury frequency rate decreased by 18% to a record low 1.06 in 2013, and our lost time injury frequency rate in 2013 was among the lowest in our peer group, decreasing by 52% from the 2012 rate to a record low. Our employee total recordable injury frequency rate was a record low 0.91 in 2013, decreasing by 26% from the 2012 rate. The total recordable injury frequency rate for our non-nested contractors was a record low 1.19 in 2013, decreasing by 19% from the 2012 rate.

•    At the 2013 Best Practices meeting, we presented the 5-Year Safety Plan, which is our roadmap to becoming one of the safest resource companies in the world in five years by achieving a recordable injury rate in the lowest quartile of a best-in-class peer group. During 2013, work was done on the development of standards, metrics, training and engagement initiatives in connection with the 5-Year Safety Plan.

•   In March and October 2013, we held PotashCorp Safety Summits with employees and senior management from every site in attendance, as well as members of the Board’s Safety, Health and Environment Committee, and focused on personalizing safety and safety leadership.

•    Celerant Consulting completed safety improvement projects at Allan, Cory and Rocanville, including the Rocanville expansion. Sustainability plans were implemented at all three sites.

•   In 2013, Corporate Safety led or participated in cross-functional safety teams to address specific exposures including: light utility vehicles, behind-the-borer conveyances, mine power cables, dropped objects, pinch points and hydro blasting.

2. Improve the environmental commitment and performance across PotashCorp operations to positively impact the climate, our use of natural resources, and our environmental stewardship.

•    We improved our environmental performance, as measured by the number of reportable releases, permit excursions and spills. There were 17 reportable environmental incidents in 2013, down 11% from 2012.

•    We did not achieve a reduction in greenhouse gas (GHG) emissions due to the restart of our Geismar ammonia plant where we produce a greater proportion of more GHG intensive products.

•    In 2013, we commenced new environmental initiatives, including identifying opportunities for reducing solid wastes to landfills and beginning development of an environmental strategy to improve environmental stewardship and performance, for which an initial assessment will begin in the first quarter of 2014.

•   We also continued to conduct quarterly reviews of environmental issues with senior management for all three nutrients.

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Executive Compensation

A table of contents for this “Executive Compensation” section is set forth below:

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Summary Compensation Table(1)

The following table sets forth, for our 2013, 2012 and 2011 fiscal years, all compensation earned by the individuals who served as our CEO and our Chief Financial Officer, and by each of our other three most highly compensated executive officers, for services rendered to us and our subsidiaries (the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
William J. Doyle	2013	1,256,600	—	—	4,155,298	800,000	—	159,574	6,371,472
President and Chief	2012	1,220,000		4,672,252	3,937,635	800,000	128,805	216,980	10,975,672
Executive Officer	2011	1,182,000	—	—	3,823,456	1,240,000	1,429,867	132,394	7,807,717
Wayne R. Brownlee	2013	588,336	—	—	1,107,356	331,000	—	50,407	2,077,099
Executive Vice	2012	571,200	—	1,406,291	1,064,287	331,000	937,545	50,267	4,360,590
President, Treasurer and	2011	544,000	—	—	1,017,595	600,000	2,232,860	45,549	4,440,004
Chief Financial Officer
G. David Delaney	2013	574,471	—	—	1,133,818	300,000	—	26,729	2,035,018
Executive Vice	2012	531,918	—	1,309,593	1,097,915	300,000	689,109	25,545	3,954,080
President and Chief	2011	506,588	—	—	1,019,746	465,000	756,147	23,385	2,770,866
Operating Officer
Stephen F. Dowdle	2013	435,616	—	—	544,782	193,000	—	27,904	1,201,302
President, PCS Sales	2012	422,928	—	694,142	544,830	193,000	787,329	25,645	2,667,874
	2011	384,480	—	—	494,494	353,000	846,447	36,154	2,114,575
Joseph A. Podwika	2013	434,946	—	—	544,782	200,000	—	22,598	1,202,326
Senior Vice President,	2012	416,216	—	683,170	544,830	200,000	486,344	21,551	2,352,111
General Counsel and	2011	396,396	—	—	494,494	362,000	475,146	35,883	1,763,920
Secretary

(1)	Those amounts that were paid in Canadian dollars have been converted to United States dollars using the average exchange rate for the month prior to the date of payment.

(2)	With respect to 2012 awards, reports the grant date fair value, as calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation”, of performance share units granted pursuant to our MTIP in effect for the three-year performance period January 1, 2012 to December 31, 2014. See “Compensation Discussion and Analysis — Incentive Plan Compensation — Medium-Term Incentive Plan” beginning on page 44 for further discussion. For purposes of the FASB ASC Topic 718 calculations, the value of the performance share units was estimated using a Monte Carlo valuation model with the following assumptions:

Year	Risk-Free Interest Rate	Dividend Yield	Correlation Between our Share Price and DAX Ag Index	Volatility of Our Share Price	Volatility of the DAX Ag Index

2012	0.42%	1.18%	79.9%	42.8%	23.6%

Based on the maximum allowable payout value of the MTIP awards of $165.96, if maximum performance is achieved under the plan for the three-year performance period ending December 31, 2014, the awards would have the following values: Mr. Doyle, $30,744,090; Mr. Brownlee, $9,253,598; Mr. Delaney, $8,617,307; Mr. Dowdle, $4,567,551; and Mr. Podwika, $4,495,359.

(3)	Reports the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of options granted pursuant to the 2013 POP, 2012 POP and the 2011 POP, respectively. The amounts reported assume that all option grants vest at 100%. See “Compensation Discussion and Analysis — Incentive Plan Compensation — Long-Term Incentives (Performance Option Plan)” beginning on page 45. For a discussion of the assumptions made in the valuation of the awards, see Note 23 to our consolidated financial statements for the fiscal year ended December 31, 2013, Note 23 to our consolidated financial statements for the fiscal year ended December 31, 2012 and Note 23 to our consolidated financial statements for the fiscal year ended December 31, 2011.

(4)	Reports amounts awarded pursuant to our STIP for 2013, 2012 and 2011 performance, which amounts were paid in 2014, 2013 and 2012, respectively. See “Compensation Discussion and Analysis —Incentive Plan Compensation — Short-Term Incentive Plan” beginning on page 43.

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(5)	For 2013, the change in the actuarial present value of each Named Executive Officer’s accumulated benefit under the Canadian Supplemental Plan, the U.S. Pension Plan and the U.S. Supplemental Plan was negative. Accordingly, pursuant to SEC guidance, these amounts are reflected as $0 in the Summary Compensation Table. The table below reports the annual increase (decrease) in the actuarial present values of each Named Executive Officer’s accumulated benefit under such plans for 2011, 2012 and 2013.

		William J. Doyle ($)	Wayne R. Brownlee ($)	G. David Delaney ($)	Stephen F. Dowdle ($)	Joseph A. Podwika ($)
	2013	(1,566,727)	(487,047)	—	—	—
Canadian Supplemental Plan	2012	128,805	937,545	—	—	—
	2011	1,429,867	2,232,860	—	—	—
	2013	—	—	(82,803)	(19,479)	(37,358)
U.S. Pension Plan	2012	—	—	227,233	137,954	134,635
	2011	—	—	290,615	197,442	155,354
	2013	—	—	(93,977)	(44,593)	(47,751)
U.S. Supplemental Plan	2012	—	—	461,876	649,375	351,710
	2011	—	—	465,532	649,005	319,792
	2013	(1,566,727)	(487,047)	(179,780)	(64,072)	(85,109)
Total	2012	128,805	937,545	689,109	787,329	486,344
	2011	1,429,867	2,232,860	756,147	846,447	475,146

(6)	The following table sets forth the amounts attributable to each of the compensation items included in “All Other Compensation” for each Named Executive Officer:

		William J. Doyle ($)	Wayne R. Brownlee ($)	G. David Delaney ($)		Stephen F. Dowdle ($)		Joseph A. Podwika ($)
Company Contributions to Canadian Pension Plan	2013	12,233	12,067	—		—		—
	2012	11,706	11,850	—		—		—
	2011	11,487	11,642	—		—		—
Company Contributions to Savings Plan or 401(k) Plans	2013	74,298	34,786	23,608		20,337		20,137
	2012	72,060	33,456	22,698	(a)	19,034	(b)	19,392	(c)
	2011	69,540	31,745	20,863	(a)	17,250	(b)	18,676	(c)
Life Insurance Premiums Paid for the Benefit of NEO	2013	6,995	3,554	3,121		7,567		2,461
	2012	1,694	755	2,847		6,611		2,159
	2011	—	—	2,522		5,371		1,816
Medical Insurance Premiums Paid on Behalf of NEO	2013	16,261	—	—		—		—
	2012	15,783	—	—		—		—
	2011	15,208	—	—		—		—
Long-Term Disability Insurance Premiums Paid on Behalf of NEO	2013	11,691	—	—		—		—
	2012	11,691	—	—		—		—
	2011	11,691	—	—		—		—
Tax Gross-ups for Taxable Benefits	2013	14,533	—	—		—		—
	2012	41,056	4,206	—		—		—
	2011	8,503	2,162	—		—		—
Perquisites(d)	2013	23,563	—	—		—		—
	2012	62,990	—	—		—		—
	2011	15,965	—	—		13,533		15,392
Total	2013	159,574	50,407	26,729		27,904		22,598
	2012	216,980	50,267	25,545		25,645		21,551
	2011	132,394	45,549	23,385		36,154		35,884

(a)	For 2011, 2012, and 2013, contributions to the 401(k) plan of $14,700, $14,850 and $15,150, respectively, were made for Mr. Delaney. In addition, contributions of $6,163, $7,848 and $8,458 exceeded the 401(k) plan’s statutory limits for each respective year and therefore, were immediately taxable and paid to Mr. Delaney in cash.

(b)	For 2011, 2012, and 2013, contributions to the 401(k) plan of $14,700, $14,850 and $15,150, respectively, were made for Mr. Dowdle. In addition, contributions of $2,550, $4,184 and $5,187 exceeded the 401(k) plan’s statutory limits for each respective year and therefore, were immediately taxable and paid to Mr. Dowdle in cash.

(c)	For 2011, 2012, and 2013, contributions to the 401(k) plan of $14,700, $14,850 and $15,150, respectively, were made for Mr. Podwika. In addition, contributions of $3,976, $4,542 and $4,987 exceeded the 401(k) plan’s statutory limits for each respective year and therefore, were immediately taxable and paid to Mr. Podwika in cash.

(d)	Perquisites include, for Mr. Doyle, spousal/family travel benefits (while accompanying the executive on company business) and parking. The aggregate incremental cost of spousal/family travel benefits paid for the benefit of Mr. Doyle was $18,645 in 2013, $56,166 in 2012 and $8,149 in 2011.

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Salary and Bonus

As reported in the Summary Compensation Table beginning on page 58, in 2011, 2012 and 2013, the average salary and bonus of our Named Executive Officers averaged between 27% and 41% of the total compensation of those Named Executive Officers.

Stock Awards

Unless otherwise noted, amounts reported in the “Stock Awards” column of the Summary Compensation Table on page 58 reflect performance share units granted for the 2012-2014 performance period pursuant to our MTIP. In 2012, Mr. Doyle received a grant of 123,500 performance share units, Mr. Brownlee received a grant of 37,172 performance share units, Mr. Delaney received a grant of 34,616 performance share units, Mr. Dowdle received a grant of 18,348 performance share units and Mr. Podwika received a grant of 18,058 performance share units. These performance share units vest and will be settled in cash at the end of the three-year performance period (December 31, 2014) in relation to a vesting schedule whereby one-half of the units vest in accordance with corporate TSR and one-half of the units vest in accordance with corporate TSR relative to the DAX Ag Index TSR.

We use the following vesting schedules to determine how many units each Named Executive Officer is entitled to receive at the end of the performance period ending December 31, 2014.

Corporate TSR Vesting Schedule
TSR	Vesting Percentage
5% or less	0%
25%	50%
50%	100%
60%	125%
75% or more	150%

Index TSR Vesting Schedule
TSR as % of DAX Ag Index TSR	Vesting Percentage
Less than 100%	0%
100%	50%
130%	100%
145% or more	150%

For results falling between the reference points in the charts above, the level of vesting will be mathematically interpolated between the reference points. The value at payout will be based on the number of vested units multiplied by the trailing thirty-day average common share price, but in no event may the Share price used to determine the cash payout exceed 400% of the initial Share price for purposes of the MTIP, which was $41.49 per Share.

Option Awards

For a description of the applicable formulas in determining the amounts payable under our POP, see “Grants of Plan-Based Awards — Option Awards” on page 62.

Non-Equity Incentive Plan Compensation

Amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 58 reflect the amounts paid pursuant to our STIP for the 2011, 2012 and 2013 performance periods. The amount of each Named Executive Officer’s award for 2011 is generally equal to the officer’s award percentage, as determined by our adjusted annual cash flow return compared to a target cash flow return, multiplied by the officer’s annual salary. The amount of each Named Executive Officer’s award for 2012 and 2013 is generally equal to the officer’s award percentage, as determined by our adjusted annual cash flow return compared to a target cash flow return and safety results compared to target safety goals, multiplied by the officer’s annual salary. Individual awards, however, may be adjusted (± 30%) to recognize individual performance, provided the total of adjusted awards approximates the total awards at the mid-point. Each officer’s award percentage is calculated according to the below schedule, which has been abbreviated from the full schedule included in our STIP. In the below schedule, the ACFR represents our actual annual cash flow return, as defined in the STIP, divided by the target cash flow return, as determined by the annual corporate budget approved by our Board.

As per the terms of the STIP, we generally make no payments with respect to the cash flow component of the award if our cash flow return is less than 50% of the target set by the Board for that year.

Officers	Award Percentage When ACFR is Less Than 1	Award Percentage When ACFR is Equal to or Greater Than 1	Maximum Award Percentage (ACFR Greater Than 1.5)
Tier 1: President and CEO	100% multiplied by ACFR	(200% multiplied by ACFR) minus 100%	200%
Tier 2: Executive Level 7 (Executive VP and COO, Executive VP, Treasurer and CFO)	70% multiplied by ACFR	(140% multiplied by ACFR) minus 70%	140%
Tier 3: Executive Level 6 (Senior VP, General Counsel & Secretary, Subsidiary Presidents)	55% multiplied by ACFR	(110% multiplied by ACFR) minus 55%	110%

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Actual cash flow return is calculated by measuring operating income (net income before deducting taxes and interest), removing the effects of extraordinary gains or losses, incentive award accruals, non-cash items such as depreciation and cash taxes and then dividing by the asset base. For further details regarding awards under our STIP, see “Compensation Discussion and Analysis — Incentive Plan Compensation — Short-Term Incentive Plan” beginning on page 43. In addition, our STIP was filed as Exhibit 10(a) to our current report on Form 8-K, filed on March 31, 2012.

Total Compensation

The following table sets forth the total compensation awarded to our CEO, individually, and our Named Executive Officers, collectively, in each case as a percentage of our net income in each of 2013, 2012 and 2011. Total compensation reflects the Named Executive Officers’ total compensation as disclosed in the “Total” column of the Summary Compensation Table on page 58. Net income is calculated in accordance with IFRS for the year ended December 31, 2013, 2012 and 2011, respectively.

For additional information about net income, see our consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011, respectively.

	Net Income	Total Compensation of Chief Executive Officer	% of Net Income	Aggregate Total Compensation of Named Executive Officers	% of Net Income
2013	$1,785 million	$6.4 million	0.4%	$12.9 million	0.7%
2012	$2,079 million	$11.0 million	0.5%	$24.3 million	1.2%
2011	$3,081 million	$7.8 million	0.3%	$18.9 million	0.6%

Employment Agreements

Except for the change-in-control agreements described above in “Compensation Discussion and Analysis — Post-Retirement and Termination Compensation” beginning on page 46, we have not entered into individual employment agreements with any of our executive officers. For a discussion of the terms and conditions of our executive officers’ compensation, see “Compensation Discussion and Analysis” beginning on page 39.

Grants of Plan-Based Awards

The following table provides information relating to plan-based awards granted in 2013 to the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William J. Doyle
STIP		628,000	1,256,000	2,510,000
POP	5/16/13				—	272,300	272,300	43.78	4,155,298
Wayne R. Brownlee
STIP		205,900	411,800	823,600
POP	5/16/13				—	74,300	74,300	Cdn44.67	1,107,356
G. David Delaney
STIP		201,100	402,100	804,200
POP	5/16/13				—	74,300	74,300	43.78	1,133,818
Stephen F. Dowdle
STIP		119,800	239,600	479,200
POP	5/16/13				—	35,700	35,700	43.78	544,782
Joseph A. Podwika
STIP		119,600	239,200	478,400
POP	5/16/13				—	35,700	35,700	43.78	544,782

(1)	The amounts in the columns under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” set forth the threshold, target and maximum values of the 2013 STIP awards based on respective cash flow returns of 50%, 100% and 150% of target cash flow return for 2013, subject to adjustment (+30%) based on individual performance. The actual amount of each Named Executive Officer’s 2013 STIP award is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 58.

(2)	Pursuant to the terms of the plan, options under the 2013 POP were granted with an exercise price equal to the closing market price per Share on the NYSE for Mr. Doyle, Mr. Delaney, Mr. Dowdle and Mr. Podwika and on the TSX for Mr. Brownlee, in each case on the trading day prior to the grant date. As is our practice, options under the 2013 POP were granted following shareholder approval of the plan at the 2013 Annual Meeting on May 16, 2013.

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Option Awards

Options granted during 2011 and 2012 pursuant to our 2011 and 2012 POPs, respectively, are represented by certain amounts reported in the “Option Awards” column of the Summary Compensation Table on page 58. Options granted during 2013 pursuant to our 2013 POP are represented by certain amounts reported in the “Option Awards” column of the Summary Compensation Table on page 58 and in the “Estimated Future Payouts Under Equity Incentive Plan Awards” and “Grant Date Fair Value of Stock and Option Awards” columns of the Grants of Plan-Based Awards Table on page 61. On May 12, 2011, Mr. Doyle received a grant of 161,600 performance options, Mr. Brownlee and Mr. Delaney each received a grant of 43,100 performance options and Mr. Dowdle and Mr. Podwika each received a grant of 20,900 performance options. On May 17, 2012, Mr. Doyle received a grant of 238,500 performance options, Mr. Brownlee and Mr. Delaney each received a grant of 66,500 performance options and Mr. Podwika and Mr. Dowdle each received a grant of 33,000 performance options. On May 16, 2013, Mr. Doyle received a grant of 272,300 performance options, Mr. Brownlee and Mr. Delaney each received a grant of 74,300 performance options and Mr. Podwika and Mr. Dowdle each received a grant of 35,700 performance options. The options have ten-year terms and vest based on performance incentives over the three-year performance periods ending December 31, 2013, December 31, 2014 and December 31, 2015, respectively.

In accordance with the POPs, the performance incentives that will be used to determine vesting of the performance options are CFROI and WACC.

CFROI is the ratio of after-tax operating cash flow to average gross investment. After-tax operating cash flow is calculated by measuring operating income (net income before deducting income taxes and interest) and removing nonrecurring or unusual items, incentive award accruals, non-cash items such as depreciation and amortization and current income taxes. Average gross investment is calculated by measuring the average of total assets and making adjustments for amortization and depreciation, the fair value adjustment for certain investments, fair value of derivative instrument assets, cash and cash equivalents and certain current liabilities.

WACC is calculated by measuring the product of (a) the market yield cost of net debt and (b) the market value of net debt divided by the market value of net debt and equity, and adding the product of (a) the cost of equity and (b) the market value of equity divided by the market value of net debt and equity, in each case subject to certain adjustments. For further details on awards under the POP, see our 2013 POP filed as Exhibit 10(a) to our current report on Form 8-K filed on May 17, 2013, our 2012 POP filed as Exhibit 10(a) to our current report on Form 8-K filed on May 18, 2012 and our 2011 POP filed as Exhibit 10(a) to our current report on Form 8-K filed on May 13, 2011.

We use the following vesting schedule to determine how many options each Named Executive Officer receives at the end of the performance periods ending December 31, 2013, December 31, 2014 and December 31, 2015, respectively.

Vesting Schedule
3 Year Average of CFROI Minus WACC	Vesting Percentage
Less than 0%	0%
0.20%	30%
1.20%	70%
2.20%	90%
2.50%	100%

For results falling between the reference points in the chart above, the level of vesting is mathematically interpolated between the reference points. The amount, if any, realized upon the exercise of performance options will depend on the market price of our Shares relative to the exercise price per Share of the performance option at the time of exercise. For a discussion of our actual results for the performance period ended December 31, 2013 and the number of performance options that were vested, see “Compensation Discussion and Analysis — Incentive Plan Compensation — Long-Term Incentives (Performance Option Plan)” beginning on page 45.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information relating to exercisable and unexercisable stock options and unvested stock awards as of December 31, 2013 for the Named Executive Officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price		Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
William J. Doyle	2,025,000					$9.80	5/5/2015
	1,350,000					$11.22	5/4/2016
	1,008,000		—			$20.91	5/3/2017	123,500	$3,916,185
	263,250					$66.26	5/8/2018
	345,000					$32.01	5/7/2019
	225,600					$34.05	5/6/2020
	161,600	(5)				$52.31	5/12/2021
				238,500		$39.46	5/17/2022
				272,300		$43.78	5/16/2023
Wayne R. Brownlee	585,000				Cdn$	12.21	5/5/2015
	450,000				Cdn$	12.42	5/4/2016
	270,000		—		Cdn$	23.16	5/3/2017	37,172	$1,178,724
	70,950				Cdn$	66.57	5/8/2018
	93,000				Cdn$	37.32	5/7/2019
	60,300				Cdn$	35.00	5/6/2020
	43,100	(5)			Cdn$	50.20	5/12/2021
				66,500	Cdn$	39.93	5/17/2022
				74,300	Cdn$	44.67	5/16/2023
G. David Delaney	46,000					$11.22	5/4/2016
	140,400					$20.91	5/3/2017
	35,250		—			$66.26	5/8/2018	34,616	$1,097,673
	46,500					$32.01	5/7/2019
	30,000					$34.05	5/6/2020
	43,100	(5)				$52.31	5/12/2021
				66,500		$39.46	5/17/2022
				74,300		$43.78	5/16/2023
Stephen F. Dowdle	94,500					$11.22	5/4/2016
	60,300		—			$20.91	5/3/2017	18,348	$581,815
	16,500					$66.26	5/8/2018
	20,700					$32.01	5/7/2019
	13,800					$34.05	5/6/2020
	20,900	(5)				$52.31	5/12/2021
				33,000		$39.46	5/17/2022
				35,700		$43.78	5/16/2023
Joseph A. Podwika	48,000					$9.80	5/5/2015
	94,500					$11.22	5/4/2016
	60,300					$20.91	5/3/2017
	35,250		—			$66.26	5/8/2018	18,058	$572,619
	46,500					$32.01	5/7/2019
	30,000					$34.05	5/6/2020
	20,900	(5)				$52.31	5/12/2021
				33,000		$39.46	5/17/2022
				35,700		$43.78	5/16/2023

(1)	As of December 31, 2013, the aggregate before tax value of unexercised options that are currently exercisable held by each Named Executive Officer was as follows: Mr. Doyle, $88,722,150; Mr. Brownlee, $25,941,229; Mr. Delaney, $2,736,035; Mr. Dowdle, $2,800,710 and Mr. Podwika, $3,936,900. The aggregate value of unexercised options held by Mr. Brownlee was converted to U.S. dollars using the average Canadian exchange rate of 1.0299 for fiscal year 2013.

(2)	The outstanding equity incentive plan awards reported in the “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” column represent unearned options pursuant to our 2012 POP and 2013 POP. Options granted pursuant to the 2012 POP vest at the end of the performance period ending December 31, 2014 and options granted pursuant to the 2013 POP vest at the end of the performance period ending December 31, 2015. The reported number of Shares underlying the options is based on achievement of the plans’ maximum performance levels.

(3)	The outstanding equity incentive plan awards reported in “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested” column represent outstanding awards pursuant to our MTIP, which vest at the end of the performance period ending December 31, 2014. The reported number of units is based on achievement of the MTIP’s threshold performance level.

(4)	Based on the average closing price of our Shares on the NYSE for the last thirty trading days of 2013 of $31.71, in accordance with the MTIP.

(5)	Reports options granted under the 2011 POP that vested at the end of the performance period ended December 31, 2013. The before tax value of such vested options held by each Named Executive Officer, as of December 31, 2013, was $0.

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Outstanding Stock Options

As of February 20, 2014, options to acquire 1,922,100 Shares were issued and outstanding under the 2013 POP. In addition, options to acquire 1,459,100 Shares were issued and outstanding under the 2012 POP, and options to acquire 1,096,400 Shares were issued and outstanding under the 2011 POP. Options to acquire 1,167,000 Shares, 1,571,925 Shares, 1,216,800 Shares, 3,334,025 Shares, 3,904,375 Shares and 4,069,110 Shares, which have vested, are issued and outstanding under the 2010 POP, 2009 POP, 2008 POP, 2007 POP, 2006 POP and 2005 POP, respectively. As of February 20, 2014, no options remained outstanding under the Stock Option Plan — Officers and Employees, which was adopted in 1998.

See “Compensation Discussion and Analysis — Incentive Plan Compensation — Long-Term Incentives (Performance Option Plan)” beginning on page 45 for a description of our 2013 POP under which we granted stock options to officers and employees in 2013.

Option Exercises and Stock Vested

The following table provides information relating to amounts received upon the exercise of stock options by the Named Executive Officers during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized Upon Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
William J. Doyle	1,012,608	29,585,422	—	—
Wayne R. Brownlee	433,980	11,100,691	—	—
G. David Delaney	170,000	4,953,090	—	—
Stephen F. Dowdle	198,140	4,692,423	—	—
Joseph A. Podwika	—	—	—	—

(1)	Mr. Doyle retained 636,008 Shares following the exercise of the options.

(2)	On September 29, 2013 and September 30, 2013, Mr. Brownlee exercised stock options and on the same dates, respectively, donated $2,775,000 of such exercises to The Brownlee Family Foundation Inc., a registered Canadian charity.

Pension Benefits

The following table provides information relating to the present value of the Named Executive Officers’ accumulated benefit under the Canadian Supplemental Plan, the U.S. Pension Plan and the U.S. Supplemental Plan.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
William J. Doyle	Canadian Supplemental Plan	26.67		20,894,673	—
Wayne R. Brownlee	Canadian Supplemental Plan	35.00	(2)	10,513,194	—
G. David Delaney	U.S. Pension Plan U.S. Supplemental Plan	30.67 16.63	(3)	929,179 1,340,292	— —
Stephen F. Dowdle	U.S. Pension Plan U.S. Supplemental Plan	14.42 24.50	(4)	688,604 2,054,671	— —
Joseph A. Podwika	U.S. Pension Plan U.S. Supplemental Plan	16.67 16.67		486,488 857,033	— —

(1)	The present value of accumulated benefit assumes retirement at the earliest age that does not require a reduction in benefits. For the Canadian Supplemental Plan, such age is 62. For the U.S. Pension Plan and U.S. Supplemental Plan, such age is 65 or age 62 with 20 years of service.

(2)	Mr. Brownlee’s years of credited service includes 11.6 years of service, from May 1977 to December 1988, with the government of Saskatchewan prior to the privatization of PotashCorp in 1989 and 23.4 years of service, from December 1988 to the present, with PotashCorp and our predecessors. Under the Canadian Supplemental Plan, credited service is capped at 35.00 years.

(3)	The difference in Mr. Delaney’s years of credited service under the U.S. Pension Plan and the U.S. Supplemental Plan relates to the plans’ differing treatment of Mr. Delaney’s years of credited service under the Nitrogen Pension Plan, a predecessor to the U.S. Pension Plan. On February 20, 2014, the Board amended the U.S. Supplemental Plan to provide that the number of years of credited service under such plan will be treated in the same manner as under the U.S. Pension Plan, effective immediately. As a result of this amendment, as of February 20, 2014, Mr. Delaney’s years of credited service under the U.S. Supplemental Plan increased to 30.83 years (including the period from December 31, 2013 to February 20, 2014) and the present value of Mr. Delaney’s accumulated benefit increased by $1,121,875 to $2,461,367.

(4)	The difference in Mr. Dowdle’s years of credited service under the U.S. Pension Plan and the U.S. Supplemental Plan relates to 10.08 years of credited service with Canpotex in accordance with the terms of Mr. Dowdle’s Supplemental Retirement Agreement.

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The present values of the accumulated benefits reported in the above table are generally calculated in accordance with the assumptions used for financial reporting purposes. See Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2013. The total present value of accumulated benefits in our financial statements is calculated in accordance with IFRS. The assumptions for Mr. Doyle and Mr. Brownlee differ from the assumptions disclosed in Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2013. The key assumptions used in calculating the present value of accumulated benefits for Mr. Doyle and Mr. Brownlee are as follows:

Interest Rate	4.85% per annum
Retirement Age	Age 62 or current age if older
Mortality Rates	1994 Unisex Pensioner Mortality Table (fully generational)

The following table sets forth our accrued obligation at the beginning and end of the fiscal year ended December 31, 2013 for each of the Named Executive Officer’s benefits under the Canadian Supplemental Plan, the U.S. Pension Plan and the U.S. Supplemental Plan and the accumulated value at the beginning and end of the fiscal year ended December 31, 2013 for each of the Named Executive Officer’s company-provided benefits under the Savings Plan and the 401(k) Plans.

Name	Plan Name	Accrued Obligation/ Accumulated Value at Start of Year ($)	Compensatory Changes ($)	Non- Compensatory Changes(1) ($)		Accrued Obligation/ Accumulated Value at End of Year ($)
William J. Doyle	Canadian Pension Plan Canadian Supplemental Plan Savings Plan(2)	478,274 22,461,400 1,771,640	12,233 (782,043 74,298)	9,823 (784,684 444,359)		500,330 20,894,673 2,290,297
Wayne R. Brownlee	Canadian Pension Plan Canadian Supplemental Plan Savings Plan	1,567,522 10,820,847 412,047	12,067 159,823 34,786	38,799 (467,476 108,303)		1,618,388 10,513,194 555,136
G. David Delaney	U.S. Pension Plan U.S. Supplemental Plan 401(k) Plans	1,011,982 1,437,269 1,955,505	50,298 82,602 15,150	(133,101 (179,579 (304,599	) ) )	929,179 1,340,292 1,666,056	(3)
Stephen F. Dowdle	U.S. Pension Plan U.S. Supplemental Plan 401(k) Plans	708,083 2,099,264 1,191,231	60,685 172,786 15,150	(80,164 (217,379 (175,819	) ) )	688,604 2,054,671 1,030,562
Joseph A. Podwika	U.S. Pension Plan U.S. Supplemental Plan 401(k) Plans	523,846 904,784 495,118	38,733 77,814 15,150	(76,091 (125,565 (6,954	) ) )	486,488 857,033 503,314

(1)	Non-Compensatory changes include mandatory and voluntary employee contributions and market changes in account value. For 2013, employee contributions for each Named Executive Officer were as follows: Mr. Doyle, $12,233; Mr. Brownlee, $12,067; Mr. Delaney, $15,300; Mr. Dowdle, $15,300 and Mr. Podwika, $15,300.

(2)	Includes the value of Mr. Doyle’s 401(k) Plans account, which is attributable to his prior service as President of PCS Sales.

(3)	On February 20, 2014, the Board amended the U.S. Supplemental Plan to provide that the number of years of credited service under such plan will be treated in the same manner as under our U.S. Pension Plan, effective immediately. As a result of this amendment, as of February 20, 2014, our accrued obligation for Mr. Delaney’s benefits under the U.S. Supplemental Plan increased by $1.12 million to $2.46 million.

Pension Plans

In Canada, eligible employees, including senior executives, participate in the Canadian Pension Plan and the Canadian Supplemental Plan. In the United States, eligible employees, including senior executives, participate in the U.S. Pension Plan and the U.S. Supplemental Plan. The Canadian Pension Plan is a defined contribution plan that includes individual and company contributions. Each of the Canadian Supplemental Plan, the U.S. Pension Plan and the U.S. Supplemental Plan is a defined benefit plan with benefits calculated based on the participant’s service and the plan’s benefit formula. In addition, U.S. employees are eligible to participate in the 401(k) Plans and certain Canadian employees participate in the Savings Plan. We make contributions to the 401(k) Plans and the Savings Plan for the benefit of participants in accordance with the terms of such plans.

We maintain the Canadian Pension Plan, which generally requires all participating employees to contribute 5.5% of their earnings (or such lesser amount as is deductible for Canadian income tax purposes) to the Canadian Pension Plan and PotashCorp to contribute an equal amount. When an individual retires, the full amount in the individual’s account is used to produce the pension.

65	PotashCorp 2014 Management Proxy Circular

We maintain the Canadian Supplemental Plan, which provides a supplementary pension benefit for certain of our officers and managers. Under the basic terms of the Canadian Supplemental Plan, a pension benefit is provided in an amount equal to 1.5% of the average of the participant’s three highest consecutive years’ earnings multiplied by the participant’s years of pensionable service (to a maximum of 35 years), minus any annual retirement benefit payable due to employer contributions under the Canadian Pension Plan. For the purposes of the Canadian Supplemental Plan, earnings are defined as the participant’s annual base pay plus 100% of all bonuses payable for such year pursuant to the STIP (subject to a maximum of 100% of base salary for such year).

The normal retirement age pursuant to the Canadian Supplemental Plan is 65, with a reduction in benefits for early retirement prior to age 62. No benefits pursuant to the Canadian Supplemental Plan are payable if termination occurs prior to age 55. Benefits payable to certain employees who have reached the minimum age (55) for retirement pursuant to the Canadian Supplemental Plan may be secured by letters of credit provided by us or may be otherwise secured by us, if appropriate. Depending on the employee’s election, benefits are generally paid in the form of a single lump sum payment equal to the actuarial present value of the annual benefits or, in certain circumstances, an annuity for life.

The benefit payable under the Canadian Supplemental Plan for each of Mr. Doyle and Mr. Brownlee is an amount equal to (1) 5% of the average of the senior officer’s three highest consecutive years’ earnings multiplied by the senior officer’s years of pensionable service (to a maximum of 10 years), plus (2) 1.5% of the average of the senior officer’s three highest consecutive years of earnings multiplied by the senior officer’s years of pensionable service in excess of 25 years to a maximum of 10 additional years, minus (3) any annual employer-provided retirement benefit payable under the Canadian Pension Plan and certain other tax qualified plans.

Prior to January 1, 1999, PCS Phosphate Company Inc. and PCS Nitrogen, Inc. maintained separate defined benefit pension plans (respectively, the “Phosphate Pension Plan” and the “Nitrogen Pension Plan”) for their respective eligible U.S. employees, including Mr. Delaney and Mr. Podwika, in the case of PCS Nitrogen. Effective January 1, 1999, we consolidated our pension plans for U.S. employees and the Nitrogen Pension Plan was merged with and into the Phosphate Pension Plan to form the U.S. Pension Plan.

Under the U.S. Pension Plan, participants age 65 with 5 years of service (or age 62 or older with at least 20 years of service) receive a retirement benefit of 1.5% of the participant’s final average compensation (as defined below) multiplied by the participant’s years of service accrued after December 31, 1998 (to a maximum of 35 years) in the form of a life annuity. Participants with service accrued prior to January 1, 1999 under previous plans, including Mr. Delaney and Mr. Podwika, will have a portion of their retirement benefit calculated under the formulas for such plans. Employees not meeting the minimum age or years of service requirement at termination will receive a reduced benefit.

Pursuant to the U.S. Pension Plan, final average compensation is defined as compensation for the highest paid 60 consecutive months of service out of the last 120 months of service. Compensation is defined as a participant’s base pay plus the annually paid bonus under our STIP (subject to a maximum of 100% of base salary for such year). The retirement benefits from the U.S. Pension Plan for Mr. Delaney, Mr. Podwika and Mr. Dowdle are subject to certain limitations on the amount of retirement benefits that may be provided under U.S. tax qualified pension plans. The U.S. Supplemental Plan is intended to provide a participant with the same aggregate benefits that such participant would have received had there been no legal limitations on the benefits provided by the U.S. Pension Plan. No benefits pursuant to the U.S. Supplemental Plan are payable if termination occurs prior to age 55.

With respect to services provided prior to July 1, 2009, for the purpose of calculating a participant’s benefit under the Canadian Supplemental Plan, the U.S. Supplemental Plan and the individual agreements, the inclusion of awards paid pursuant to our STIP is not subject to a limit of 100% of base salary for the relevant calendar year. In addition, with respect to services provided prior to July 1, 2009, a participant’s benefit under the Canadian Supplemental Plan and the individual agreements is calculated using such participant’s three highest years’ earnings rather than such participant’s three highest consecutive years’ earnings. Further, for service prior to January 1, 2011, a participant’s benefit under the Canadian Supplemental Plan is calculated using a 2% accrual formula rather than the 1.5% formula. The employer provided account balance and the pre-January 1, 2011 employee account balance (plus investment earnings) from the PCS Inc. Pension Plan offset this Canadian Supplemental Plan formula.

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Estimated Termination Payments and Benefits

The following table sets forth estimates of the amounts payable to each of our Named Executive Officers upon the specified termination events, assuming that each such event took place on the last business day of fiscal year 2013. The table does not include (1) benefits under plans that are generally available to salaried employees and that do not discriminate in favor of executive officers, including the Canadian Pension Plan, the U.S. Pension Plan, the Savings Plan and the 401(k) Plans or (2) the value of outstanding equity awards that have previously vested, such as stock options, which awards are set forth in “Outstanding Equity Awards at Fiscal Year-End” beginning on page 63. Previously vested equity awards would not have resulted in incremental value if the Named Executive Officer had been terminated on the last business day of fiscal year 2013. For descriptions of the compensation plans and agreements that provide for the payments set forth in the following table, including our severance policy and our change-in-control agreements, see “Compensation Discussion and Analysis — Elements of Executive Compensation: Overview” beginning on page 40.

	William J. Doyle ($)	Wayne R. Brownlee ($)	G. David Delaney ($)	Stephen F. Dowdle ($)	Joseph A. Podwika ($)
Involuntary Termination/Termination Without Cause	3,232,135	847,170	574,471	410,389	278,758
Salary/Severance	1,256,600	588,336	574,471	410,389	278,758
MTIP(1)	—	—	—	—	—
Supplemental Plan(2)(3)	1,945,735	258,834	—	—	—
Executive Healthcare Benefits	29,800	—	—	—	—
Termination Following Change-in-Control	15,440,413	5,534,079	1,531,950	917,895	778,242
Salary/Severance	6,813,280	3,025,476	574,471	410,389	278,758
MTIP(1)	5,124,015	1,542,266	957,479	507,506	499,484
Stock Options (Accelerated)	—	—	—	—	—
Supplemental Plan(2)(3)	3,418,208	966,337	—	—	—
Executive Healthcare Benefits	84,910	—	—	—	—
Death/Disability	—	—	—	—	—
MTIP(1)	—	—	—	—	—
Supplemental Plan(2)(3)	—	—	—	—	—
Retirement	1,945,735	258,834	—	—	—
MTIP	—	—	—	—	—
Stock Options (36 Month Continued Vesting)	—	—	—	—	—
Supplemental Plan(2)(3)	1,945,735	258,834	—	—	—

(1)	Amounts shown reflect lump sum pro rata payments under the MTIP assuming target-level performance through December 31, 2013. See “Compensation Discussion and Analysis — Incentive Plan Compensation — Medium-Term Incentive Plan” beginning on page 44.

(2)	Supplemental Plan refers to the Canadian Supplemental Plan for Mr. Doyle and Mr. Brownlee and to the U.S. Supplemental Plan for Mr. Delaney, Mr. Dowdle and Mr. Podwika. The Supplemental Plan benefits set forth for each Named Executive Officer reflect the incremental value of benefits for each termination event that exceeds the present value of benefits set forth in the “Pension Benefits” table on page 64.

(3)	As of December 31, 2013, Mr. Delaney (age 52) and Mr. Podwika (age 51) were ineligible to receive benefits under the U.S. Supplemental Plan. No benefits are payable if the participant is not at least age 55 at termination.

Payments Made Upon Involuntary Termination or Termination Without Cause

As quantified in the table above, upon involuntary termination or termination without cause, a Named Executive Officer is generally entitled to receive (1) severance in an aggregate amount equal to two weeks of salary for each year of service (subject to a minimum of four weeks and a maximum of 52 weeks), (2) immediate vesting and payout of a pro rata portion of the current performance period’s STIP and MTIP awards, (3) benefits under the Canadian or U.S. Supplemental Plan, as applicable, reduced in accordance with the relevant plan’s early retirement provisions and (4) with respect to Mr. Doyle, executive healthcare benefits during the severance period.

Payments Made Upon Termination Following a Change-in-Control

As described in “Compensation Discussion and Analysis — Post-Retirement and Termination Compensation” beginning on page 46, we have entered into change-in-control agreements with Mr. Doyle and Mr. Brownlee. As quantified in the table above, upon a termination of employment within two years of a change-in-control, these Named Executive Officers are entitled to receive (1) severance in an aggregate amount equal to three times the executive’s current base salary and average bonus for the last three years, (2) immediate vesting and payout of the pro rata portion of the current performance period’s STIP (in accordance with the terms of the plan) and MTIP awards, (3) benefits under the Canadian Supplemental Plan, as supplemented by three additional years of service and as reduced in accordance with the

67	PotashCorp 2014 Management Proxy Circular

plan’s early retirement provisions and (4) with respect to Mr. Doyle, executive healthcare benefits for a period of three years. With respect to Mr. Doyle, the foregoing amounts would be cut back to the so-called “280G safe-harbor amount” unless Mr. Doyle would receive a net after-tax amount of all of the foregoing payments that is greater than the net after-tax amount he would receive following the cut back.

As quantified in the table above, upon termination of employment following a change-in-control, Named Executive Officers without change-in-control agreements are generally entitled to receive (1) severance in an aggregate amount equal to two weeks of salary for each year of service (subject to a minimum of four weeks and a maximum of fifty-two weeks), (2) immediate vesting and payout of a pro rata portion of the current performance period’s STIP and MTIP awards, at the greater of target or actual performance through the relevant date and (3) benefits under the Canadian or U.S. Supplemental Plan, as reduced in accordance with the plan’s early retirement provisions.

Outstanding options granted under the 2011 POP, 2012 POP and 2013 POP become exercisable if (1) a Named Executive Officer is terminated without Cause (as defined in each such POP) or resigns for Good Reason (as defined in each such POP) during the two years following a change-in-control or (2) our successor in the change-in-control fails to continue, assume, convert or replace the options.

Payments Made Upon Death or Disability

As quantified in the table above, upon death or disability, a Named Executive Officer is generally entitled to receive a pro rata portion of the current performance period’s MTIP award.

Generally, death or disability does not result in incremental value under the Canadian Supplemental Plan or the U.S. Supplemental Plan. If a Named Executive Officer becomes disabled, the individual may (1) go on long term disability, which would result in the continued accrual of Supplemental Plan benefits or (2) retire immediately, which would result in the same benefits as retirement. Canadian Supplemental Plan death benefits are generally payable at 60% of the amount of benefits if the participant had retired on the date of death. U.S. Supplemental Plan benefits are generally payable at the greater of (1) 50% of the amount of benefits if the participant had retired on the date of death, payable for the remainder of the spouse’s lifetime and (2) 100% of the amount of benefits if the participant had retired on the date of death, payable for a period of ten years.

Payments Made Upon Retirement

As quantified in the table above, upon retirement, a Named Executive Officer is generally entitled to receive (1) immediate vesting and payout of a pro rata portion of the current performance period’s MTIP award, (2) the right to exercise any vested performance options, including such options that may vest after retirement, for a period of three years and (3) benefits under the Canadian or U.S. Supplemental Plan, as reduced in accordance with the plan’s early retirement provisions.

The following table sets forth the estimated annual or aggregate amounts that each Named Executive Officer would have received upon retirement at December 31, 2013 and would receive upon retirement at age 65 pursuant to the retirement plans in which each Named Executive Officer participates. The “age 65” amounts in the below table assume annual salary increases of 3% and flat short-term incentive award targets (as a percentage of salary) for each of the Named Executive Officers and use the same interest rates as disclosed under “Pension Benefits” beginning on page 64. Voluntary contributions by each of the Named Executive Officers to the retirement plans have been excluded from the calculation of the amounts set forth below:

		William J. Doyle ($)		Wayne R. Brownlee ($)		G. David Delaney ($)		Stephen F. Dowdle ($)		Joseph A. Podwika ($)
		Year End	Age 65	Year End	Age 65	Year End	Age 65	Year End	Age 65	Year End	Age 65
Canadian/ U.S. Pension Plan	Annual Aggregate	1,412,835 21,144,487	1,605,828 22,820,429	720,942 11,321,028	767,155 10,902,044	107,920 778,248	590,525 7,503,915	208,530 2,743,275	263,297 3,345,769	61,335 407,465	434,838 5,525,574
Savings/ 401(k) Plans	Annual Aggregate	153,033 2,290,297	136,580 1,940,942	35,352 555,136	44,109 626,835	143,286 1,033,285	151,412 1,924,019	35,575 468,001	39,540 502,446	36,548 242,800	54,578 693,534
Total	Annual Aggregate	1,565,868 23,434,784	1,742,409 24,761,371	756,294 11,876,164	811,264 11,528,879	251,205 1,811,533	741,936 9,427,934	244,105 3,211,276	302,837 3,848,214	97,883 650,266	489,416 6,219,108

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Performance Graphs

The following graph illustrates the Corporation’s cumulative shareholder return, assuming reinvestment of dividends, by comparing a $100 investment in the Shares at December 31, 2008 to the return on the Standard & Poor’s 500 Index®, the DAX Ag Index and a self-selected peer group.

	Dec-08	Dec-09	Dec-10	Dec-11	Dec-12	Dec-13
PotashCorp - NYSE Listing	$100	$149	$213	$171	$171	$143
Comparator Group	$100	$162	$219	$160	$197	$165
S&P 500®	$100	$126	$146	$149	$172	$228
Dax Ag Index	$100	$147	$185	$167	$192	$214

Copyright©	2014 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.

Copyright©	2014 Dow Jones & Co. All rights reserved.

Self-selected peer group consists of:	Symbol
Agrium Inc.*	AGU
CF Industries, Inc.	CF
Intrepid Potash	IPI
Mosaic Co (formerly IMC Global Inc)	MOS
Terra Industries, Inc.	TRA
Yara International ASA	YAR NO
Israel Chemicals Limited	CHIM IT
Sociedad Quimica Y Minera de Chile S.A.	SQM/B CI
K + S AG	SDF/GR
Arab Potash Company	APOT JR
Uralkali	URKA RU

*	TSX Listing

69	PotashCorp 2014 Management Proxy Circular

The following graph illustrates the Corporation’s cumulative shareholder return, assuming reinvestment of dividends, by comparing a Cdn$100 investment in the Shares at December 31, 2008 to the return on the S&P/TSX Composite Index.

	Dec-08	Dec-09	Dec-10	Dec-11	Dec-12	Dec-13
PotashCorp - TSX Listing	$100	$128	$174	$143	$139	$124
S&P/TSX Composite Index	$100	$135	$159	$145	$155	$176

Copyright©	2014 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.

PotashCorp 2014 Management Proxy Circular	70

The above chart compares the total annual compensation, which is comprised of fixed compensation, equity compensation and awards under the STIP earned by the Corporation’s Named Executive Officers from 2005 through 2013 to PotashCorp’s annual CFROI and WACC during the same period. CFROI-WACC is the performance metric used to determine vesting of performance options granted under the annual POP and is correlated with corporate TSR. While total Named Executive Officer compensation was not directly correlated to CFROI-WACC between 2005 and 2013, the general trend in total Named Executive Officer compensation was consistent with the general trend in CFROI-WACC. Because awards under PotashCorp’s incentive plans are capped at certain maximum performance levels, there was a substantial increase in CFROI-WACC between 2006 and 2008 while levels of total Named Executive Officer compensation during the same period were relatively stable. In 2009, because the Corporation failed to achieve the minimum corporate financial performance required under the STIP, no STIP awards were earned by PotashCorp’s Named Executive Officers. Furthermore, the equity compensation levels in 2006, 2009 and 2012 reflect the payout of a multi-year award under the MTIP, reflecting performance in each respective prior three-year period.

For purposes of the above chart, fixed compensation includes base salary and other compensation, which includes perquisites and personal benefits. Equity compensation includes the grant-date fair value of awards under the MTIP and annual POPs.

71	PotashCorp 2014 Management Proxy Circular

Adoption of 2014 Performance Option Plan

On February 20, 2014, the Board adopted the 2014 Performance Option Plan, subject to the approval of the 2014 Performance Option Plan by the Corporation’s shareholders at the Meeting. If approved, the 2014 Performance Option Plan will be deemed effective as of January 1, 2014 (the “Effective Date”) and will permit the grant of options to purchase, in the aggregate, up to 3,500,000 Shares to individual officers and employees of the Corporation and its subsidiaries. Non-employee directors and other non-employee contractors and third party vendors will not be eligible to participate in the 2014 Performance Option Plan.

Options to purchase Shares may be granted under the terms of the 2014 Performance Option Plan only during 2014, and no options will be granted prior to the Meeting. Unless sooner terminated as provided therein, the 2014 Performance Option Plan will terminate one year from the Effective Date, although the terms of the plan will continue to govern options granted thereunder prior to termination.

The 2014 Performance Option Plan will be administered by the Compensation Committee or any other Board Committee designated by the Board. A copy of the 2014 Performance Option Plan is attached as Appendix C. This description of the 2014 Performance Option Plan is qualified, in its entirety, by the terms of the attached plan document.

If approved, the 2014 Performance Option Plan will result in up to 0.41% (as at February 20, 2014) of the outstanding share capital of the Corporation being available for issue pursuant to the exercise of options granted under the 2014 Performance Option Plan. The aggregate number of Shares in respect of which stock options may be granted to any one person pursuant to the 2014 Performance Option Plan and which remain outstanding may not at any time exceed 750,000 Shares, representing 0.09% (as at February 20, 2014) of the outstanding share capital of the Corporation. In addition, under the terms of the 2014 Performance Option Plan, the aggregate number of Shares issuable at any time to insiders of the Corporation or issued to insiders within any one-year period pursuant to the 2014 Performance Option Plan and any other share compensation arrangements of the Corporation may not exceed 10% of the issued and outstanding Shares.

Under the terms of the 2014 Performance Option Plan, options will generally have a term of ten years, except that if the term expires during a blackout period applicable to a relevant optionee, or within 10 trading days after the expiration of the blackout period applicable to the relevant optionee, the term shall expire on the tenth trading day after the end of such blackout period. For purposes of the 2014 Performance Option Plan, “blackout period”

refers to any period during which the relevant optionee is prohibited by the Corporation’s trading policy from trading in the Corporation’s securities.

Options will vest at the end of the three-year
performance cycle ending December 31, 2016, subject to the Corporation’s achievement of the performance criteria described in the 2014 Performance Option Plan. The performance metrics and vesting scale have been designed in accordance with the Corporation’s compensation philosophy. (See “Compensation — Compensation Discussion and Analysis” on page 39). In general, options will vest as determined by a schedule that references the Corporation’s performance during the performance cycle as measured by reference to cash flow return on investment and weighted average cost of capital. Any options that do not become vested will terminate at the end of the performance cycle.

The number of options granted to each individual optionee will be targeted to deliver total compensation at the median of the Comparator Group for corporate performance at the 50th percentile, based on cash flow return on investment and weighted average cost of capital.

It is anticipated that there will be approximately 268 participants in the 2014 Performance Option Plan. Following shareholder approval of the 2014 Performance Option Plan at the Meeting, a determination will be made as to the number of options to be granted to executive officers and other participants, which options will be granted in accordance with the criteria described below.

The option price for any stock option granted under the 2014 Performance Option Plan to any optionee shall be fixed by the Board when the option is granted and shall be not less than the fair market value of the Shares at such time which, for optionees resident in the United States and any other optionees designated by the Board, shall be deemed to be the closing price per Share on the NYSE on the last trading day immediately preceding the day the stock option is granted and, for all other optionees, shall be deemed to be not less than the closing price per Share on the TSX on the last trading day immediately preceding the day the stock option is granted; provided that, in either case, if the Shares did

PotashCorp 2014 Management Proxy Circular	72

not trade on such exchange on such day, the option price shall be the closing price per Share on such exchange on the last day on which the Shares traded on such exchange prior to the day the stock option is granted.

The 2014 Performance Option Plan requires all options granted under the 2014 Performance Option Plan to be subject to provisions to the effect that:

(a)	if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates by reason of his or her death, or if an optionee who is a retiree pursuant to paragraph (b) below dies during the 36-month period following retirement, the legal personal representatives of the optionee will be entitled to exercise any unexercised vested options, including such stock options that may vest after the date of death, during the period ending at the end of the twelfth calendar month following the calendar month in which the optionee dies, failing which exercise the stock options will terminate;

(b)	subject to the terms of paragraph (a) above, if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates by reason of retirement in accordance with the then prevailing retirement policy of the Corporation or subsidiary, the optionee will be entitled to exercise any unexercised vested stock options, including such stock options that may vest after the date of retirement, during the period ending at the end of the 36th month following the calendar month in which the optionee retires, failing which exercise the stock options will terminate;

(c)	subject to the treatment of stock options in connection with a change-in-control (as described below), if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates for any reason other than as provided in paragraphs (a) or (b) above, the optionee will be entitled to exercise any unexercised vested stock options, to the extent vested and exercisable at the date of such event, during the period ending at the end of the calendar month immediately following the calendar month in which the event occurs, failing which exercise the stock options will terminate; and

(d)	each stock option is personal to the optionee and is not assignable, except (i) as provided in paragraph (a) above, and (ii) at the election of the Board, a stock option may be assignable to the spouse, children and grandchildren of the original optionee and to a trust, partnership or limited liability company, the entire beneficial interest of which is held, directly or indirectly, by one or more of the optionee or the spouse, children or grandchildren of the optionee (each, a “Permitted Assignee”). If a stock option is assigned to one or more Permitted Assignees, nothing contained in this paragraph (d) shall prohibit a subsequent assignment of such stock option to one or more other Permitted Assignees or back to the optionee.

Nothing contained in paragraphs (a), (b) or (c) above shall extend the period during which a stock option may be exercised beyond its term, or any earlier date on which it is otherwise terminated in accordance with the provisions of the 2014 Performance Option Plan.

If a stock option is assigned pursuant to paragraph (d)(ii) above, the references in paragraphs (a), (b) and (c) above to the termination of employment or death of an optionee shall not relate to the assignee of a stock option but shall relate to the original optionee. In the event of such assignment, legal personal representatives of the original optionee shall not be entitled to exercise the assigned stock option, but the assignee of the stock option or the legal personal representatives of the assignee may exercise the stock option during the applicable specified period.

Subject to certain limitations set forth below, the Board may amend or discontinue the 2014 Performance Option Plan at any time, without obtaining approval of the shareholders of the Corporation, unless required by the relevant rules of the TSX. No such amendment may increase the aggregate maximum number of Shares that may be subject to stock options granted under the 2014 Performance Option Plan, change the manner of determining the minimum option price, extend the option term under any option beyond ten years (or the date on which the option would otherwise expire under the plan), expand the assignment provisions of the 2014 Performance Option Plan, permit non-employee directors to participate in the 2014 Performance Option Plan or, without the consent of the holder of the option, alter or impair any option previously granted to an optionee under the 2014 Performance Option Plan. Furthermore, without the prior approval of the Corporation’s shareholders, stock options issued under the 2014 Performance Option Plan shall not be repriced, replaced or regranted through cancellation, or by lowering the option price of a previously granted stock option. In the event of certain transactions affecting the capitalization of the Corporation, including a merger, the Board shall make appropriate adjustments in the number or option price of outstanding options or the number of Shares available for grant and other authorized limits under the 2014 Performance Option Plan to reflect such transaction.

If a change-in-control (as defined in the 2014 Performance Option Plan) occurs and either (1) the surviving corporation, the potential successor or any of their affiliates fails to continue or assume (as interpreted in the 2014 Performance Option Plan) the Corporation’s obligations under the 2014 Performance Option Plan or fails to convert or replace stock options granted thereunder with equivalent stock options (as interpreted in the 2014 Performance Option Plan) or (2) during the two years following the change-in-control, the optionee is terminated without Cause (as defined in the 2014 Performance Option Plan) or the optionee resigns his or her employment for Good Reason (as defined in the 2014 Performance Option Plan), all unvested options then outstanding will become fully vested. Each stock option granted under the 2014 Performance Option Plan to an

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optionee that participates in the Corporation’s Medium-Term Incentive Plan will be subject to the terms and conditions of the Corporation’s Policy on Recoupment of Unearned Compensation, which is described in the section “Compensation Discussion and Analysis — Policy on Recoupment of Unearned Compensation”, beginning on page 47.

Participants in the 2014 Performance Option Plan are also subject to forfeiture and repayment obligations in the event that the Compensation Committee determines that the optionee has engaged in certain detrimental activities during such optionee’s employment or within one year following the optionee’s termination of employment.

A participant in the 2014 Performance Option Plan who is subject to taxation in Canada will be deemed to receive a benefit from employment in the year he or she exercises or otherwise disposes of options under the 2014 Performance Option Plan equal to the difference between the exercise price and the market price of the Shares at the time of exercise, multiplied by the number of Shares over which options are exercised, or the amount for which the options are disposed of, as applicable. A participant will be required to include the full amount of such benefit in computing his or her income for the taxation year of exercise or disposition, but will generally be entitled to deduct one-half of this amount in computing his or her taxable income for the taxation year of exercise or disposition. The participant will have an adjusted cost basis in the optioned Shares equal to their market value on the date of exercise for purposes of computing any capital gain or capital loss on any subsequent disposition of the Shares. The Corporation generally may not take any tax deduction in respect of the benefits deemed to be received by participants under the 2014 Performance Option Plan in Canada.

All of the options granted under the 2014 Performance Option Plan will be treated as non-qualified stock options for U.S. federal income tax purposes. A participant in the 2014 Performance Option Plan who is subject to taxation in the U.S. will not be deemed to receive any income at the time an option is granted, nor will the Corporation’s applicable subsidiary be entitled to a deduction at that time. However, when any part of an option is exercised, the participant will be deemed to have received ordinary income in an amount equal to the difference between the exercise price of the option and the fair market value of the Shares received on the exercise of the option. The Corporation’s applicable subsidiary will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by such participants. Upon any subsequent sale of the Shares acquired upon the exercise of an option, any gain (the excess of the amount received over the fair market value of the Shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the Shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date of recognition and otherwise will be a short-term capital gain or loss.

Grants under the 2014 Performance Option Plan will be made after shareholder approval is obtained and during the 2014 fiscal year.

In order for the 2014 Performance Option Plan to become effective, the resolution to approve the 2014 Performance Option Plan must be passed by a majority of the votes cast by the shareholders who vote in respect of the resolution.

UNLESS A PROXY SPECIFIES THAT THE SHARES IT REPRESENTS SHOULD BE VOTED AGAINST THE RESOLUTION TO APPROVE THE 2014 PERFORMANCE OPTION PLAN, THE PROXYHOLDERS NAMED IN THE ACCOMPANYING FORM OF PROXY INTEND TO VOTE FOR THE RESOLUTION.

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Securities Authorized for Issuance Under Equity Compensation Plans

In addition to the 2014 Performance Option Plan, which is to be voted on at the Meeting, the Corporation has nine other stock option plans as set forth in the table below, each of which received shareholder approval.

Name of Plan	Period of Permitted Option Grants	Maximum Option Grants(1)	Options Granted and Outstanding (as at 12/31/2013)	Outstanding Options as Percentage of Shares Outstanding
2013 POP	Feb. 19, 2013 — Dec. 31, 2013	3,000,000	1,938,400	0.23%
2012 POP	Feb. 21, 2012 — Dec. 31, 2012	3,000,000	1,471,100	0.17%
2011 POP	Feb. 22, 2011 — Dec. 31, 2011	3,000,000	1,103,600	0.13%
2010 POP	Feb. 21, 2010 — Dec. 31, 2010	3,000,000	1,206,900	0.14%
2009 POP	Feb. 21, 2009 — Dec. 31, 2009	3,000,000	1,689,375	0.20%
2008 POP	Feb. 21, 2008 — Dec. 31, 2008	3,000,000	1,257,750	0.15%
2007 POP	Feb. 21, 2007 — Dec. 31, 2007	9,000,000	3,493,025	0.41%
2006 POP	Feb. 28, 2006 — Dec. 31, 2006	12,600,000	3,956,275	0.46%
2005 POP	Mar. 01, 2005 — Dec. 31, 2005	10,800,000	4,222,710	0.49%
TOTAL			20,339,135	2.37%

(1)	Generally, each POP terminates one year from its respective effective date. Options not granted are cancelled at the end of the calendar year in which the POP was approved by shareholders.

Additional information regarding the above stock option plans can be found in the Corporation’s Management Proxy Circulars for the annual meeting of shareholders held in the applicable years.

The following table provides information about securities that may be issued under the Corporation’s existing equity compensation plans, as at December 31, 2013 and February 20, 2014.

Equity Compensation Plan Information

Plan Category	(a) Number of Shares to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of Shares remaining available for future issuance under equity compensation plans (excluding Shares reflected in column (a))
December 31, 2013
Equity compensation plans approved by shareholders	20,339,135	(1)	$26.44	0
Equity compensation plans not approved by shareholders	n/a		n/a	n/a
February 20, 2014
Equity compensation plans approved by shareholders	19,740,835	(2)	$26.09	0
Equity compensation plans not approved by shareholders	n/a		n/a	n/a

(1)	Of this amount, 4,222,710 options were outstanding pursuant to the 2005 POP, 3,956,275 options were outstanding pursuant to the 2006 POP, 3,493,025 options were outstanding pursuant to the 2007 POP, 1,257,750 options were outstanding pursuant to the 2008 POP, 1,689,375 options were outstanding pursuant to the 2009 POP, 1,206,900 options were outstanding pursuant to the 2010 POP, 1,103,600 options were outstanding pursuant to the 2011 POP, 1,471,100 options were outstanding pursuant to the 2012 POP and 1,938,400 options were outstanding pursuant to the 2013 POP.

(2)	Of this amount, 4,069,110 options were outstanding pursuant to the 2005 POP, 3,904,375 options were outstanding pursuant to the 2006 POP, 3,334,025 options were outstanding pursuant to the 2007 POP, 1,216,800 options were outstanding pursuant to the 2008 POP, 1,571,925 options were outstanding pursuant to the 2009 POP, 1,167,000 options were outstanding pursuant to the 2010 POP, 1,096,400 options were outstanding pursuant to the 2011 POP, 1,459,100 options were outstanding pursuant to the 2012 POP and 1,922,100 options were outstanding pursuant to the 2013 POP.

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Ownership of Shares

The following table sets forth information as at February 20, 2014, with respect to the beneficial ownership of Shares held by the Named Executive Officers of the Corporation listed in the Summary Compensation Table on page 58 and by all directors and executive officers of the Corporation as a group.

Name	Number of Shares Held		Number of Shares Beneficially Owned(1)(2)(3)		Percentage of Outstanding Shares
William J. Doyle, Director, President and Chief Executive Officer	2,929,421	(4)	8,307,871	(4)	0.97%
Wayne R. Brownlee, Executive Vice President, Treasurer and Chief Financial Officer	712,095		2,284,445		0.27%
G. David Delaney Executive Vice President and Chief Operating Officer	126,618		467,868		0.05%
Stephen F. Dowdle President, PCS Sales	65,379		292,079		0.03%
Joseph A. Podwika Senior Vice President, General Counsel & Secretary	35,200		370,650		0.04%
All directors and executive officers as a group, including the above-named individuals (26 persons)	5,524,866		15,192,316		1.78%

(1)	The number of Shares beneficially owned is reported on the basis of regulations of the SEC, and includes Shares that the individual has the right to acquire at any time within 60 days after February 20, 2014 and Shares directly or indirectly held by the individual or by certain family members or others over which the individual has sole or shared voting or investment power.

(2)	Includes Shares purchasable within 60 days after February 20, 2014 through the exercise of options granted by the Corporation, as follows: Mr. Doyle 5,378,450 Shares; Mr. Brownlee 1,572,350 Shares; Mr. Delaney 341,250 Shares; Mr. Dowdle 226,700 Shares; Mr. Podwika 335,450 Shares; and directors and executive officers as a group, including the foregoing individuals, 9,667,450 Shares.

(3)	No Shares beneficially owned by any of the directors or Named Executive Officers are pledged as security.

(4)	Includes 59,694 Shares held in the William & Kathy Doyle Foundation; 864,675 Shares held in the WJ Doyle Revocable Trust; 692,184 Shares held in the Doyle Family LLC (Mr. Doyle controls these Shares and has a beneficial interest in a majority of the interests of the LLC; however, the remaining interests of the LLC are beneficially owned by members of Mr. Doyle’s immediate family); 82,877 Shares held in the Doyle Family Stock Trust II; 42,439 Shares held in the DFG Trust; 100,000 Shares held in the DFG Trust III; 646,842 Shares held in Doyle Investments LLC (Mr. Doyle controls these Shares; however, the majority of the interests of the LLC are beneficially owned by members of Mr. Doyle’s immediate family); 191,018 Shares held in the DFP Trust; 195,878 Shares held in the DFP Trust II and 53,814 Shares held in the DFST IV Trust.

As at February 20, 2014, based on records and reports filed with the SEC on Schedule 13D or 13G, no shareholder owned more than 5% of the Corporation’s Shares.

Directors’ and Officers’ Liability Insurance

The Corporation has acquired and maintains liability insurance for its directors and officers as well as those of its subsidiaries as a group. The coverage limit of such insurance is $250 million per claim and $250 million annually in the aggregate. The Corporation has entered into a one-year contract ending June 30, 2014. Premiums of $1.8 million were paid by the Corporation for the last fiscal year. Claims for which the Corporation grants indemnification to the insured persons are subject to a $5 million deductible for any one loss.

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2015 Shareholder Proposals

Proposals of shareholders intended to be presented at the Corporation’s annual meeting of shareholders in 2015 and which such shareholders are entitled to request be included in the Management Proxy Circular for that meeting must be received at the Corporation’s principal executive offices not later than November 24, 2014.

Directors’ Approval

The contents and the distribution of this Management Proxy Circular have been unanimously approved by the Board.

JOSEPH A. PODWIKA

Secretary

February 20, 2014

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Appendices

Appendix A

Disclosure of Corporate

Governance Practices

100% Compliance

The Corporation’s governance practices fully comply with the governance rules of the Canadian Securities Administrators. The following disclosure sets out the Corporation’s compliance with National Instrument 58-101 — Disclosure of Corporate Governance Practices and certain of its other governance practices.

FORM 58-101F1 — CORPORATE GOVERNANCE DISCLOSURE

Board of Directors

Independent Directors

See Schedule A to this Appendix A for the Corporation’s Categorical Standards on independence.

The Board has determined that all of the directors of the Corporation and proposed nominees, with the exception of Mr. Doyle and Ms. Paliza, are independent. See disclosure under the “Board of Directors — Director Independence and Other Relationships” section of this Management Proxy Circular.

Directors who are not independent

See disclosure under the “Board of Directors — Director Independence and Other Relationships” section of this Management Proxy Circular.

Majority of independent directors

Following the Meeting, and assuming the proposed nominees are elected, 11 of 13, or 85% of the Corporation’s current directors will be independent.

Other directorships

Such other directorships have been disclosed in the “Board of Directors — Nominees for Election to the Board of Directors” section of this Management Proxy Circular.

The PotashCorp Governance Principles also contain limitations on the number of other directorships that directors and the Chief Executive Officer of the Corporation may hold. Directors who are employed as Chief Executive Officers, or in other senior executive positions on a full-time basis, should not serve on more than two boards of public companies in addition to the Corporation’s

Board. Other directors should not serve on more than three boards of public companies in addition to the Corporation’s Board. The Chief Executive Officer of the Corporation should not serve on the board of more than two other public companies and should not serve on the board of any other company where the Chief Executive Officer of that other company serves on the Corporation’s Board. In all cases, prior to accepting an appointment to the board of any company, the Chief Executive Officer of the Corporation must review and discuss the appointment with the Board Chair of the Corporation.

Meeting without management or non-independent directors

The Board has adopted a policy of meeting in executive session, without management present, at each meeting of the Board. In practice, two such sessions occur at each meeting of the Board; one prior to the business of the meeting and one at the conclusion of the meeting. The Board has also adopted a policy of meeting in executive session, with only independent Directors present, at each meeting of the Board. These sessions are of no fixed duration and participating directors are encouraged to raise and discuss any issues of concern. These policies were complied with for all meetings of the Board in 2013, and will apply to all future meetings. See disclosure under the “Board of Directors — Board Meetings and Attendance of Directors” section of this Management Proxy Circular for additional information.

Each Committee of the Board meets in executive session, without management present, at each meeting of the Committee.

Board chair independence

Pursuant to the PotashCorp Governance Principles the Board has determined that the Corporation is best served by dividing the responsibilities of the Board Chair and Chief Executive Officer. The Board Chair is independent and chosen by the full Board.

Dallas J. Howe serves as the Board Chair, and is an independent director. He has served as Board Chair since 2003. A position description for the Board Chair has been developed and approved by the Board and is available on the Corporation’s website. Amongst other things the Board Chair is expected to:

(a)	provide leadership to ensure effective functioning of the Board;

(b)	chair meetings of the Board and assist with setting meeting agendas;

(c)	lead in the assessment of Board performance;

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(d)	assist the Compensation Committee in monitoring and evaluating the performance of the Chief Executive Officer and senior officers of the Corporation;

(e)	lead the Board in ensuring succession plans are in place at the senior management level; and

(f)	act as an effective liaison among the Board and management.

Director Attendance

Attendance records are fully disclosed in the “Board of Directors — Board Meetings and Attendance of Directors” section of this Management Proxy Circular. Pursuant to the PotashCorp Governance Principles, directors are expected to attend all meetings of the Board and Board committees upon which they serve, to come to such meetings fully prepared and to remain in attendance for the duration of the meetings. Where a director’s absence from a meeting is unavoidable, the director should, as soon as practicable after the meeting, contact the Board Chair, the Chief Executive Officer or the Corporate Secretary for a briefing on the substantive elements of the meeting.

Board Mandate

The Board of Directors Charter is attached to this Management Proxy Circular as Appendix D.

Position Descriptions

Board and Committee Chair position descriptions

A position description for the Board Chair and each Board Committee Chair (which are attached to the relevant Board Committee Charters) has been developed and approved by the Board and can be found on the Corporation’s website at www.potashcorp.com.

CEO position description

A written position description for the Chief Executive Officer has been developed and approved by the Board.

The Chief Executive Officer reports to the Board and has general supervision and control over the business and affairs of the Corporation. Amongst other things, the Chief Executive Officer is expected to:

(a)	foster a corporate culture that promotes ethical practices, encourages individual integrity and fulfils social responsibility;

(b)	develop and recommend to the Board a long-term strategy and vision for the Corporation that leads to creation of shareholder value;
(c)	develop and recommend to the Board annual business plans and budgets that support the Corporation’s long-term strategy; and

(d)	consistently strive to achieve the Corporation’s financial and operating goals and objectives.

Orientation and Continuing Education

Orientation

The Board has adopted a written New Director Orientation Policy designed to:

(a)	provide each new director with a baseline of knowledge about the Corporation that will serve as a basis for informed decision-making; and

(b)	tailor the program for each new director, taking into account his or her unique mix of skills, experience, education, knowledge and needs.

The orientation program is tailored to the needs of each new director, and consists of a combination of written materials, one-on-one meetings with senior management, site visits and other briefings and training as appropriate.

Continuing Education

The Board recognizes the importance of ongoing director education and the need for each director to take personal responsibility for this process. To facilitate ongoing education, the Corporation:

(a)	maintains a directors’ intranet site to facilitate the exchange of views and published information;

(b)	maintains a membership for each director in an organization dedicated to corporate governance and ongoing director education;

(c)	each year strongly encourages and funds the attendance of each director at one seminar or conference of interest and relevance and funds the attendance of each Committee Chair at one additional seminar or conference. In all cases, approval for attendance is obtained, in advance, from the Corporate Secretary;

(d)	encourages presentations by outside experts to the Board or Committees on matters of particular import or emerging significance; and

(e)	at least annually, holds a Board meeting at or near an operating site or other facility of the Corporation, a key customer, supplier or affiliated company.

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Ethical Business Conduct

Code of Conduct

The Board has adopted the “PotashCorp Core Values and Code of Conduct”. The complete text of the “PotashCorp Core Values and Code of Conduct”, as well as other governance related documents, can be found at www.potashcorp.com and are available in print to any shareholder who requests them.

The Audit Committee reviews the process for communicating the PotashCorp Core Values and Code of Conduct to the Corporation’s personnel, and for monitoring compliance with the Code of Conduct, as well as compliance with applicable law, regulations and other corporate policies. The Board, through the Audit Committee, receives regular reports from the Corporate Ethics and Compliance Committee regarding the Corporation’s ethics and compliance activities including the annual acknowledgement of compliance with the Code of Conduct sought from each employee.

The Board, through the Audit Committee Chair, also receives reports of all financial or accounting issues which come to the attention of management, including those raised through the Corporation’s anonymous reporting mechanisms.

The Corporation has not filed any material change report since the beginning of the 2013 financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the PotashCorp Core Values and Code of Conduct. Pursuant to the PotashCorp Governance Principles, no waiver of the application of the PotashCorp Core Values and Code of Conduct to directors or executive officers is permitted.

Material Interests

Pursuant to the “PotashCorp Governance Principles”, each director of the Corporation must possess and exhibit the highest degree of integrity, professionalism and values, and must never be in a conflict of interest with the Corporation. A director who has a conflict of interest regarding any particular matter under consideration should advise the Board, refrain from debate on the matter and abstain from any vote regarding it. The Board has also developed categorical independence standards to assist it in determining when individual directors are free from conflicts of interest and are exercising independent judgment in discharging their responsibilities. All directors and senior officers are bound by the PotashCorp Core Values and Code of Conduct and no waiver of the application of that Code to directors or senior officers is permitted.

Culture of ethical business conduct

The PotashCorp Core Values and Code of Conduct is continually reinforced with on-line training programs. The Board, through the Audit Committee, requires the management Compliance Committee to annually report on the status of the Corporation’s ethics and compliance programs, including receipt of the Compliance Risk Assessment, Summary of Ethics and Compliance Training during the current year and plans for ethics and compliance training in the coming year.

Nomination of Directors

Identification of new candidates for Board nomination

The CG&N Committee is responsible for recruiting and proposing to the full Board new nominees for directors. The CG&N Committee, in the discharge of its duties:

(a)	in consultation with the Board and Chief Executive Officer and, on an ongoing basis, identifies the mix of expertise and qualities required for the Board;

(b)	assesses the attributes new directors should have for the appropriate mix to be maintained;

(c)	in consultation with the Board and Chief Executive Officer and, on an ongoing basis, maintains a database of potential candidates;

(d)	has implemented a procedure to identify, with as much advance notice as practicable, impending Board vacancies, so as to allow sufficient time for recruitment and for introduction of proposed nominees to the existing Board;

(e)	develops a “short-list” of candidates and arranges for each candidate to meet with the CG&N Committee, the Board Chair and the Chief Executive Officer;

(f)	recommends to the Board, as a whole, proposed nominee(s) and arranges for their introduction to as many Board members as practicable;

(g)	ensures that prospective candidates are informed of the degree of energy and commitment the Corporation expects of its directors; and

(h)	encourages diversity in the composition of the Board.

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Independent Corporate Governance and Nominating Committee

The Corporation has a standing CG&N Committee.

Each of the directors who comprise the CG&N Committee is independent. Please refer to “Board of Directors — Director Independence and Other Relationships” and the “Corporate Governance — Letter From and Report of the Corporate Governance & Nominating Committee” sections of this Management Proxy Circular for additional information.

Corporate Governance and Nominating Committee Charter

The responsibilities, powers and operation of the CG&N Committee are set out in its charter, which is available on the Corporation’s website at www.potashcorp.com. Pursuant to the CG&N Committee Charter, one purpose of the CG&N Committee is to identify the individuals qualified to become members of the Board, to recommend to the Board nominees for election to the Board at each annual meeting of shareholders or to fill vacancies on the Board and to address related matters. Please refer to the “Corporate Governance — Corporate Governance and Nominating Committee Report” section of this Management Proxy Circular for additional information.

Compensation Committee

Director and Officer Compensation

Please refer to the “Compensation” section of this Management Proxy Circular.

Independence

The Corporation has a standing Compensation Committee. Each of the directors who comprise the Compensation Committee is independent. Please refer to the “Board of Directors — Director Independence and Other Relationships” and “Compensation” sections of this Management Proxy Circular for additional information.

Compensation Committee Charter

The responsibilities, powers and operation of the Compensation Committee are set out in its charter, which is available on the Corporation’s website at www.potashcorp.com. Please refer to the “Compensation” section of this Management Proxy Circular for additional information.

Outside Compensation Consultants

In 2005, the Compensation Committee of the Board of Directors engaged Towers Watson as executive compensation consultants. Towers Watson reports to the Chair of the Compensation Committee and provides input to the Committee on the philosophy and competitiveness of the design and award values for certain executive and director compensation programs. In addition, Towers Watson assists in the evaluation of compensation arrangements associated with certain strategic opportunities. In accordance with the Committee’s adherence to the best practice of retaining independent executive compensation consulting, any work other than executive compensation consulting services performed for the Corporation by Towers Watson must be approved in advance by the Chair of the Compensation Committee. Please refer to the “Compensation” section in this Management Proxy Circular for additional information.

Other Board Committees

In addition to the Audit Committee, Compensation Committee and CG&N Committee, the Board also has a Safety, Health and Environment Committee. The Safety, Health and Environment Committee assists the Board review and recommend for approval policies, management systems and performance with respect to safety, health and environment matters affecting the Corporation.

Board Assessments

Pursuant to the PotashCorp Governance Principles, which is available on the Corporation’s website at www.potashcorp.com, the Board has adopted the following six-part effectiveness evaluation program:

1.	Annual Board Assessment by All Members of the Board

Each year Board members complete a detailed questionnaire which (a) provides for quantitative ratings in key areas and (b) seeks subjective comment in each of those areas. Responses are reviewed by the Chair of the CG&N Committee. A summary report is then prepared and provided to the Board Chair, the CG&N Committee and the CEO, and then reported to the full Board by the CG&N Committee Chair. Attribution of comments to individual Directors in the summary report is made only if authorized by that Director. In assessing the responses to the questionnaire, the focus is on continuous improvement. Matters requiring follow-up are identified, action plans are developed and there is ongoing monitoring by the CG&N Committee to ensure satisfactory results. As part of the annual Board assessment, the Board reviews and considers any proposed changes to the Board Charter.

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2.	Annual Assessment of Each Committee by Members of That Committee

Each year members of each Committee complete a detailed questionnaire designed to allow Committee members to evaluate how well their respective Committee is operating and to make suggestions for improvement. Responses are reviewed by the Chair of the CG&N Committee who provides a summary report to the Board Chair, the appropriate Committee and the CEO and then reported to the full Board by the appropriate Committee Chair. As part of the annual Committee assessment, the Board reviews and considers any proposed changes to the Committee Charters.

As with the Board assessment, the focus is on continuous improvement. Chairs of each Committee are expected to follow up on matters raised in the Committee assessments and take action as appropriate.

3.	Annual Assessment of the Board Chair by Members of the Board

Each year members of the Board are asked to assess and comment on the discharge, by the Board Chair, of his or her duties. Individual responses are received by the Chair of the CG&N Committee. The Chair of the CG&N Committee solicits specific input from the CEO from his or her perspective as CEO regarding the effectiveness of the Chair. A summary report is then prepared by the Chair of the CG&N Committee and is provided to the Board Chair and the full Board, with no attribution of comments to individual Directors without their consent. As part of the annual Board Chair assessment, the Board reviews and considers any proposed changes to the Board Chair position description.

4.	Annual Assessment of Each Committee Chair by Members of Each Committee

Each year, members of each Committee are asked to assess and comment on the discharge, by their respective Committee Chair, of his or her duties. Responses are received by the Chair of the CG&N Committee and the Committee Chair under review. A summary report is then provided to the appropriate Committee and to the full Board, with no attribution of comments to individual Directors without their consent. As part of the annual Committee Chair assessment, the Board reviews and considers any proposed changes to the Committee Chair position descriptions.

5.	Annual Assessment of Individual Directors

Each year the Board Chair (and, if in the opinion of the Board Chair it is desirable, the Chair of the CG&N Committee) formally meets with each Director individually to engage in full and frank discussion of any and all issues that either wish to raise, with a focus on maximizing the contribution of each Director to the Board and his or her respective Committees. In completing the review, the Board Chair employs a checklist, discusses both short-term and long-term goals, and establishes action items to allow each individual Director to enhance both his or her personal contributions to the Board and overall Board effectiveness. The Board Chair will share peer feedback with each Director as appropriate and review progress and action taken. Each Director, during such formal review, should be prepared to discuss with the Board Chair how the Directors, both individually and collectively, can operate more effectively. The Board Chair discusses the results of the individual evaluations with the Chair of the CG&N Committee and reports summary findings to the full Board.

6.	Management Board Survey

As part of the Board’s continuing efforts to improve its performance, the Board periodically surveys those members of senior management who regularly interact with the Board and/or its Committees to solicit their input and perspective on the operation of the Board and how the Board might improve its effectiveness. The survey includes subjective management responses to questions and one on one interviews between management respondents and the Chair of the CG&N Committee. The results of the management surveys and the one on one interviews are reported by the Chair of the CG&N Committee to the full Board.

Schedule A: Independence Standards

The independence standards established by the Board are as follows:

a)	A Director will not be considered independent if:

i)	the Director is, or has been within the last three years, an employee or executive officer of the Corporation;

ii)	an immediate family member of the Director is, or has been within the last three years, an executive officer of the Corporation;

iii)	the Director (A) is a current partner or employee of the Corporation’s external auditors, or (B) was, within the last three years, a partner or employee of such firm and personally worked on the Corporation’s audit within that time;

iv)	an immediate family member of the Director (A) is a current partner of the Corporation’s external auditors, (B) is a current employee of such firm and personally works on the Corporation’s audit, or (C) was, within the last three years, a partner or employee of such firm and personally worked on the Corporation’s audit within that time;

v)	the Director’s spouse, minor child or stepchild, or a child or stepchild of the Director who shares a home with the Director is an employee of the Corporation’s external auditors and participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice; or

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vi)	the Director or an immediate family member of the Director is, or has been within the last three years, employed as an executive officer of another entity where any of the Corporation’s present executive officers at the same time serves or served on that entity’s compensation committee.

b)	A Director will not be considered independent if the Director received, or his or her immediate family member received, more than the lesser of CDN$75,000 or US$120,000 in direct compensation from the Corporation during any 12-month period within the last three fiscal years, other than remuneration for acting as a member of the board of directors of the Corporation or of any board committee of the Corporation or the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation if the compensation is not contingent in any way on continued service.
c)	A Director will not be considered independent if the Director currently serves as an executive officer or employee of, or any of his or her immediate family members currently serves as an executive officer of, another company that has made payments to, or received payments from, the Corporation for property or services in an amount that, in any one of the three most recent fiscal years, exceeds the greater of (x) US$1,000,000 or (y) 2 percent of the annual consolidated gross revenues of such other company.

d)	Contributions to tax exempt organizations shall not be considered “payments” for purposes of the preceding paragraph, provided however that the Corporation will disclose in its annual proxy circular any such contributions made by the Corporation to any tax exempt organization in which any Director serves as an executive officer if, in any one of the three most recent fiscal years, the contributions exceeded the greater of (x) US$1,000,000 or (y) 2 percent of the annual consolidated gross revenues of such tax exempt organization.

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Appendix B

Resolution of Shareholders — 2014 Performance Option Plan

WHEREAS the Board of Directors of Potash Corporation of Saskatchewan Inc. (the “Corporation”) has approved a new performance option plan (the “2014 Performance Option Plan”), a copy of which is attached as Appendix C to the Management Proxy Circular of the Corporation sent to the shareholders of the Corporation in connection with the annual and special meeting of shareholders of the Corporation to be held May 15, 2014;

NOW THEREFORE, BE IT RESOLVED that:

1.	the 2014 Performance Option Plan is hereby adopted and approved by the shareholders of the Corporation;

2.	any officer of the Corporation be and is hereby authorized and directed for and on behalf of the Corporation to do such things and to take such actions as may be necessary or desirable to carry out the intent of the foregoing resolution and the matters authorized thereby.

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Appendix C

2014 Performance Option Plan

1. PURPOSE OF PLAN

Potash Corporation of Saskatchewan Inc. (the “Corporation”) by resolution of its Board of Directors (the “Board”) has established, subject to shareholder approval at the Corporation’s 2014 Annual and Special Meeting of shareholders, this Potash Corporation of Saskatchewan Inc. 2014 Performance Option Plan (the “Plan”) to support the Corporation’s compensation philosophy of providing selected employees and officers with an opportunity to: promote the growth and profitability of the Corporation; align their interests with shareholders; and earn compensation commensurate with corporate performance. The Corporation believes this Plan will directly assist in supporting the Corporation’s compensation philosophy by providing participants with the opportunity through stock options, which will vest, if at all, based on corporate performance over a three-year period, to acquire common shares of the Corporation (“Common Shares”).

2. DURATION OF THIS PLAN

This Plan was adopted by the Board on February 20, 2014 to be effective as of January 1, 2014 (the “Effective Date”), subject to shareholder approval at the Corporation’s 2014 Annual and Special Meeting of shareholders, and shall remain in effect, unless sooner terminated as provided herein, until one (1) year from the Effective Date, at which time it will terminate. After this Plan is terminated, no stock options may be granted but stock options previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

3. ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan (the “Committee”). The Committee shall be responsible for administering this Plan, subject to this Section 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee, and the Committee, the Corporation, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be made in the Committee’s sole discretion and shall be final and binding upon the participants, the Corporation, and all other interested individuals. To the extent applicable, the Plan shall be administered with respect to optionees subject to the laws of the U.S. so as to avoid the application of penalties pursuant to Section 409A of the Internal Revenue Code, and stock options hereunder may be subject to such restrictions as the Committee determines are necessary to avoid application of such Section 409A.

4. AUTHORITY OF THE COMMITTEE

The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Stock Option Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for stock options and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include adopting modifications and amendments to any Stock Option Award Agreement that are necessary to comply with the laws of the countries and other jurisdictions in which the Corporation and/or its subsidiaries operate.

5. SHARES SUBJECT TO STOCK OPTIONS

The aggregate number of Common Shares issuable after February 20, 2014 pursuant to stock options under this Plan may not exceed 3,500,000 Common Shares. The aggregate number of Common Shares in respect of which stock options have been granted to any one person pursuant to this Plan and which remain outstanding shall not at any time exceed 750,000. The authorized limits under this Plan shall be subject to adjustment under Sections 12 and 13 of this Plan.

Notwithstanding anything to the contrary contained in this Plan, no options shall be granted to insiders if such options, together with any other outstanding security based compensation arrangements, could result in:

(a)	the number of Common Shares issuable to insiders at any time pursuant to security based compensation arrangements of the Corporation exceeding ten percent (10%) of the issued and outstanding Common Shares; or

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(b)	the issuance to insiders pursuant to security based compensation arrangements of the Corporation, within any one year period, of a number of Common Shares exceeding ten percent (10%) of the issued and outstanding Common Shares.

For the purposes of the foregoing paragraphs, “security based compensation arrangement” and “insider” have the meanings attributed thereto in the Toronto Stock Exchange (“TSX”) Company Manual.

If any stock option granted under this Plan, or any portion thereof, expires or terminates for any reason without having been exercised in full, the Common Shares with respect to which such option has not been exercised shall again be available for further stock options under this Plan; provided, however, that any stock option that is granted under this Plan that does not vest as a result of a failure to satisfy the Performance Measures, shall not be again available for grant under this Plan.

6. GRANT OF STOCK OPTIONS

From time to time the Board may designate individual officers and employees of the Corporation and its subsidiaries eligible to be granted options to purchase Common Shares and the number of Common Shares which each such person will be granted a stock option to purchase; provided that the aggregate number of Common Shares subject to such stock options may not exceed the number provided for in Section 5 of this Plan. Non-employee directors and other non-employee contractors and third party vendors are not eligible to participate in this Plan.

7. OPTION PRICE

The option price for any option granted under this Plan to any optionee shall be fixed by the Board when the option is granted and shall be not less than the fair market value of the Common Shares at such time which, for optionees resident in the United States and any other optionees designated by the Board, shall be deemed to be the closing price per Common Share on the New York Stock Exchange on the last trading day immediately preceding the day the option is granted and, for all other optionees, shall be deemed to be the closing price per Common Share on the TSX on the last trading day immediately preceding the day the option is granted; provided that, in either case, if the Common Shares did not trade on such exchange on such day the option price shall be the closing price per share on such exchange on the last day on which the Common Shares traded on such exchange prior to the day the option is granted.

8. VESTING OF STOCK OPTIONS

Subject to achievement of Performance Measures as certified and approved by the Audit Committee of the Board, stock options granted under this Plan will vest no later than thirty (30) days after the audited financial statements for the applicable Performance Period have been approved by the Board.

9. PERFORMANCE MEASURES FOR VESTING OF STOCK OPTIONS

(a)	The Performance Measures which will be used to determine the degree to which stock options will vest over the three-year period beginning the first day of the fiscal year in which they are granted (the “Performance Period”) shall be cash flow return on investment (“CFROI”) and weighted average cost of net debt and equity capital (“WACC”).

(i)	CFROI is the ratio of after tax operating cash flow to average gross investment over the fiscal year, calculated as A divided by B, where (1) A equals operating income less/plus nonrecurring or unusual items less/plus change in unrealized gains/losses on derivative instruments included in net income plus accrued incentive awards plus depreciation and amortization less current taxes, and (2) B equals the average of total assets less/plus the fair value adjustment for investments in available for sale securities less the fair value of derivative instrument assets plus accumulated depreciation plus accumulated amortization less cash and cash equivalents less non interest bearing current liabilities excluding derivatives.

(ii)	WACC is the weighted average cost of net debt and equity capital, calculated as [A times the product of B divided by C] plus [D times the product of E divided by C], where (1) A equals the after-tax market yield cost of debt, (2) B equals the market value of debt less cash and cash equivalents (3) C equals the market value of debt less cash and cash equivalents, plus the market value of equity, (4) D equals the cost of equity, and (5) E equals the market value of equity.

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(b)	In determining the number of stock options that will actually vest based on the degree to which the Performance Measures have been attained during the applicable Performance Period, the following chart shall be utilized which shows the three year average excess of CFROI being greater than WACC and the respective portion of the stock option that will vest:

Performance Measure 3 year average excess of CFROI>WACC	Vesting Scale % of Stock Option Grant Vesting
<0%	0%
0.20%	30%
1.20%	70%
2.20%	90%
2.50%	100%

(c)	In assessing the portion of the stock options that shall vest in accordance with the above chart, the following shall be done:

(i)	Each year, the CFROI and WACC will be calculated in accordance with the definitions herein, based on the audited financial statements and approved by the Audit Committee.

(ii)	In each Performance Period, the average of the three fiscal years shall be calculated by taking the simple average of the individual years’ results.

(iii)	The resulting three-year average will then be applied, using the scale above to determine the number of stock options, if any, that will vest as of the end of the Performance Period.

(iv)	For results falling between the reference points in the chart above, the level of vesting shall be mathematically interpolated between the reference points.

10. TERMS OF STOCK OPTIONS

The period during which a stock option is exercisable (the “Term”) may not exceed 10 years from the date the stock option is granted (the “Initial Exercise Period”), plus any Additional Exercise Period (as defined below). If such Initial Exercise Period would otherwise expire (i) during a Blackout Period (as defined below) applicable to the relevant optionee or (ii) within 10 trading days after the expiration of the Blackout Period applicable to the relevant optionee, the Term of the related stock option shall expire on the date that is the tenth trading day after the end of such Blackout Period (an “Additional Exercise Period”). For purposes of this Plan, “Blackout Period” means any period during which the relevant optionee is prohibited by the Corporation’s trading policy from trading in the Corporation’s securities. The Stock Option Award Agreement may contain provisions limiting the number of Common Shares with respect to which stock options may be exercised in any one year. Each stock option agreement shall contain provisions to the effect that:

(a)	if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates, by reason of his or her death, or if an optionee who is a retiree pursuant to Section 10(b) dies, the legal personal representatives of the optionee will be entitled to exercise any unexercised vested options, including such stock options that may vest after the date of death, during the period ending at the end of the twelfth calendar month following the calendar month in which the optionee dies, failing which exercise the stock options terminate;

(b)	subject to the terms of Section 10(a) above, if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates, by reason of retirement in accordance with the then prevailing retirement policy of the Corporation or subsidiary, the optionee will be entitled to exercise any unexercised vested stock options, including such stock options that may vest after the date of retirement, during the period ending at the end of the 36th month following the calendar month in which the optionee retires, failing which exercise the stock options terminate;

(c)	subject to the terms of Section 14 below, if the employment of an optionee as an officer or employee of the Corporation or a subsidiary terminates, for any reason other than as provided in Sections 10(a) or (b) of this Plan, the optionee will be entitled to exercise any unexercised vested stock options, to the extent exercisable at the date of such event, during the period ending at the end of the calendar month immediately following the calendar month in which the event occurs, failing which exercise the stock options terminate;

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(d)	for greater certainty and for these purposes, an optionee’s employment with the Corporation or a subsidiary shall be considered to have terminated effective on the last day of the optionee’s actual and active employment with the Corporation or subsidiary whether such day is selected by agreement with the optionee or unilaterally by the Corporation or subsidiary and whether with or without advance notice to the optionee. For the avoidance of doubt, no period of notice, if any, or payment in lieu of notice that is given or ought to have been given under applicable law in respect of such termination of employment that follows or is in respect of a period after the optionee’s last day of actual and active employment shall be considered as extending the optionee’s period of employment for the purposes of determining an optionee’s entitlement under the Plan. The employment of an optionee with the Corporation shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a person that is a subsidiary of the Corporation and such person ceases to be a subsidiary of the corporation, unless the Committee determines otherwise; and

(e)	each stock option is personal to the optionee and is not assignable, except (i) as provided in Section 10(a) of this Plan, and (ii) at the election of the Board, a stock option may be assignable to the spouse, children and grandchildren of the original optionee and to a trust, partnership or limited liability company, the entire beneficial interest of which is held, directly or indirectly, by one or more of the optionee or the spouse, children or grandchildren of the optionee (each, a “Permitted Assignee”). If a stock option is assigned to one or more Permitted Assignees, nothing contained in this section 10(e) shall prohibit a subsequent assignment of such stock option to one or more other Permitted Assignees or back to the optionee.

Nothing contained in Sections 10(a), (b) or (c) of this Plan shall extend the Term beyond its stipulated expiration date or the date on which it is otherwise terminated in accordance with the provisions of this Plan.

If a stock option is assigned pursuant to Section 10(e)(ii) of this Plan, the references in Sections 10(a), (b) and (c) to the termination of employment or death of an optionee shall not relate to the assignee of a stock option but shall relate to the original optionee. In the event of such assignment, legal personal representatives of the original optionee shall not be entitled to exercise the assigned stock option, but the assignee of the stock option or the legal personal representatives of the assignee may exercise the stock option during the applicable specified period.

11. EXERCISE OF STOCK OPTIONS

Subject to the provisions of this Plan, a vested stock option may be exercised from time to time by delivering to the Corporation at its registered office a written notice of exercise specifying that number of Common Shares with respect to which the stock option is being exercised and accompanied by payment in cash or certified cheque in full of the purchase price of the Common Shares then being purchased.

12. ADJUSTMENTS

Appropriate adjustments to the authorized limits set forth in Section 5 of this Plan, in the number, class and/or type of Common Shares optioned and in the option price per share, both as to stock options granted or to be granted, shall be made by the Board to give effect to adjustments in the number of Common Shares which result from subdivisions, consolidations or reclassifications of the Common Shares, the payment of share dividends by the Corporation, the reconstruction, reorganization or recapitalization of the Corporation or other relevant changes in the capital of the Corporation.

13. MERGERS

If the Corporation proposes to amalgamate or merge with another body corporate, the Corporation shall give written notice thereof to optionees in sufficient time to enable them to exercise outstanding vested stock options, to the extent they are otherwise exercisable by their terms (including stock options that are accelerated pursuant to Section 14 below), prior to the effective date of such amalgamation or merger if they so elect. The Corporation shall use its best efforts to provide for the reservation and issuance by the amalgamated or continuing corporation of an appropriate number of Common Shares, with appropriate adjustments, so as to give effect to the continuance of the stock options to the extent reasonably practicable. In the event that the Board determines in good faith that such continuance is not in the circumstances practicable, it may upon 30 days’ notice to optionees terminate the stock options for a payment equal to the excess, if any, between the per share exercise price and the per share market price of the Common Shares on the date the stock option is cancelled and all stock options with a per share exercise price that exceeds the per share market price of the Common Shares on the date of cancellation will be cancelled for no consideration.

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14. CIRCUMSTANCES FOR ACCELERATED VESTING

(a)	If a “change-in-control” of the Corporation occurs and at least one of the two additional circumstances described below occurs, then each outstanding stock option granted under this Plan may be exercised, in whole or in part, even if such option is not otherwise exercisable by its terms:

(i)	Upon a “change-in-control” the surviving corporation (or any affiliate thereto) or the potential successor (or any affiliate thereto) fails to continue or assume the obligations with respect to each stock option or fails to provide for the conversion or replacement of each stock option with an equivalent stock option; or

(ii)	In the event that the stock options were continued, assumed, converted or replaced as contemplated in (i), during the two-year period following the effective date of a change-in-control, the optionee is terminated by the Corporation without Cause (as defined below) or the optionee resigns employment for Good Reason (as defined below).

(b)	For purposes of this Plan, a change-in-control of the Corporation shall be deemed to have occurred if any of the following occur, unless the Board adopts a plan after the Effective Date of this Plan that has a different definition (in which case such definition shall be applied), or the Committee decides to modify or amend the following definition through an amendment of this Plan:

(i)	within any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors whose appointment by the Board or nomination for election by shareholders of the Corporation was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(ii)	there occurs an amalgamation, merger, consolidation, wind-up, reorganization or restructuring of the Corporation with or into any other entity, or a similar event or series of such events, other than any such event or series of events which results in securities of the surviving or consolidated corporation representing 50% or more of the combined voting power of the surviving or consolidated corporation’s then outstanding securities entitled to vote in the election of directors of the surviving or consolidated corporation being beneficially owned, directly or indirectly, by the persons who were the holders of the Corporation’s outstanding securities entitled to vote in the election of directors of the Corporation prior to such event or series of events in substantially the same proportions as their ownership immediately prior to such event of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation;

(iii)	50% or more of the fixed assets (based on book value as shown on the most recent available audited annual or unaudited quarterly consolidated financial statements) of the Corporation are sold or otherwise disposed of (by liquidation, dissolution, dividend or otherwise) in one transaction or series of transactions within any twelve month period;

(iv)	any party, including persons acting jointly or in concert with that party, becomes (through a take-over bid or otherwise) the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation, unless in any particular situation the Board determines in advance of such event that such event shall not constitute a change-in-control; or

(v)	there is a public announcement of a transaction that would constitute a change-in-control under clause (ii), (iii) or (iv) of this Section 14(b) and the Committee determines that the change-in-control resulting from such transaction will be deemed to have occurred as of a specified date earlier than the date under (ii), (iii) or (iv), as applicable.

(c)	For the purposes of Section 14(a) of this Plan, the obligations with respect to each stock option shall be considered to have been continued or assumed by the surviving corporation (or any affiliate thereto) or the potential successor (or any affiliate thereto), if each of the following conditions are met, which determination shall be made solely in the discretionary judgment of the Committee, which determination may be made in advance of the effective date of a particular change-in-control:

(i)	the Common Shares remain publicly held and widely traded on an established stock exchange; and

(ii)	the terms of the Plan and each option grant are not altered or impaired without the consent of the optionee.

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(d)	For the purposes of Section 14(a) of this Plan, the obligations with respect to each stock option shall be considered to have been converted or replaced with an equivalent stock option by the surviving corporation (or any affiliate thereto) or the potential successor (or any affiliate thereto), if each of the following conditions are met, which determination shall be made solely in the discretionary judgment of the Committee, which determination may be made in advance of the effective date of a particular change-in-control:

(i)	each stock option is converted or replaced with a replacement option in a manner that complies with Section 409A of the Internal Revenue Code, in the case of an optionee that is taxable in the United States on all or any portion of the benefit arising in connection with the grant, exercise and/or other disposition of such stock option, or in a manner that qualifies under subsection 7(1.4) of the Income Tax Act (Canada), in the case of an optionee that is taxable in Canada on all or any portion of the benefit arising in connection with the grant, exercise and/or other disposition of such stock option;

(ii)	the converted or replaced option preserves the existing value of each underlying stock option being replaced, contains provisions for scheduled vesting and treatment on termination of employment (including the definition of Cause and Good Reason) that are no less favourable to the optionee than the underlying option being replaced, and all other terms of the converted option or replacement option, including the underlying performance measures (but other than the security and number of shares represented by the continued option or replacement option) are substantially similar to the underlying stock option being replaced; and

(iii)	the security represented by the converted or replaced option is of a class that is publicly held and widely traded on an established stock exchange.

(e)	For purposes of this Plan, “Cause” means dishonest or willful misconduct or lack of good faith resulting in material harm to the Corporation, financial or otherwise.

(f)	For purposes of this Plan, “Good Reason” means:

(i)	a substantial diminution in the optionee’s authorities, duties, responsibilities, status (including offices, titles, and reporting requirements) from those in effect immediately prior to the change-in-control;

(ii)	the Corporation requires the optionee to be based at a location in excess of fifty (50) miles from the location of the optionee’s principal job location or office immediately prior to the change-in-control, except for required travel on Corporation business to an extent substantially consistent with the optionee’s business obligations immediately prior to the change-in-control;

(iii)	a reduction in the optionee’s base salary, or a substantial reduction in optionee’s target compensation under any incentive compensation plan, as in effect as of the date of the change-in-control;

(iv)	the failure to increase the optionee’s base salary in a manner consistent (both as to frequency and percentage increase) with practices in effect immediately prior to the change-in-control or with practices implemented subsequent to the change-in-control with respect to similarly positioned employees; or

(v)	the failure of the Corporation to continue in effect the optionee’s participation in the Corporation’s short and long-term incentive plans, stock option plans, and employee benefit and retirement plans, policies or practices, at a level substantially similar or superior to and on a basis consistent with the relative levels of participation of other similarly-positioned employees, as existed immediately prior to the change-in-control.

A termination of employment by the optionee for one of the reasons set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 14(f), will not constitute Good Reason unless, within the 30-day period immediately following the optionee’s knowledge of the occurrence of such Good Reason event, the optionee has given written notice to the Corporation of the event relied upon for such termination and the Corporation has not remedied such event within 30 days (the “Cure Period”) of the receipt of such notice. For the avoidance of doubt, the optionee’s employment shall not be deemed to terminate for Good Reason unless and until the Cure Period has expired and, if curable, the Corporation has not remedied the applicable Good Reason event. The Corporation and the optionee may mutually waive in writing any of the foregoing provisions with respect to an event that otherwise would constitute Good Reason.

15. RECOUPMENT POLICY

Each stock option granted under this Plan to an optionee that, as of the date the option is granted, participates in the Corporation’s Medium-Term Incentive Plan shall be subject to the terms and conditions of the Corporation’s Policy on Recoupment of Unearned Compensation (as previously adopted and, from time to time, amended by the Board) attached to such optionee’s Stock Option Award Agreement (as defined below).

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16. FORFEITURE AND REPAYMENT

(a)	Notwithstanding anything to the contrary in this Plan or any other stock option plan of the Corporation that was established prior to the date of this Plan (each, a “Prior Plan”), in the event the Committee determines that the optionee has engaged in a Detrimental Activity (a “Forfeiture Event”) during the optionee’s employment or within one year following the optionee’s termination of employment for any reason (the “Restricted Period”), the Committee may, but is not obligated to, cancel any outstanding unexercised stock options of such optionee (whether vested or unvested), whether granted under this Plan or a Prior Plan, by written notice to the optionee.

(b)	If a Forfeiture Event occurs during the Restricted Period, the Committee may, but is not obligated to, require the optionee to pay to the Corporation an amount in cash up to (but not in excess of) the difference between the option price and market price of each stock option on the date of exercise with respect to any Common Shares for which a stock option has been exercised within the period of one year prior to the date of the Forfeiture Event (the “Forfeited Spread Amount”). Any Forfeited Spread Amount shall be paid by the optionee within sixty (60) days of receipt from the Corporation of written notice requiring payment of such Forfeited Spread Amount. To the extent that such amounts are not paid to the Corporation, in addition to any other legal remedy that the Corporation may have, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a subsidiary to the optionee, whether as wages, deferred compensation, severance entitlement or vacation pay or in the form of any other benefit or for any other reason, in a manner consistent with Section 409A of the U.S. Internal Revenue Code of 1986, if applicable.

(c)	This Section 16 shall apply notwithstanding any provision to the contrary in this Plan or any Prior Plan and is meant to provide the Corporation with rights in addition to any other remedy which may exist in law or in equity. This Section 16 shall not apply to the optionee following the effective time of a change-in-control.

(d)	For purposes of this Section 16, the term “Detrimental Activity” shall include:

(i)	Engaging in any activity, including without limitation, as an officer, director, employee, principal, manager, agent, or consultant for another entity that directly competes or is seeking to compete with the Corporation, any subsidiary or Canpotex Limited in any actual product, service, or business activity (or in any product, service, or business activity which was under active development while the optionee was employed by the Corporation or a subsidiary if such development is being actively pursued by the Corporation or a subsidiary during the one-year period first referred to in Section 16(b)) in any territory in which the Corporation, a subsidiary or Canpotex Limited operates, engages in any business activity or sells its products.

(ii)	Soliciting or hiring, including without limitation, as an officer, director, employee, principal, manager, agent, or consultant for another entity, any individual who was employed by, or provided services as a consultant or contractor to, the Corporation, any subsidiary or Canpotex Limited at any time within the six months immediately preceding such solicitation or hire.

(iii)	The disclosure to anyone outside the Corporation or a subsidiary, or the use in other than the Corporation or a subsidiary’s business, without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation or its subsidiaries, acquired by the optionee during his or her employment with the Corporation or its subsidiaries or while acting as a consultant for the Corporation or its subsidiaries thereafter. For greater certainty, nothing contained herein shall limit an optionee’s ongoing obligations regarding confidentiality that may exist pursuant to any other agreement, Corporation policy or legal obligation imposed on such optionee.

17. AMENDMENT OR DISCONTINUANCE OF THIS PLAN

The Board may amend or discontinue this Plan at any time, without obtaining the approval of shareholders of the Corporation unless required by the relevant rules of the TSX, provided that, subject to Sections 12, 13, and 14 of this Plan, no such amendment may increase the aggregate maximum number of Common Shares that may be subject to stock options under this Plan, change the manner of determining the minimum option price, extend the Term under any option beyond 10 years (plus any Additional Exercise Period) or the date on which the option would otherwise expire under the Plan, expand the assignment provisions of the Plan, permit non-employee directors to participate in the Plan or, without the consent of the holder of the option, alter or impair any option previously granted to an optionee under this Plan; and, provided further, for greater certainty, that, without the prior approval of the Corporation’s shareholders, stock options issued under this Plan shall not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted stock option. Pre-clearance of the TSX of amendments to the Plan will be required to the extent provided under the relevant rules of the TSX.

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18. EVIDENCE OF STOCK OPTIONS

Each stock option granted under this Plan shall be evidenced by a written stock option agreement between the Corporation and the optionee which shall give effect to the provisions of this Plan and include such other terms as the Committee shall determine (“Stock Option Award Agreement”).

19. WITHHOLDING

To the extent that the Corporation is required to withhold federal, provincial, state, local or foreign taxes in connection with any payment made or benefit realized by an optionee or other person hereunder, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the optionee or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Participants shall also make such arrangements in connection with the disposition of Common Shares acquired upon the exercise of option rights with respect to this Plan.

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Appendix D

Board of Directors Charter

1. PURPOSE AND ROLE

The Board of Directors (the “Board”) of Potash Corporation of Saskatchewan Inc. (the “Corporation”) is responsible for the stewardship and oversight of the management of the Corporation and its global business. It has the statutory authority and obligation to protect and enhance the assets of the Corporation in the interest of all shareholders.

Although Directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Corporation and its shareholders must be paramount at all times.

The involvement and commitment of Directors is evidenced by regular Board and Committee meeting attendance, preparation, and active participation in setting goals and requiring performance in the interest of shareholders.

2. COMPOSITION

The Board shall be comprised of that number of Directors as shall be determined from time to time by the Board, in accordance with the Corporation’s articles, bylaws and applicable laws.

3. MEETINGS

The time at which and place where the meetings of the Board shall be held and the calling of the meetings and procedure in all things at such meetings shall be determined by the Board in accordance with the Corporation’s articles, bylaws and applicable laws.

The agenda for each Board meeting shall be established by the CEO and the Board Chair, taking into account suggestions from other members of the Board. Meeting materials and information shall be distributed in advance of each meeting so as to provide adequate time for review. The Board has a policy of holding one meeting each year at one of the Corporation’s operating facilities. Site visits by the Board and meetings with senior management of the facility are incorporated into the itinerary.

Directors are expected to attend, in person or via tele- or video-conference, all meetings of the Board and the Committees upon which they serve, to come to such meetings fully prepared, and to remain in attendance for the duration of the meeting. Where a Director’s absence from a meeting is unavoidable, the Director should, as soon as practicable after the meeting, contact the Board Chair, the CEO, or the Corporate Secretary for a briefing on the substantive elements of the meeting.

4. CHAIR

The Chair of the Board shall have the duties and responsibilities set forth in the “Chair of the Board of Directors Position Description.”

5. RESPONSIBILITIES

The Board operates by delegating certain of its responsibilities to management and reserving certain powers to itself. Its principal duties fall into six categories:

•	Overseeing and approving on an ongoing basis the Corporation’s business strategy and strategic planning process;

•	Selection of the management;

•	Setting goals and standards for management, monitoring their performance and taking corrective action where necessary;

•	Approving policies, procedures and systems for implementing strategy, managing risk, and ensuring the integrity of the Corporation’s internal control and management information systems;

•	Adopting a communications policy and reporting to shareholders on the performance of the business;

•	Approval and completion of routine legal requirements.

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5.1 Strategy Determination

(a)	The Board has the responsibility to participate, as a whole and through its Committees, in identifying the objectives and goals of the business as well as the associated risks, and the strategy by which it proposes to reach those goals and mitigate such risks. The Board shall adopt a strategic planning process and shall approve, on an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the business.

(b)	The Board has the responsibility to ensure congruence between shareholder expectations, company plans and management performance.

5.2 Selection of the Management

(a)	The Board retains the responsibility for managing its own affairs, including planning its composition, selecting its Chair, nominating candidates for election to the Board, appointing Committees and determining Director compensation.

(b)	The Board has the responsibility for the appointment and replacement of a Chief Executive Officer (“CEO”) of the Corporation, for monitoring CEO performance, determining CEO compensation, and providing advice and counsel in the execution of the CEO’s duties.

(c)	The Board has the responsibility for approving the appointment and remuneration of all corporate officers, acting upon the advice of the CEO.

(d)	The Board has the responsibility for, to the extent feasible, satisfying itself as to the integrity of the CEO and the other executive officers and that the CEO and other executive officers create a culture of integrity throughout the Corporation.

(e)	The Board has the responsibility for ensuring that adequate provision has been made for management succession (including appointing, training and monitoring senior management).

5.3 Monitoring and Acting

(a)	The Board has the responsibility for monitoring the Corporation’s progress towards its goals, and revising and altering its direction in light of changing circumstances.

(b)	The Board has the responsibility for taking action when performance falls short of its goals or when other special circumstances (for example mergers and acquisitions or changes in control) warrant it.

5.4 Policies and Procedures

(a)	The Board has the responsibility for developing the Corporation’s approach to corporate governance, including developing a set of corporate governance principles and guidelines that are specifically applicable to the Corporation.

(b)	The Board has the responsibility for approving and monitoring compliance with all significant policies, procedures and internal control and management systems by which the Corporation is operated.

(c)	The Board has responsibility for ensuring that the Corporation operates at all times within applicable laws and regulations, and to high ethical and moral standards.

5.5 Reporting to Shareholders

(a)	The Board has the responsibility for adopting a communications policy for the Corporation, including adopting measures for receiving feedback from stakeholders.

(b)	The Board has the responsibility for ensuring that the financial performance of the Corporation is reported to shareholders on a timely, regular and non-selective basis.

(c)	The Board has the responsibility for ensuring that the financial results are reported fairly, and in accordance with generally accepted accounting principles.

(d)	The Board has the responsibility for timely and non-selective reporting of any other developments that have a significant and material impact on the value of the shareholders’ assets.

(e)	The Board has the responsibility for reporting annually to shareholders on its stewardship for the preceding year.

(f)	The Board has the responsibility for approving any payment of dividends to shareholders.

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5.6 Legal Requirements

(a)	The Board is responsible for ensuring that legal requirements, documents and records have been properly prepared, approved and maintained.

5.7 Other

(a)	On an annual basis, this Board Charter shall be reviewed and assessed, and any proposed changes shall be submitted to the Board for consideration.

(b)	Any security holder may contact the Board by email or by writing to the Board c/o the Corporate Secretary. Matters relating to the Corporation’s accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. Other matters will be referred to the Board Chair.

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Appendix E

Audit Committee Charter

1.  PURPOSE

1.1.	The Audit Committee (the “Committee”) is a standing committee of the Board of Directors of Potash Corporation of Saskatchewan Inc. (the “Corporation”). Its purpose is to assist the Board of Directors in fulfilling its oversight responsibilities for (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the auditors of the Corporation (the “external auditors”), and (iv) the performance of the Corporation’s internal audit function and external auditors. The Committee will also prepare the report that is, under applicable legislation and regulation, required to be included in the Corporation’s annual proxy statement and circular.

2.  AUTHORITY

2.1.	The Committee has authority to conduct or authorize investigations into any matter within its scope of responsibility. It is empowered to:

(a)	Determine the public accounting firm to be recommended to the Corporation’s shareholders for appointment as external auditors, and, subject to applicable law, be directly responsible for the compensation and oversight of the work of the external auditors. The external auditors will report directly to the Committee.

(b)	Resolve any disagreements between management and the external auditors regarding financial reporting.

(c)	Pre-approve all auditing and permitted non-audit services performed by the Corporation’s external auditors.

(d)	Retain independent counsel, accountants, or others to advise the Committee or assist in its duties.

(e)	Seek any information it requires from employees — all of whom are directed to cooperate with the Committee’s requests — or external parties.

(f)	Meet with the Corporation’s officers, external auditors or outside counsel, as necessary.

(g)	Delegate authority, to the extent permitted by applicable legislation and regulation, to one or more designated members of the Committee, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting.

3.  COMPOSITION

3.1.	The Committee shall consist of at least three and no more than six members of the Board of Directors.

3.2.	The Corporate Governance and Nominating Committee will recommend to the Board of Directors members for appointment to the Committee and the Chair of the Committee. Only independent Directors shall be entitled to vote on any Board resolution approving such recommendations.

3.3.	If and whenever a vacancy shall exist on the Committee, the remaining members may exercise all its powers so long as a quorum remains in office.

3.4.	Each Committee member shall be independent according to the independence standards established by the Board of Directors, and all applicable corporate and securities laws and stock exchange listing standards.

3.5.	Each Committee member will also be financially literate. At least one member shall be designated as the “financial expert”, as defined by applicable legislation and regulation. No Committee member shall simultaneously serve on the audit committees of more than two other public companies.

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4.  MEETINGS

4.1.	A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. All Committee members are expected to attend each meeting, in person or via tele- or video-conference. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

4.2.	The Committee will meet at least once each fiscal quarter, with authority to convene additional meetings, as circumstances require. The Committee will invite other members of the Board of Directors, members of management, internal auditors or others to attend meetings and provide pertinent information, as necessary. External auditors shall be entitled to receive notice of every meeting of the Committee and to attend and be heard thereat. The Committee will meet separately, periodically, with management, with internal audit and with external auditors. The Committee will also meet periodically in camera. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials.

4.3.	The time at which and place where the meetings of the Committee shall be held and the calling of meetings and the procedure in all things at such meetings shall be determined by the Committee; provided that meetings of the Committee shall be convened whenever requested by the external auditors or any member of the Committee in accordance with the Canada Business Corporations Act (the “CBCA”). Following a Committee meeting, the Committee Chair shall report on the Committee’s activities to the Board of Directors at the next Board of Directors meeting. The Committee shall keep and approve minutes of its meetings in which shall be recorded all action taken by it, which minutes shall be available as soon as practicable to the Board of Directors.

5.  CHAIR

5.1.	The Chair of the Committee shall have the duties and responsibilities set forth in Appendix “A”.

6.  RESPONSIBILITIES

There is hereby delegated to the Committee the duties and powers specified in section 171 of the CBCA and, without limiting these duties and powers, the Committee will carry out the following responsibilities.

6.1.	Financial Statements

(a)	Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

(i)	complex or unusual transactions and highly judgmental areas;

(ii)	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles; and

(iii)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

(b)	Review analyses prepared by management and/or the external auditors, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of new or revised IFRS methods on the financial statements.

(c)	Review both U.S. GAAP (where applicable) and IFRS issues and any reconciliation issues from IFRS to U.S. GAAP.

(d)	Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the external auditors’ activities or on access to requested information, and the resolution of any significant disagreements with management.

(e)	Review and discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), including the discussion of critical accounting estimates included therein.

(f)	Review and discuss the unaudited annual financial statements prior to the Corporation’s year-end earnings release.

(g)	Review the annual financial statements and MD&A and make a determination whether to recommend their approval by the Board of Directors.

(h)	Approve the quarterly financial statements and MD&A prior to their release.

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(i)	Review disclosures made by the Chief Executive Officer and the Chief Financial Officer during the Forms 10-K and 10-Q certification process about significant deficiencies or material weaknesses in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Corporation’s internal controls.

(j)	Review and discuss earnings press releases prior to their release (particularly use of “pro forma” information or other non-IFRS financial measures), as well as financial information and earnings guidance provided externally, including to analysts and rating agencies.

(k)	Review management’s internal control report and the related attestation by the external auditors of the Corporation’s internal controls over financial reporting.

6.2.	Internal Control

(a)	Consider the effectiveness of the Corporation’s internal control system, including information technology security and control.

(b)	Understand the scope of internal audit’s and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

(c)	As requested by the Board of Directors, discuss with management, internal audit and the external auditors the Corporation’s major risk exposures (whether financial, operational or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures.

(d)	Annually review the Corporation’s disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

(e)	Discuss with the Chief Financial Officer and, as is in the Committee’s opinion appropriate, the Chief Executive Officer, all elements of the certification required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

6.3.	Internal Audit

(a)	Review with management, the external auditors and internal audit the charter, plans, activities, staffing and organizational structure of the internal audit function.

(b)	Ensure there are no unjustified restrictions or limitations on the functioning of the internal audit department, and review and concur in the appointment, replacement, or dismissal of the Vice President, Internal Audit.

(c)	Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors’ International Professional Practices Framework (IPPF).

(d)	On a regular basis, meet separately with the Vice President, Internal Audit to discuss any matters that the Committee or the Vice President, Internal Audit believes should be discussed privately.

6.4.	External Audit

(a)	Review the external auditors’ proposed audit scope and approach, (including coordination of audit effort with internal audit) and budget.

(b)	Oversee the work and review the performance of the external auditors, and make recommendations to the Board regarding the appointment or discharge of the external auditors. In performing this oversight and review, the Committee will:

(i)	At least annually, obtain and review a report by the external auditors describing (A) the external auditors’ internal quality control procedures; (B) any material issues raised by the most recent internal quality control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues; and (C) (to assess the auditor’s independence) all relationships between the external auditors and the Corporation.

(ii)	Take into account the opinions of management and internal audit.

(iii)	Review and evaluate the lead partner of the external auditors.

(c)	On an annual basis receive and review from the external auditors a report on items required to be communicated to the Committee by applicable rules and regulations.

PotashCorp 2014 Management Proxy Circular	E-3

(d)	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

(e)	Present its conclusions with respect to the external auditors to the full Board of Directors.

(f)	Set clear hiring policies for employees or former employees of the present or former external auditors.

(g)	On a regular basis, meet separately with the external auditors to discuss any matters that the Committee or external auditors believe should be discussed privately.

6.5.	Compliance

(a)	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of non-compliance.

(b)	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(c)	Review the findings of any examinations by regulatory agencies, and any external auditors observations made regarding those findings.

(d)	Review the process for communicating the Core Values and Code of Conduct to Corporation personnel, and for monitoring compliance therewith.

(e)	Obtain regular updates from management and the Corporation’s legal counsel regarding compliance matters.

6.6.	Reporting Responsibilities

(a)	Regularly report to the Board of Directors about Committee activities and issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s external auditors, and the performance of the internal audit function.

(b)	Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.

(c)	Report annually to shareholders, describing the Committee’s composition, responsibilities and how they were discharged, and any other information required by applicable legislation or regulation, including approval of non-audit services.

(d)	Review any other reports the Corporation issues that relate to Committee responsibilities.

6.7.	Other Responsibilities

(a)	Discuss with management the Corporation’s major policies with respect to risk assessment and risk management.

(b)	Perform other activities related to this Committee Charter as requested by the Board of Directors.

(c)	Institute and oversee special investigations as needed.

(d)	Ensure appropriate disclosure of this Committee Charter as may be required by applicable legislation or regulation.

(e)	Confirm annually that all responsibilities outlined in this Committee Charter have been carried out.

(f)	Receive and review, at least quarterly, a report prepared by the Corporation’s Natural Gas Hedging Committee and, if the Corporation’s hedged position is outside approved guidelines, determine the reasons for the deviation and any action which will be taken as a result.

(g)	Annually review the Corporation’s natural gas hedging policy statement, currency conversion policy and external borrowing policy with respect to the use of derivatives and swaps.

(h)	Receive and review, at least annually and in conjunction with the Compensation Committee, a report on pension plan governance including a fund review and retirement plan accruals.

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7.  FUNDING

7.1.	The Corporation shall provide for appropriate funding, as determined by the Committee, for (i) compensation to the external auditors for the purpose of preparing or issuing an audit report or performing other audit review or attest services as pre-approved by the Committee; (ii) compensation to any outside experts employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

8.  OTHER

8.1.	The Committee shall conduct an evaluation of the Committee’s performance and this Audit Committee Charter, including Appendix “A” attached hereto, at least annually, and recommend to the Board of Directors such Committee Charter changes as the Committee deems appropriate.

8.2.	Authority to make minor technical amendments to this Committee Charter is hereby delegated to the Secretary of the Corporation who will report any amendments to the Board of Directors at its next meeting.

Appendix “A”

POTASH CORPORATION OF SASKATCHEWAN INC.

Audit Committee Chair Position Description

In addition to the duties and responsibilities set out in the Board of Directors Charter and any other applicable charter, mandate or position description, the chair (the “Chair”) of the Audit Committee (the “Committee”) of Potash Corporation of Saskatchewan Inc. (the “Corporation”) has the duties and responsibilities described below.

1.	Provide overall leadership to facilitate the effective functioning of the Committee, including:

(a)	overseeing the structure, composition, membership and activities delegated to the Committee;

(b)	chairing every meeting of the Committee and encouraging free and open discussion at meetings of the Committee;

(c)	scheduling and setting the agenda for Committee meetings with input from other Committee members, the Chair of the Board of Directors and management as appropriate;

(d)	facilitating the timely, accurate and proper flow of information to and from the Committee;

(e)	arranging for management, internal and external auditors and others to attend and present at Committee meetings as appropriate;

(f)	arranging sufficient time during Committee meetings to fully discuss agenda items;

(g)	encouraging Committee members to ask questions and express viewpoints during meetings; and

(h)	taking all other reasonable steps to ensure that the responsibilities and duties of the Committee, as outlined in its Charter, are well understood by the Committee members and executed as effectively as possible.

2.	Foster ethical and responsible decision making by the Committee and its individual members.

3.	Encourage the Committee to meet in separate, regularly scheduled, non-management, closed sessions with the internal auditor and the independent auditors.

4.	Following each meeting of the Committee, report to the Board of Directors on the activities, findings and any recommendations of the Committee.

5.	Carry out such other duties as may reasonably be requested by the Board of Directors.

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Appendix F

Compensation Committee Responsibilities and Procedures

As described in the Compensation Committee’s charter, the Compensation Committee has the responsibility to:

•

review and approve on an annual basis the corporate goals and objectives relevant to the compensation of our CEO. The Compensation Committee evaluates at least once a year the CEO’s performance in light of established goals and objectives and, based on such evaluation, together with all other independent members of the Board, determines and approves the CEO’s annual compensation, including, as appropriate, salary, bonus, incentive and equity compensation;

•

review and approve on an annual basis the evaluation process and compensation structure for our executive officers, including an annual Executive Salary Administration Program under which the parameters for salary adjustments for officers are established;

•

review and make recommendations to the Board with respect to the adoption, amendment and termination of our management incentive-compensation and equity-compensation plans, oversee their administration and discharge any duties imposed on the Compensation Committee by any of those plans;

•	assess the competitiveness and appropriateness of our policies relating to the compensation of the executive officers;

•	participate in the long-range planning for executive development and succession, and develop a CEO succession plan;

•

develop the Compensation Committee’s annual report on executive compensation for inclusion in our Management Proxy Circular, in accordance with applicable rules and regulations, and review and approve, prior to publication, the compensation sections of the Management Proxy Circular;

•	review the general design and make-up of our broadly applicable benefit programs as to their general adequacy, competitiveness, internal equity and cost effectiveness;

•	annually review the performance of our pension and other retirement benefit plans;

•

review periodically executive officer transactions in our securities and approve such transactions as appropriate for their exemption from short-swing profit liability under Section 16(b) of the Exchange Act;

•	consider and review the independence of its compensation advisors in accordance with applicable NYSE rules;

•	annually review and recommend to the Board a compensation package for our directors; and

•	perform other review functions relating to management compensation and human resources policies as the Compensation Committee deems appropriate.

As the chief human resources officer, the Vice President, Human Resources and Administration is the Corporation’s representative to the Compensation Committee and provides the Compensation Committee with information and input on corporate compensation and benefits philosophy and plan design, succession planning, program administration and the financial impact of director, executive and broad-based employee compensation and benefit programs. In addition, the Vice President, Human Resources and Administration provides information to and works with the Compensation Committee’s executive compensation consultant as directed by the Compensation Committee.

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Compensation Approval Process

The following chart summarizes the approval process for the compensation of our Chief Executive Officer and our Named Executive Officers.

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Compensation Committee 2013 Annual Work Plan

The Compensation Committee’s 2013 Annual Work Plan, which summarizes actions taken and matters reviewed by the Compensation Committee during 2013, is as follows:

Committee Action	Jan	Feb	May	Jul	Sept	Nov	Board Action
Review CEO succession plan, management structure, and executive development	—						Information Only
Approve CEO’s recommendation of EMT’s compensation	—						Approve
Evaluation of CEO’s performance in light of goals, base pay and total compensation determined	—						Approve
Recommend CEO’s goals relevant to compensation for the next year	—						Approve
Approve Short-term incentive plan’s awards and costing for the upcoming year, based upon approved budget targets	—						Approve
Approve Short-term incentive plan payouts for EMT, and in total	—						Approve
Recommend Short-term incentive plan payouts for CEO	—						Approve
Recommend estimate of total annual projected Performance Option Plan grant requirements	—						Approve
Review draft of Compensation Committee Report for annual proxy circular	—						Information Only
Review compensation program risk assessment	—						Information Only
Review compensation consultant independence	—
Recommend cash medium-term incentive plan payouts for CEO	— (every 3 yrs)						Approve
Approve cash medium-term incentive plan payouts for EMT, and in total	— (every 3 yrs)						Approve
Review status report on Cash medium-term incentive performance measures and projected incentive payments	—			—		—	Information Only
Review execution of stock sales and ownership levels: • CEO, EMT and Board; review dilution	—		—	—		—	Information Only
Review of emerging issues in executive compensation	—		—	—		—	Information Only
Approve report on executive compensation for the proxy circular		—					Approve as part of proxy circular
Recommend performance option grants for CEO, EMT, and in total; reserve analysis and dilution			—				Approve
Review Compensation Committee evaluation and charter review			—				Information Only
Review Top 10 Executive Tally Sheet			—				Information Only

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Committee Action	Jan	Feb	May	Jul	Sept	Nov	Board Action
Review peer group/comparator analysis			— (every 2 yrs/as required)				Information Only
Recommend Board Compensation Annual Review				—			Approve
Review labour relations environment				—			Information Only
Review (with Audit Committee) retirement benefits, including fund review, retirement plan accruals, and other				—			Information Only
Review pay for performance analysis				—			Information Only
Review interim update on CEO goals				—			Information Only
Review Compensation Committee self-evaluation results				—			Information Only
Review status report on short-term performance measures and projected incentive payments				—		—	Information Only
Recommend other risk categories assigned to the Compensation Committee (may be with the Audit Committee)				— (every 2 yrs)			Approve
Approve peer group/comparator analysis				— (every 2 yrs/as required)			Approve
Recommend final design cash medium-term incentive plan’s performance goals, awards, and costing for the upcoming cycle				— (every 3 yrs)		— (every 3 yrs)	Approve
Recommend Salary Administration: Merit and range adjustments and budget for next year					—		Approve as part of final budget
Approve executive compensation philosophy to support the business objectives						—	Approve
Review of EMT total compensation structure (including competitiveness)						—	Information Only
Review staff succession planning						—	Information Only
Review report on sustainability performance						—	Information Only
Recommend Executive Management Team (EMT) changes (as occur)							Approve
Recommend any significant plan changes (as needed) • Incentive and equity plans; • Other plans (may be in conjunction with Audit Committee)							Approve as necessary

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Appendix G

Additional Survey Participants

TW CDB General

Industry Executive

Survey

3M

A.O. Smith

Abbott Laboratories

Accenture

ACH Food

Acxiom

Adecco

Aerojet

Agilent Technologies

Agrium

Air Liquide

Air Products and
Chemicals

Alcatel-Lucent

Alcoa

Allergan

AMC Entertainment

American Crystal Sugar

American Sugar Refining

Americas Styrenics

AmerisourceBergen

AMETEK

Amgen

AMSTED Industries

Anixter International

APL

Appleton Papers

ARAMARK

Arby’s Restaurant Group

Archer Daniels Midland

Arctic Cat

Aricent Group

Arkema

Armstrong World
Industries

Arrow Electronics

Ashland

AstraZeneca

AT&T

Atos IT Solutions and
Services

Automatic Data
Processing

Avaya

Avis Budget Group

BAE Systems

Ball

Barnes Group

BASF

Baxter International

Bayer AG

Bayer Business &
Technology Services

Bayer CropScience

Bayer HealthCare

BD — Becton Dickson

Beam

Bechtel Systems &
Infrastructure Inc

Best Buy

Big Lots

Bob Evans Farms

Boehringer Ingelheim

Boeing

Booz Allen Hamilton

BorgWarner

Boston Scientific

Brady

Bristol-Myers Squibb

Brunswick

Bunge

Burlington Northern Santa Fe

Bush Brothers

CA, Inc.

Cardinal Health

CareFusion

Cargill

Carlson

Carmeuse North America
Group

Carnival

Carpenter Technology

Catalent Pharma Solutions

Catalyst Health Solutions

Caterpillar

Celanese Americas

Celestica

Century Aluminum

CEVA Logistics

CGI Technologies &
Solutions

CH2M Hill

Chemtura

Chiquita Brands

CHS

Cintas

Cisco Systems

Clear Channel
Communications

Cliffs Natural Resources

Cloud Peak Energy

Coach

Coca-Cola

Coca-Cola Enterprises

Coinstar

Colgate-Palmolive

Columbia Sportswear

Comcast

Compass Group

ConAgra Foods

Continental Automotive
Systems

ConvaTec

Convergys

Cooper Industries

Corning

Covance

Covidien

Crown Castle

CSC

CSX

Cummins

Curtiss-Wright

CVS Caremark

Daiichi Sankyo

Daimler Trucks North
America

Danaher

Darden Restaurants

Dean Foods

Deckers Outdoor

Dell

Delta Air Lines

Deluxe

Dentsply

Dex One

DIRECTV Group

Dollar Thrifty Automotive
Group

Dollar Tree

Domtar

Donaldson

Dow Corning

DuPont

E.W. Scripps

Eastman Chemical

Eaton

eBay

Ecolab

Eisai, Inc.

Eli Lilly

EMC

Emerson Electric

EnCana Oil & Gas USA

Endo Health Solutions

EnPro Industries

Equifax

Equity Office Properties

Ericsson

ESRI

Essilor of America

Estee Lauder

Esterline Technologies

Euro-Pro Operating

Exelis

Expedia

Experian Americas

Express Scripts

Exterran

Federal-Mogul

Fidessa Group

Fluor

Ford

Forest Laboratories

Freeport-McMoRan
Copper & Gold

GAF Materials

Gap

Gates

GATX

Gavilon

GenCorp

General Atomics

General Dynamics

General Mills

General Motors

Gilead Sciences

GlaxoSmithKline

Globecomm Systems

Goodrich

Graco

Green Mountain

GROWMARK

GTECH

H.B. Fuller

Hanesbrands

Hanger Orthopedic Group

Harland Clarke

Harman International
Industries

Harsco

Hasbro

Herman Miller

Hershey

Hertz

Hewlett-Packard

Hexcel

Hilton Worldwide

Hitachi Data Systems

HNI

HNTB

Hoffmann-La Roche

Honeywell

Hormel Foods

Hostess Brands

Houghton Mifflin Harcourt
Publishing

Hovnanian Enterprises

HTC Corporation

Hunt Consolidated

Hutchinson Technology

IBM

IDEXX Laboratories

Illinois Tool Works

Ingersoll-Rand

Intel

Intercontinental Hotels

International Data Group

International Flavors &
Fragrances

International Game
Technology

International Paper

ION Geophysical

Irvine

Itron

ITT — Corporate

J.M. Smucker

J.R. Simplot

Jabil Circuit

Jack-in-the-Box

Jacobs Engineering

JetBlue Airways

Johns-Manville

Johnson & Johnson

Johnson Controls

Kaman Industrial
Technologies

Kansas City Southern

G-1	PotashCorp 2014 Management Proxy Circular

Kao Brands

KB Home

KBR

Kellogg

Kelly Services

Kennametal

Keystone Foods

Kimberly-Clark

Kimco Realty

Kinross Gold

Koch Industries

Kohler

Kyocera Corporation

L-3 Communications

Land O’Lakes

Leggett and Platt

Lend Lease

Lenovo

Leprino Foods

Level 3 Communications

Lexmark International

Life Technologies

LifeCell

Limited

Lincoln Electric

L’Oreal

Lorillard Tobacco

LSG Sky Chefs

LyondellBasell

Magellan Midstream
Partners

Makino

Manitowoc

Marriott International

Martin Marietta Materials

Mary Kay

Mattel

Matthews International

McDonald’s

McGraw-Hill

MeadWestvaco

Medicines Company

Medtronic

Merck & Co

Meredith

Micron Technology

Microsoft

Milacron

MillerCoors

Mohegan Sun Casino

Molson Coors Brewing

Monsanto

Mosaic

Motorola Mobility

Motorola Solutions

Murphy Oil

Mylan

Nash-Finch

Navigant Consulting

Navistar International

NBTY

Neoris USA

Nestle USA

NeuStar

Newmont Mining

NewPage

Nissan North America

Nokia

Norfolk Southern

Northrop Grumman

Novartis Consumer Health

Novo Nordisk
Pharmaceuticals

Novus International

Nu Skin Enterprises

Nypro

Occidental Petroleum

Office Depot

Omnicare

OMNOVA Solutions

OSI Restaurant Partners

Owens Corning

Pall Corporation

Parker Hannifin

Parsons

PCL Constructors

Performance Food Group

Pfizer

Pitney Bowes

Plexus

Polaris Industries

Polymer Group

PolyOne

Potash

PPG Industries

Praxair

Pulte Homes

Purdue Pharma

Quest Diagnostics

Quintiles

R.R. Donnelley

Ralcorp Holdings

Rayonier

Regency Centers

Research in Motion

Revlon

Ricardo

Rio Tinto

Roche Diagnostics

Rockwell Automation

Rockwell Collins

Rohm Semiconductor USA

Rolls-Royce North
America

S.C. Johnson & Son

Sabre

SAIC

Sanofi-Aventis

SAS Institute

SCA Americas

Schlumberger

Schreiber Foods

Schwan’s

Scientific Research
Corporation

Scotts Miracle-Gro

Seagate Technology

Sealed Air

ServiceMaster Company

ShawCor

Sherwin-Williams

Shire Pharmaceuticals

Siemens AG

Sigma-Aldrich

Snap-on

Sodexo

Solvay America

Sonoco Products

Sony Corporation

Space Systems Loral

Sprint Nextel

SPX

Staples

Starbucks Coffee
Company

Starwood Hotels &
Resorts

Statoil

Stepan Company

Stryker

Sundt Construction

Swagelok

Syngenta Crop Protection

Sysco

Target

Taubman Centers

TE Connectivity

Tech Data

TeleTech Holdings

Teradata

Terex

Textron

Thermo Fisher Scientific

Thomson Reuters

Time Warner

Time Warner Cable

T-Mobile USA

Toro

Tower International

Toyota Motor Engineering
& Manufacturing North
America

Transocean

Trepp

Trident Seafoods

Trinity Industries

Tronox

TRW Automotive

Tupperware Brands

Tyson Foods

Underwriters Laboratories

Unilever United States

Union Pacific Corporation

Unisys

United Rentals

United States Cellular

United Technologies

UPS

URS

Valero Energy

Valmont Industries

Verizon

Vertex Pharmaceuticals

Viacom

Viad

VistaPrint

Vulcan Materials

VWR International

Walt Disney

Warner Chilcott

Waste Management

Watson Pharmaceuticals

Wendy’s Group

Westlake Chemical

Weyerhaeuser

Whirlpool

Wm. Wrigley Jr.

Xerox

Xylem

YRC Worldwide

Yum! Brands

Zebra Technologies

Mercer General Industry Survey

20-20 Technologies

3PS, Inc.

7-Eleven, Inc.

A & E Television Networks

AAA National Office

AAA Northern California,
Nevada and Utah

AarhusKarlshamn USA
Inc.

AB Mauri Food Inc.

AB Vista

ABB Concise Optical
Group

Abbott Laboratories

ABQ Health Partners

Accident Fund Insurance
Company of America

ACS Technologies

Actavis Inc.

ACUITY

Acuity Brands Inc.

Acuity Brands Inc. —
Controls

Acuity Brands Inc. —
Lighting & Luminaries

Aditi Technologies

Adva Optical Networking
North America, Inc.

Adventist Health

Adventist Health —
Adventist Med Center
— Hanford

Adventist Health —
Adventist Med Center
— Portland

Adventist Health — Castle Medical Center

Adventist Health —
Feather River Hospital

Adventist Health — Frank
R. Howard Memorial
Hospital

Adventist Health —
Glendale Adventist
Med Center

Adventist Health — Saint
Helena Hospital

Adventist Health — San
Joaquin Community
Hospital

Adventist Health — Simi
Valley Hospital

Adventist Health —
Sonora Regional Med
Center

Adventist Health — St
Helena Hospital —
Clear Lake

Adventist Health —
Tillamook County General Hospital

Adventist Health — Ukiah Valley Medical
Center

PotashCorp 2014 Management Proxy Circular	G-2

Adventist Health —
Walla Walla General Hospital

Adventist Health —
White Memorial Med Center

Advocate Healthcare

AECOM Technology
Corporation

Aeronix, Inc.

AET Inc. Ltd.

AET Inc. Ltd. — AET
Offshore Services, Inc.

Aetna, Inc.

AFC Enterprises, Inc.

Aflac Incorporated

AgFirst Farm Credit Bank

Aggreko International

AGL Resources

AGL Resources —
Elizabethtown Gas

AGL Resources —
Sequent Energy
Management

Agnesian HealthCare

AgriBank, FCB

Agropur Cooperative —
Cheese & Ingredient

Agropur Cooperative —
Natrel USA

Ahlstrom USA

Aimia Proprietary Loyalty
US Inc.

AIPSO

Air Liquide

Akzo Nobel, Inc.

Alcoa, Inc.

Alea North America

Alegent Health

Alexian Brothers Health
System

Alfa Laval, Inc.

Alion Science and
Technology

Allegiance Health

Allen Precision
Equipment

Allergan, Inc.

Alliance Data Systems

Alliance Data Systems —
Epsilon

Alliance Data Systems —
Retail

Alliant Techsystems

Allianz Life Insurance
Company of North
America

Allina Health System

Allina Health System —
New Ulm Medical
Center

Ally Financial, Inc.

Ally Financial, Inc. —
Auto Finance

Ally Financial, Inc. —
Commercial Finance

Ally Financial, Inc. —
Insurance

Ally Financial, Inc. —
ResCap

ALSAC/St. Jude Children’s Research Hospital

Altana ACTEGA Kelstar,
Inc.

Altana BYK USA, Inc.

Altana BYK-Gardner USA

Altana ECKART America
Corp.

Altana ELANTAS PDG,
Inc.

Altarum Institute

Altarum Institute — KAI
Research, Inc.

Altria

Alyeska Pipeline Service
Company

Amcor Rigid Plastics

AMEC Americas

American Airlines, Inc.

American Cancer Society

American Century
Investments

American Century
Investments — CA

American College of
Emergency Physicians

American Dental
Partners, Inc.

American Electric Power

American Express

American Family
Insurance

American Financial
Group, Inc.

American Financial
Group, Inc. — Great
American Financial
Resources, Inc.

American Financial
Group, Inc. — Great
American Property
and Casualty
Insurance Company

American Financial
Group, Inc. — Great
American
Supplemental
Products

American Heart
Association

American Home
Mortgage Servicing,
Inc.

American Institute of
Physics

American International
Group, Inc.

American International
Group, Inc. — Chartis

American Medical
Association

American Red Cross

American Transmission
Company

American University

Amerigroup Corporation

Amerigroup Corporation
— Northeastern
Region

Amerigroup Corporation
— Southern Region

Amerigroup Corporation
— Western Region

AmeriPride Services Inc.

Ameriprise Financial

Ameristar Casinos, Inc.

Ameristar Casinos, Inc.
— Ameristar Casino
Black Hawk

Ameristar Casinos, Inc.
— Ameristar Casino
Council Bluffs

Ameristar Casinos, Inc.
— Ameristar Casino
Kansas City

Ameristar Casinos, Inc.
— Ameristar Casino
St. Charles

Ameristar Casinos, Inc.
— Ameristar Casino
Vicksburg

Ameristar Casinos, Inc.
— Cactus Petes

Ameristar Casinos, Inc.
— Resorts East
Chicago

Ameritas Life Insurance
Corporation

Amherst H. Wilder
Foundation

Amica Mutual Insurance
Company

Ammeraal Beltech, Inc.

Amtrak

Amway

Anchor Lamina America
Inc.

Andersen Corporation

Andersen Menomonie Inc.

Andersen Windows, Inc.

Andrews Kurth LLP

ANH Refractories
Company

Ann, Inc.

Ann, Inc. — Ann Taylor

Ann, Inc. — Ann Taylor
Factory Stores

Ann, Inc. — LOFT

Anne Arundel Medical
Center

Apartment Investment and Management Co.

Apex Systems, Inc.

APL Ltd.

APL Ltd. — APL Logistics

APL Ltd. — APL Logistics,
Warehouse

APL Ltd. — APL Maritime

APL Ltd. — APL
Terminals, Eagle
Marine Services

Apollo Group

Apollo Group — Apollo
Global

Apollo Group — College
for Financial Planning

Apollo Group — Institute
for Professional
Development

Apollo Group — University of Phoenix

Apollo Group — Western
International
University

Arbella Insurance Group

Arby’s Restaurant Group

Arc Worldwide

Arch Coal, Inc.

Archstone

Argo Group — US

Argonne National
Laboratory

ArjoHuntleigh NA

Arkansas Blue Cross Blue
Shield

Arlington County
Government

Arnold and Porter, LLP

Arrow Electronics, Inc.

Arrow Electronics, Inc. —
ECS

Arrow Electronics, Inc. —
Global Components

ARTEL, LLC

Arthrex, Inc.

Asahi Kasei Plastics N.A.
Inc.

Ascena Retail Group, Inc.

Ascena Retail Group, Inc.
— Dressbarn

Ascena Retail Group, Inc.
— Justice

Ascena Retail Group, Inc.
— Maurices

Ascend Learning LLC

Ascend Learning LLC —
Advanced Informatics

Ascend Learning LLC —
ATI Nursing

Ascend Learning LLC —
Boston Reed

Ascend Learning LLC —
ClickSafety

Ascend Learning LLC —
ExamFX — ABLE Inc.

Ascend Learning LLC —
Jones and Bartlett
Learning

Ascend Learning LLC —
National Academy of
Sports Medicine

Ascend Learning LLC —
National Healthcareer
Association

Ascom (Schweiz) AG

Askoll USA Inc.

ASM America, Inc.

Asset Acceptance Capital
Corp.

Asset Acceptance Capital
Corp. — Legal
Recovery Solutions,
LLC

Association of American
Medical Colleges

Astron Solutions

Asurion

Atkins North America

Atlantic Capital Bank

AtlantiCare

G-3	PotashCorp 2014 Management Proxy Circular

AtlantiCare —
AtlantiCare Health
Services

AtlantiCare — Regional
Medical Center

Atmos Energy

Atria Senior Living Group

Aurora Health Care

Aurora Health Care —
Aurora Advanced
Health Care

Aurora Health Care —
Aurora BayCare
Medical Center

Aurora Health Care —
Aurora Clinical
Laboratories

Aurora Health Care —
Aurora Family Service

Aurora Health Care —
Aurora Health Care
Ventures

Aurora Health Care —
Aurora Lakeland
Medical Center

Aurora Health Care —
Aurora Medical Center
Grafton

Aurora Health Care —
Aurora Medical
Center, Hartford

Aurora Health Care —
Aurora Medical
Center, Kenosha

Aurora Health Care —
Aurora Medical
Center, Oshkosh

Aurora Health Care —
Aurora Medical
Center, Summit

Aurora Health Care —
Aurora Medical
Centers of Manitowoc
County

Aurora Health Care —
Aurora Medical
Centers of Sheboygan
County

Aurora Health Care —
Aurora Medical Group

Aurora Health Care —
Aurora Medical Group
Brown County

Aurora Health Care —
Aurora Medical Group
System Specialists

Aurora Health Care —
Aurora Medical Group
Waukesha County

Aurora Health Care —
Aurora Medical
Group, ADCP

Aurora Health Care —
Aurora Medical
Group, Burlington
Clinic

Aurora Health Care —
Aurora Medical
Group, Fond du Lac
Clinic

Aurora Health Care —
Aurora Medical
Group, Kenosha

Aurora Health Care —
Aurora Medical Group,
Manitowoc
Clinic

Aurora Health Care —
Aurora Medical
Group, Marinette-Menominee Clinic

Aurora Health Care —
Aurora Medical
Group, Metro
Southside

Aurora Health Care —
Aurora Medical
Group, North Region

Aurora Health Care —
Aurora Medical
Group, Oshkosh
Division

Aurora Health Care —
Aurora Medical
Group, Racine

Aurora Health Care —
Aurora Medical
Group, Sheboygan
Clinic

Aurora Health Care —
Aurora Medical
Group, Walworth
Division

Aurora Health Care —
Aurora Pharmacy

Aurora Health Care —
Aurora Psychiatric
Hospital

Aurora Health Care —
Aurora UW Academic
Medical Group

Aurora Health Care —
Memorial Hospital of
Burlington

Aurora Health Care —
St. Luke’s Medical
Center

Aurora Health Care —
Visiting Nurse
Association

Aurora Health Care —
West Allis Memorial
Hospital

Austin Community College

Auto Club Group

Automatic Data
Processing (ADP)

Automatic Data
Processing (ADP) —
AVS Division

Automatic Data
Processing (ADP) —
Dealer Services

Automatic Data
Processing (ADP) —
Employer Services

Automatic Data
Processing (ADP) —
Employer Services,
MAD Division

Automatic Data
Processing (ADP) —
Employer Services,
NA Division

Automatic Data
Processing (ADP) —
ES International

Automatic Data
Processing (ADP) —
TS Division

Automobile Club of
Southern California

AutoNation, Inc.

AutoZone, Inc.

AvalonBay Communities,
Inc.

Avery Dennison
Corporation

Avis Budget Group Inc.

Aviva USA

Avon Products, Inc.

AXA Equitable

Axcess Financial —
Axcess Recovery &
Credit Solutions

Axcess Financial — Check ‘n Go

Axcess Financial Services,
Inc.

AXIS Specialty US
Services, Inc.

Axxis Drilling, Inc.

AZZ Inc.

AZZ Inc. — Atkinson

AZZ Inc. — Aztec Tubular
Products

AZZ Inc. — Central
Electric

AZZ Inc. — CGIT

AZZ Inc. — EPSI

AZZ Inc. — Rig-A-Lite

AZZ Inc. — The Calvert
Company

B&H Photo

Bacardi U.S.A., Inc.

Bain & Company

Balfour Beatty
Construction

Ball Corporation

Ball Corporation — Ball
Food & Household
Product Division,
Americas

Ball Corporation — Ball
Packaging Group

Ball Corporation — Metal
Beverage Packaging
Division

Banco Popular North
America

Bare Escentuals

Barilla America Inc.

Bart & Associates, Inc.

Battelle

Battelle — Pacific
Northwest National
Laboratory

Baxter International Inc.

Baylor College of Medicine

Baylor Health Care
System

Baylor Health Care
System — Baylor All
Saints Medical Center

Baylor Health Care
System — Baylor
Health Care System
Foundation

Baylor Health Care
System — Baylor
Health Enterprises LP

Baylor Health Care
System — Baylor Jack
and Jane Hamilton
Heart and Vascular
Hospital

Baylor Health Care
System — Baylor
Medical Center at
Carrollton

Baylor Health Care
System — Baylor
Medical Center at
Garland

Baylor Health Care
System — Baylor
Medical Center at
Grapevine

Baylor Health Care
System — Baylor
Medical Center at
Irving

Baylor Health Care
System — Baylor
Medical Center at
Plano

Baylor Health Care
System — Baylor
Medical Center at
Waxahachie

Baylor Health Care
System — Baylor
Research Institute

Baylor Health Care
System — Baylor
Specialty Health
Centers

Baylor Health Care
System — Baylor
University Medical
Center

Baylor Health Care
System —
HealthTexas Provider
Network

Baylor Health Care
System — The Heart
Hospital Baylor

Baystate Health, Inc.

Bechtel Corporation

Bechtel Plant Machinery,
Inc.

Belden, Inc

Belk, Inc.

Belo Corp.

Bentley University

Berkshire Health Systems

Best Buy Company, Inc.

Big Lots, Inc.

Bill & Melinda Gates
Foundation

Biodynamic Research
Corporation

PotashCorp 2014 Management Proxy Circular	G-4

BJC HealthCare

BJC HealthCare — Barnes-Jewish
Hospital

BJ’s Wholesale Club, Inc.

Black & Veatch
Corporation

BloodCenter of
Wisconsin, Inc.

BloodSource

Blue Cross & Blue Shield
of Rhode Island

Blue Cross and Blue
Shield of Alabama

Blue Cross and Blue
Shield of
Massachusetts

Blue Cross and Blue
Shield of North
Carolina

Blue Cross Blue Shield of
Minnesota

Blue Cross of Idaho
Health Service, Inc.

Blue Cross of
Northeastern
Pennsylvania

Blue Shield of California

BlueCross BlueShield of
Florida

BlueCross BlueShield of
Kansas City

BlueCross BlueShield of
Louisiana

BlueCross BlueShield of
Nebraska

BlueCross BlueShield of
South Carolina

BlueCross BlueShield of
Tennessee

BlueLinx Corporation

BMO Harris Bank

BMW Financial Services
NA, LLC

BMW Manufacturing
Co., LLC

BMW of North America,
LLC

Board of Governors of
the Federal Reserve
System

Boart Longyear

Boddie Noell Enterprises,
Inc.

Boeing Employees Credit
Union

Boise Cascade, LLC

Boise Cascade, LLC —
Building Materials
Distribution

Boise Cascade, LLC —
Wood Products

Boise Inc.

Boise Inc. — Packaging &
Newsprint

Boise Inc. — Paper

Bon Secours Health
System

Bon Secours Health
System — Bon
Secours Baltimore Health System

Bon Secours Health
System — Bon
Secours Charity
Health System

Bon Secours Health
System — Bon
Secours Hampton
Roads Health System

Bon Secours Health
System — Bon
Secours New York
Health System

Bon Secours Health
System — Bon
Secours Richmond
Health System

Bon Secours Health
System — Bon
Secours St. Francis
Health System

Bon Secours Health
System — Bon
Secours St.
Petersburg

Bon Secours Health
System — Kentucky
Health System

Boston College

Boston Medical Center
HealthNet Plan

Boston Scientific
Corporation

Boston Scientific
Corporation — Arden
Hills

Boston Scientific
Corporation —
Coventry

Boston Scientific
Corporation —
Cryovascular

Boston Scientific
Corporation —
Endosurgery

Boston Scientific
Corporation — EPT

Boston Scientific
Corporation — Maple
Grove

Boston Scientific
Corporation — Miami

Boston Scientific
Corporation —
Mountain View

Boston Scientific
Corporation —
Neuromodulation

Boston Scientific
Corporation —
Precision Vascular

Boston Scientific
Corporation — Quincy

Boston Scientific
Corporation — San
Diego

Boston Scientific
Corporation —
Spencer

Boston Scientific
Corporation — Target

Boy Scouts of America

Brady Corporation

Branch Banking & Trust
Company

Bremer Financial
Corporation

Bremer Financial
Corporation — Bremer Bank NA, Alexandria

Bremer Financial
Corporation — Bremer Bank NA, Brainerd

Bremer Financial
Corporation — Bremer Bank NA, Fargo

Bremer Financial
Corporation — Bremer Bank NA, Grand Forks

Bremer Financial
Corporation — Bremer Bank NA, International Falls

Bremer Financial
Corporation — Bremer Bank NA, Saint Cloud

Bremer Financial
Corporation — Bremer Bank NA, Twin Cities

Bremer Financial
Corporation — Bremer Bank NA, Willmar

Bremer Financial
Corporation — Bremer Bank NA, Wisconsin

Bremer Financial
Corporation — Bremer Insurance Agencies

Bridgepoint Education, Inc.

Bristow Group

Broadridge Financial
Solutions, Inc.

Broadridge Financial
Solutions, Inc. —
Investor
Communication
Solutions

Broadridge Financial
Solutions, Inc. —
Securities Processing
Solutions

Brookdale Senior Living,
Inc.

Brookfield Renewable
Power

Brookhaven National
Laboratory

Brookstone, Inc.

Broward Health

Broward Health —
Broward General
Medical Center

Broward Health — Coral
Springs Medical
Center

Broward Health —
Imperial Point Medical
Center

Broward Health — North
Broward Medical
Center

Brown and Caldwell

BRP US, Inc.

Bryan Cave LLP

BSH Home Appliances
Corporation

Buckeye Partners, L.P.

Buckingham Asset
Management, LLC

Burgess & Niple, Inc.

Burlington Coat Factory

Burns & McDonnell

C&S Wholesale Grocers

Cablevision Systems
Corporation

CACI International, Inc.

CAE SimuFlite Civil
Training and Services

CAE SimuFlite Civil
Training and Services
— Denver CATS

CAE SimuFlite Civil
Training and Services
— Northeast Training

CAE SimuFlite Military
Simulation & Training
— Presagis

CAE SimuFlite Military
Simulation & Training
— Tampa

Calamos Investments

California Casualty
Management
Company

California Dental
Association

California Dental
Association — Rotunda Partners

California Dental
Association — TDIC
Insurance Solutions

California Dental
Association — The
Dentist Insurance
Company (TDIC)

California Hospital
Association

California Institute of
Technology

California ISO

California Pizza Kitchen

Cambia Health Solutions

Campari America

Campbell Soup Company

Campbell Soup Company
— International
Simple Meals and
Beverages

Campbell Soup Company
— North America
Foodservice

Campbell Soup Company
— Pepperidge Farm

Campbell Soup Company
— U.S Simple Meals

Canadian Pacific US

G-5	PotashCorp 2014 Management Proxy Circular

Capella Education
Company

Capital One Financial
Corp.

Cardinal Health, Inc.

Career Education
Corporation

CareFirst BlueCross
BlueShield

CareFusion Corporation

Cargill, Inc.

Caribou Coffee Company

Carleton College

Carlson

Carlson — Carlson Wagonlit Travel

Carlson — Hotels
Worldwide

Carlson — Restaurants Worldwide

CarMax, Inc.

Carmeuse North America

Carnegie Mellon
University

Carolinas Healthcare
System

Carpenter Technology Corporation

Carter’s, Inc.

Casey Family Programs

Caterpillar, Inc.

Catholic Charities Health
and Human Services

Catholic Charities Health
and Human Services
— Community
Services

Catholic Charities Health
and Human Services
— Services

Catholic Financial Life

Catholic Health Initiatives

Catholic Health Initiatives
— CHI Nebraska

Catholic Health Initiatives
— Franciscan Health System

Catholic Health Initiatives
— Franciscan Villa

Catholic Health Initiatives
— Good Samaritan Hospital

Catholic Health Initiatives
— Memorial Health
Care System

Catholic Health Initiatives — Mercy Health Network

Catholic Health Initiatives — Mercy Medical Center Roseburg

Catholic Health Initiatives — Mercy Medical Center Williston

Catholic Health Initiatives — St Elizabeth
Regional Medical Center

Catholic Health Initiatives — St. Catherine
Hospital

Catholic Health Initiatives — St. Clare’s Health System

Catholic Health Initiatives — St. Francis
Healthcare Campus

Catholic Health Initiatives — St. Francis Medical Center

Catholic Health Initiatives — St. Joseph Health System

Catholic Health Initiatives — St. Joseph
Regional Health Network

Catholic Health Initiatives — St. Joseph’s Area Health Services

Catholic Health Initiatives — St. Joseph’s
Hospital & Health Center

Catholic Health Initiatives — St. Mary’s Community Hospital

Catholic Health Initiatives — St. Vincent Health System

Catholic Health Initiatives — Unity Family Healthcare

Catholic Health Initiatives — Villa Nazareth

CDM Smith, Inc.

CDS Global, Inc.

Cedars-Sinai Health
System

Celestica

Cemex, Inc. US

Cengage Learning

CenterPoint Energy

Central Georgia Health System — Carlyle Place

Central Georgia Health System — The Medical Center of Central Georgia

Centura Health

Centura Health — Avista Adventist Hospital

Centura Health — Centura
Health At Home

Centura Health — Littleton Adventist Hospital

Centura Health — Mercy Regional Medical Center

Centura Health — Parker Adventist Hospital

Centura Health — Penrose St. Francis Hospital

Centura Health — Porter Adventist Hospital

Centura Health — St. Anthony Central Hospital

Centura Health — St. Anthony North Hospital

Centura Health — St. Anthony’s Summit Medical Center

Centura Health — St. Mary Corwin Hospital

Centura Health — St. Thomas More Hospital

CenturyLink

CertusBank

CEVA Logistics Americas

CGI Technologies and Solutions, Inc. US

CH2M Hill

Charter Communications

Checkpoint Systems Inc.

Checkpoint Systems Inc. — Merchandise Visibility

Checkpoint Systems Inc. — North America

Checkpoint Systems Inc. — SMS Worldwide

Chelan County Public Utility District

Chemetall — US Inc.

Chemetall Lithium

Chicago Board Options Exchange

Children’s Healthcare of Atlanta

Children’s Hospital Boston

Children’s Hospital Central California

Children’s Hospital Los Angeles

Children’s Hospital of Orange County

Children’s Hospital of Wisconsin

Children’s Hospitals and Clinics of Minnesota

Children’s Medical Center of Dallas

Children’s Memorial Hospital

Chipotle Mexican Grill

Chiquita Brands International, Inc.

Choctaw Nation of Oklahoma

Choctaw Nation of Oklahoma — Choctaw Defense

Choice Hotels International, Inc.

Christiana Care Health System

Christopher & Banks

CHRISTUS Health

CHRISTUS Health — CHRISTUS Spohn

CHS Inc.

CHS Inc. — Agriculture

CHS Inc. — Business Solutions

CHS Inc. — Energy

Church & Dwight Co., Inc.

Cimarex Energy Co.

Cincinnati Children’s Hospital Medical Center

Cinetic Automation

Cinetic Landis Corp.

Cinetic Sorting Corp.

Cirque du Soleil, Lake Buena Vista

Cirque du Soleil, Las Vegas

Cirque du Soleil, Pellicola, L.L.C.

Citi — Citi North America, Operations & Technology

Citizens Property Insurance Corporation

Citizens Republic
Bancorp, Inc.

City and County of Denver

City National Bank

City of Dublin

City of Fort Worth

City of Garland

City of Hope

City of Houston

City of Overland Park, Kansas

City of Redmond

City of Richmond

Classified Ventures, LLC

Clean Harbors Environmental
Services

Cleco Corporation

Clemens Family Corporation

Clemens Family Corporation — Clemens Food Group

Cleveland Brothers Equipment Co., Inc.

Cleveland Clinic

Cleveland Clinic — Euclid Hospital

Cleveland Clinic — Fairview Hospital

Cleveland Clinic — Hillcrest Hospital

Cleveland Clinic — Lakewood Hospital

Cleveland Clinic — Lutheran Hospital

Cleveland Clinic — Marymount Hospital

Cleveland Clinic — Medina Hospital

Cleveland Clinic — SouthPointe Hospital

Cloud Peak Energy Resources

CNA Financial Corporation

CNH America LLC

CNO Financial Group, Inc.

Coats North America

PotashCorp 2014 Management Proxy Circular	G-6

Coca-Cola Bottling Co.
Consolidated

Coca-Cola Refreshments

Coffeyville Resources Nitrogen Fertilizers,
LLC

Coinstar, Inc.

Coinstar, Inc. — Coin
and Entertainment
Services

Coinstar, Inc. — DVD
Services

Colgate-Palmolive
Company

Collective Brands, Inc.

College of DuPage

Collin County

Colonial Pipeline
Company

Colorado Springs Utilities

Columbian Chemicals Company

Columbian Chemicals Company — Hickok KS Plant

Columbian Chemicals Company — North
America Region

Columbian Chemicals Company — North
Bend Plant

Columbus McKinnon
Corporation

Comcast Corporation

Comcast Corporation —
Comcast Cable
Communications

Comerica, Inc.

Community Health
Network

Community Health
Systems

Compass Bank

Compass Group North
America

Computer Sciences
Corporation

Computer Sciences
Corporation —
Business Services &
Solutions

Computer Sciences
Corporation —
Managed Services

Computer Sciences
Corporation — North
American Public
Sector

Computershare

Concorde Career
Colleges Inc.

Connecticut Children’s
Medical Center

Constellation Brands, Inc.

Continental Western
Group, LLC

Convergys Corporation

Con-way Inc.

CoreLogic, Inc.

Corn Products

Cornell University

Corning, Inc.

Corning, Inc. — Corning
Cable Systems

Corning, Inc. — Display
Technologies

Corning, Inc. —
Environmental
Technologies

Corning, Inc. — Life
Sciences

Corning, Inc. — Optical
Fiber

Corning, Inc. — Specialty
& Ophthalmic
Materials

Country Financial

Covance, Inc.

Covanta Energy

Covenant Health

Covenant Health —
Covenant HomeCare

Covenant Health —
Covenant Medical
Management

Covenant Health — Fort
Loudoun Medical
Center

Covenant Health — Fort
Sanders Perinatal
Center

Covenant Health — Fort
Sanders Regional
Medical Center

Covenant Health — Fort
Sanders West

Covenant Health — Fort
Sanders West
Outpatient Surgery

Covenant Health —
Healthworks-MMC

Covenant Health —
Knoxville Heart Group

Covenant Health — LeConte Medical Center

Covenant Health — Methodist Medical Center

Covenant Health — Morristown-Hamblen Health System

Covenant Health — Parkwest Medical Center

Covenant Health — Thompson Cancer Survival Center

Covenant Health — Thompson Oncology Group

Coventry Health Care, Inc.

Coventry Health Care, Inc. — Altius Health Plan, Inc.

Coventry Health Care, Inc. — CHC of Delaware, Inc.

Coventry Health Care, Inc. — CHC of Georgia, Inc.

Coventry Health Care, Inc. — CHC of Kansas, Inc.

Coventry Health Care, Inc. — CHC of Louisiana, Inc.

Coventry Health Care, Inc. — CHC Workers Compensation

Coventry Health Care, Inc. — Florida Health Plan Admin LLC

Coventry Health Care, Inc. — GDS, Inc.

Coventry Health Care, Inc. — Government

Coventry Health Care, Inc. — Group Health Plan, Inc.

Coventry Health Care, Inc. — HealthAmerica Pennsylvania, Inc.

Coventry Health Care, Inc. — MHNet Specialty Services, LLC

Coventry Health Care, Inc. — Midlands
(Iowa/Nebraska)

Coventry Health Care, Inc. — PersonalCare

Coventry Health Care, Inc. — Preferred Health Systems

Coventry Health Care, Inc. — Southern Health Services-Carelink

Coventry Health Care, Inc. — WellPath Select, Inc.

Cox Enterprises, Inc.

Cox Enterprises, Inc. — AutoTrader.com

Cox Enterprises, Inc. — Cox Broadcasting

Cox Enterprises, Inc. — Cox Media Group

Cox Enterprises, Inc. — Cox Newspapers, Atlanta Journal Constitution

Cox Enterprises, Inc. — Cox Newspapers, Austin Newspaper

Cox Enterprises, Inc. — Cox Newspapers, Palm Beach Newspapers

Cox Enterprises, Inc. — Cox Radio, Inc.

Cox Enterprises, Inc. — Cox Search, Kudzu

Cox Enterprises, Inc. — Cox Target Media

Cox Enterprises, Inc. — Manheim

Cracker Barrel Old Country Store, Inc.

Crayola LLC

Creamy Creation LLC

Credit Acceptance Corporation

Credit Suisse AG

Crocs, Inc.

Crowe Horwath LLP

Crowley Maritime Corporation

Crowley Maritime Corporation — Crowley Liner Services, Inc., Latin America

Crowley Maritime Corporation — Crowley Liner Services, Inc., Puerto Rico & Caribbean

Crowley Maritime Corporation — Crowley Logistics, Inc.

Crowley Maritime Corporation — Petroleum Distribution & Contract Services

Crowley Maritime Corporation — Petroleum Services

Crowley Maritime Corporation — Technical Services

Crown Castle International Corporation

Crum & Forster

CSA International

CSL International, Inc.

Cubic Corporation

Cubic Corporation — Cubic Applications, Inc.

Cubic Corporation — Cubic Defense Applications, Inc.

Cubic Corporation — Cubic Defense Applications, Inc., Simulation Systems Division

Cubic Corporation — Cubic Global Tracking Solutions, Inc.

Cubic Corporation — Cubic Security Systems, Inc.

Cubic Corporation — Cubic Transportation Systems, Inc.

Cummins, Inc.

Cummins, Inc. — Components

Cummins, Inc. — Distribution Business

Cummins, Inc. — Engine Business

Cummins, Inc. — Power Generation

CUNA Mutual Group

Curtiss-Wright Corporation

G-7	PotashCorp 2014 Management Proxy Circular

Curtiss-Wright
Corporation —
Curtiss-Wright
Controls, Inc.

Curtiss-Wright
Corporation —
Curtiss-Wright
Controls, Inc.,
Embedded Computing Systems, Modular
Solutions

Curtiss-Wright
Corporation —
Curtiss-Wright
Controls, Inc.,
Engineered Systems

Curtiss-Wright
Corporation —
Curtiss-Wright Flow
Control Corporation

Curtiss-Wright
Corporation —
Curtiss-Wright Flow
Control Corporation,
Oil & Gas Systems

Curtiss-Wright
Corporation — Metal

CVS Caremark

Daiichi Sankyo, Inc.

Dairy Management, Inc.

Dairy Management, Inc.
— U.S. Dairy Export Council

Dallas Central Appraisal
District

Danaher Motion

Danfoss US

Danfoss US —
SeaRecovery

Darden Restaurants, Inc.

Darden Restaurants, Inc. —
Bahama Breeze

Darden Restaurants, Inc. —
Capital Grill

Darden Restaurants, Inc.
— Eddie V’s

Darden Restaurants, Inc.
— LongHorn

Darden Restaurants, Inc.
— Olive Garden

Darden Restaurants, Inc.
— Red Lobster

Darden Restaurants, Inc.
— Seasons 52

Darden Restaurants, Inc.
— Specialty Group

Dassault Falcon Jet Corporation

Dawn Food Products

Day & Zimmermann Group, Inc.

Day & Zimmermann Group, Inc. —
American Ordnance

Day & Zimmermann Group, Inc. — Day & Zimmermann Engineering & Construction Services

Day & Zimmermann Group, Inc. — Day & Zimmermann Engineering, Construction and Maintenance

Day & Zimmermann Group, Inc. — Day & Zimmermann Government Services

Day & Zimmermann Group, Inc. — Day & Zimmermann
Munitions and
Defense, Kansas

Day & Zimmermann Group, Inc. — Day & Zimmermann
Munitions and
Defense, Lone Star

Day & Zimmermann Group, Inc. — Day & Zimmermann NPS

Day & Zimmermann Group, Inc. — Day & Zimmermann Security Services

Day & Zimmermann Group, Inc. — Day & Zimmermann SOC

Day & Zimmermann Group, Inc. — H. L.
Yoh Company

Day & Zimmermann Group, Inc. — Mason & Hanger

Daymar Colleges Group
— Daymar Learning
of Ohio, Inc

Daymar Colleges Group
— Daymar Learning of Paducah, Inc

Daymar Colleges Group — Daymar Learning, Inc

Daymar Colleges Group — Draughons Junior College, Inc

Daymar Colleges Group, LLC

DBP Holdings Corp.

DCI Marketing

Dean Foods Company

Dean Foods Company — Dairy

Dean Foods Company — Morningstar Foods

Dean Foods Company — WhiteWave Foods

Deckers Outdoor Corporation

Deckers Outdoor Corporation — E-Commerce

Deckers Outdoor Corporation — Other Brands

Deckers Outdoor Corporation — Retail Stores

Deckers Outdoor Corporation — Sanuk

Deckers Outdoor Corporation — Teva & Simple

Deckers Outdoor Corporation — Ugg

Deere & Company

Deere & Company — John Deere Credit

Del Monte Foods Company

Del Monte Foods Company — Consumer Products

Del Monte Foods Company — Pet Products

DeLaval Inc.

Delhaize America

Delhaize America — Bottom Dollar Foods

Delhaize America — Food Lion

Delhaize America — Hannaford

Delhaize America — Harveys Supermarket

Delhaize America — Sweetbay

Deloitte Services LP

DeLorme Publishing Co., Inc.

Denso Manufacturing Tennessee, Inc.

Denver Health & Hospital Authority

Denver Public Schools

DePaul University

Devon Energy

DeVry, Inc.

Dex One Corporation

DHL Express — USA

DHL Regional Services, Inc.

Dick’s Sporting Goods

Diebold, Incorporated

Digital Generation, Inc.

DineEquity, Inc.

DineEquity, Inc. — Applebee’s

DineEquity, Inc. — IHOP

Direct Supply, Inc.

Direct Supply, Inc. — Aptura

Direct Supply, Inc. — DSSI

Direct Supply, Inc. — Equipment & Furnishings

Direct Supply, Inc. — Services & Solutions

Direct Supply, Inc. — The Equipment Lifecycle System

Discovery Communications

DISH Network Corp.

Diversey Inc.

DLA Piper US, LLP

DnB NOR Bank

Dockwise USA

Dockwise USA — ODL

Dockwise USA — OKI

Doherty Employment Group

Dole Food Company, Inc.

Dollar General Corporation

Dollar Tree, Inc.

Dominion Resources, Inc.

Dominion Resources, Inc. — Dominion Energy

Dominion Resources, Inc. — Dominion Generation

Dominion Resources, Inc. — Dominion Virginia Power

Domino’s Pizza, Inc.

Domtar Corporation

Doosan Infracore International, Inc.

Dorsey & Whitney LLP

Dover Corporation

Dover Corporation — Dover Communication Technologies

Dover Corporation — Dover Energy

Dover Corporation — Dover Engineered Systems

Dover Corporation — Dover Printing & Identification

Dr. Pepper Snapple Group

Drexel University

DRS Technologies

DRS Technologies — C3 & Aviation

DRS Technologies — Power and Environmental
Systems

DRS Technologies — Reconnaissance, Surveillance and
Target Acquisition (RSTA)

DRS Technologies — Tactical Systems

Drummond Company, Inc.

DSC Logistics

DSI Underground Systems, Inc.

DST Systems, Inc.

DST Systems, Inc. — Argus Health
Systems, Inc.

DST Systems, Inc. — DST Health Solutions

DST Systems, Inc. — DST Output, LLC

DST Systems, Inc. — MC Realty Group

Duke Energy Corporation

PotashCorp 2014 Management Proxy Circular	G-8

Duke Energy Corporation
— Carolinas

Duke Energy Corporation
— Indiana

Duke Energy Corporation
— Ohio/Kentucky

Duke University Health
System

Dun & Bradstreet
Corporation

Dunkin’ Brands, Inc.

Duquesne Light Holdings,
Inc.

DxID, LLC

Dynegy, Inc.

DYWIDAG-Systems International USA Inc.

Early Warning Services

Ecolab

ECONET, Inc.

ECONET, Inc. —
Aloecorp, Inc.

ECONET, Inc. — Unigen,
Inc.

ECONET, Inc. — Univera,
Inc.

ED&F Man Holdings, Inc.
— ED&F Man
Derivatives Advisors
Inc

ED&F Man Holdings, Inc.
— ED&F Man Sugar,
Inc.

ED&F Man Holdings, Inc. — Molasses Liquid
Products Corp USA

ED&F Man Holdings, Inc.
— Volcafe Specialty
Coffee LLC

Edison Mission Energy

Education Management Corporation

Edward Hospital & Health Services

Edward Jones

Edwards Lifesciences, LLC

El Paso Corporation

Electric Reliability Council
of Texas, Inc. (ERCOT,
Inc.)

Elevations Credit Union

Elizabeth Arden, Inc.

Elkay Manufacturing
Company

Elsevier

EMCOR Group, Inc.

EMD Serono

Emdeon Corporation

Emory University

Employers Mutual
Casualty Company

Energen Corporation

Energen Corporation — Alabama Gas Corporation

Energen Corporation — Energen Resources Corporation

Energy Future Holdings Corporation

Energy Future Holdings Corporation — Luminant

Energy Future Holdings Corporation — TXU Energy

EnergySolutions

EnergySolutions — Commercial Services Group

EnergySolutions — Government Customer Group

EnPro Industries, Inc.

EnPro Industries, Inc. —
CPI

EnPro Industries, Inc. — Fairbanks Morse
Engine

EnPro Industries, Inc. — Garlock Sealing Technologies

EnPro Industries, Inc. — GGB Bearing Technology

EnPro Industries, Inc. — Stemco

EnPro Industries, Inc. — Technetics

ENSCO International, Inc.

ENSCO International, Inc. — North & South America Business Unit

Enterprise Products
Partners L.P.

EOG Resources, Inc.

Epson America, Inc.

Equity Residential

Erickson Living

Erickson Living — Ann’s Choice

Erickson Living — Ashby Ponds

Erickson Living — Brooksby Village

Erickson Living — Cedar Crest

Erickson Living — Charlestown

Erickson Living — Eagle’s Trace

Erickson Living — Fox Run

Erickson Living — Greenspring

Erickson Living — Highland Springs

Erickson Living — Linden Ponds

Erickson Living — Maris Grove

Erickson Living — Oak Crest

Erickson Living — Riderwood

Erickson Living — Sedgebrook

Erickson Living — Tallgrass Creek

Erickson Living — Wind Crest

Erie Insurance Group

Ernst & Young, LLP

Essentia Health

Essentia Health — Brainerd Medical Center

Essentia Health — Duluth Clinic

Essentia Health — Essentia Institute of Rural Health

Essentia Health — Innovis Health

Essentia Health — Midwest Medical Equipment & Supply

Essentia Health — Northern Pines Medical Center

Essentia Health — Pine Medical Center

Essentia Health — Polinsky Medical Rehab Center

Essentia Health — St Mary’s Hospital of Superior

Essentia Health — St. Joseph’s Medical Center

Essentia Health — St. Mary’s Medical Center

Essilor of America

Estee Lauder Companies, Inc.

Esurance Insurance Services, Inc.

Exel, a DP-DHL Company

Exel, a DP-DHL Company — Automotive, Engineer, Manufacturing, Chemical & Energy (AEMCE) Sector

Exel, a DP-DHL Company — CRH

Exel, a DP-DHL Company — Exel Direct

Exel, a DP-DHL Company — Power Packaging

Exel, a DP-DHL Company — Retail Sector

Exel, a DP-DHL Company — TASL Sector

Exelis Inc.

Exelis Inc. — Exelis Electronic Systems

Exelis Inc. — Exelis Electronic Systems: Communications Systems Division

Exelis Inc. — Exelis Electronic Systems: Electronic Attack Division

Exelis Inc. — Exelis Electronic Systems: Integrated Electronic Warfare Systems Division

Exelis Inc. — Exelis Electronic Systems: Integrated Structures Division

Exelis Inc. — Exelis Electronic Systems: Radar Systems
Division

Exelis Inc. — Exelis Geospatial Systems: ISR Division

Exelis Inc. — Exelis Geospatial Systems: Night Vision Division

Exelis Inc. — Exelis Geospatial Systems: PNT Division

Exelis Inc. — Exelis Geospatial Systems: VIS Division

Exelis Inc. — Exelis Information Systems

Exelis Inc. — Exelis Information Systems: Advanced Information Systems Division

Exelis Inc. — Exelis Information Systems: Air Traffic Management Division

Exelis Inc. — Exelis Information Systems: Air Transportation Systems Division

Exelis Inc. — Exelis Information Systems: Network Systems Division

Exelis Inc. — Exelis Mission Systems Afghan Programs Division

Exelis Inc. — Exelis Mission Systems: Americas Programs Division

Exelis Inc. — Exelis Mission Systems: Middle East Programs Division

Exelis Inc. — Exelis Mission Systems: Space Ground & Range Systems Division

Exelis Inc. — Exelis Mission Systems: TAC Division

Exelis Inc. — Geospatial Systems

Exelis Inc.- Exelis Mission Systems

Exelis Information Systems

Exelis Mission Systems

Exelon Corporation

Exempla Healthcare, Inc.

Exeter Hospital

Express Scripts, Inc.

Exterran

Faegre Baker Daniels

G-9	PotashCorp 2014 Management Proxy Circular

FairPoint
Communications

Fairview Health Services

Fairview Health Services
— Southwest Care
System

Faithful+Gould

Farm Credit Bank of
Texas

Farm Credit of New
Mexico

Farm Credit West

Farmland Foods, Inc.

FBL Financial Group, Inc.

FCCI Services Inc.

Federal Home Loan Bank
of Atlanta

Federal Home Loan Bank
of Pittsburgh

Federal Reserve Bank of
Atlanta

Federal Reserve Bank of
Boston

Federal Reserve Bank of Chicago

Federal Reserve Bank of Cleveland

Federal Reserve Bank of
Dallas

Federal Reserve Bank of Minneapolis

Federal Reserve Bank of Philadelphia

Federal Reserve Bank of Richmond

Federal Reserve Bank of
San Francisco

Federal Reserve Bank of
St. Louis

Federal Reserve
Information
Technology

Federal-Mogul
Corporation

Federal-Mogul
Corporation —
Aftermarket

Federal-Mogul
Corporation —
Athens

Federal-Mogul
Corporation —
Blacksburg

Federal-Mogul
Corporation —
Burlington

Federal-Mogul
Corporation — Frankfort

Federal-Mogul
Corporation — Lake City

Federal-Mogul
Corporation — Manitowoc

Federal-Mogul
Corporation — Powertrain Energy

Federal-Mogul
Corporation — Skokie Manufacturing Plant

Federal-Mogul
Corporation — Van Wert

Federal-Mogul
Corporation —
Vehicle Safety and
Protection Group

Federated Investors

FedEx Corporation

FedEx Express

FedEx Freight System

FedEx Office

FedEx Services

FedEx SupplyChain

Fennemore Craig, P.C.

Fenwick & West, LLP

Ferguson Enterprises, Inc.

Fermi National
Accelerator
Laboratory

Ferrellgas

Ferrovial

Festo US

Fidelis Care of New York

Fidelity National Information Services

Fifth Third Bancorp

FINRA

Fireman’s Fund Insurance Company

First American
Corporation

First American
Corporation — First American Trust

First Commonwealth Financial Corporation

First Commonwealth Financial Corporation
— First
Commonwealth Bank

First Data Corporation

First Financial Bank

First Interstate BancSystem, Inc.

First Midwest Bank, Inc.

First National Bank of Omaha

First-Citizens Bank & Trust Company

FirstEnergy Corporation

FirstEnergy Corporation — FES

FirstEnergy Corporation — FirstEnergy
Generation Corp.

FirstEnergy Corporation — Jersey Central Power & Light (JCP&L)

FirstEnergy Corporation — Metropolitan Edison (MET-ED)

FirstEnergy Corporation — Monongahela Power Company (Mon Power)

FirstEnergy Corporation — Nuclear Generation Corp. (FENOC)

FirstEnergy Corporation — Ohio Edison

FirstEnergy Corporation — Pennsylvania Electric Co. (PENELEC)

FirstEnergy Corporation — Pennsylvania Power (Penn Power)

FirstEnergy Corporation — Potomac Edison Company

FirstEnergy Corporation — The Cleveland Electric Illuminating Company

FirstEnergy Corporation — Toledo Edison

FirstEnergy Corporation — West Penn Power Company

FirstGroup America

Fiskars Brands, Inc.

Fives North American Combustion, Inc.

Fives, Inc.

Fletcher Allen Health Care

Florida Hospital

Florida Hospital at Connerton Long Term Acute Care

Florida Hospital Carrollwood

Florida Hospital Tampa

Fluor Corporation

Fluor Corporation — Energy & Chemicals

Fluor Corporation — Fluor Government Group

Fluor Corporation — Global Services

Fluor Corporation — Industrial & Infrastructure

Fluor Corporation — Power

FMR, LLC

Follett Corporation

Follett Corporation — Follett Educational Services

Follett Corporation — Follett Higher Education Group

Follett Corporation — Follett International

Follett Corporation — Follett Library Resources

Follett Corporation — Follett Software Company

Foot Locker, Inc.

Forest City Enterprises

Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. — MasterBrand
Cabinets, Inc.

Fox Networks Group

Fox Networks Group — Big Ten Network

Fox Networks Group — Fox Broadcasting

Fox Networks Group — Fox College Sports

Fox Networks Group — Fox Movie Channel

Fox Networks Group — Fox Soccer Channel

Fox Networks Group — Fox Sports en
Espanol

Fox Networks Group — Fox Sports Net Regional Sports Network

Fox Networks Group — FUEL TV

Fox Networks Group — FX

Fox Networks Group — National Geographic Channel

Fox Networks Group — SPEED

Fred Hutchinson Cancer Research Center

Freedom Communications, Inc.

Freeman Companies

Freeman Companies — Alford Media

Freeman Companies — Freeman AV

Freeman Companies — Freeman Electrical

Freeman Companies — Freeman Expo Hall

Freeman Companies — Stage Rigging

Fremont Group

Fresenius Medical Care NA

Friedkin Companies, Inc.

Friedkin Companies, Inc. — Alaplex AutoTransport, LLC

Friedkin Companies, Inc. — Friedkin Aviation, Inc.

Friedkin Companies, Inc. — Gulf States Administrator, Inc

Friedkin Companies, Inc. — Gulf States Financial Services

Friedkin Companies, Inc. — Gulf States Marketing, Inc.

Friedkin Companies, Inc. — Gulf States Toyota

Friedkin Companies, Inc. — Gulf States Toyota, Transport Systems, LLC

Friedkin Companies, Inc. — Open Road Rent a Car

FrieslandCampina DMV

PotashCorp 2014 Management Proxy Circular	G-10

FrieslandCampina USA LP

Froedtert & Community
Health

Froedtert & Community
Health — Community Memorial Hospital

Froedtert & Community
Health — Froedtert Memorial Lutheran
Hospital

Froedtert & Community
Health — St Joseph’s Hospital

F-Secure, Inc. North
America

Fulton Financial
Corporation

G&K Services, Inc.

Gambro, Inc.

Gamfi AGL US

Gardner Denver

Gardner Denver — Air-
Relief, Inc.

Gardner Denver — Best-
Aire LLC

Gardner Denver — Emco Wheaton

Gardner Denver —
Gardner Denver Water Jetting

Gardner Denver — Nash Division

Gardner Denver —
Oberdorfer Pumps

Gardner Denver — TCM
Investments, Inc.

Gardner Denver —
Thomas Division

Gartner, Inc.

Gate Gourmet, Inc.

Gateway Ticketing
Systems, Inc.

GATX Corporation

Gazette Communications

GCI Communication
Corp.

GEICO

Geisinger Health System

Geisinger Health System
— Geisinger Health
Plan

Geisinger Health System
— Geisinger
Wyoming Valley
Medical Center

GELITA USA

GENCO

GENCO — GTL

GenCorp, Inc.

GenCorp, Inc. — Aerojet General Corporation

GenCorp, Inc. — Easton Development
Company LLC

General Cigar Company

General Dynamics Corporation —
General Dynamics Information
Technology (GDIT)

General Dynamics Corporation —
General Dynamics Information
Technology (GDIT), Army Solutions

General Dynamics Corporation —
General Dynamics Information
Technology (GDIT),
Civil & Homeland
Security

General Dynamics Corporation —
General Dynamics Information
Technology (GDIT), Intelligence Solutions

General Dynamics Corporation —
General Dynamics Information
Technology (GDIT), Navy & Air Force Systems

General Kinematics

General Mills, Inc.

General Motors

General Nutrition, Inc.

General Nutrition, Inc. — Anderson

General Nutrition, Inc. — Leetsdale

General Nutrition, Inc. — Phoenix

General Parts International, Inc.

Generali USA Life Reassurance
Company

GenOn Energy

Gentiva Health Services

Genuine Parts

Genworth Financial

Geodis Supply Chain Optimisation

George Washington University

Georgia Health Sciences Medical Center

Georgia Institute of Technology

GeoVera Holdings, Inc.

Getinge Sourcing LLC

Giant Eagle, Inc.

Giesecke & Devrient US

Giesecke & Devrient US — Executive Corporate

GKN America Corporation

GKN America Corporation — GKN Aerospace

GKN America Corporation — GKN Aerospace North America, Inc.

GKN America Corporation — GKN Aerospace, Chemtronics, Inc.

GKN America Corporation — GKN Aerospace, Integrated Aerostructures

GKN America Corporation — GKN Aerospace, Transparency
Systems, Inc.

GKN America Corporation — GKN Driveline

GKN America Corporation — GKN Driveline North America, Inc.

GKN America Corporation — GKN Land Systems

GKN America Corporation — GKN Land Systems Power Management Division

GKN America Corporation — GKN Sinter Metals, Inc.

GKN America Corporation — GKN Sinter Metals, Inc., GKN Sinter Metals North America LLC

GKN America Corporation — Hoeganaes Corporation

Glatfelter

Global Payments, Inc.

GOJO Industries, Inc.

Golden Horizons LLC

Golden Horizons LLC — AEDON Staffing

Golden Horizons LLC — Golden Innovations

Golden Horizons LLC — Golden Innovations, AEGIS

Golden Horizons LLC — Golden Innovations, Asera Care LLC

Golden Horizons LLC — Golden Living LLC

Golub Corporation

Goodmans Interior Structures

Goodrich Corporation

Goodrich Corporation — Actuation and Landing System

Goodrich Corporation — Electronic Systems

Goodrich Corporation — Nacelles and Interior Systems

Goodwill Industries, Omaha

Graco Inc.

Grady Health System

Grange Mutual Casualty Company

Grant Thornton LLP

Great Lakes Educational Loan Services, Inc.

Greater Orlando Aviation Authority

Great-West Life & Annuity

Green Mountain Coffee Roasters, Inc

Green Mountain Coffee Roasters, Inc — Keurig Business Unit

Green Mountain Coffee Roasters, Inc — Specialty Coffee Business Unit

Greenheck Fan Corporation

GreenStone Farm Credit Services

Greif, Inc.

Greif, Inc. — CorrChoice

Greyhound Lines, Inc

Grinnell Mutual Reinsurance
Company

Group Health Cooperative

GROWMARK, Inc.

Grundfos Pumps Corporation

Guess?, Inc.

H&R Block, Inc.

H. J. Heinz Company

H. J. Heinz Company — Heinz North America

Haldex, Inc.

Halliburton Company

Hancock Holding Company

Hancock Holding Company — Hancock Bank of Louisiana

Hancock Holding Company — Hancock Bank of Mississippi

Hancock Holding Company — Hancock Insurance Agency

Hancock Holding Company — Harrison Finance Company

Hanesbrands, Inc.

HarbourVest Partners,
LLC

Harden Healthcare

Harlan Laboratories, Inc.

Harley-Davidson, Inc.

Harris Associates L.P.

Harris County Auditor’s Office

Harris County Hospital District

Harris Teeter, Inc.

Harsco Corporation

Harsco Corporation — Air-X-Changers

Harsco Corporation — IKG Industries

G-11	PotashCorp 2014 Management Proxy Circular

Harsco Corporation — Infrastructure

Harsco Corporation —
Metals

Harsco Corporation — Minerals

Harsco Corporation — Patterson-Kelley

Harsco Corporation —
Rail

Hartford HealthCare

Harvard Pilgrim Health
Care

Harvard University

Harvard Vanguard Medical Associates

Hasbro, Inc.

Hastings Mutual Insurance Company

Hatch Associates
Consultants Inc.

Hawai‘i Pacific Health

Hawaiian Electric
Company

HBM Inc.

HCA

HD Supply, Inc.

Health Care Service Corporation

Health Care Service Corporation — BlueCross BlueShield
of Illinois

Health Care Service Corporation — BlueCross BlueShield
of New Mexico

Health Care Service Corporation —
BlueCross BlueShield
of Texas

Health First, Inc.

Health Net, Inc.

Health Net, Inc. —
Health Net Federal
Services

Health Net, Inc. —
Health Net of Arizona

Health Net, Inc. —
Health Net of
California

Health Net, Inc. —
Health Net of Oregon

Health Net, Inc. —
Health Net of the
Northeast

Health Net, Inc. —
Health Net Pharmaceutical
Services

Health Net, Inc. — Managed Health Network

Health Net, Inc. — MHN Government Services

HealthEast Care System

HealthNow New York,
Inc.

HealthPartners

HealthSpring, Inc.

HealthSpring, Inc. — Gulfquest

HealthSpring, Inc. — HealthSpring of
Florida

HealthSpring, Inc. — NewQuest

Heartland Regional
Medical Center

H-E-B

Heidrick & Struggles International, Inc.

Hella Corporate Center
USA Inc. (HCCU)

Hella Inc.

Hella Inc. — Hella Electronics
Corporation (HEC)

Helmerich & Payne, Inc.

Hempel (USA), Inc.

Hendrick Medical Center

Henkel Corporation

Henkel Corporation — Consumer Goods

Henniges Automotive

Henry Ford Health
System

Henry Ford Health
System — Henry Ford Hospital

Henry Ford Health
System — Macomb Hospital, Clinton Township

Henry Ford Health
System — Macomb Hospital, Warren Campus

Henry Ford Health
System — West Bloomfield Hospital

Henry Ford Health System — Wyandotte Hospital

Herbalife Ltd.

Herman Miller, Inc.

Highlights for Children

Highlights for Children — Staff Development for Educators (SDE)

Highlights for Children — Zaner-Bloser

Highmark

Highmark — Gateway Health Plan

Highmark — Insurance Group

Highmark — UCCI

Highmark — WVA

HighMount Exploration & Production LLC

Hilton Worldwide Corporation

Hines Interests, LLP

HNI Corporation

HNI Corporation — Allsteel

HNI Corporation — Gunlocke

HNI Corporation — HBF

HNI Corporation — Hearth & Home Technologies

HNI Corporation — HNI International

HNI Corporation — HON Company

HNI Corporation — Paoli

HNTB Companies

HNTB Companies — Central

HNTB Companies — Federal Services

HNTB Companies — Great Lakes

HNTB Companies — Infrastructure

HNTB Companies — Northeast

HNTB Companies — Southeast

HNTB Companies — West

Hoag Hospital

Holland America Line

HollyFrontier Corporation

Holy Spirit Hospital

Home Box Office

Honda of America Mfg., Inc.

Horizon Blue Cross Blue Shield of New Jersey

Hormel Foods Corporation

Hormel Foods Corporation — Affiliated BU’s

Hormel Foods Corporation — Farmer John

Hormel Foods Corporation — Foodservice

Hormel Foods Corporation — Grocery Products

Hormel Foods Corporation — Hormel Foods International Corporation

Hormel Foods Corporation — Jennie-O Turkey Store

Hormel Foods Corporation — Refrigerated Foods

Hormel Foods Corporation — Specialty Foods

Hospital Sisters Health System

Hostess Brands, Inc.

Hot Topic, Inc.

Houghton Mifflin Company

Hoya Surgical Optics — Americas

HRN Performance Solutions

Hu-Friedy Manufacturing Company, Inc.

Humana, Inc.

Hunt Consolidated

Hunt Consolidated — Hunt Oil Company

Hunt Consolidated — Hunt Realty

Hunter Douglas Inc.

Hunter Industries

Huntington Bancshares Incorporated

Hunton & Williams, LLP

Huron Consulting Group

Husky Injection Molding Systems Ltd. — US

Hyatt Hotels Corporation

Hypertherm

Hyundai Information Service North America

Hyundai Motor America

ICL

ICL Industrial Products

Idaho Power Company

IDEXX Laboratories

IKEA Distribution Services, Inc

Illinois Tool Works

IMC, Inc.

IMG Worldwide

IMG Worldwide — IMG Clients

IMG Worldwide — IMG College

IMG Worldwide — IMG Consulting

IMG Worldwide — IMG Fashion Events

IMG Worldwide — IMG Media

IMG Worldwide — IMG Sports & Entertainment

IMS Health

IMS Health — Global Pharma Solutions

IMS Health — Healthcare Value Solutions

IMS Health — Management Consulting

IMS Health — United States

Independence Blue Cross

Independence Blue Cross — AmeriHealth Administrators

Independence Blue Cross — AmeriHealth New Jersey

Independence Blue Cross — CompServices Inc.

Independent Health Association, Inc.

Indiana Farm Bureau Insurance

Indiana University

ING North America Insurance Corporation — US Financial Services

PotashCorp 2014 Management Proxy Circular	G-12

Ingersoll-Rand Company
Limited

Ingersoll-Rand Company
Limited — Climate
Solutions

Ingersoll-Rand Company
Limited — Residential
Systems

Ingram Industries, Inc.

Ingram Micro, Inc.

Ingram Micro, Inc. —
Latin America

Ingram Micro, Inc. —
North America

Inova Health System

Insight

Insperity

Institute of Nuclear
Power Operations

Intelsat Corporation

Intelsat General
Corporation

InterContinental Hotels
Group Americas

Intermountain Health
Care, Inc.

Intermountain Health
Care, Inc. — Alta
View Hospital

Intermountain Health
Care, Inc. —
American Fork
Hospital

Intermountain Health
Care, Inc. — Dixie
Regional Medical
Center

Intermountain Health
Care, Inc. — Home
Care Services

Intermountain Health
Care, Inc. —
Intermountain
Medical Center

Intermountain Health
Care, Inc. — LDS
Hospital

Intermountain Health
Care, Inc. — Logan
Regional Hospital

Intermountain Health
Care, Inc. — McKay-
Dee Hospital

Intermountain Health
Care, Inc. — Medical
Group

Intermountain Health
Care, Inc. — Park City
Medical Center

Intermountain Health
Care, Inc. — Primary
Children’s Hospital

Intermountain Health
Care, Inc. —
SelectHealth

Intermountain Health
Care, Inc. —
Southwest Regional Cancer Clinic

Intermountain Health
Care, Inc. — Urban
Central Region

Intermountain Health
Care, Inc. — Urban
North Region

Intermountain Health
Care, Inc. — Urban
South Region

Intermountain Health
Care, Inc. — Utah
Valley Regional
Medical Center

International Imaging
Materials, Inc.

International Paper
Company

Interpublic Group of
Companies

Intrepid Potash, Inc.

Invesco Ltd.

Investment Company
Institute

IPA

IPG GIS US

Iron Mountain
Incorporated

Iron Mountain
Incorporated — North
America

Itochu International, Inc.
North America

J. C. Penney Company,
Inc.

J. Paul Getty Trust

J.R. Simplot Company

J.R. Simplot Company —
Agribusiness Group

J.R. Simplot Company —
Food Group

J.R. Simplot Company —
Land & Livestock

Jabil Circuit, Inc.

Jackson National Life
Insurance Company

Jacobs Engineering
Group, Inc.

Jacobs Engineering
Group, Inc. — Eastern
Region

Jacobs Engineering
Group, Inc. — GBNA

Jacobs Engineering
Group, Inc. — Global
Construction Services

Jacobs Engineering
Group, Inc. — Jacobs
Northern Region

Jacobs Engineering
Group, Inc. — NAI
East

Jacobs Engineering
Group, Inc. —
Western Region

James City County
Government

James Hardie Industries,
SE

James Hardie Industries,
SE — James Hardie
Building Products

James Hardie Industries,
SE — James Hardie
Building Products,
Building Products USA

James Hardie Industries,
SE — James Hardie
Building Products,
Research &
Development USA

Jefferson County Public
Schools

JetBlue Airways

JM Family Enterprises

Jo-Ann Fabric & Craft
Stores Inc.

Jockey International, Inc.

John B. Sanfilippo & Son,
Inc.

John Hancock Financial
Services, Inc.

John Wiley & Sons, Inc.

Johns Hopkins
HealthCare, LLC

Johns Manville

Johnson Controls, Inc.

Johnson Financial Group

Johnsonville Sausage,
LLC

Jones Lang LaSalle

Jones Lang LaSalle —
Americas

JorgensenHR

Jostens, Inc.

Jostens, Inc. — Memory
Book Division

Jostens, Inc. —
Scholastic/Grad Prod/
College/Jewelry
Division

Joy Mining Machinery

JPS Health Network

Judicial Council of
California

Just Energy Corp.

Kaman Industrial
Technologies

Kansas City Southern
Railway

Kao Brands Company

Kao Specialties Americas
LLC

KAR Auction Services,
Inc.

KAR Auction Services,
Inc. — ADESA

KAR Auction Services,
Inc. — Automobile
Finance Corporation

KAR Auction Services,
Inc. — AutoVIN

KAR Auction Services,
Inc. —Insurance Auto
Auctions

KAR Auction Services,
Inc. — PAR North
America

KBR, Inc.

KBR, Inc. — Allstates

KBR, Inc. — Downstream

KBR, Inc. — Gas
Monetization

KBR, Inc. —
Hydrocarbons

KBR, Inc. —
Infrastructure

KBR, Inc. —
Infrastructure,
Government & Power

KBR, Inc. — North
American Government
and Logistics

KBR, Inc. — Power &
Industrial

KBR, Inc. — Services

KBR, Inc. — Technology

KBR, Inc. — Upstream,
Oil & Gas

KBR, Inc. — Ventures

Kellogg Company

Kellogg Company —
Frozen Foods

Kellogg Company —
International

Kellogg Company —
Kashi

Kellogg Company —
Morning Foods

Kellogg Company —
North America

Kellogg Company —
Specialty Channels

Kellogg Company — US

Kelly Services Inc.

Kelsey-Seybold Clinic

Kemper Home Service
Companies

Kemper Preferred

Kennametal Inc.

Kent State University

Kewaunee Scientific
Corporation

KeyCorp

Keystone Foods, LLC

Keystone Foods, LLC —
USA Proteins

Kforce Inc.

Kimberly-Clark
Corporation

Kimberly-Clark
Corporation — Health
Care

Kimberly-Clark
Corporation — K-C
Professionals

Kindred Healthcare, Inc.

Kindred Healthcare, Inc.
— Home Health/
Hospice

Kindred Healthcare, Inc.
— Hospital Division

Kindred Healthcare, Inc.
— Nursing Center
Division

Kindred Healthcare, Inc.
— RehabCare Division

Kiwanis International,
Inc.

Knowledge Learning
Corporation

Knowledge Learning
Corporation —
Champions

G-13	PotashCorp 2014 Management Proxy Circular

Knowledge Learning
Corporation —
Children’s Creative
Learning Centers

Knowledge Learning
Corporation —
KinderCare Learning
Centers

Knoxville Utilities Board

Kohler Company

Kohler Company — Ann
Sacks

Kohler Company —
Baker

Kohler Company —
Engines

Kohler Company —
Global Faucets

Kohler Company —
Global Power Group

Kohler Company —
Hospitality & Real
Estate Group

Kohler Company —
Interiors Group

Kohler Company —
Kallista

Kohler Company —
Kitchen & Bath

Kohler Company —
Kohler Rental Power

Kohler Company — Mark
David

Kohler Company —
McGuire Furniture
Company

Kohler Company —
Plumbing Americas

Kohler Company —
Power Systems
Business

Kohler Company —
Robern

Kohl’s Corporation

Kone, Inc.

Kuehne + Nagel — North
America

Kuehne + Nagel — US

KULICKE & SOFFA
INDUSTRIES, INC.

L.L.Bean, Inc.

Laboratory Corporation
of America

Lakeland Regional
Medical Center

Lancaster General

Land O’Lakes, Inc.

Land O’Lakes, Inc. —
Dairy Food Division

Land O’Lakes, Inc. —
Feed Division

Land O’Lakes, Inc. —
WinField Solutions

Latham & Watkins LLP

Laureate Education, Inc.

Laureate Education, Inc.
— Canter &
Associates, Inc

Laureate Education, Inc.
— College of Santa
Fe

Laureate Education, Inc.
— Kendall College

Laureate Education, Inc.
— National Hispanic
University

Laureate Education, Inc.
— New School of
Architecture and
Design

Laureate Education, Inc.
— Walden University

Lawson Products, Inc.

Legacy Health

Legal & General America,
Inc.

Leggett & Platt,
Incorporated

Leggett & Platt,
Incorporated — Asia
Automotive

Leggett & Platt,
Incorporated —
Bedding Group

Leggett & Platt,
Incorporated —
Commercial Fixturing
& Components
Segment

Leggett & Platt,
Incorporated —
Commercial Vehicle
Products Group

Leggett & Platt,
Incorporated —
Consumer Products
Group

Leggett & Platt,
Incorporated —
Hanes Industries

Leggett & Platt,
Incorporated —
Home Furniture
Components Group

Leggett & Platt,
Incorporated —
Industrial Materials
Segment

Leggett & Platt,
Incorporated — Office
Furn Components

Leggett & Platt,
Incorporated —
Residential Furnishings
Segment

Leggett & Platt,
Incorporated —
Specialized Products
Segment

Leggett & Platt,
Incorporated —
Tubing & Fabrication

Leggett & Platt,
Incorporated — Wire
Division

LEGO Brand Retail, Inc.

LEGO Systems, Inc.

Leica Geosystems

Lend Lease

Lend Lease — Atlanta

Lend Lease — Charlotte

Lend Lease — Chicago

Lend Lease — Los
Angeles

Lend Lease — Nashville

Lend Lease — New York

Leo Burnett USA

Leupold & Stevens, Inc.

Level 3 Communications

LexisNexis Group — US
Corporate and Federal
Markets

LG&E and KU Energy LLC

Lhoist North America

Liberty Mutual Group

Liberty Mutual Group —
Agency Corporation

Liberty Mutual Group —
Commercial Markets

Liberty Mutual Group —
Liberty International

Liberty Mutual Group —
Personal Markets

Lieberman Research
Worldwide

Lifetime Healthcare
Companies, Inc.

Lifetime Healthcare
Companies, Inc. —
Excellus BlueCross
BlueShield

Lifetime Healthcare
Companies, Inc. —
Lifetime Care

Lifetime Healthcare
Companies, Inc. —
MedAmerica

Lifetouch, Inc.

Lifetouch, Inc. —
Lifetouch Church
Directories (LCD)

Lifetouch, Inc. —
Lifetouch National
School Studios
(LNSS)

Lifetouch, Inc. —
Lifetouch Portrait
Studio (LPS)

Limited Brands, Inc.

Limited Brands, Inc. —
Bath And Body Works

Limited Brands, Inc. —
Henri Bendel

Limited Brands, Inc. — La
Senza

Limited Brands, Inc. —
Mast Global

Limited Brands, Inc. —
Victoria’s Secret Stores

Link-Belt Construction
Equipment Company

LM Wind Power Blades
(AR) Inc.

LM Wind Power Blades
(ND), Inc.

LMS CAE Division

Logan’s Roadhouse

Lonza North America Inc.

Lonza North America Inc.
— Biologics

Lonza North America Inc.
— Walkersville

Loparex, LLC

Lord & Taylor

Lorillard Inc.

Los Angeles Unified
School District

Louis Vuitton North
America Inc.

Lower Colorado River
Authority

Lower Colorado River
Authority —
Transmission Services

Loyola University Chicago

LPL Financial

LSG Lufthansa Service
Holding AG

LSG Lufthansa Service
Holding AG — LSG
Sky Chefs Inc.

Lubrizol Corporation

Lubrizol Corporation —
Lubrizol Additives

Lubrizol Corporation —
Lubrizol Advanced
Materials

Luck Companies
Corporation

Luck Companies
Corporation —
Charles Luck Stone
Centers

Luck Companies
Corporation —
Construction
Aggregates

Luck Companies
Corporation — Har-
Tru Tennis

Luvata Franklin, Inc.

Luxottica Retail US

Lyric Opera of Chicago

Macy’s, Inc.

Macy’s, Inc. —
Bloomingdale’s

Macy’s, Inc. — Macy’s
Credit & Customer
Services

Macy’s, Inc. — Macy’s
Logistics and
Operations (MLO)

Macy’s, Inc. — Macy’s
Systems and
Technology

Madison Square Garden

MAG Americas

MAG Global Services

Magellan Health Services

Magellan Health Services
— Missouri

Magellan Midstream
Holdings, LP

Magellan Midstream
Holdings, LP —
Pipeline/Terminal
Division

Magellan Midstream
Holdings, LP —
Transportation

Magna Donnelly
Corporation — Body
& Chassis

PotashCorp 2013 Management Proxy Circular	G-14

Magna Donnelly
Corporation —
Magna Services of America Group

Magnesium Products of America Inc.

Main Line Health, Inc.

Main Line Health, Inc. —
Bryn Mawr Hospital

Main Line Health, Inc. —
Bryn Mawr
Rehabilitation Hospital

Main Line Health, Inc. — Jefferson Home Care

Main Line Health, Inc. — Main Line Affiliates

Main Line Health, Inc. — Main Line Health Laboratories, Inc.

Main Line Health, Inc. — Paoli Hospital

Main Line Health, Inc. — Riddle Memorial
Hospital

Main Line Health, Inc. —
The Lankenau Hospital

Main Street America
Group

MANN+HUMMEL USA,
Inc.

Mannington Mills

Mannington Mills, Inc. — Burke Industries

Manpower, Inc.

ManTech International Corporation

MAPFRE Insurance

Maquet Getinge Group

Marc Jacobs International
LLC

Maricopa County
Community College District

Maricopa Integrated
Health Systems

Maritz, Inc.

Maritz, Inc. — Maritz Motivation

Maritz, Inc. — Maritz Research

Maritz, Inc. — Maritz
Travel

Marriott International

Marriott International —
The Ritz-Carlton

Mars North America

Mars North America — Mars Food US

Mars North America — Mars Petcare US

Mars North America — Mars Snackfood US

Marsh & McLennan Companies, Inc.

Marshfield Clinic

Mary Kay, Inc.

Mary Kay, Inc. — US Division

Mary Washington Healthcare

Maryland Procurement Office

Masco Corporation — Decorative
Architectural Group, Behr Processing Corporation

Massachusetts Institute
of Technology

MassMutual Life
Insurance Company

MasterCard Incorporated

Matrix Medical Network

Matson Navigation Company

Matson Navigation Company — Matson Integrated Logistics

Matthews International Corporation

Matthews International Corporation — Bronze

Matthews International Corporation —
Graphics Imaging

Matthews International Corporation —
Marking Products

Matthews International Corporation — Matthews Casket

Matthews International Corporation — Matthews Cremation

Matthews International Corporation — Merchandising
Solutions

Maxum Petroleum

Maxum Petroleum — Canyon State Oil

Maxum Petroleum — General Petroleum

Maxum Petroleum —
Petroleum Products,
Inc.

Maxum Petroleum —
Simons Petroleum

Mayo Foundation

Mayo Foundation —
Mayo Clinic,
Jacksonville

Mayo Foundation —
Mayo Clinic,
Scottsdale

McCain Foods USA, Inc.

McDermott International,
Inc.

McDonald’s Corporation

McGladrey & Pullen

McGraw-Hill Education

MDU Resources Group,
Inc.

MDU Resources Group,
Inc. — Fidelity
Exploration &
Production Company

MDU Resources Group,
Inc. — Knife River
Corporation

MDU Resources Group,
Inc. — Montana
Dakota Utilities

MDU Resources Group,
Inc. — WBI Holdings,
Inc.

MeadWestvaco
Corporation

MeadWestvaco
Corporation —
Calmar

MeadWestvaco
Corporation —
Coated Board

MeadWestvaco
Corporation — Community
Development & Land Management

MeadWestvaco
Corporation —
Consumer Packaging Group

MeadWestvaco
Corporation —
Packaging Resource Division

Medical College of
Wisconsin

Medical Mutual of Ohio

MedStar Health

MedStar Health —
Franklin Square
Hospital

MedStar Health — Good Samaritan Hospital

MedStar Health —
Harbor Hospital

MedStar Health — Union Memorial Hospital

Medtronic, Inc.

Memorial Health System

Memorial Hermann

Memorial Hermann —
Home Health

Memorial Hermann — Imaging Centers

Memorial Hermann —
Katy

Memorial Hermann — Memorial City Medical Center

Memorial Hermann — MHealth

Memorial Hermann — Northeast Hospital

Memorial Hermann — Northwest

Memorial Hermann — Outreach Labs

Memorial Hermann — Southeast

Memorial Hermann — Southwest

Memorial Hermann —
Sports Medicine and Rehabilitation

Memorial Hermann —
Sugar Land

Memorial Hermann —
Texas Medical Center

Memorial Hermann —
The Medical Center

Memorial Hermann —
The Woodlands

Memorial Hermann —
TIRR

Memorial Sloan-Kettering Cancer Center

Mercedes-Benz USA

Mercury Insurance Group

Mercy Corps

Meritor, Inc.

Meritor, Inc. —
Aftermarket

Meritor, Inc. — Industrial

Meritor, Inc. — Truck

Merrill Corporation

Metalsa Structural
Products, Inc.

Methodist Health System

MetLife

MFS Investment
Management

MGIC Investment Corp.

Michael Baker
Corporation

Michaels Stores, Inc.

Michelin North America,
Inc.

Michelin North America,
Inc. — DLPS

Michelin North America,
Inc. — PL

Michelin North America,
Inc. — TC

Michelin North America,
Inc. — Michelin
Americas Research
Corp.

Michigan Auto Insurance Placement Facility

MidFirst Bank

MillerCoors LLC

Mills-Peninsula Health Services

Mine Safety Appliances Company

MIT Lincoln Laboratory

Mitsui & Co. (USA), Inc.

Modern Woodmen of America

ModusLink Global
Solutions, Inc.

ModusLink Global
Solutions, Inc. —
e-Business

ModusLink Global
Solutions, Inc. — PTS,
Inc.

ModusLink Global
Solutions, Inc. —
Supply Chain Division

ModusLink Global
Solutions, Inc. — Technology for Less
(TFL), LLC

Moet Hennessy USA

Mohawk Industries Inc.

Mohawk Industries Inc.
— Dal-Tile
Corporation

Molex

G-15	PotashCorp 2014 Management Proxy Circular

Molex — Commercial Products Division

Molex — Integrated
Products Division

Molex — Micro Products

Molex — Sales &
Marketing Division

Molina Healthcare

Molson Coors Brewing Company

Momentive Specialty Chemicals, Inc.

MoneyGram
International, Inc.

Monsanto Company

Montefiore Medical
Center

Moore & Van Allen, PLLC

Morgan, Lewis & Bockius
LLP

Morrison & Foerster, LLP

Mount Holyoke College

Mountain States Health Alliance

MTS Systems Corporation

MTS Systems Corporation
— Sensors

MTS Systems Corporation
— Test Division

Munich Reinsurance
America, Inc.

Munson Medical Center

Mutual of Omaha

Mutual of Omaha —
Mutual of Omaha
Bank

MWH Global, Inc.

Mylan Inc.

Nalco Holding Company

Nash-Finch Company

National Association of Church Personnel Administrators

National Association of
Home Builders

National Church
Residences

National Church
Residences — NCR
Health Care Division

National Church
Residences — NCR Housing Division

National Futures
Association

National Interstate
Insurance Company

National Louis University

National Renewable
Energy Laboratory

National Rural Utilities Cooperative Finance Corporation
(NRUCFC)

Nationwide Children’s Hospital

Nationwide Insurance

Nature’s Sunshine
Products

Nautilus, Inc.

Navigant Consulting, Inc.

Navistar, Inc.

Navy Exchange Service Command (NEXCOM)

Navy Federal Credit
Union

NCCI Holdings, Inc.

NCH Corporation

Neighborhood Health
Plan

Neighborhood Health
Plan of Rhode Island

Nestlé USA, Inc.

Nestlé USA, Inc. — Beverage Division

Nestlé USA, Inc. — Confections & Snacks Division

Nestlé USA, Inc. — Direct Store Delivery Division

Nestlé USA, Inc. — Emerging Markets

Nestlé USA, Inc. —
Nestlé Dryer’s Ice
Cream

Nestlé USA, Inc. —
Nestlé Prepared
Foods
Company

Nestlé USA, Inc. —
Nestlé Professionals

Nestlé USA, Inc. —
Nestlé Sales

Nestlé USA, Inc. — Pizza Division

NetJets, Inc.

NetJets, Inc. — NetJets Aviation, Inc.

NetJets, Inc. — NetJets International

NetJets, Inc. — NetJets Sales, Inc.

Netorian LLC

New Balance Athletic
Shoe, Inc.

New York Community Bancorp, Inc.

New York Life Insurance Company

New York Power
Authority

New York Power
Authority —
Blenheim-Gilboa
Power Project

New York Power
Authority — Charles Poletti Power Project

New York Power
Authority — Clark
Energy Center

New York Power
Authority — Niagara Power Project

New York Power
Authority — St. Lawrence/FDR Power Project

New York Presbyterian Healthcare System

New York University

NewPage Group, Inc.

Nexen Petroleum USA,
Inc.

NextEra Energy, Inc.

Niagara Bottling, LLC

Nike, Inc.

NJM Insurance Group

Noble Corporation

Nordstrom, Inc. — Nordstrom fsb

Norfolk Southern
Corporation

Norges Bank Investment Management

North American
Construction Services,
Ltd

North American Hoganas
Inc.

North Memorial Health
Care

Northeast Georgia Health System, Inc.

Northern Arizona
University

Northern Trust
Corporation

NorthShore University HealthSystem

Northwestern Mutual

Northwestern University

Norton Healthcare

Norton Healthcare —
Kosair Children’s
Hospital

Norton Healthcare —
Norton Audubon
Hospital

Norton Healthcare —
Norton Brownsboro Hospital

Norton Healthcare —
Norton Hospital

Norton Healthcare —
Norton Suburban
Hospital

Nova Healthcare Administrators, Inc.

Novant Health, Inc — Franklin Regional
Medical Center

Novant Health, Inc —
Prince William
Hospital

Novant Health, Inc —
Upstate Carolina
Medical Center

Novant Health, Inc.

Novant Health, Inc. — Brunswick Novant
Medical Center

Novant Health, Inc. — Forsyth Medical
Center

Novant Health, Inc. — Presbyterian Hospital, Charlotte

Novant Health, Inc. — Presbyterian
Huntersville

Novant Health, Inc. — Presbyterian
Matthews

Novant Health, Inc. — Presbyterian
Orthopaedic Hospital

Novant Health, Inc. —
Rowan Regional
Medical Center

Novant Health, Inc. — Thomasville Medical Center

Novartis Animal Health
US, Inc.

Novartis Pharmaceuticals

Novartis US, Consumer Health

Novelis

Novelis — North America

Novo Nordisk Inc.

NTT Data Inc

NuStar Energy LP

Nutricia North America

NYU Langone Medical
Center

O`Reilly Auto Parts, Inc

Oak Ridge Associated Universities

Oakland County
Government

Oakwood Healthcare,
Inc.

Océ Business Services

Office Depot

OfficeMax Incorporated

OGE Energy Corporation

Oglethorpe Power Corporation

OhioHealth

Ohly Americas

Oil States Industries, Inc.
— Arlington

Old Dominion Electric Cooperative

Old National Bancorp

Old National Bancorp —
Old National Bank

O’Melveny & Myers LLP

Omnicare, Inc.

Omnicare, Inc. — Long
Term Care

Omnicare, Inc. —
Specialty

OneBeacon Insurance

Orange County
Government

Orange County’s Credit Union

Orbital Sciences
Corporation

Orica USA Inc.

Oriental Trading
Company, Inc.

Orrick, Herrington &
Sutcliffe, LLP

OSI Industries, LLC

OSI Industries, LLC — Chicago Campus
Facility

OSI Industries, LLC — Oakland Facility

OSI Industries, LLC —
West Chicago Facility

OSI Industries, LLC —
West Jordan Facility

PotashCorp 2014 Management Proxy Circular	G-16

OSI Restaurant Partners,
LLC

OSI Restaurant Partners,
LLC — Bonfish Grill

OSI Restaurant Partners,
LLC — Carrabba’s
Italian Grill

OSI Restaurant Partners,
LLC — Flemings Prime Steakhouse and Wine
Bar

OSI Restaurant Partners,
LLC — Outback Steakhouse

OSI Restaurant Partners,
LLC — Outback Steakhouse
International

OSI Restaurant Partners,
LLC — Roy’s Hawaiian Fusion

Owens Corning

PACCAR

PACCAR — Dynacraft

PACCAR — ITD

PACCAR — Kenworth
Truck Company

PACCAR — PACCAR
Engine Company

PACCAR — PACCAR
Financial

PACCAR — Parts

PACCAR — Peterbilt
Motors Company

PACCAR — Technical
Center

PACCAR — Winch

Pacific Gas & Electric Company

Pacific Life Insurance Company

Packaging Corporation of America

Packaging Corporation of America — Containerboard

Packaging Corporation of America —
Corrugated

Pall Corporation

Pall Corporation —
Industrial

Pall Corporation — Life Sciences

Palmetto Health

Palos Community
Hospital

Panda Restaurant Group
Inc

Pandora Holding US

Panduit Corporation

Panduit Corporation — Dekalb Central Warehouse

Panduit Corporation — Network Systems Division

Panduit Corporation — Raceways Division

Panduit Corporation — Rack Systems
Division

Panduit Corporation — Terminal Division

Panduit Corporation — Tools Division

Panduit Corporation — Wiring Components Division

Panduit Corporation — Wiring ID Products Division

Papa John’s International, Inc.

Paramount Pictures

Park Nicollet Health
Services

Parker Hannifin
Corporation

Parker Hannifin
Corporation — Aerospace Group

Parker Hannifin
Corporation — Automation Group

Parker Hannifin
Corporation —
Climate and Industrial Controls Group

Parker Hannifin
Corporation —
Filtration Group

Parker Hannifin
Corporation — Fluid Connectors Group

Parker Hannifin
Corporation — Hydraulics Group

Parker Hannifin
Corporation — Industrial

Parker Hannifin
Corporation — Instrumentation
Group

Parker Hannifin
Corporation — Seal Group

Parkland Health &
Hospital System

Parkview Health

Parkview Health —
Parkview Hospital

Parsons Brinckerhoff

Parsons Corporation

Parsons Corporation — Parsons Environment & Infrastructure Group
Inc.

Parsons Corporation — Parsons Government Services Inc.

Parsons Corporation — Transportation Group

Partners HealthCare

Patterson Companies

Patterson Companies — Patterson Dental

Patterson Companies — Patterson Medical

Patterson Companies — Webster Veterinary

Patton Boggs LLP

Peabody Energy
Corporation

Peabody Energy
Corporation — Big
Ridge Inc.

Peabody Energy
Corporation — Coal
Sales LLC

Peabody Energy
Corporation — Coal Trade LLC

Peabody Energy
Corporation — New Mexico Employment Resources

Peabody Energy
Corporation —
Peabody Midwest Management Services
LLC

Peabody Energy
Corporation — Peabody Powder River Services LLC

Peabody Energy
Corporation —
Peabody Rocky
Mountain
Management Services
LLC

Peabody Energy
Corporation — Peabody Western Coal Company

PeaceHealth

PeaceHealth — Lower Columbia Region

PeaceHealth — Oregon Region

PeaceHealth —
Whatcom Region

Pearson Education

Pearson Education — Curriculum

Pearson Education — Higher Ed Professional

Pearson Education —
Pearson NCS, Assessments & Information

Pearson Education —
Pearson VUE

Peet’s Coffee & Tea

PEMCO Insurance

Penn National Insurance

Pennsylvania Higher Education Authority Agency

Penske Truck Leasing

Pentagon Federal Credit Union

Pentair Inc.

Pentair Inc. — Aquatic Systems

Pentair Inc. — Flow Technologies

Pentair Inc. — Process Technologies

Pentair Inc. — Technical Products

Pentair Inc. — Water Purification

People’s United Bank

People’s United Bank — People’s Capital and Leasing Corporation

People’s United Bank — People’s Securities,
Inc.

People’s United Bank — People’s United
Equipment Financing Corp

People’s United Bank — People’s United
Insurance Agency

Pepco Holdings, Inc.

Pepperdine University Information
Technology Division

Performance Food Group

Performance Food Group
— AFFLINK

Performance Food Group
— AFI Foodservice,
Inc.

Performance Food Group
— Batesville

Performance Food Group
— Caro Foods, Inc.

Performance Food Group
— Carroll County
Foods

Performance Food Group
— CDC IN Warehouse

Performance Food Group
— CDC, California

Performance Food Group
— CDC, Florida

Performance Food Group
— CDC, Maryland

Performance Food Group
— CDC, South
Carolina

Performance Food Group
— CDC, Tennessee

Performance Food Group
— CDC, Texas

Performance Food Group
— Empire Seafood,
Inc.

Performance Food Group
— Florida

Performance Food Group
— Hale

Performance Food Group
— Lester Broadline

Performance Food Group
— Little Rock

Performance Food Group
— Merchants Mart —
Elk Grove

Performance Food Group
— Middendorf Meats

Performance Food Group
— Milton’s

G-17	PotashCorp 2014 Management Proxy Circular

Performance Food Group
— NorthCenter
Foodservice

Performance Food Group
— Performance
Empire

Performance Food Group
— Performance
Ledyard

Performance Food Group
— Pizza Box
Production

Performance Food Group
— Powell

Performance Food Group
— Roma, Arizona

Performance Food Group
— Roma, Dallas

Performance Food Group
— Roma, Donsons

Performance Food Group
— Roma, Florida

Performance Food Group
— Roma, Georgia

Performance Food Group
— Roma, Houston

Performance Food Group
— Roma, Indianapolis

Performance Food Group
— Roma, Minnesota

Performance Food Group
— Roma, New Jersey

Performance Food Group
— Roma, North
Carolina

Performance Food Group
— Roma, Northern California

Performance Food Group
— Roma, Portland

Performance Food Group
— Roma, Southern California

Performance Food Group
— Roma, Springfield

Performance Food Group
— Roma-Minnesota
Prod

Performance Food Group
— Roma-Philadelphia

Performance Food Group
— Somerset Foods

Performance Food Group
— Springfield
Foodservice

Performance Food Group
— Temple

Performance Food Group
— Thoms Proestler Company

Performance Food Group
— Victoria

Performance Food Group
— Virginia
Foodservice

Performance Food Group
— Vistar

Performance Food Group
— Vistar, Atlanta

Performance Food Group
— Vistar, Carolinas

Performance Food Group
— Vistar, Florida

Performance Food Group
— Vistar, Houston

Performance Food Group
— Vistar, Illinois

Performance Food Group
— Vistar, Kansas City

Performance Food Group
— Vistar, Kentucky

Performance Food Group
— Vistar, Michigan

Performance Food Group
— Vistar, Minnesota

Performance Food Group
— Vistar, New
England

Performance Food Group
— Vistar, New York

Performance Food Group
— Vistar, North Texas

Performance Food Group
— Vistar, Northern California

Performance Food Group
— Vistar, Northwest

Performance Food Group
— Vistar, Ohio

Performance Food Group
— Vistar, Phoenix

Performance Food Group
— Vistar, Rocky Mountains

Performance Food Group
— Vistar, Roma- MidAtlantic

Performance Food Group
— Vistar, South
Florida

Performance Food Group
— Vistar, Tennessee

Performance Food Group
— Vistar-Southern California

Performance Food Group
— West Creek-
Broadline Corp

Perrigo Company

Personnel Board of
Jefferson County

PETCO Animal Supplies,
Inc.

Pharmavite, LLC

PharMerica, Inc.

PHH Arval

PHH Corporation

Philip Morris
International, Inc.

Philip Morris
International, Inc. —
PMI Global Brands,
Inc.

Philip Morris
International, Inc. —
PMI Global Services,
Inc.

Phillips-Van Heusen Corporation

Phillips-Van Heusen Corporation — Calvin Klein

Phillips-Van Heusen Corporation — Dress
Shirt

Phillips-Van Heusen Corporation — GH
Bass

Phillips-Van Heusen Corporation — Izod
Retail

Phillips-Van Heusen Corporation — PVH Sportswear

Phillips-Van Heusen Corporation —
Tommy Hilfiger

Phillips-Van Heusen Corporation — Van Heusen Retail

Phoenix Children’s
Hospital

Phoenix Companies

Phoenix Companies — Saybrus Partners, Inc.

PHOENIX Process
Equipment Company

Piaggio Group Americas

Pier 1 Imports, Inc.

Pinnacle West Capital Corporation

Pioneer Natural
Resources USA, Inc.

Piper Jaffray Companies

Pitney Bowes, Inc.

PJM Interconnection

Plains Exploration & Production Company

Plante & Moran, PLLC

Plexus Corporation

Plum Creek Timber
Company, Inc.

Pochet of America, Inc.

Polaris Industries, Inc.

Polo Ralph Lauren

Polymer Technologies

PolyOne Corporation

Port Authority of
Allegheny County

Port of Portland

Port of Seattle

Portfolio Recovery
Associates, Inc.

Ports America, Inc.

Post Holdings Inc

PPD, Inc

PPG Industries, Inc.

PPL Corporation

Praxair, Inc.

Praxair, Inc. — hydrogen- carbon monoxide
(HyCO)

Praxair, Inc. — North American Industrial
Gases

Praxair, Inc. — Praxair Distribution, Inc.

Praxair, Inc. — Praxair
Surface Technologies

Preformed Line Products Company

Pressure Chemical Co.

Prime Therapeutics LLC

Principal Financial Group

Printpack, Inc.

PrivateBancorp, Inc.

ProBuild Holdings, Inc.

Progressive Corporation

Protective Life
Corporation

Protective Life
Corporation — Asset Protection Division

Protective Life
Corporation — Life & Annuity Division

Provena Health

Provena Health —
Covenant Medical
Center

Provena Health —
Provena Mercy
Medical Center

Provena Health —
Provena St. Joseph Hospital

Provena Health —
Provena St. Joseph Medical Center

Provena Health — St.
Mary Hospital

Provena Health — United Samaritans Medical
Center

Providence Health &
Services in Oregon

Providence Health &
Services in Oregon — Ambulatory Services

Providence Health &
Services in Oregon — Providence
Benedictine Nursing Center

Providence Health &
Services in Oregon — Providence Center for Medically Fragile
Children

Providence Health &
Services in Oregon — Providence
ElderPlace

Providence Health &
Services in Oregon — Providence Gorge
Service Area

Providence Health &
Services in Oregon — Providence Health
Plans

Providence Health &
Services in Oregon — Providence Home & Community Services

Providence Health &
Services in Oregon — Providence Hood River Memorial Hospital

Providence Health &
Services in Oregon — Providence Medford Medical Center

PotashCorp 2014 Management Proxy Circular	G-18

Providence Health &
Services in Oregon —
Providence Medical
Group

Providence Health &
Services in Oregon —
Providence Medical
Group South

Providence Health &
Services in Oregon —
Providence Milwaukie
Hospital

Providence Health &
Services in Oregon —
Providence Newberg
Hospital

Providence Health &
Services in Oregon —
Providence Portland
Medical Center

Providence Health &
Services in Oregon —
Providence Seaside
Hospital

Providence Health &
Services in Oregon —
Providence St. Vincent
Medical Center

Providence Health &
Services in Oregon —
Providence Willamette
Falls Medical Center

PSA Healthcare

PSCU Financial Services

PSS World Medical, Inc.

PSS World Medical, Inc.
— Gulf South Medical
Supply, Inc.

PSS World Medical, Inc.
— Physician Sales &
Services, Inc.

Public Company
Accounting Oversight
Board

Publix Super Markets,
Inc.

Puget Sound Energy

PulteGroup, Inc.

PZ Cussons Beauty

QBE The Americas

QEP Resources, Inc

QTI Human Resources,
Inc.

Qualcomm, Inc.

Qualipac America

Questar Corporation

QVC, Inc.

Radian Group

Rakuten LinkShare
Corporation

Ralcorp Holdings, Inc.

Ralcorp Holdings, Inc. —
AIPC

Ralcorp Holdings, Inc. —
Frozen Bakery
Products

Ralcorp Holdings, Inc. —
Ralcorp Snacks,
Sauces & Spreads

Ralcorp Holdings, Inc. —
Ralston Foods

Raley’s

RAND Corporation

Randolph-Macon College

Raymond James Financial

Raymond James Financial
— Capital Markets

Raymond James Financial
— Eagle Asset
Management

Raymond James Financial
— Raymond James
Bank

RBC Wealth
Management

Recology

Recology — Golden Gate
Disposal & Recycling
Co.

Recology — Recology
San Francisco

Recology — Sunset
Scavenger Company

Recreational Equipment,
Inc.

Red Bull North America

Regency Centers
Corporation

Regeneron
Pharmaceuticals, Inc.

Regions Financial
Corporation

Reichhold, Inc.

Reliance Rx

Renaissance Learning,
Inc.

Renewal by Andersen
Corp.

Republic National
Distributing Company

Republic Underwriters
Insurance Company

Restaurant Application
Development

Restaurant Technology
Services, LLC

Rexel Holdings USA

Rexel Holdings USA —
Gexpro

Rexel Holdings USA —
Gexpro, Gulf Coast

Rexel Holdings USA —
Gexpro, Midwest

Rexel Holdings USA —
Gexpro, North Atlantic

Rexel Holdings USA —
Gexpro, Pacific

Rexel Holdings USA —
Gexpro, Southeast

Rexel Holdings USA —
Rexel East Central

Rexel Holdings USA —
Rexel Florida

Rexel Holdings USA —
Rexel Mid Atlantic

Rexel Holdings USA —
Rexel Northeast

Rexel Holdings USA —
Rexel South Central

Rexel Holdings USA —
Rexel West Central

Rexel Holdings USA —
Rexel, Inc.

Rexel Holdings USA —
Rexel, Inc., West
Coast

Rexnord Corp.

Rexnord Corp. —
Aerospace

Rexnord Corp. — Bearing

Rexnord Corp. — Chain
& Conveying
Equipment

Rexnord Corp. —
Coupling

Rexnord Corp. — FlatTop

Rexnord Corp. — Gear

Rexnord Corp. —
Specialty Components

Rexnord Corp. — Water
Management

Rexnord Corp. — Water
Treatment

Reynolds American, Inc.

Reynolds American, Inc.
— R. J. Reynolds
Tobacco Co.

Rich Products
Corporation

Rich Products
Corporation —
Arlington

Rich Products
Corporation —
Brownsville

Rich Products
Corporation —
Burlington

Rich Products
Corporation — Eagan

Rich Products
Corporation — Fresno

Rich Products
Corporation —
Gallatin

Rich Products
Corporation —
Grandview

Rich Products
Corporation — Hilliard

Rich Products
Corporation — Jon
Donaire

Rich Products
Corporation —
Morristown

Rich Products
Corporation —
Murfreesboro

Rich Products
Corporation — New
Britain

Rich Products
Corporation — Niles

Rich Products
Corporation — St.
Simon’s Island

Rich Products
Corporation —
Vineland

Rich Products
Corporation —
Waycross

Ricoh Americas
Corporation

Ridgewood Savings Bank

Rio Tinto plc US

Rio Tinto plc US —
Kennecott Utah
Copper

Rio Tinto plc US —
Resolution Copper

Rio Tinto plc US — Rio
Tinto Minerals

Ritchie Bros. Auctioneers

Rite Aid Corporation

Riviana Foods, Inc.

RLI Insurance Company

Robert Bosch LLC

Robert Bosch LLC —
Aftermarket Division
(AA)

Robert Bosch LLC —
Automotive
Electronics (AE)

Robert Bosch LLC —
Bosch Packaging
Technology (PA)

Robert Bosch LLC —
Bosch Security
Systems (ST)

Robert Bosch LLC —
Bosch
Thermotechnology
(TT)

Robert Bosch LLC —
CB/Farmington Hills

Robert Bosch LLC —
Chassis Systems
Control (CC)

Robert Bosch LLC —
Diesel Systems
Division (DS)

Robert Bosch LLC —
Drive and Control
Technology (DC)

Robert Bosch LLC —
Electrical Drives
Div. (ED)

Robert Bosch LLC —
Gasoline Systems
Division (GS)

Robert Bosch LLC —
Power Tools North
America (PT)

Robert Bosch LLC —
Solar Energy (SE)

Robert Bosch LLC —
Starter Motors and
Generators (SG)

Robins, Kaplan, Miller &
Ciresi, LLP

Roche Diagnostics US

Rockwell Automation,
Inc.

Rockwell Collins, Inc.

Rollins, Inc.

Roper St. Francis
Healthcare

Roundy’s Supermarkets,
Inc.

Rowan Companies, Inc.

G-19	PotashCorp 2014 Management Proxy Circular

Royal Caribbean Cruises
Ltd.

RR Donnelley & Sons

Rush University Medical
Center

RWE Trading Americas
Inc.

Ryder Systems, Inc.

Ryder Systems, Inc. —
Fleet Management
Solutions

Ryder Systems, Inc. —
Supply Chain
Solutions

S&C Electric Company

Sabre Holdings
Corporation

Sabre Holdings
Corporation — Sabre
Airline Solutions

Sabre Holdings
Corporation — Sabre
Travel Network

Sabre Holdings
Corporation —
Travelocity

SAE International

Safety-Kleen Systems,
Inc.

Sage North America

Sage North America —
Sage Business
Solutions

Sage North America —
Sage Payment
Solutions, Inc.

SAIF Corporation

Saint Agnes Medical
Center

Saks, Inc.

Saks, Inc. — Off Fifth

Samson Investment
Company

Samsung
Telecommunications
America

San Antonio Federal
Credit Union

San Antonio Water
System

Sandoz, Inc.

Sanford Health

Sanford Health —
Sanford Medical
Center

Sauer-Danfoss

Sauer-Danfoss —
Controls

Sauer-Danfoss — Propel

Sauer-Danfoss — Stand
Alone Businesses

Savannah River Nuclear
Solutions, LLC

Savannah River
Remediation LLC

Save the Children
Federation, Inc.

Savvis, Inc.

SBA Communications
Corporation

SC Johnson

SCANA Corporation

SCANA Corporation —
Carolina Gas
Transmission
Corporation

SCANA Corporation —
PSNC Energy

SCANA Corporation —
Public Service Co of
NC, Communications,
ServiceCare and
SEMI

SCANA Corporation —
SC Electric & Gas

SCANA Corporation —
SEMI (SCANA Energy
Marketing, Inc.)

SCF Arizona

Schlumberger Limited —
Schlumberger Oilfield
Services

Schneider National, Inc.

Scholle Corporation

Scholle Corporation —
Scholle Chemical

Scholle Corporation —
Scholle Packaging

SchoolsFirst Federal
Credit Union

Science Applications
International
Corporation (SAIC)

Scottrade, Inc.

Scripps Health

Scripps Health — Scripps
Clinic

Scripps Health — Scripps
Coastal Medical
Center

Scripps Health — Scripps
Green Hospital

Scripps Health — Scripps
Memorial Hospital
Encinitas

Scripps Health — Scripps
Memorial Hospital La
Jolla

Scripps Health — Scripps
Mercy Hospital Chula
Vista

Scripps Health — Scripps
Mercy Hospital San
Diego

Scripps Networks
Interactive, Inc.

Scripps Networks
Interactive, Inc. —
Scripps Networks

SCS Engineers

SCS Engineers —
Bellevue

SCS Engineers — BT
Squared

SCS Engineers —
Construction

SCS Engineers — Dallas

SCS Engineers — Long
Beach

SCS Engineers —
Midwest

SCS Engineers — OM&M

SCS Engineers — Reston

SCS Engineers — SCS
Energy

SCS Engineers — SCS
Tracer

SCS Engineers — Tampa

SCS Engineers — Valley Cottage

Searles Valley Minerals

Seattle Children’s Hospital

Seattle Children’s Hospital
— Research Institute

Securian Financial Group

Selective Insurance
Company of America

Sempra Energy — San
Diego Gas & Electric

Sentara Healthcare

Sentara Healthcare —
Norfolk General
Hospital

Sentry Insurance

Sephora USA

Sequent, Inc.

Service Corporation
International

Seton Healthcare Family

Sharp Electronics
Corporation

Sharp HealthCare

Shearman & Sterling LLP

Shook, Hardy & Bacon,
LLP

Shure Incorporated

Sidel, Inc.

Sidley Austin, LLP

Siemens Corporation

Sigma Foods Inc.

Simon Property Group

Sinclair Broadcast Group,
Inc.

SIRVA, Inc.

SIRVA, Inc. — North
American Van Lines,
Inc.

SIRVA, Inc. — SIRVA,
Relocation LLC

Skilled Healthcare, LLC

SMART Technologies
Corporation

Smiths Medical, Inc.

SMSC Gaming
Enterprises

Society Insurance

Society of Manufacturing
Engineers

Sodexo USA

Solar Turbines, Inc.

Solera Holdings, Inc.

Solera Holdings, Inc. —
Claims Services
Group

Solo Cup Company

Solutia Inc.

Solutia Inc. — Advanced
Interlayers

Solutia Inc. —
Performance Films

Solutia Inc. — Technical
Specialties

Sothebys

Southeastern Freight
Lines

Southern California
Regional Rail
Authority

Southern Company

Southern Company —
Alabama Power
Company

Southern Company — Georgia Power

Southern Company —
Gulf Power Company

Southern Company —
Mississippi Power
Company

Southern Company —
Southern Nuclear
Operating Co.

Southern Company —
SouthernLINC

Southern States
Cooperative

Southwest Airlines

Southwestern Energy
Company

Sovereign Bank
Corporation

Space Systems/Loral

Spartan Light Metal
Products Inc.

Spectra Energy Corp.

Spectrum Health System

Spectrum Health System
— Hospitals

Spectrum Health System
— Priority Health

Spirit Aerosystems

Sprague Operating
Resources, LLC

Springleaf Financial
Services

SPX Corporation

SRC — Tec

SRC Inc

SSM Health Care St. Louis

SSM Health Care St. Louis
— SSM Cardinal
Glennon Children’s
Hospital

SSM Health Care St. Louis
— SSM DePaul
Health Center

SSM Health Care St. Louis
— SSM Integrated
Health Technologies

SSM Health Care St. Louis
— SSM St. Joseph
Health Center

SSM Health Care St. Louis
— SSM St. Joseph
Hospital West

SSM Health Care St. Louis
— SSM St. Mary’s
Health Center

SSM Health Care St. Louis
— St. Clare Health
Center

PotashCorp 2014 Management Proxy Circular	G-20

St. Cloud Hospital

St. Elizabeth Health
System

St. Jude Children’s
Research Hospital

St. Luke’s Health System

St. Luke’s Health System
— Anderson County
Hospital

St. Luke’s Health System
— Crittenton
Children’s Center

St. Luke’s Health System
— Cushing Memorial
Hospital

St. Luke’s Health System
— Hedrick Medical
Center

St. Luke’s Health System
— St. Luke’s East,
Lee’s Summit

St. Luke’s Health System
— St. Luke’s Home
Care and Hospice

St. Luke’s Health System
— St. Luke’s Hospital

St. Luke’s Health System
— St. Luke’s Medical
Group

St. Luke’s Health System
— St. Luke’s
Northland Hospital

St. Luke’s Health System
— St. Luke’s South
Hospital

St. Luke’s Health System
— Wright Memorial
Hospital

Stampin’ Up!, Inc.

StanCorp Financial Group

Stanford University

Stanford University
Medical Center

Stanford University
Medical Center —
Lucile Packard
Children’s Hospital

Stantec Inc.

Staples, Inc.

Staples, Inc. — North
American Delivery

Staples, Inc. — North
American Stores

Starwood Vacation
Ownership

State Farm Insurance

State of North Carolina

State Teachers
Retirement System of
Ohio

Steelcase, Inc.

Steelcase, Inc. —
Designtex Company

Steelcase, Inc. —
PolyVision
Corporation

Stericycle, Inc.

STG, Inc.

Storck USA L.P.

Straumann USA

Stryker Corporation

Stryker Corporation —
Endoscopy

Stryker Corporation —
Instruments

Stryker Corporation —
Medical

Stryker Corporation —
Neurovascular

Stryker Corporation —
Orthopedics

Stryker Corporation —
Spine

Stryker Corporation —
Sustainability
Solutions

Subaru of Indiana
Automotive Inc.

Sumitomo Electric —
Carbide
Manufacturing, Inc.

Summa Health System

Sun Life Financial (US)

Sunrise Medical (US) LLC

Sunsweet Growers, Inc.

Superior Essex, Inc.

Superior Essex, Inc. —
Essex Group, Inc.

Superior Essex, Inc. —
Superior Essex
Communications LP

SuperMedia

SuperValu

Sutter Health

Sutter Health — Sutter
Medical Center
Sacramento

Swagelok Company

Swedish Health Services

Swedish Health Services
— Hospitals

Sykes Enterprises,
Incorporated

Sykes Enterprises,
Incorporated — US
Operations

Symetra Financial

Symetra Financial —
Group Insurance

Symetra Financial — Life
& Annuities

Synovus Financial
Corporation

Synovus Financial
Corporation —
Globalt, Inc

Synovus Financial
Corporation —
Synovus Bank

Synovus Financial
Corporation —
Synovus Mortgage
Corp.

Synovus Financial
Corporation —
Synovus Securities

Synovus Financial
Corporation —
Synovus Trust

T. Rowe Price Group, Inc.

Tanner Health System

Target Corporation

TAS Energy Inc.

Taubman Centers, Inc.

Taylor Industries

Taylor Morrison, Inc.

TD Ameritrade Holding
Corp.

TDS Telecom

TE Connectivity

Teach For America

Teceptrol Operating LLC

TECO Energy, Inc.

TeleTech Holdings, Inc.

TeliaSonera International
Carrier US

Tellabs

Tenaris, Inc. USA

Tenet Healthcare
Corporation

Tennant Company

Ternium International

Terumo BCT

Tetra Pak International
S.A.

Texas Association of
School Boards

Texas Health Resources

Texas Health Resources
— Arlington Memorial
Hospital

Texas Health Resources
— Harris Methodist
Hospital Azle

Texas Health Resources
— Harris Methodist
Hospital Cleburne

Texas Health Resources
— Harris Methodist
Hospital of Fort Worth

Texas Health Resources
— Harris Methodist
Hospital Stephenville

Texas Health Resources
— Harris Methodist
Southwest

Texas Health Resources
— Harris-Methodist
H-E-B

Texas Health Resources
— Presbyterian
Denton

Texas Health Resources
— Presbyterian
Hospital of Allen

Texas Health Resources
— Presbyterian
Hospital of Dallas

Texas Health Resources
— Presbyterian
Hospital of Kaufman

Texas Health Resources
— Presbyterian
Hospital of Plano

Texas Health Resources
— Specialty Hospital

Texas Industries, Inc.

Texas Industries, Inc. —
Aggregates

Texas Industries, Inc. —
CAC

Texas Industries, Inc. —
Consumer Products

Texas Mutual Insurance
Company

Texas State University-
San Marcos

Texon USA, Inc.

Textainer

Textron Inc.

Textron Inc. — Bell
Helicopter

Textron Inc. — Cessna
Aircraft

Textron Inc. — E-Z-Go

Textron Inc. — Jacobsen

Textron Inc. — Kautex

Textron Inc. — Textron
Financial Corporation

Textron Inc. — Textron
Systems

The Allstate Corporation

The AmeriHealth Mercy
Family of Companies

The AmeriHealth Mercy
Family of Companies
— AmeriHealth Mercy Health Plan

The AmeriHealth Mercy
Family of Companies
— MDwise Hoosier
Alliance

The AmeriHealth Mercy
Family of Companies
— PerformCare
Behavioral Health
Solutions

The AmeriHealth Mercy
Family of Companies
— PerformRx

The AmeriHealth Mercy
Family of Companies
— Select Health of
South Carolina

The Boeing Company

The Boston Consulting
Group

The Capital Group
Companies

The Carson Companies

The Casey Group, Inc.

The Children’s Hospital of
Philadelphia

The Children’s Mercy
Hospital

The Christ Hospital

The Chubb Corporation

The Church of Jesus
Christ of Latter-day
Saints

The Coca-Cola Company

The Dannon Company,
Inc.

The Donna Karan
Company LLC

The E. W. Scripps
Company

The E. W. Scripps
Company —
Newspaper, The
Commercial Appeal

G-21	PotashCorp 2014 Management Proxy Circular

The E. W. Scripps
Company — Newspaper, Treasure Coast Newspapers

The E. W. Scripps
Company — Newspaper, Ventura County Star

The E.W. Scripps
Company — Abilene
Reporter-News

The E.W. Scripps
Company — San
Angelo Standard-
Times

The E.W. Scripps
Company — Scripps
Howard News Service

The Employers
Association

The Ford Foundation

The Frost National Bank

The Golden 1 Credit
Union

The Guardian Life
Insurance Company of
America

The Guardian Life
Insurance Company of America —
Distribution

The Guardian Life
Insurance Company of
America — Group
Products

The Guardian Life
Insurance Company of
America — Individual
Markets

The Guardian Life
Insurance Company of
America —
Retirement

The Hershey Company

The Hertz Corporation

The Hertz Corporation — RAC

The Hospital of Central Connecticut at Bradley Memorial

The Hospital of Central Connecticut at New
Britain General

The Irvine Company

The Johns Hopkins
Hospital

The Johns Hopkins University

The Johns Hopkins University Applied Physics Laboratory

The Joint Commission

The Medical University of South Carolina
Hospital Authority

The Methodist Hospital System

The MITRE Corporation

The Mosaic Company

The Mosaic Company — Phosphates

The Mosaic Company — Potash

The Motorists Insurance Group

The National Academies

The New York Times Company

The Nielsen Company

The NORDAM Group

The Ohio State University

The Ohio State University Medical Center

The Outsource Group

The Pampered Chef Ltd

The Pantry, Inc.

The Pennsylvania State University — Penn
State Hershey Medical
Center

The Pew Charitable
Trusts

The Polyclinic

The Schwan Food
Company

The Schwan Food
Company — Food
Service, Inc.

The Schwan Food
Company — Global
Consumer Brands,
Inc.

The Schwan Food
Company — Schwan’s Home
Service, Inc.

The ServiceMaster
Company

The ServiceMaster
Company — American Home
Shield

The ServiceMaster
Company — Furniture Medic

The ServiceMaster
Company — Merry
Maids

The ServiceMaster
Company — ServiceMaster Clean

The ServiceMaster
Company — Terminix

The ServiceMaster
Company —
TruGreen LawnCare

The Sherwin-Williams Company

The Sherwin-Williams Company —
Consumer Group,
Diversified Brands
Division

The Sherwin-Williams Company — Global Finishes

The Sherwin-Williams Company — Global Group, Auto Division

The Sherwin-Williams Company — Latin American Coatings

The Sherwin-Williams Company — Paint
and Coatings

The Sherwin-Williams Company — Paint
Stores Group

The Sherwin-Williams Company — Paint
Stores Group, Eastern
Division

The Sherwin-Williams
Company — Paint
Stores Group,
Midwestern Division

The Sherwin-Williams Company — Paint
Stores Group, Southeastern Division

The Sherwin-Williams Company — Paint
Stores Group, Southwestern Division

The Sherwin-Williams Company — Product Finishes Division

The Sherwin-Williams Company —
Protective & Marine
Coatings

the SI Organization, Inc.

The Sierra Club
Foundation

The Sundt Companies,
Inc.

The Sundt Companies,
Inc. — Sundt
Construction, Inc.,
Federal Division

The Sundt Companies,
Inc. — Sundt
Construction, Inc.,
Northern California

The Sundt Companies,
Inc. — Sundt
Construction, Inc.,
Southern California

The Sundt Companies,
Inc. — Sundt Construction, Inc.,
Southwest District

The Sundt Companies,
Inc. — Texas Division

The Timken Company

The TJX Companies, Inc.

The TJX Companies, Inc.
— Home Goods

The TJX Companies, Inc.
— Marmaxx Group

The Toro Company

The Travelers Companies,
Inc.

The University of Alabama
at Birmingham

The University of Arizona

The University of Chicago

The University of Chicago Medical Center

The University of Iowa

The University of Kansas Hospital

The University of Texas Medical Branch

The University of Texas System

The University of Texas System — University
of Texas at Pan
American

The University of Texas System — University of Texas at San
Antonio

The University of Texas System — University
of Texas Health
Science Center

The University of Texas System — University
of Texas Health
Science Center at San
Antonio

The University of Texas System — University
of Texas M.D.
Anderson Cancer
Center

The University of Texas System — University
of Texas Southwestern Medical Center

The Valspar Corporation

The Vanguard Group, Inc.

The Walt Disney Company

The Walt Disney Company
— Disney ABC
Television Group

The Walt Disney Company
— Disney Consumer
Products

The Walt Disney Company
— Disney Interactive
Media Group

The Walt Disney Company
— ESPN

The Walt Disney Company
— Walt Disney Parks
& Resorts, LLC

The Walt Disney Company
— Walt Disney
Studios

The Weather Channel

The Wendy’s Company

The Wendy’s Company — New Bakery

The Williams Companies,
Inc.

The Williams Companies,
Inc. — Midstream

PotashCorp 2014 Management Proxy Circular	G-22

The Williams Companies,
Inc. — Williams Gas
Pipeline (WGP)

The Woodbridge Group

Theodor Wille Intertrade,
Inc.

Thermo Fisher Scientific,
Inc.

Thomas Jefferson
University Hospital

Thrivent Financial for Lutherans

ThyssenKrupp Elevator

TI Automotive

TIAA-CREF

Tiffany & Co.

Tim Hortons USA Inc.

Time Warner Cable

Time Warner Cable —
East Region

Time Warner Cable —
West Region

Time Warner, Inc. —
Time, Inc.

TMEIC Corporation

TMK IPSCO

Tomkins Corporation

Tomkins Corporation —
Gates Corporation

Toray Plastics (America),
Inc.

Totem Ocean Trailer Express, Inc.

Toyota Industrial
Equipment Manufacturing, Inc.

Toys R Us, Inc.

Tractor Supply Company

Transamerica

Transocean, Inc.

Transylvania University

Travis County

TriHealth, Inc.

Trinidad Drilling LP

Trinity Health

TriWest Healthcare
Alliance

Troy Corporation

True North
Communications

Truman Medical Centers

Trustmark Companies

TSYS Core

TSYS Core — TSYS International Services

TSYS Core — TSYS Merchant Services

TSYS Core — TSYS North America Services

TTX Company

Tupperware Brands Corporation

Turner Broadcasting
System, Inc.

Tyco Fire & Security

Under Armour, Inc.

Under Armour, Inc. — Under Armour Retail Sales

Unilever U.S.

Union Tank Car Company

Uni-Select USA, Inc.

Unisys Corporation

United Parcel Service

United Rentals, Inc.

United Services
Automobile
Association

United States Cellular Corporation

United States Enrichment Corporation (USEC)

United States Enrichment Corporation (USEC)
— American
Centrifuge Oak Ridge

United States Enrichment Corporation (USEC)
— Gaseous Diffusion

United States Enrichment Corporation (USEC)
— Government
Services

United States Olympic Committee

United States Steel Corporation

United Stationers Supply Company

United Technologies Corporation

United Technologies Corporation —
Climate, Controls &
Security

United Technologies Corporation —
Hamilton Sundstrand

United Technologies Corporation — Otis Elevator Company

United Technologies Corporation — Power

United Technologies Corporation — Pratt & Whitney

United Technologies Corporation —
Sikorsky Aircraft

United Technologies Corporation — UTC Research

United Water

UnitedHealth Group

Universal Health Services,
Inc.

Universal Orlando

Universal Technical
Institute

University at Buffalo

University of Arkansas for
Medical Sciences

University of Central
Florida

University of Colorado Hospital

University of Houston

University of Illinois at
Chicago

University of Louisville

University of Maryland
Medical Center

University of Maryland University College

University of Maryland, Baltimore

University of Miami

University of Michigan

University of Minnesota

University of Minnesota — Crookston

University of Minnesota — Duluth

University of Minnesota — Morris

University of Minnesota — Rochester

University of Mississippi Medical Center

University of Notre Dame

University of Pennsylvania

University of Pittsburgh Medical Center

University of Southern California

University of Virginia
Health System

UNUM Group

UPM-Kymmene, Inc.

UPM-Kymmene, Inc. —
Blandin Paper
Company

UPM-Kymmene, Inc. — Raflatec, Inc.

Uponor, Inc.

URS Corporation Infrastructure and Environment Division

US Bancorp

US Federal Credit Union

US Foods

US Foods — Albany

US Foods — Albuquerque

US Foods — Allentown

US Foods — Altoona
Group

US Foods — Atlanta

US Foods — Austin

US Foods — Baltimore

US Foods — Boston
Group

US Foods — Buffalo

US Foods — Chicago

US Foods — Cincinnati

US Foods — Cleveland

US Foods — Columbia

US Foods — Corona

US Foods — Dallas

US Foods — Denver

US Foods — Detroit

US Foods — Fort Mill

US Foods — GFG
Bismarck

US Foods — Houston

US Foods — Indianapolis

US Foods — Jackson

US Foods — Kansas City

US Foods — Knoxville

US Foods — Lakeland

US Foods — Las Vegas

US Foods — Little Rock

US Foods — Los Angeles

US Foods — Lubbock

US Foods — Manassas

US Foods — Memphis

US Foods — Milwaukee

US Foods — Minnesota

US Foods — Montgomery

US Foods — NDG/Stock Yards (Admin)

US Foods — New York
Metro

US Foods — North Star of Atlanta

US Foods — North Star of Charlotte

US Foods — North Star of Florida

US Foods — North Star of Pennsylvania

US Foods — Northwest

US Foods — Oklahoma
City Group

US Foods — Omaha

US Foods — Philadelphia Group

US Foods — Phoenix

US Foods — Raleigh

US Foods — Reno

US Foods — Roanoke

US Foods — Salt Lake
City

US Foods — San Diego

US Foods — San
Francisco

US Foods — South Florida

US Foods — Southern
New England

US Foods — St. Louis

US Foods — Streator

US Foods — SY Barone

US Foods — SY Chicago

US Foods — SY St. Louis

US Foods — SY St. Paul

US Foods — Tampa

US Foods — West Virginia

USG Corporation

USG Corporation — L&W Supply

USG Corporation —
United States Gypsum Company

Utah Transit Authority

UTi Worldwide Inc.

Vail Resorts, Inc.

Vail Resorts, Inc. —
Arrabelle

Vail Resorts, Inc. —
Beaver Creek Resort Properties

Vail Resorts, Inc. — BeaverCreek Resort

Vail Resorts, Inc. — Breckenridge

Vail Resorts, Inc. —
Colorado Mountain Express

Vail Resorts, Inc. — Flagg Ranch Resort

G-23	PotashCorp 2014 Management Proxy Circular

Vail Resorts, Inc. —
Grand Teton Lodge Company

Vail Resorts, Inc. — Great Divide Lodge

Vail Resorts, Inc. —
Heavenly Ski Resort

Vail Resorts, Inc. —
Jackson Hole Golf and Tennis Club

Vail Resorts, Inc. —
Keystone Conference Center

Vail Resorts, Inc. —
Keystone Lodge

Vail Resorts, Inc. —
Keystone Resort

Vail Resorts, Inc. — Lake Tahoe Lodging
Company

Vail Resorts, Inc. —
Mountain News Corp

Vail Resorts, Inc. —
Mountain Thunder
Lodge

Vail Resorts, Inc. —
NorthStar Lodging

Vail Resorts, Inc. —
NorthStar Resort

Vail Resorts, Inc. — OneSkiHill Place

Vail Resorts, Inc. — Red
Sky Golf

Vail Resorts, Inc. — Rock Resorts

Vail Resorts, Inc. —
Specialty Sports
Venture

Vail Resorts, Inc. — The Lodge at Vail

Vail Resorts, Inc. — Vail Mountain

Vail Resorts, Inc. — Vail Resorts Development Company

Vail Resorts, Inc. —
Village at
Breckenridge

Valassis Communications,
Inc.

Valero Energy
Corporation

Valley National Bank

Vanderbilt University — Vanderbilt University Medical Center

Vantiv, Inc.

Vectren Corporation

Velocity Technology Solutions, Inc.

Ventura Foods, LLC

Veolia Water North
America

Veolia Water North
America — Central
LLC

Veolia Water North
America — Industrial Group

Veolia Water North
America — Northeast LLC

Veolia Water North
America — West LLC

Verisign Inc

Verizon Communications

Vermeer Corporation

Verso Paper Corp.

Vestas Americas

Vestergaard Frandsen
Inc.

Viacom, Inc.

Viacom, Inc. — Media Networks

Vinson & Elkins, LLP

Virginia Commonwealth University Health
System (VCUHS)

Virginia Credit Union, Inc.

Virtua Health

Visiting Nurse Service of New York

Visteon Corporation

VITAS Healthcare Corporation

Volvo Group North
America — 3P

Volvo Group North
America — Arrow
Truck Sales Inc.

Volvo Group North
America —
Construction
Equipment

Volvo Group North
America — Mack
Trucks Inc.

Volvo Group North
America — Nova Bus Company

Volvo Group North
America — Parts

Volvo Group North
America — Penta

Volvo Group North
America —
Powertrain

Volvo Group North
America — Prevost
Car, Inc.

Volvo Group North
America — Trucks

Volvo Group North
America — Volvo
Aero Leasing LLC

Volvo Group North
America — Volvo Financial Services

Volvo Group North
America — Volvo Information
Technology

Volvo Group North
America — Volvo
Road Machinery Inc.

Vonage Holdings
Corporation

VW Credit, Inc.

VWR International

W.L. Gore & Associates,
Inc.

W.L. Gore & Associates,
Inc. — Medical
Products Division

Waddell & Reed

Wake County
Government

Wake Forest University

Wal-Mart Stores, Inc.

Washington Hospital
Center

Washington Suburban Sanitary Commission

Washington University in
St. Louis

Waste Management, Inc.

Weaver and Tidwell, LLP

Weber Aircraft LLC

Webster Financial Corporation

Webster Financial Corporation — HSA
Bank

Webster Financial Corporation —
Webster Business
Credit Corp.

Wegmans Food Markets,
Inc.

Weil, Gotshal & Manges,
LLP

Weingarten Realty
Investors

Weir SPM

WellCare Health Plans

WellCare Health Plans — Florida Division

WellCare Health Plans — North Division

WellCare Health Plans — South Division

WellPoint, Inc.

Wells Enterprises, Inc

Wells Fargo & Company

WellSpan Health

WellStar Health System

WESCO International,
Inc.

West Bend Mutual
Insurance Company

West Penn Allegheny
Health System

West Penn Allegheny
Health System — Allegheny General
Hospital & Suburban Campus

West Penn Allegheny Health System — Alle-
Kiski Medical Center

West Penn Allegheny
Health System — Canonsburg General Hospital

West Penn Allegheny
Health System —
Forbes Regional
Campus

West Penn Allegheny
Health System — The Western Pennsylvania Hospital

West Penn Allegheny
Health System —
WPAHS Primary Care Network

Western & Southern
Financial Group

Western Digital

Western Michigan
University

Westfield Group

Westlake Chemical
Corporation

Westlake Chemical Corporation — Olefins

Westlake Chemical Corporation — Vinyls,
PVC Building
Products

Westlake Chemical Corporation — Vinyls, Vinyl Chemicals

Weston Solutions, Inc.

Weston Solutions, Inc. — Central Division

Weston Solutions, Inc. — Client Business
Teams
Division

Weston Solutions, Inc. — Global Division

Weston Solutions, Inc. — Mid-Atlantic Division

Weston Solutions, Inc. — National Accounts

Weston Solutions, Inc. — Northeast Division

Weston Solutions, Inc. — Pacific Division

Weston Solutions, Inc. — Service Lines Division

Weston Solutions, Inc. — South Division

Westwood College

WGL Holdings, Inc. — Washington Gas

Wheaton College

Wheaton Franciscan Healthcare

Wheaton Franciscan Healthcare — All
Saints Healthcare

Wheaton Franciscan Healthcare —
Covenant Medical
Center

Wheaton Franciscan Healthcare —
Marianjoy Rehabilitation Hospital

Wheaton Franciscan Healthcare — St.
Francis Hospital

Wheaton Franciscan Healthcare — St.
Joseph Hospital

Whip Mix Corporation

Whole Foods Market,
Inc.

William Blair & Company,
LLC

William Marsh Rice
University

Williams-Sonoma, Inc.

PotashCorp 2014 Management Proxy Circular	G-24

Wilmer Cutler Pickering
Hale and Dorr LLP

Wisconsin Physicians
Service

Wm. Wrigley Jr.
Company

Wm. Wrigley Jr.
Company — North America

Wm. Wrigley Jr.
Company — US

Wolters Kluwer NA

Wolters Kluwer NA — Corporate Legal
Services

Wolters Kluwer NA — Financial &
Compliance Services

Wolters Kluwer NA —
Health

Wolters Kluwer NA —
Small Firm Services

Wolters Kluwer NA —
Tax and Accounting

Wolters Kluwer NA —
WK Health Clinical Solutions

Wolters Kluwer NA —
WK Health Pharma
Solutions

Wolters Kluwer NA —
WK Health
Professional Education

Wolters Kluwer NA —
WK Medical Research

World Vision

Worthington Industries

Worthington Industries
— Worthington
Cylinder Group

Worthington Industries
— Worthington Steel Group

Wright Express
Corporation

Wyndham Worldwide

Xcel Energy Inc.

XL America

XL America — Exton
OBU’s

XL America — Insurance

XL America — Insurance
US

XL America — Marine
and Offshore Energy

XL America —
Reinsurance

XL America —
Reinsurance US

Xylem Inc.

Xylem Inc. — Analytics

Xylem Inc. — RCW Executive

Xylem Residential and Commercial Water

Yamaha Corporation of America

Yellow Pages Group USA

Yeshiva University

Zale Corporation

Zebra Technologies Corporation

Zeon Corp.

Zimmer Holdings, Inc.

Zimmer Holdings, Inc. — Accelero Health

Zimmer Holdings, Inc. — Zimmer Dental

Zimmer Holdings, Inc. — Zimmer
Orthobiologics

Zimmer Holdings, Inc. — Zimmer Orthopedic Surgical Products,
Dover

Zimmer Holdings, Inc. — Zimmer Spine

Zions Bancorporation

Zions Bancorporation — Amegy Bank

Zions Bancorporation — California Bank and
Trust

Zions Bancorporation — National Bank of
Arizona

Zions Bancorporation — Nevada State Bank

Zions Bancorporation — Vectra Bank Colorado

Zions Bancorporation — Zions First National
Bank

Zumtobel US

Zurich North America

Zurich North America — Farmers Insurance
Group

TW CSR Executive

Survey

AAA

A.O. Smith

Accident Fund Insurance

ACUMED

AFLAC

Alfa Laval

Alliant Energy

Alta Resources Corp

American Cancer Society,
Inc.

American Career College

American Commercial
Lines

American University

AmeriPride Services

Ames True Temper

AMETEK California

Amica Mutual Insurance

Applied Research
Associates

Arlington County Government

Asahi Kasei Plastics N.A.,
Inc.

Ascend Performance Materials

ASCO — Valve

Ash Grove Cement
Company

Aurora Healthcare

Auto Club Group

Automobile Club of
Southern California

Avis Budget Group

Avista

Axcess Financial Services,
Inc.

B Braun Medical

Bank of America
Merchant Services

Baxter International

Baylor College of
Medicine

Baylor Health Care
System

Belk

Bemis Manufacturing Company

Beneficial Bank

Bergquist Company

Berwick Offray

BIC — Graphic USA

Black Hills

BlueCross BlueShield of Louisiana

BlueCross BlueShield of
South Carolina

BlueCross BlueShield of Tennessee

Bluegreen Corporation

Bluestem Brands

Bob Evans Farms

Boddie-Noell Enterprises,
Inc.

Bosch Rexroth

Boy Scouts of America

Boyd Gaming

Boys & Girls Clubs of
America

Bradley

Bridgepoint Education

Bristow Group

Brown-Forman

Bryant University

Build-A-Bear Workshop

Bulk Handling Systems

Cablevision Systems

CACI International

Caelum Research
Corporation

California Dental
Association

Cambia Health Solutions

Camcraft

Capital Blue Cross

CareFirst BlueCross
BlueShield

Carlson

CarMax

Casualty Management

CDM

CEC Entertainment

Cell Therapeutics

CEMEX, Inc.

CenturyLink

Chelan County Public
Utility District

Children’s Healthcare of Atlanta

Choice Hotels
International

CHS

Chumash Employee
Resource Center

Church of Jesus Christ of Latter-day Saints

CIGNA

Citizens Energy Group

Citizens Republic Bank

City of Austin

City of Garland

City of Houston

City of Las Vegas

City of Philadelphia

ClubCorp, Inc.

CNH America, LLC

Cobham Management Services

Coca-Cola Bottling

Coca-Cola Refreshments

College of St. Scholastica

Colorado Springs Utilities

Colsa

CommScope

Community Coffee

Community Health
Network

Community Preservation Corporation

Compressor Controls

Computer Task Group

ConnectiCare Capital LLC

Core Laboratories

Cornell University

Corrections Corporation
of America

Coventry Health Care

Cox Enterprises

Cracker Barrel Old
Country Stores

CSIG

CUNA Mutual

D&B

David C. Cook

Decurion Corporation

Dekalb Regional
Healthcare Systems

Delhaize America

DePaul University

Dickstein Shapiro

Diebold First American

Doherty Employer
Services

Dole Foods

Domino’s Pizza

Duke Realty

Duke University & Health System

Dyn McDermott

E A Sween Company

Edward Jones

Edward Lowe Foundation

Edwards Lifesciences

Elizabeth Arden

Emblem Health

EMCOR Group

Emerson Electric

Energy Future Holdings

Energy Solutions

Engineered Plastics
Company

Enpro Industries
(Fairbanks Morse
Engine)

Entergy

G-25	PotashCorp 2014 Management Proxy Circular

Erickson Retirement Communities

Erie Insurance

ESCO

ESCO Technologies

Etnyre International, Ltd.

Exel

Exide Technologies

Express Scripts

Fairfield Manufacturing

Farm Credit Bank of
Texas

Farm Credit Foundations

Farmland Foods

Federal Reserve Bank of Atlanta

Federal Reserve Bank of Boston

Federal Reserve Bank of Chicago

Federal Reserve Bank of Cleveland

Federal Reserve Bank of Dallas

Federal Reserve Bank of Minneapolis

Federal Reserve Bank of Philadelphia

Federal Reserve Bank of Richmond

Federal Reserve Bank of
San Francisco

Federal Reserve Bank of
St. Louis

Federal Reserve Board

FedEx Express

FedEx Office

Fender Musical
Instruments

Ferguson Enterprises

Fermi National
Accelerator
Laboratory

First Citizens Bank

Fleetwood Group

Flexcon Company, Inc.

Flexible Steel Lacing

Follett Corporation

Fortune Brands Home & Security, Inc.

Freeman Dallas

Freeport-McMoRan
Copper & Gold

Froedtert Hospital

G&K Services

Gannett

Gas Technology Institute

Gaylord Entertainment

General Dynamics Information
Technology

Genesis Energy

GenOn Energy

Gentiva Health Services

Georg Fischer Signet

Georgia Health Sciences Medical Center

Georgia Institute of Technology

Gerdau Long Steel North America

GKN

GNC

GOJO Industries, Inc.

Gold Eagle

Grande Cheese

Great American
Insurance

Greyhound Lines

GROWMARK

GTECH

GuideStone Financial Resources

H Lee Moffitt Cancer
Center & Research Institute

Harman International Industries

Harris County Hospital District

Hastings Mutual
Insurance Company

Haynes International

Hazelden Foundation

HD Supply

HDR, Inc.

Hendrick Medical Center

Hendrickson International

Henry Ford Health
Systems

Herman Miller

Highmark

Hill Phoenix

Hilton Worldwide

Hitachi Computer
Products

HNI

HNTB

Hu-Friedy Manufacturing Company, Inc.

Hunter Industries

IDEX Corporation

IDEXX Laboratories

Information
Management Service

Ingram Industries

Insperity

Institute for Defense
Analyses

Institute of Electrical & Electronic Engineers
(IEEE)

Integra Lifesciences Corporation

INTEGRIS Health

Intertape Polymer Group

Intrepid Potash

Iron Mountain

Irvine

Isuzu Motors America

Itochu International

ITT Industries —
Information Systems

J J Keller & Associates,
Inc.

J.R. Simplot

Jacobs Technology

Jarden

Jefferson Science
Associates

John Crane

Johns Hopkins University

Johnson Outdoors

Joint Commission

Jones Lang LaSalle

Joy Global

Judicial Council of
California

Kansas City Southern

Katun Corporation

Kettering University

Kewaunee Scientific Corporation

Keystone Foods

KI, Inc.

KIK Custom Products

Kingston Technology

Klein Tools

L.L. Bean

Laboratory Corporation
of America

Lake Federal Bank

Lake Region Medical

Lane Enterprise, Inc.

Lantech.com

Lawson Products

Learning Care Group

Legal & General America

Leggett and Platt

LG&E and KU Energy

Lieberman Research Worldwide

Lighthouse International

Limited

Little Lady Foods

Logic PD

Lower Colorado River Authority

LSG Sky Chefs

Lutron Electronics

Magellan Health Services

Magna Seating

Malco Products, Inc.

Manpower

MAPFRE U.S.A.

Maricopa County Office
of Management &
Budget

Maricopa Integrated
Health System

Marshfield Clinic

Mary Kay

Mayo Clinic

McGladrey and Pullen

Medica Health Plans

Medical Mutual of Ohio

Mercer University

Merit Medical Systems

Merrill

Metagenics

Methodist Hospital
System

MetLife

MFS Investment Management.

Miami Children’s Hospital

Michael Baker

Mine Safety Appliances

Minneapolis School
District

Minnesota Management
& Budget

Missouri Department of Conservation

Missouri Department of Transportation

Mitsubishi International

Mitsui U S A.

Molex

Molina Healthcare

MTD Products, Inc.

MTS Systems

MultiPlan

Mutual of Omaha

Nash-Finch

National Academies

National Futures
Association

National Interstate

Nature’s Sunshine
Products

Navistar International

Navy Exchange Enterprise

NCCI Holdings

Nebraska Public Power District

Neenah Paper

NJVC LLC

Nordam Group

Northwestern Memorial Hospital

Northwestern Mutual

NSK Corporation

Oglethorpe Power

Ohio Public Employees Retirement System

Ohio State University

Oil-Dri Corporation of America

Old Dominion Electric

Oppenheimer Group

Opus Bank

Orbital Science
Corporation

Oshkosh

OSI Restaurant Partners

Panduit Corporation

Papa John’s

Patterson Companies

Paychex

Paycor

Pearson

Pegasus Solutions

Penn State Hershey
Medical Center

Pepper Construction Company

Pharmavite

PHH Arval

PM

PMA Companies

Port of Portland

Poudre Valley Health
Systems

Premier

Principal Financial Group

Pro-Build Holdings

Project Management
Institute

Prometric, Inc.

PSS World Medical

Publix Super Markets,
Inc.

PotashCorp 2014 Management Proxy Circular	G-26

QBE the Americas

QTI Human Resources

Quadion Corporation

Quality Bicycle Products

Quest Diagnostics

R.R. Donnelley

Ralph Lauren

Rational Energies

REA Magnet Wire
Company, Inc.

Recology

Red Wing Shoe Company

Redcats USA

Regency Centers

Regions Financial

Rembrandt

Renaissance Learning

Rexnord Corporation

Rice University

RiceTec, Inc.

Rich Products

Ricoh Americas
Corporation

Ricoh Electronics, Inc.

Rite — Hite Holding Corporation

Riverside Research
Institute

Rollins

RSC Equipment Rental

S&C Electric

Safety-Kleen Systems

Sage Publications

Salk Institute

Sally Beauty

Salt River Project

Samuel Roberts Noble Foundation

San Antonio Water
System

San Antonio Zimmer

Sauer-Danfoss

SCANA

Schaumburg Township District Library

Schwan Food

Scientific Research Corporation

Scooter Store

Seaman Corporation

Seco Tools, Inc.

Securus Technologies,
Inc.

SEMCO Energy

Seneca Gaming
Corporation

Sentara Healthcare

Sentry Insurance

Serco

Service Corporation International

ServiceMaster Company

Seventh Generation

Shands HealthCare

Sharp Electronics

Simmons Bedding
Company

Simon Property Group,
Inc.

SMSC Gaming Enterprise

Sole Technology, Inc.

Solo Cup

South Jersey Gas

Southco, Inc.

Southeastern Freight
Lines

Southern Poverty Law Center

Southwest Gas

Space Dynamics
Laboratory

Space Telescope Science Institute

Spectrum Health —
Grand Rapids
Hospitals

SPX Corporation

St. Cloud Hospital

St. Jude Children’s
Research Hospital

St. Louis County Government

Stampin’ Up!

Standard Motor Products

Staples

State Bar of Michigan

State Corporation Commission

Stericycle, Inc.

Stinger Ghaffarian Technologies

Stonyfield Farm, Inc.

Subaru of Indiana Automotive, Inc.

SuperValu Stores

Sykes Enterprises

Synthes

Taubman Centers

TDS Telecom

Tecolote Research, Inc.

Tenet Healthcare Corporation

Terumo BCT

Texas Industries, Inc.

Texas Mutual Insurance

The Ryland Group

Thule

TIMET (Titanium Metals Corporation)

TJX Companies

Total System Services

Transamerica

Travis County

Tribune

Tri-Met

Trinity Consultants, Inc.

Trinity Health

True Value Company

Tufts Health Plan

Turner Broadcasting

U.S. Foodservice

UDR

UMDNJ-University of Medicine & Dentistry

Underwriters
Laboratories

United Conveyor
Corporation

United HealthCare Group

United Maritime Group

United Natural Foods,
Inc.

United States Steel

Universal Studios Orlando

University Health System

University of Akron

University of Alabama at Birmingham

University of California, Berkeley

University of Chicago

University of Georgia

University of Houston

University of Minnesota

University of Nebraska- Lincoln

University of North Texas

University of Notre Dame

University of Rochester

University of South
Florida Wyle
Laboratories

University of St. Thomas
Xcel Energy

University of Texas at
Austin XO Communications

University of Texas Health Science Center at
Houston Yamaha Corporation of
America

University of Texas Health Science Center of
Zeon Chemicals L.P.

University of Texas Southwestern Medical Center

University of Wisconsin Medical Foundation

University Physicians, Inc.

Uponor, Ltd.

UPS

URS

USAA

USG

Utah Transit Authority

Vail Resorts Management

Valpak/Cox Target Media

Ventura Foods

Verde Realty

Vermeer Manufacturing Company

VF

Via Christi Health

Vi-Jon

Volvo Group North
America

W C Bradley

Wake Forest University

Walgreen Co.

Walter Energy

Washington University in
St. Louis

Wawa, Inc.

Wayne Farms

Wayne Memorial
Hospital

Wellmark BlueCross BlueShield

Wells’ Dairy

West Bend Mutual
Insurance Company

West Penn Allegheny
Health System

West Virginia University Hospitals, Inc.

Weston Solutions, Inc.

Wheaton Franciscan Healthcare

Whole Foods Market

WilmerHale LLP

Windstream
Communications

Winn-Dixie Stores Winpak Portion Packaging, Ltd. Wisconsin Physicians Service Insurance Wornick Company Worthington Industries

G-27	PotashCorp 2014 Management Proxy Circular

Potash Corporation of Saskatchewan Inc.	Proxy

For use at the Annual and Special Meeting

of Shareholders to be held on May 15, 2014. THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF THE CORPORATION.

The undersigned holder of common shares (“Shares”) of Potash Corporation of Saskatchewan Inc. (the “Corporation”) hereby appoints Dallas J. Howe, Board Chair, or failing him, William J. Doyle, President and Chief Executive Officer, or failing him, Wayne R. Brownlee, Executive Vice President, Treasurer and Chief Financial Officer, or failing him, Joseph A. Podwika, Secretary, or instead of any of the foregoing, as proxy for the undersigned, with full power of substitution to attend, vote and act for and on behalf of the undersigned at the annual and special meeting of shareholders of the Corporation to be held:

Thursday, the 15th day of May, 2014 (the “Meeting”)

10:30 a.m. (local time)

Grand Salon, TCU Place

35 — 22nd Street East

Saskatoon, Saskatchewan, Canada

and at any adjournments thereof, and hereby revokes any proxy previously given by the undersigned.

1.	A shareholder has the right to appoint a person who need not be a shareholder, to represent him or her and to attend and act on his or her behalf at the Meeting, other than the nominees designated above, and may exercise such right by crossing out the names of the designated persons above and inserting the name of his or her nominee in the space provided above for that purpose.

2.	The Shares represented by this proxy will be voted in accordance with any choice specified in this proxy. If no specification is made, the persons named above will vote such Shares FOR the election of the directors named in this proxy, FOR the appointment of Deloitte LLP as auditors of the Corporation, FOR the resolution (attached as Appendix B to the accompanying Management Proxy Circular) approving the adoption of a new performance option plan, the full text of which is attached as Appendix C to the accompanying Management Proxy Circular and FOR the advisory resolution accepting the Corporation’s approach to executive compensation disclosed in the accompanying Management Proxy Circular. This proxy confers authority to vote in the proxyholder’s discretion with respect to amendments or variations to matters identified in the accompanying Notice of Meeting and with respect to other matters that may properly come before the Meeting.
3.	If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Corporation.

4.	Reference is made to the accompanying Management Proxy Circular of the Corporation for further information regarding the completion and use of this proxy and other information pertaining to the Meeting.

Without limiting the general powers hereby conferred, the Shares represented by this proxy are to be:

1.	Voted FOR, or WITHHELD FROM VOTING, the nominees for directors listed below.
		For	Withhold		For	Withhold
	(01) C. M. Burley			(08) A. D. Laberge
	(02) D. G. Chynoweth			(09) C.E. Madere
	(03) W. J. Doyle			(10) K. G. Martell
	(04) J. W. Estey			(11) J. J. McCaig
	(05) G. W. Grandey			(12) M. Mogford
	(06) C. S. Hoffman			(13) E. Viyella de Paliza
(07) D. J. Howe

					For	Withhold
2.	Voted FOR, or WITHHELD FROM VOTING, the appointment of Deloitte LLP as auditors of the Corporation.

					For	Against
3.	Voted FOR or AGAINST the resolution (attached as Appendix B to the accompanying Management Proxy Circular) approving the adoption of a new performance option plan, the full text of which is attached as Appendix C to the accompanying Management Proxy Circular.

					For	Against
4.	Voted FOR or AGAINST the advisory resolution accepting the Corporation’s approach to executive compensation disclosed in the accompanying Management Proxy Circular.

Dated the	day of	2014.

Name of Shareholder	Signature of Shareholder